UNITED STATES
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BEIGENE, LTD.

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April 30, 2021
Dear Fellow Shareholders:
Although quite challenging in many ways, 2020 was a wonderful and successful year for BeiGene as we expanded our core capabilities and achieved impressive results.
Last year, the world experienced suffering and challenges on many fronts, revealing our tenuous grasp on global public health, honest respectful dialogue, and the consequences of not following science. On the bright side, it was inspiring to witness the incredible power of science to provide fast, impactful solutions to fight humanity’s common enemy — COVID-19.
At BeiGene, we are motivated by the unprecedented collaboration that we witnessed over the last year amongst regulators, industry, and the broader healthcare community. Fighting cancer effectively requires a similar willingness to work together globally and work differently.
A little over a decade ago, Dr. Xiaodong Wang and I founded BeiGene. We began with the belief that science was working spectacularly, but impactful medicines were not being developed rapidly enough and affordably enough to help most cancer patients across the globe.
We felt that profound change was required to rectify these issues. We set out to build a very different kind of company, one that was fit for this purpose. We hoped to build a passionate, entrepreneurial, and scientific team that would think differently, challenge the status quo, adopt the latest technologies, and develop a completely new way of doing things.
We understood that cancer has no borders, and neither should we. We recognized that the leading challenge facing our industry was the tremendous upfront costs and time associated with clinical trials. We knew that to succeed we must be “global, yet local” and recruit the most exceptional talent wherever they might be located.
We became a global, headquarter-less company. We felt that it was important to have a geographically diverse leadership team to avoid making those who were not at “headquarters” feel like they were excluded, or second-class citizens. In our early years, we said that our headquarters was on United Airlines. Several years ago, as early adopters of exceptional technology, we began to say that we were headquartered on Zoom. Our journey has not been without mistakes, learnings, and challenges, but through passion, teamwork, and substantial elbow grease, we have created what we feel is a unique and vibrant organization.
Today, our vision is becoming a reality. BeiGene continues to work to establish itself as a transformational global biotech company, with over 5,900 colleagues across 14 countries. Our leadership team and employee base are global and decentralized. We are passionately fighting cancer through our efforts to improve the ability to discover, develop, and provide affordable access to cancer medicines to billions more people by 2030.

Core Competencies
We believe that we must address affordability in medicines today. Doing so requires new core competencies for success. We have spent the past decade building these competencies to help drive change in our industry — clinical development, China commercialization, manufacturing, and at the heart of it all, our internal research capabilities.
Clinical Development. We are striving to build a competitive advantage in the way that we conduct clinical trials by in-sourcing much of this work and through building more global capabilities. Our clinical development team, comprised of more than 1,750 people, is squarely focused on improving an area where industry spends the vast majority of time and money for new medicine development. Large trials may take two to three years to enroll the required number of patients, and it is widely recognized that the current process is inefficient and costly, leaving tremendous opportunity for improvement. This is challenging for small companies that must rely on third parties for development and infrastructure, and improvements in this area generally have not been a priority for most larger companies.
BeiGene has expanded our clinical trial footprint to advance programs in regions far and wide across 35 countries. We lead in what we refer to as China-inclusive clinical development, or programs driven by our own teams that incorporate sites and patients in China, and have established a significant presence in exciting territories, such as Australia, where we are one of the largest clinical trial sponsors. Our strong footprint and capability contributes to speed and affordability in areas of high unmet need, including China, where roughly a quarter of all new cancer incidences occur. With our focus on quality, operational excellence, and adoption of new technology, we have developed a core competency in clinical development required for any leading global biopharma of the future.
China Commercial. We believe that our expertise in this essential market allows us to attract and retain top commercial talent at a watershed moment when China’s reimbursement regime is making the country critical to any biopharmaceutical company that aspires to be successful globally. Our footprint in China includes a science-focused commercial organization of more than 2,100 colleagues covering over 1,000 hospitals, driven by the highly experienced executive leadership of Dr. Xiaobin Wu. Earlier this year, BeiGene received national reimbursement approval for all three eligible commercial brands. Although we were seventh to market with our anti-PD-1 at launch in 2020, we grew steadily to the fourth largest market share within the year, expanding rapidly with the aspiration to be top of the class. We believe that this impressive uptake curve reflects the strength of our launch excellence, as well as our capabilities on the ground in China.
Manufacturing. To help us develop new medicines faster and more affordably, we have invested heavily in building our own state-of-the-art manufacturing facilities. We are expanding our small molecule capabilities in Suzhou and expanding our biologics facility in Guangzhou, which already has 54,000 liters of bioreactors in the ground, with 8,000 liters of biologics capacity approved for commercial supply of tislelizumab, our PD-1 immunotherapy. We have also broken ground on an adjacent site, which provides us room to expand to several times this capacity. We are committed to the highest levels of quality and efficiency and expect to be the first paperless biological manufacturing facility in China and integrate new technologies such as 3D modeling, digital twin, augmented interfaces, and artificial intelligence. We are also planning to build a biologics manufacturing facility in the United States.
Research. BeiGene’s mission of accelerating cancer research, affordable pricing, and a culture of science helps attract and retain top talent around the globe. We have developed state-of-the-art research capabilities in China and expect to grow the team from over 500 now to nearly 800 researchers by the end of this year, making us one of the largest oncology research teams globally. We have a track record of success in discovering and entering into the clinic more than ten of our own internally developed small molecule and antibody drug candidates, of which two have been approved for commercial use in multiple indications. We have internalized the vast majority of our research in an effort to help enable faster development and lower cost. We believe that our broad and deep pipeline has the potential to bring new medicines to patients through numerous mono and combination therapies.
2020 Results
We believe our strategic capabilities are hard to build, and critical for the future. The best testament to capabilities is results, and I am pleased to report another strong year for BeiGene, with sustained growth that brings us closer to our goals.

Pipeline Advancements. We have over 45 medicines and product candidates in commercial stage or clinical development, including seven approved medicines, five pending approval, and over 30 in clinical development.
As we approached 2020, BeiGene launched our first internally developed medicine, BRUKINSA® (zanubrutinib), in the United States. We priced BRUKINSA, a potentially best-in-class BTK inhibitor, more affordably than competitive medicines in the U.S., in keeping with our belief that medicines should be more affordable. Our broad development program for BRUKINSA to date includes 31 interventional clinical trials that have enrolled over 3,700 patients outside of China. We have boldly conducted two head-to-head studies comparing zanubrutinib with ibrutinib, the first-in-class medicine with more than $5.3 billion in reported sales in 2020.
In early 2020, we launched tislelizumab, our PD-1 immunotherapy, in China. Tislelizumab was specifically designed to minimize binding to Fc-gamma receptors on macrophages, as binding to Fc-gamma has been shown to compromise anti-tumor activity of PD-1 antibodies. Again, our efforts have been characterized by a broad development program with 85 clinical trials that have enrolled over 13,000 patients globally. Although we heavily relied on data from China, over 2,600 patients in this program are from outside of China. We are working with our new collaborator, Novartis, to file for approval of tislelizumab in the United States and Europe in the near term.
Commercial Success. Our revenue growth during 2020 was powered by five products launched over the last four years, two of which were internally developed medicines. This includes the launch of BRUKINSA, which set a record for speed in China, launching just 12 days after approval. While in the US, we successfully grew BRUKINSA despite the challenges presented by launching in the midst of COVID-19. We launched tislelizumab in a crowded Chinese market but continue to gain impressive share. Also in China, we launched XGEVA®, which we license from Amgen, and saw a dramatic uptake following inclusion in the National Reimbursement Drug List, driven by our expanded dedicated sales team and affordability.
During the COVID-19 pandemic, we finalized new collaborations in an effort to further unlock long-term shareholder value. By the end of 2021, we could be commercializing up to 12 products. We believe that our science and medicine-based team sets us apart from the competition and will help us to continue to drive revenue growth.
Partnering Success. Our collaboration with Novartis enables us to further develop and commercialize our anti-PD-1 antibody, tislelizumab, in North America, Europe, and Japan and evaluate a range of future combination therapies. Moreover, our collaboration with Amgen, closed in January 2020, has allowed us to launch XGEVA to new patients in 2020 and is on track to launch BLINCYTO® and KYPROLIS® this year as we work together with Amgen to advance a portfolio of their clinical- and late-preclinical-stage oncology pipeline products.
Financial Stability. As we plan for the future, we believe that we are well-positioned for growth with a strong cash position of $4.66 billion as of December 31, 2020, together with an additional $650 million received from Novartis in the first quarter of 2021. Our balance sheet has been supported by successful financings, such as our record-setting registered direct equity placement in 2020, which were possible due to the support of our long-term investors. In addition, we have been able to monetize our assets, as exemplified by the Novartis collaboration. We aim to be the first triple-listed biotech company by the end of the year, with a new listing on the Shanghai STAR Market in addition to our NASDAQ and Hong Kong listings. We believe that BeiGene is poised to seize new opportunities for continued growth, whether internal or external.
Blueprint for Growth: Our 2020 to 2030 Strategic Roadmap
We celebrated our 10th anniversary in 2020, marking a decade of explosive growth.
As we look to the future, we anticipate the healthcare environment will remain dynamic and more competitive than ever, with our industry facing increasing pricing pressures and greater demands for access in underserved markets. Recognizing these challenges, BeiGene has launched five strategic imperatives to provide a blueprint for ongoing growth in the next decade and allow us to better react to shifts in the healthcare market:
1.
Research and innovation focus — create patient value through scientific discovery and clinical differentiation;

2.
World class clinical development — become a best-in-class clinical development organization globally, transforming expectations on time and cost for trials;

3.
China commercial leadership — achieve a global, commercial-scale, science- and medicine-based advantage in the second largest pharmaceutical market in the world;

4.
Global leadership, access, and reputation — expand our commercial, manufacturing, and clinical presence globally and strive to be recognized as a leading oncology innovator globally; and

5.
Broader accessibility — provide innovative medicines at more affordable prices to markets often left behind by our industry.

If we have learned anything in 2020, a year of lockdowns and travel restrictions, it is that BeiGene’s headquarter-less global organization offers a competitive advantage. We believe that our transformational mindset and model will help usher a new path forward where more patients than ever will be able to receive the cancer medicines they need.
At BeiGene, we say that cancer has no borders; not between countries or socioeconomic classes or families. One way or another, we are all affected by cancer. That is why we work relentlessly. We see tremendous opportunity as we follow emerging science and strive to lead our industry in bringing affordable medicine more quickly to billions of more people.
On behalf of our Board of Directors and our leadership team, I thank you for your support of BeiGene. We encourage you to read more about BeiGene in our proxy report accompanying this letter.
Sincerely,
John V. Oyler
Co-Founder, CEO and
Chairman of BeiGene
Forward-Looking Statements
This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including any statements that are not historical facts, including statements regarding our plans for the research, development, manufacturing and commercialization of our medicines and our product candidates; our efforts to establish BeiGene as a transformational global biotech company and to discover, develop, and provide affordable access to cancer medicines to billions more people by 2030; our efforts to build core competencies and competitive advantages in clinical development, China commercial, manufacturing and research; our expectations regarding future revenue growth and opportunities for our Company and plans to list on the Shanghai STAR Market; our efforts to enter into new collaborations and to unlock shareholder value; and our strategic priorities and plans for 2020 – 2030. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors as fully discussed in the section entitled “Risk Factors” in our most recent annual report on Form 10-K as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the U.S. Securities and Exchange Commission and the Stock Exchange of Hong Kong Limited. All information in this shareholder letter is as of the date of this shareholder letter, and we undertake no duty to update such information unless required by law.

This document shall also serve as a circular to holders of the ordinary shares of BeiGene, Ltd. for purposes of the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited (the “HK Listing Rules”)
BEIGENE, LTD.
(NASDAQ Trading Symbol: BGNE; HKEx Stock Code: 06160)
c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman KY1-1108
Cayman Islands
NOTICE OF 2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS
Notice is hereby given that the 2021 Annual General Meeting of Shareholders (the “Annual Meeting”) of BeiGene, Ltd. (the “Company”) will be held on June 16, 2021, at 6:00 p.m. local time, at the offices of Mourant Governance Services (Cayman) Limited, at 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands. The purpose of the meeting is to consider and vote on the following:
1.
ordinary resolution: to re-elect Donald W. Glazer to serve as a Class II director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

2.
ordinary resolution: to re-elect Michael Goller to serve as a Class II director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

3.
ordinary resolution: to re-elect Thomas Malley to serve as a Class II director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

4.
ordinary resolution: to re-elect Corazon (Corsee) D. Sanders to serve as a Class II director until the 2024 annual general meeting of shareholders and until her successor is duly elected and qualified, subject to her earlier resignation or removal;

5.
ordinary resolution: to approve and ratify the selection of Ernst & Young Hua Ming LLP and Ernst & Young as the Company’s independent registered public accounting firms for the fiscal year ending December 31, 2021;

6.
ordinary resolution: within the parameters of Rule 13.36 of the HK Listing Rules, to approve the granting of a share issue mandate to the Board of Directors to issue, allot or deal with unissued ordinary shares and/or American Depositary Shares (“ADSs”) not exceeding 20% of the total number of issued ordinary shares of the Company as of the date of passing of such ordinary resolution up to the next annual general meeting of shareholders of the Company, subject to the conditions described in this Proxy Statement;

7.
ordinary resolution: to authorize the Company and its underwriters, in their sole discretion, to allocate to each of Baker Bros. Advisors LP and Hillhouse Capital Management, Ltd. and parties affiliated with each of them (the “Existing Shareholders”), up to a maximum amount of shares in order to maintain the same shareholding percentage of each of the Existing Shareholders (based on the then-outstanding share capital of the Company) before and after the allocation of the corresponding securities issued pursuant to an offering conducted pursuant to the general mandate set forth above for a period of five years, which period will be subject to an extension on a rolling basis each year, conditional on the approval of the shareholders who are not Existing Shareholders, subject to the conditions described in this Proxy Statement;

8.
ordinary resolution: to authorize the Company and its underwriters, in their sole discretion, to allocate to each of the Existing Shareholders, up to a maximum amount of shares in order to maintain the same shareholding percentage of each of the Existing Shareholders (based on the then-outstanding share capital of the Company) before and after the proposed issue of shares (the

“RMB Shares”) to be listed on the Science and Technology Innovation Board (the “STAR Market”) of the Shanghai Stock Exchange and to be traded in Renminbi (“RMB”) pursuant to the general mandate to issue shares set forth above, subject to the conditions described in this Proxy Statement;
9.
ordinary resolution: to authorize the Company and its underwriters, in their sole discretion, to allocate to Amgen Inc. (“Amgen”) up to a maximum amount of shares in order to maintain the same shareholding percentage of Amgen (based on the then-outstanding share capital of the Company) before and after the allocation of the corresponding securities issued pursuant to an offering conducted pursuant to the general mandate set forth above for a period of five years, which period will be subject to an extension on a rolling basis each year, conditional on the approval of the shareholders who are not Amgen, subject to the conditions described in this Proxy Statement;

10.
ordinary resolution: to authorize the Company and its underwriters, in their sole discretion, to allocate to Amgen, up to a maximum amount of shares in order to maintain the same shareholding percentage of Amgen (based on the then-outstanding share capital of the Company) before and after the proposed issue of shares to be listed on the STAR Market and to be traded in RMB pursuant to the general mandate to issue shares set forth above, subject to the conditions described in this Proxy Statement;

11.
ordinary resolution: to approve the grant of an option to acquire shares to Amgen to allow Amgen to subscribe for additional shares under a specific mandate in an amount necessary to enable it to increase (and subsequently maintain) its ownership at approximately 20.6% of the Company’s outstanding share capital, up to an aggregate of 75,000,000 ordinary shares during the option term, pursuant to the terms of the Restated Amendment No. 2 dated September 24, 2020 to the Share Purchase Agreement dated October 31, 2019, as amended, by and between the Company and Amgen;

12.
ordinary resolution: to approve the grant of restricted share units (“RSUs”) with a grant date fair value of US$3,750,000 to Mr. John V. Oyler under the Second Amended and Restated 2016 Share Option and Incentive Plan (as amended, the “2016 Plan”), according to the terms and conditions described in this Proxy Statement;

13.
ordinary resolution: to approve the grant of RSUs with a grant date fair value of US$1,000,000 to Dr. Xiaodong Wang under the 2016 Plan, according to the terms and conditions described in this Proxy Statement;

14.
ordinary resolution: to approve the grant of RSUs with a grant date fair value of US$200,000 to each of other non-executive and independent non-executive directors, Mr. Anthony C. Hooper, Mr. Timothy Chen, Mr. Donald W. Glazer, Mr. Michael Goller, Mr. Ranjeev Krishana, Mr. Thomas Malley, Dr. Corazon (Corsee) D. Sanders, Mr. Jing-Shyh (Sam) Su and Mr. Qingqing Yi, under the 2016 Plan, according to the terms and conditions described in this Proxy Statement;

15.
ordinary resolution: to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement;

16.
special resolution: to adopt the Sixth Amended and Restated Memorandum and Articles of Association of the Company as described in this Proxy Statement, conditioned on and subject to the listing of the RMB Shares on the STAR Market;

17.
ordinary resolution: to approve the adjournment of the Annual Meeting by the chairman, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve any of the proposals described above; and

18.
to transact such other business as may properly come before the Annual Meeting.

The proposals for the election of directors relate solely to the election of Class II directors nominated by the Board of Directors. Proposals 6 through 14 are being submitted for shareholder approval as required by the HKEx and/or in compliance with the HK Listing Rules.

The Board of Directors has fixed 5:00 a.m. Cayman Islands Time / 6:00 a.m. New York Time / 6:00 p.m. Hong Kong Time on April 19, 2021 as the record date. Holders of record of our ordinary shares as of 5:00 a.m. Cayman Islands Time / 6:00 a.m. New York Time / 6:00 p.m. Hong Kong Time on the record date are entitled to attend and vote at the Annual Meeting and any adjournment or postponement. Holders of record of our ADSs, each representing 13 of our ordinary shares, as of the record date who wish to exercise their voting rights for the underlying ordinary shares must act through Citibank, N.A., the depositary of the ADSs.
We intend to hold the Annual Meeting in person at the location specified above. However, we are actively monitoring the coronavirus (“COVID-19”) pandemic and we are sensitive to the public health and travel concerns our shareholders may have and the protocols that national and local governments may impose. In the event that it is not possible or advisable to hold the Annual Meeting in person at the location specified above, we will announce on our Annual Meeting website (www.beigene.com), the website of the U.S. Securities and Exchange Commission (www.sec.gov) and the website of Hong Kong Exchanges and Clearing Limited (www.hkexnews.hk) alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting at an alternative location or by means of remote communication. Please monitor our Annual Meeting website, and the websites of the U.S. Securities and Exchange Commission and Hong Kong Exchanges and Clearing Limited for updated information. If you are planning to attend the Annual Meeting, please check the websites one week prior to the meeting date. As always, we encourage you to vote your shares by proxy or voting instruction prior to the Annual Meeting.
The accompanying Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, the Board of Directors has approved the proposals and recommends that you vote FOR each director nominee and FOR each other proposal described in this Proxy Statement.
Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this Proxy Statement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this Proxy Statement.
This Proxy Statement, for which the directors collectively and individually accept full responsibility, includes particulars given in compliance with the HK Listing Rules for the purpose of giving information with regard to the Company. The directors, having made all reasonable inquiries, confirm that to the best of their knowledge and belief, the information contained in this Proxy Statement is accurate and complete in all material respects and not misleading or deceptive, and there are no other matters the omission of which would make any statement herein or this Proxy Statement misleading.
As of the date of this Proxy Statement, the Board of Directors of the Company comprises Mr. John V. Oyler as Chairman and executive director, Dr. Xiaodong Wang and Mr. Anthony C. Hooper as non-executive directors, and Mr. Timothy Chen, Mr. Donald W. Glazer, Mr. Michael Goller, Mr. Ranjeev Krishana, Mr. Thomas Malley, Dr. Corazon (Corsee) D. Sanders, Mr. Jing-Shyh (Sam) Su and Mr. Qingqing Yi as independent non-executive directors.
Your vote is important. As promptly as possible, you are urged to complete, sign, date and return the accompanying form of proxy to Mourant Governance Services (Cayman) Limited (for holders of our ordinary shares registered on our Cayman Islands register) and to Computershare Hong Kong Investor Services Limited (for holders of our ordinary shares registered on our Hong Kong register) no later than 4:00 a.m. Cayman Islands Time / 5:00 a.m. New York Time / 5:00 p.m., Hong Kong Time, on June 13, 2021 or your voting instructions to Citibank, N.A. (for holders of our ADSs) no later than 10:00 a.m., New York Time, on June 7, 2021 if you wish to exercise your voting rights.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 16, 2021
The accompanying Proxy Statement and annual report to shareholders for the year ended December 31, 2020 will also be available to the public at www.beigene.com under “Investors — NASDAQ investors” and “ — HKEX investors”, on the website of the U.S. Securities and Exchange Commission (www.sec.gov) and on the website of Hong Kong Exchanges and Clearing Limited (www.hkexnews.hk). The form of proxy for use at the 2021 Annual General Meeting of Shareholders is also enclosed. Such form of proxy is also published on the websites of the Company (www.beigene.com), the U.S. Securities and Exchange Commission (www.sec.gov), and Hong Kong Exchanges and Clearing Limited (www.hkexnews.hk).
By Order of the Board of Directors,
Scott A. Samuels
Senior Vice President, General Counsel
April 30, 2021
Notice to holders of the ordinary shares of BeiGene, Ltd.:
If you are in any doubt as to any aspect of this Proxy Statement or as to the action to be taken, you should consult your stockbroker or other registered dealer in securities, bank manager, solicitor, professional accountant or other professional adviser.

BEIGENE, LTD.
PROXY STATEMENT FOR
2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS

i

BEIGENE, LTD.
PROXY STATEMENT
FOR THE 2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of BeiGene, Ltd. (the “Company”) for use at its 2021 Annual General Meeting of Shareholders (the “Annual Meeting”) to be held on June 16, 2021 at 6:00 p.m. local time at the offices of Mourant Governance Services (Cayman) Limited, at 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands, for the purpose of considering and, if thought fit, passing the resolutions specified in the Notice of Annual General Meeting. This Proxy Statement is being mailed to shareholders on or about May 4, 2021.
We intend to hold the Annual Meeting in person at the location specified above. However, we are actively monitoring the coronavirus (“COVID-19”) pandemic and we are sensitive to the public health and travel concerns our shareholders may have and the protocols that national and local governments may impose. In the event that it is not possible or advisable to hold the Annual Meeting in person at the location specified above, we will announce on our Annual Meeting website (www.beigene.com), the website of the U.S. Securities and Exchange Commission (www.sec.gov) and the website of Hong Kong Exchanges and Clearing Limited (www.hkexnews.hk) alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting at an alternative location or by means of remote communication. Please monitor our Annual Meeting website, and the websites of the U.S. Securities and Exchange Commission and Hong Kong Exchanges and Clearing Limited for updated information. If you are planning to attend the Annual Meeting, please check the websites one week prior to the meeting date. As always, we encourage you to vote your shares by proxy or voting instruction prior to the Annual Meeting.
For a proxy to be effective, it must be properly executed and dated and lodged (together with a duly signed and dated power of attorney or other authority (if any) under which it is executed (or a notarized certified copy of such power of attorney or other authority)) at the offices of our registrar in the Cayman Islands, Mourant Governance Services (Cayman) Limited (the “Cayman Registrar”) (for holders of our ordinary shares registered on our Cayman Islands register of members (the “Cayman Register”)) or at the offices of our registrar in Hong Kong, Computershare Hong Kong Investor Services Limited (the “HK Registrar”) (for holders of our ordinary shares registered on our Hong Kong register of members (the “HK Register”)) so as to be received no later than 4:00 a.m. Cayman Islands Time / 5:00 a.m. New York Time / 5:00 p.m., Hong Kong Time, on June 13, 2021. Each proxy properly tendered will, unless otherwise directed by the shareholder, be voted:
1.
FOR the re-election of Donald W. Glazer to serve as a Class II director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

2.
FOR the re-election of Michael Goller to serve as a Class II director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

3.
FOR the re-election of Thomas Malley to serve as a Class II director until the 2024 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

4.
FOR the re-election of Corazon (Corsee) D. Sanders to serve as a Class II director until the 2024 annual general meeting of shareholders and until her successor is duly elected and qualified, subject to her earlier resignation or removal;

5.
FOR the approval and ratification of the selection of Ernst & Young Hua Ming LLP and Ernst & Young as the Company’s independent registered public accounting firms for the fiscal year ending December 31, 2021;

6.
FOR the approval, within the parameters of Rule 13.36 of the HK Listing Rules, of the granting of a share issue mandate to the Board of Directors to issue, allot or deal with unissued ordinary shares and/or American Depositary Shares (“ADSs”) not exceeding 20% of the total number of issued ordinary shares of the Company as of the date of passing of such ordinary resolution up to the next annual general meeting of shareholders of the Company, subject to the conditions described in this Proxy Statement;

7.
FOR the authorization of the Company and its underwriters, in their sole discretion, to allocate to each of Baker Bros. Advisors LP and Hillhouse Capital Management, Ltd. and parties affiliated with each of them (the “Existing Shareholders”), up to a maximum amount of shares in order to maintain the same shareholding percentage of each of the Existing Shareholders (based on the then-outstanding share capital of the Company) before and after the allocation of the corresponding securities issued pursuant to an offering conducted pursuant to the general mandate set forth above for a period of five years, which period will be subject to an extension on a rolling basis each year, conditional on the approval of the shareholders who are not Existing Shareholders, subject to the conditions described in this Proxy Statement;

8.
FOR the authorization of the Company and its underwriters, in their sole discretion, to allocate to each of the Existing Shareholders, up to a maximum amount of shares in order to maintain the same shareholding percentage of each of the Existing Shareholders (based on the then-outstanding share capital of the Company) before and after the proposed issue of shares (the “RMB Shares”) to be listed on the Science and Technology Innovation Board (the “STAR Market”) of the Shanghai Stock Exchange (the “SSE”) and to be traded in Renminbi (“RMB”) pursuant to the general mandate set forth above, subject to the conditions described in this Proxy Statement;

9.
FOR the authorization of the Company and its underwriters, in their sole discretion, to allocate to Amgen Inc. (“Amgen”) up to a maximum amount of shares in order to maintain the same shareholding percentage of Amgen (based on the then-outstanding share capital of the Company) before and after the allocation of the corresponding securities issued pursuant to an offering conducted pursuant to the general mandate set forth above for a period of five years, which period will be subject to an extension on a rolling basis each year, conditional on the approval of the shareholders who are not Amgen, subject to the conditions described in this Proxy Statement;

10.
FOR the authorization of the Company and its underwriters, in their sole discretion, to allocate to Amgen, up to a maximum amount of shares in order to maintain the same shareholding percentage of Amgen (based on the then-outstanding share capital of the Company) before and after the proposed issue of shares to be listed on the STAR Market and to be traded in RMB pursuant to the general mandate set forth above, subject to the conditions described in this Proxy Statement;

11.
FOR the grant of an option to acquire shares to Amgen to allow Amgen to subscribe for additional shares under a specific mandate in an amount necessary to enable it to increase (and subsequently maintain) its ownership at approximately 20.6% of the Company’s outstanding share capital on an ongoing basis, up to an aggregate of 75,000,000 ordinary shares during the option term, pursuant to the terms of the Restated Amendment No. 2 dated September 24, 2020 (the “Restated Second Amendment”) to the Share Purchase Agreement dated October 31, 2019 (the “Share Purchase Agreement”), as amended, by and between the Company and Amgen;

12.
FOR the grant of restricted share units (“RSUs”) with a grant date fair value of US$3,750,000 to Mr. John V. Oyler under the Second Amended and Restated 2016 Share Option and Incentive Plan (as amended, the “2016 Plan”), according to the terms and conditions described in this Proxy Statement;

13.
FOR the grant of RSUs with a grant date fair value of US$1,000,000 to Dr. Xiaodong Wang under the 2016 Plan, according to the terms and conditions described in this Proxy Statement;

14.
FOR the grant of RSUs with a grant date fair value of US$200,000 to each of other non-executive and independent non-executive directors, Mr. Anthony C. Hooper, Mr. Timothy Chen, Mr. Donald W. Glazer, Mr. Michael Goller, Mr. Ranjeev Krishana, Mr. Thomas Malley,

Dr. Corazon (Corsee) D. Sanders, Mr. Jing-Shyh (Sam) Su and Mr. Qingqing Yi, under the 2016 Plan, according to the terms and conditions described in this Proxy Statement;
15.
FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement;

16.
FOR the adoption of the Sixth Amended and Restated Memorandum and Articles of Association of the Company as described in this Proxy Statement, conditioned on and subject to the listing of the RMB Shares on the STAR Market;

17.
FOR the approval of the adjournment of the Annual Meeting by the chairman, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve any of the proposals described above; and

18.
At the discretion of the proxy holder(s) with regard to all other matters that may properly come before the Annual Meeting.

Proposals 6 through 14 are being submitted for shareholder approval as required by the HKEx and/or in compliance with the HK Listing Rules.
We will pay all of the costs of soliciting proxies. Our directors, officers and employees may also solicit proxies; however, we will not pay them additional compensation for any of these services. Proxies may be solicited by telephone, email, facsimile, personal solicitation or otherwise.
In this Proxy Statement, the terms “BeiGene,” “we,” “us,” and “our” refer to BeiGene, Ltd., and, unless the context otherwise requires, refer to its subsidiaries as well. The mailing address of our principal executive offices is c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands.
Please note that while our proxy materials and our Annual Report on Form 10-K are available on our website, no other information contained on the website is incorporated by reference into or considered to be part of this document or our Annual Report on Form 10-K.
Shareholders Entitled to Vote; Record Date
Only holders of record of our ordinary shares, par value US$0.0001 per share, at 5:00 a.m. Cayman Islands Time / 6:00 a.m. New York Time / 6:00 p.m. Hong Kong Time on April 19, 2021 (the “record date”) are entitled to notice of, and to attend and to vote at, the Annual Meeting. As of 5:00 a.m. Cayman Islands Time / 6:00 a.m. New York Time / 6:00 p.m. Hong Kong Time on the record date, we had outstanding 1,197,322,617 ordinary shares, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting, except as otherwise provided in this Proxy Statement. On the record date, approximately 974,614,433 of the 1,197,322,617 outstanding ordinary shares were held in the name of Citibank, N.A. (the “Depositary”) as depositary for the ADSs, which issues Company-sponsored American Depositary Receipts, evidencing ADSs that in turn each represent 13 of our ordinary shares. Each shareholder of record is entitled to one vote for each ordinary share held by such shareholder.
Quorum
We are an exempted company incorporated in the Cayman Islands with limited liability, and our affairs are governed by our amended and restated memorandum and articles of association, which we refer to as our “articles”; the Companies Law (as amended) of the Cayman Islands, which we refer to as the “Cayman Companies Law”; and the common law of the Cayman Islands.
The quorum required for a general meeting of shareholders at which an ordinary resolution is proposed consists of such shareholders present in person or by proxy who together hold shares carrying the right to at least a simple majority of all votes capable of being exercised on a poll. The quorum required for a general meeting at which a special resolution is proposed consists of such shareholders present in person or by proxy who together hold shares carrying the right to at least two-thirds of all votes capable of being exercised on a poll.

Voting
An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting (except for certain types of winding up of the Company, in which case the required majority to pass a special resolution is 100%). Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our Company, as permitted by the Cayman Companies Law and our articles. A special resolution is required for important matters such as a change of name and amendments to our articles. Our shareholders may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amounts than our existing shares and cancelling any authorized but unissued shares.
Proposals 1 through 15 and 17 of this Proxy Statement are all ordinary resolutions and Proposal 16 of this Proxy Statement is a special resolution. The quorum required for the Annual Meeting to approve Proposals 1 through 15 and 17 shall consist of shareholders present in person or by proxy who together hold shares carrying the right to at least a simple majority of all votes capable of being exercised on a poll; and the quorum required for the Annual Meeting to approve Proposal 16 shall consist of shareholders present in person or by proxy who together hold shares carrying the right to at least two-thirds of all votes capable of being exercised on a poll. Approval of Proposals 1 through 15 and 17 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the Annual Meeting; and approval of Proposal 16 requires the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the Annual Meeting.
Persons who hold our ordinary shares directly on the Cayman Register on the record date (“Cayman record holders”) must either (1) return an executed form of proxy (a) by mail or by hand to the offices of the Cayman Registrar: Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands, or (b) by email at BeiGene@mourant.com; or (2) attend the Annual Meeting in person to vote on the proposals.
Persons who hold our ordinary shares directly on the HK Register on the record date (“HK record holders,” and together with the Cayman record holders, “record holders”) must either (1) return an executed form of proxy by mail or by hand to the offices of the HK Registrar: Computershare Hong Kong Investor Services Limited, 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong; or (2) attend the Annual Meeting in person to vote on the proposals.
However, in the event that it is not possible or advisable for shareholders to travel to the Cayman Islands to attend the meeting in person due to the COVID-19 pandemic, shareholders must vote their shares prior to the Annual Meeting by returning an executed form of proxy as described above.
Persons who own our ordinary shares indirectly on the record date through a brokerage firm, bank or other financial institution, including persons who own our ordinary shares in the form of ADSs through the Depositary (“beneficial owners”), must return a voting instruction form to have their shares or the shares underlying their ADSs, as the case may be, voted on their behalf. Brokerage firms, banks or other financial institutions that do not receive voting instructions from beneficial owners may either vote these shares on behalf of the beneficial owners if permitted by applicable rules or return a proxy leaving these shares un-voted (a “broker non-vote”).
ADS holders are not entitled to vote directly at the Annual Meeting, but the Deposit Agreement, dated as of February 5, 2016, as amended (the “Deposit Agreement”), by and among the Depositary, the Company and the holders of ADSs permits registered holders of ADSs as of the record date to instruct the Depositary how to exercise their voting rights pertaining to the ordinary shares so represented. The Depositary has agreed that it will endeavor, insofar as practicable and permitted under applicable law and the provisions of the Deposit Agreement, to vote (in person or by delivery to the Company of a proxy) the ordinary shares registered in the name of the Depositary in accordance with the voting instructions received from the ADS holders. If the Depository does not receive instructions from a holder, such holder shall be deemed, and the Depository shall

(unless otherwise specified in the notice distributed to holders of ADSs) deem such holder, to have instructed the Depository to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by such holders’ ADSs, provided that no such discretionary proxy may be given by the Depositary with respect to any matter to be voted upon that we inform the Depositary that (a) we do not wish such proxy to be given, (b) substantial opposition exists, or (c) the rights of holders of ordinary shares may be materially adversely affected. In the event that the instruction card is executed but does not specify the manner in which the ordinary shares represented are to be voted (i.e., by marking a vote “FOR,” “AGAINST” or any other option), the Depositary will vote in respect of each proposal as recommended by the Board of Directors as described in the Notice of Annual General Meeting. Instructions from the ADS holders must be sent to the Depositary so that the instructions are received by no later than 10:00 a.m. New York Time on June 7, 2021.
Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal.
We have retained the Cayman Registrar to hold and maintain our Cayman Register and the HK Registrar to hold and maintain our HK Register. The Cayman Registrar and the HK Registrar will be engaged by us to take delivery of completed forms of proxy posted to them in accordance with the details above.
We encourage you to vote by proxy by mailing or emailing or sending by hand an executed form of proxy in accordance with the instructions and deadlines above. Voting in advance of the meeting will ensure that your shares will be voted and reduce the likelihood that we will be forced to incur additional expenses soliciting proxies for the Annual Meeting. Any record holder of our ordinary shares may attend the Annual Meeting in person and may revoke the enclosed form of proxy at any time by:
•
executing and delivering to the Cayman Registrar or the HK Registrar, as applicable, a later-dated proxy by mail or email or by hand pursuant to the instructions above until 4:00 a.m. Cayman Islands Time / 5:00 a.m. New York Time / 5:00 p.m. Hong Kong Time on June 13, 2021; or

•
voting in person at the Annual Meeting.

However, in the event that it is not possible or advisable for shareholders to travel to the Cayman Islands to attend the meeting in person due to the COVID-19 pandemic, any record holder of our ordinary shares may revoke the enclosed form of proxy at any time by executing and delivering to the Cayman Registrar or the HK Registrar, as applicable, a later-dated proxy by mail or email or by hand pursuant to the instructions above until 4:00 a.m. Cayman Islands Time / 5:00 a.m. New York Time / 5:00 p.m. Hong Kong Time on June 13, 2021.
Beneficial owners of our ordinary shares and ADSs representing our ordinary shares who wish to change or revoke their voting instructions should contact their brokerage firm, bank or other financial institution or the Depositary, as applicable, for information on how to do so. Beneficial owners who wish to attend the Annual Meeting and vote in person should contact their brokerage firm, bank or other financial institution holding our ordinary shares on their behalf in order to obtain a “legal proxy” which will allow them to both attend the meeting and vote in person. Without a legal proxy, beneficial owners cannot attend or vote at the Annual Meeting because their brokerage firm, bank or other financial institution may have already voted or returned a broker non-vote on their behalf. Record holders of ADSs who wish to attend the Annual Meeting and vote in person should contact the Depositary (and beneficial owners wishing to do the same should contact their brokerage firm, bank or other financial institution holding their ADSs) to cause their ADSs to be cancelled and the underlying shares to be withdrawn in accordance with the terms and conditions of the Deposit Agreement so as to be recognized by us as a record holder of our ordinary shares.
The Company strongly recommends that you monitor the development of the COVID-19 pandemic and assess, based on social distancing practices, the necessity for attending the Annual Meeting in person. Accordingly, the Board of Directors respectfully requests that the shareholders appoint the Chairman of the Annual Meeting as their proxy rather than a third party to attend and vote on their behalf at the Annual Meeting (or any adjournment or postponement thereof).

No Appraisal Rights
Our shareholders have no rights under the Cayman Companies Law or under our articles to exercise dissenters’ or appraisal rights with respect to the proposals being voted on.
Expenses of Solicitation
We are making this solicitation and will pay the entire cost of preparing and distributing the proxy materials and soliciting votes. If you choose to access the proxy materials over the Internet, you are responsible for any Internet access charges that you may incur. Our officers, directors and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, emails or otherwise. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.
Procedure for Submitting Shareholder Proposals
The Cayman Companies Law provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with a right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles allow our shareholders holding in aggregate not less than one-tenth of the voting rights of issued shares and entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case the Board of Directors is obliged to convene an extraordinary general meeting and to submit the resolutions put forward to a vote at such meeting. Additionally, under our articles, at a properly requisitioned extraordinary general meeting, our shareholders will have right to propose resolutions with respect to the election, appointment or removal of directors. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call annual general meetings of shareholders. However, our corporate governance guidelines require us to call such meetings every year to the extent required by the listing rules of any stock exchange on which our ordinary shares or ADSs are traded.
Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual general meeting of shareholders by submitting their proposals in writing to us in a timely manner. In order to be considered for inclusion in the proxy statement for the 2022 annual general meeting of shareholders, shareholder proposals must be received at our principal executive offices no later than December 31, 2021, and must otherwise comply with the requirements of Rule 14a-8 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any shareholder proposal for the annual general meeting of shareholders in 2022, which is submitted outside the processes of Rule 14a-8, shall be considered untimely unless received by the Company in writing no later than March 20, 2022. If the date of the annual general meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the U.S. Securities and Exchange Commission (“SEC”) and announced in Hong Kong via the website of Hong Kong Exchange and Clearing Limited (www.hkexnews.hk). A copy of all notices of proposals by shareholders should be sent to us at BeiGene, Ltd., c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands.
Results of Annual Meeting
Results of the Annual Meeting will be posted on the website of the Company (www.beigene.com) and on the website of Hong Kong Exchanges and Clearing Limited (www.hkexnews.hk) upon the conclusion of the Annual Meeting and on the website of the SEC (www.sec.gov) in a Current Report on Form 8-K filed by us within four business days of the conclusion of the Annual Meeting.

OVERVIEW OF PROPOSALS
This Proxy Statement contains the following 17 proposals requiring shareholder action:
Proposals 1 to 4 request the re-election of four directors to the Board of Directors;
Proposal 5 requests the approval and ratification of the appointment of Ernst & Young Hua Ming LLP and Ernst & Young as our independent registered public accounting firms for the fiscal year ending December 31, 2021;
Proposal 6 requests the approval, within the parameters of Rule 13.36 of the HK Listing Rules, of the granting of a share issue mandate to the Board of Directors to issue, allot or deal with unissued ordinary shares and/or ADSs not exceeding 20% of the total number of issued ordinary shares of the Company as of the date of passing of such ordinary resolution up to the next annual general meeting of shareholders of the Company, subject to the conditions described in this Proxy Statement.
Proposal 7 requests the authorization of the Company and its underwriters, in their sole discretion, to allocate to each of Baker Bros. Advisors LP and Hillhouse Capital Management, Ltd. and parties affiliated with each of them (the “Existing Shareholders”), up to a maximum amount of shares in order to maintain the same shareholding percentage of each of the Existing Shareholders (based on the then-outstanding share capital of the Company) before and after the allocation of the corresponding securities issued pursuant to an offering conducted pursuant to the general mandate set forth above for a period of five years, which period will be subject to an extension on a rolling basis each year, conditional on the approval of the shareholders who are not Existing Shareholders, subject to the conditions described in this Proxy Statement;
Proposal 8 requests the authorization of the Company and its underwriters, in their sole discretion, to allocate to each of the Existing Shareholders, up to a maximum amount of shares in order to maintain the same shareholding percentage of each of the Existing Shareholders (based on the then-outstanding share capital of the Company) before and after the proposed issue of shares to be listed on the STAR Market and to be traded in RMB pursuant to the general mandate set forth above, subject to the conditions described in this Proxy Statement;
Proposal 9 requests the authorization of the Company and its underwriters, in their sole discretion, to allocate to Amgen up to a maximum amount of shares in order to maintain the same shareholding percentage of Amgen (based on the then-outstanding share capital of the Company) before and after the allocation of the corresponding securities issued pursuant to an offering conducted pursuant to the general mandate set forth above for a period of five years, which period will be subject to an extension on a rolling basis each year, conditional on the approval of the shareholders who are not Amgen, subject to the conditions described in this Proxy Statement;
Proposal 10 requests the authorization of the Company and its underwriters, in their sole discretion, to allocate to Amgen, up to a maximum amount of shares in order to maintain the same shareholding percentage of Amgen (based on the then-outstanding share capital of the Company) before and after the proposed issue of shares to be listed on the STAR Market and to be traded in RMB pursuant to the general mandate set forth above, subject to the conditions described in this Proxy Statement;
Proposal 11 requests the approval of the grant of an option to acquire shares to Amgen to allow Amgen to subscribe for additional shares under a specific mandate in an amount necessary to enable it to increase (and subsequently maintain) its ownership at approximately 20.6% of the Company’s outstanding share capital, up to an aggregate of 75,000,000 ordinary shares during the option term, pursuant to the terms of the Restated Amendment No. 2 dated September 24, 2020 to the Share Purchase Agreement dated October 31, 2019, as amended, by and between the Company and Amgen;
Proposal 12 requests the approval of the grant of RSUs with a grant date fair value of US$3,750,000 to Mr. John V. Oyler under the 2016 Plan, according to the terms and conditions described in this Proxy Statement;
Proposal 13 requests the approval of the grant of RSUs with a grant date fair value of US$1,000,000 to Dr. Xiaodong Wang under the 2016 Plan, according to the terms and conditions described in this Proxy Statement;

Proposal 14 requests the approval of the grant of RSUs with a grant date fair value of US$200,000 to each of other non-executive and independent non-executive directors, Mr. Anthony C. Hooper, Mr. Timothy Chen, Mr. Donald W. Glazer, Mr. Michael Goller, Mr. Ranjeev Krishana, Mr. Thomas Malley, Dr. Corazon (Corsee) D. Sanders, Mr. Jing-Shyh (Sam) Su and Mr. Qingqing Yi, under the 2016 Plan, according to the terms and conditions described in this Proxy Statement;
Proposal 15 requests the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement;
Proposal 16 requests the adoption of the Sixth Amended and Restated Memorandum and Articles of Association of the Company as described in this Proxy Statement, conditioned on and subject to the listing of the RMB Shares on the STAR Market; and
Proposal 17 requests the approval of the adjournment of the Annual Meeting by the chairman, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve any of the proposals described above (the “Adjournment Proposal”).
Proposals 6 through 14 are being submitted for shareholder approval as required by the HKEx and/or in compliance with the HK Listing Rules. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSALS 1 – 4
ELECTION OF DIRECTORS
Our articles provide that persons standing for election as directors at a duly constituted general meeting of shareholders with a requisite quorum shall be elected by an ordinary resolution of our shareholders, which requires the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present in person or by proxy at the meeting. Our articles further provide that the Board of Directors will be divided into three groups designated as Class I, Class II and Class III with as nearly equal a number of directors in each group as possible, with each director serving a three-year term and until his or her successor is duly elected and qualified, subject to his or her earlier resignation or removal.
Upon the expiration of the term of each class, each director in that class, if nominated by the Board of Directors, shall be eligible for re-election at the annual general meeting to hold office for another three-year term and until such director’s successor has been duly elected. Our articles provide that, unless otherwise determined by shareholders in a general meeting, the Board of Directors will consist of not less than three directors. We have no provisions relating to retirement of directors upon reaching a specified age.
In the event of a vacancy arising from the resignation of a director or as an addition to the existing board, the Board of Directors may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person to be a director.
For so long as our ordinary shares or ADSs are listed on The NASDAQ Global Select Market (“NASDAQ”), and The Stock Exchange of Hong Kong Limited (“HKEx”), our directors are required to comply with the director nomination procedures of the NASDAQ Stock Market and the HK Listing Rules, and the Board of Directors is required to include at least such number of independent directors as required by the NASDAQ rules and the HK Listing Rules.
The terms of the Class II directors are scheduled to expire on the date of the 2021 Annual Meeting. Our current Class II directors were most recently elected by the shareholders at the 2018 Annual Meeting except that Corazon (Corsee) D. Sanders was appointed as a Class II director in August 2020 by the Board of Directors through the filling of a vacancy as permitted by our articles. Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Committee”), the Board of Directors’ nominees for election by the shareholders are the current Class II members: Donald W. Glazer, Michael Goller, Thomas Malley and Corazon (Corsee) D. Sanders. If elected, each nominee will serve as a director until the annual general meeting of shareholders in 2024 and until his or her successor is duly elected and qualified, subject to his or her earlier resignation or removal.
We have received from each of Donald W. Glazer, Michael Goller, Thomas Malley and Corazon (Corsee) D. Sanders an annual confirmation of independence pursuant to the NASDAQ rules and Rule 3.13 of the HK Listing Rules and consider each of them independent under the NASDAQ rules and the HK Listing Rules.
The names of and certain information about the directors in each of the three classes are set forth below. There are no family relationships among any of our directors or executive officers.
The proxy in the form presented will be voted, unless otherwise indicated, for the election of the Class II director nominees to the Board of Directors. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies will be voted for the election of a substitute nominee designated by the Board of Directors.
Set forth below are the biographies of each director, as well as a discussion of the particular experience, qualifications, attributes, and skills that led the Board of Directors to conclude that each such person nominated to serve or currently serving on the Board of Directors should serve as a director.

Nominees of Class II Directors for Election for a Three-Year Term Ending at the 2024 Annual General Meeting
The names of the nominees for Class II directors and certain information about each as of April 19, 2021 are set forth below.
Name	Position(s)	Directors Since	Age
Donald W. Glazer	Director	2013	76
Michael Goller	Director	2015	46
Thomas Malley	Director	2016	52
Corazon (Corsee) D. Sanders	Director	2020	64
Mr. Donald W. Glazer, aged 76, has served as a member of the Board of Directors since February 2013. Mr. Glazer has served as a member of the Board of Trustees of GMO Trust, a mutual fund group, since 2000 and as the Chairman of the board of GMO Trust since 2005. Mr. Glazer was a Co-Founder and Secretary, and from 2002 until 2010, Vice Chairman, of Provant, Inc., a provider of performance improvement training solutions. From 1992 to 1995 Mr. Glazer was President of Mugar/Glazer Holdings and from 1992 to 1993 served as Vice Chairman — Finance of New England Television Corp. and WHDH-TV, Inc. From 1997 to the present, Mr. Glazer has served as Advisory Counsel to the law firm Goodwin Procter LLP. From 1970 to 1978 Mr. Glazer was an associate and from 1978 to 1992 a partner at the law firm Ropes & Gray LLP. At Ropes & Gray, Mr. Glazer chaired the firm’s Emerging Companies Group. Mr. Glazer was also a Lecturer in Law at Harvard Law School from 1978 to 1991, teaching a course called The Business Lawyer. In addition to Provant, Inc. and New England Television Corp., Mr. Glazer is a former member of the boards of directors of Environics Inc.; Kronos Incorporated; Reflective Technologies, Inc.; and Teleco Oilfield Services Inc. Mr. Glazer received his A.B. from Dartmouth College in June 1966; J.D. from Harvard Law School in June 1969, where he was an editor of the Harvard Law Review; and L.L.M. from the University of Pennsylvania Law School in May 1970. Additionally, Mr. Glazer is a co-author of both Glazer and FitzGibbon on Legal Opinions, Third Edition (Aspen Publishers) and Massachusetts Corporation Law & Practice, Second Edition (Aspen Publishers). We believe that Mr. Glazer’s qualifications to serve on the Board of Directors include his extensive leadership, executive, managerial, business, and corporate legal experience.
As of April 19, 2021, Mr. Glazer was interested in 3,155,247 ordinary shares of the Company within the meaning of Part XV of the Hong Kong Securities and Futures Ordinance (the “SFO”). The beneficial ownership rules of the SEC differ from those of the SFO and the HK Listing Rules.
Mr. Michael Goller, aged 46, has served as a member of the Board of Directors since April 2015. Mr. Goller is a Partner at Baker Brothers Investments. Prior to joining Baker Brothers in 2005, Mr. Goller was as an Associate of JPMorgan Partners, LLC, where he focused on venture investments in the life sciences sector from 1999 to 2003. Mr. Goller began his career as an investment banker with Merrill Lynch and Co. from 1997 to 1999. Mr. Goller received a B.S. in Molecular and Cell Biology from The Pennsylvania State University in May 1997, and a Master in both Biotechnology (School of Engineered and Applied Sciences) and Business Administration (Wharton School) from the University of Pennsylvania in May 2005. Mr. Goller serves on the boards of DBV Technologies SA, a company listed on the NASDAQ and on Euronext Paris and Levo Therapeutics, Inc. We believe that Mr. Goller is qualified to serve on the Board of Directors based on his experience in the life sciences industry and for his knowledge in financial and corporate development matters.
As of April 19, 2021, Mr. Goller was interested in 336,700 ordinary shares of the Company within the meaning of Part XV of the SFO. The beneficial ownership rules of the SEC differ from those of the SFO and the HK Listing Rules.
Mr. Thomas Malley, aged 52, has served as a member of the Board of Directors since January 2016. Mr. Malley has served as president of Mossrock Capital, LLC, a private investment firm, since May 2007. Mr. Malley worked for Janus Mutual Funds in positions of increasing responsibility from April 1991 to May 2007. From January 1999 to May 2007, Mr. Malley served as the portfolio manager of the Janus Global Life Sciences Fund and also led the Janus healthcare team of analysts. From 1991 to 1998, Mr. Malley served as an equity analyst for Janus covering, among others, healthcare and biotechnology stocks. Mr. Malley received a B.S. in Biology from Stanford University in June 1991. Mr. Malley has held directorships in the following listed companies: Kura Oncology, Inc., a company listed on the NASDAQ, as a director since 2015; Kiniksa Pharmaceuticals, a company listed on the NASDAQ, as a director since 2016; OvaScience, Inc., a company listed on the NASDAQ prior to its merger with Millendo Therapeutics, Inc. in December 2018, as a director from 2012 to 2017; Synageva BioPharma Corp., a Company listed on the NASDAQ prior to its delisting in May 2015 in connection with the sale of the company, as a director from 2006 to 2015; Puma Biotechnology, Inc., a company listed on the NASDAQ, as a director from 2011 to 2015; and Cougar Biotechnology, Inc., a company listed on the NASDAQ prior to its delisting in July 2009 in connection with the sale of the company, as a director from 2007 to 2009. The Board of Directors believes that Mr. Malley’s experience in the biopharmaceutical industry, including serving on other boards of directors, and his financial and executive experience qualify him to serve on the Board of Directors.
As of April 19, 2021, Mr. Malley was interested in 1,249,448 ordinary shares of the Company within the meaning of Part XV of the SFO. The beneficial ownership rules of the SEC differ from those of the SFO and the HK Listing Rules.
Dr. Corazon (Corsee) D. Sanders, aged 64, has served as a member of the Board of Directors since August 2020. Dr. Sanders most recently served as an Interim Transition Advisor to the Global Development Group of Bristol Myers Squibb Corporation from November 2019, following its acquisition of Celgene Corporation, until February 2020. Previously, Dr. Sanders served as a Strategic Advisor to the Office of the Celgene Chief Medical Officer from March 2018 to November 2019. From January 2017 to March 2018, she was a member of the Juno Therapeutics Executive Committee as Executive Vice President of Development Operations, with responsibilities for strategic operations, quantitative sciences, biosample and clinical operations. From 1994 to 2017, Dr. Sanders held leadership positions at Genentech/Roche, including as a member of the Genentech/Roche Late Stage Portfolio Committee, Global Head of the Genentech/Roche Late Stage Clinical Operations, Global Head of the Genentech/Roche Biometrics group, and Genentech Head of DATA (Design, Analysis, Technology & Administration) prior to the Roche acquisition. Dr. Sanders currently serves as a member of the Board of Trustees of the Fred Hutchinson Cancer Research Center in Seattle, WA, and as a director of the following biotechnology companies: Molecular Templates Inc. (NASDAQ: MTEM), Legend Biotech Corporation (NASDAQ: LEGN), and AltruBio Inc. (formerly AbGenomics) (privately-held). Dr. Sanders earned her B.S. and M.S. in statistics, graduating Magna Cum Laude from the University of the Philippines, and her M.A. and Ph.D. in statistics from the Wharton Doctoral Program at the University of Pennsylvania. We believe that Dr. Sanders’ extensive experience and knowledge in the healthcare sector and her scientific and leadership experience qualify her to serve on, and contributes to the diversity of, the Board of Directors.
As of April 19, 2021, Dr. Sanders was interested in 27,482 ordinary shares of the Company within the meaning of Part XV of the SFO. The beneficial ownership rules of the SEC differ from those of the SFO and the HK Listing Rules.
Nomination Policy and Procedure for Independent Non-executive Directors
When nominating candidates for election to the Board of Directors, the Nominating Committee of the Board of Directors evaluates skills, knowledge and experience required by the Board of Directors, and identifies if there are any special requirements for the vacancy.
The Nominating Committee identifies appropriate candidates and discusses and votes in respect of the nominated directors, and recommends candidates for directors to the Board of Directors. In reviewing the structure of the Board of Directors, the Nominating Committee will consider board diversity from a number of aspects, including but not limited to nationality, ethnicity, gender, age, skills, expertise, and industry and regional experience. All Board of Directors nominations will be based on meritocracy and candidates will be considered against criteria including talent, skills and experience as may be necessary for the operation of the Board of Directors as a whole, with a view to maintaining a sound balance of the Board of Directors’ composition, and where nomination of independent non-executive directors is under consideration, the requirements of Rule 3.13 of the HK Listing Rules shall be satisfied.

The Nominating Committee is of the view that the re-election of Mr. Donald W. Glazer as an independent non-executive director will bring to the Company a wealth of extensive leadership, executive, managerial, business, and corporate legal experience.
The Nominating Committee is of the view that the re-election of Mr. Michael Goller as an independent non-executive director will enrich the Company’s knowledge and experience in the life sciences industry and financial and corporate development matters.
The Nominating Committee is of the view that the re-election of Mr. Thomas Malley as an independent non-executive director will enrich the Company’s knowledge and experience in the biopharmaceutical industry and financial matters.
The Nominating Committee is of the view that the re-election of Dr. Corazon (Corsee) D. Sanders as an independent non-executive director will enrich the Company’s knowledge and experience in conducting business in the healthcare sector and in scientific and clinical development and promote diversity on the Board of Directors.
In view of the above, in April 2021, the Nominating Committee recommended to the Board of Directors that Mr. Donald W. Glazer, Mr. Michael Goller, Mr. Thomas Malley and Dr. Corazon (Corsee) D. Sanders be nominated for re-election to the Board of Directors and the Board of Directors has recommended them to be elected by shareholders at the Annual Meeting.
The Board of Directors considers that each of the candidates for independent non-executive director has many years of experience working in various sectors globally and has made significant contributions. Their election will facilitate better supervision of the Company’s business operations. Moreover, each of the candidates for independent non-executive directors has confirmed his or her independence pursuant to Rule 3.13 of the HK Listing Rules. The Board of Directors also considers that Mr. Donald W. Glazer, Mr. Michael Goller, Mr. Thomas Malley and Dr. Corazon (Corsee) D. Sanders meet the independence guidelines set out in Rule 3.13 of the HK Listing Rules and is independent in accordance with the terms of the guidelines.
Directors Not Standing for Re-Election
The names of and certain information as of April 19, 2021 about the members of the Board of Directors who are not standing for re-election at the 2021 Annual Meeting are set forth below.
Name	Position(s)	Director Since	Age
John V. Oyler	Director	2010	53
Timothy Chen	Director	2016	64
Jing-Shyh (Sam) Su	Director	2018	68
Xiaodong Wang	Director	2016	58
Anthony C. Hooper	Director	2020	66
Ranjeev Krishana	Director	2014	47
Qingqing Yi	Director	2014	49
Class I Directors Continuing in Office Until the 2023 Annual General Meeting
Mr. John V. Oyler, aged 53, is our Co-Founder, Chief Executive Officer and Chairman of the Board of Directors. He has served as a member of the Board of Directors since October 2010. From 2005 to 2009, Mr. Oyler served as President and Chief Executive Officer of BioDuro, LLC, a drug discovery outsourcing company, which was acquired by Pharmaceutical Product Development Inc. From 2002 to 2004, Mr. Oyler served as Chief Executive Officer of Galenea Corp., a biopharmaceutical company dedicated to the discovery of novel therapies for central nervous system diseases, which initially were developed at Massachusetts Institute of Technology. From 1998 to 2002, Mr. Oyler was a Founder and the President of Telephia, Inc. which was bought by The Nielsen Company in 2007. From 1997 to 1998, Mr. Oyler served as Co-Chief Executive Officer of Genta Incorporated, an oncology-focused biopharmaceutical company that was listed on the NASDAQ. Mr. Oyler began his career as a management consultant at

McKinsey & Company. Mr. Oyler received his B.S. from the Massachusetts Institute of Technology in June 1990 and an MBA from Stanford University in January 1996. Mr. Oyler’s qualifications to serve on the Board of Directors include his extensive leadership, executive, managerial, business and pharmaceutical and biotechnology company experience, along with his years of industry experience in the development of pharmaceutical products.
Mr. Timothy Chen, aged 64, has served as a member of the Board of Directors since February 2016. Mr. Chen has served as Co-Chairman of Suirui Technology Group Limited, a company listed on the China National Equities Exchange and Quotations since December 2018. From January to November 2018, Mr. Chen served as the Chairman of Foxconn Industrial Internet Company, a company listed on the Shanghai Stock Exchange since June 2018. From January 2016 to March 2018, he served as the President and Chief Executive Officer of Asia Pacific Telecom and as the Corporate Vice President of Hon Hai Technology Group. He served as the President of Telstra International Group and Advisor to Telstra Chief Executive Officer from November 2012 to December 2015. He was also the Chairman of Autohome, a company listed on the NASDAQ and a director of Qingdao Haier Co., Ltd., a company listed on the Shanghai Stock Exchange. He was a Non-Executive Director on the board of Telstra Corporation Limited, a company listed on the Australian Securities Exchange between April 2012 and November 2012, and an Independent Director of Guiyang Longmaster Information and Technology Company Limited, a company listed on the Shenzhen Stock Exchange from October 2010 to October 2013. Previously, Mr. Chen was a partner of a China Opportunities Fund within GL Capital Group. He was the Chief Executive Officer of National Basketball Association China from 2007 to 2010; the Corporate Vice President of Microsoft and the Chief Executive Officer of its Greater China Region from 2003 to 2007; and the Corporate Vice President of Motorola and the Chairman and President of Motorola (China) Electronics from 2001 to 2003. Before Motorola, he was the Chief Executive Officer of 21CN Cybernet, a company listed on the HKEx from 2000 to 2001. Prior to 2000, Mr. Chen spent eight years in China with Motorola, including serving as the General Manager responsible for the sales and marketing for the Greater China Cellular Infrastructure Division. He also spent nine years with AT&T Bell Laboratories in the United States. Mr. Chen currently serves as an Independent Non-Executive Director of CCID Consulting Company Limited, a company listed on the HKEx. Mr. Chen also serves as a Director of Asia Pacific Telecom, a company listed on the Taiwan Stock Exchange. Mr. Chen earned an MBA Degree from the University of Chicago in August 1991 and a master’s degree in both computer science and mathematics from Ohio State University in June 1982. We believe that Mr. Chen’s extensive business expertise in Asia and globally qualifies him to serve as a member of the Board of Directors.
Mr. Jing-Shyh (Sam) Su, aged 68, has served as a member of the Board since April 2018. Mr. Su retired from Yum! Brands, Inc., a company listed on the New York Stock Exchange (“Yum! Brands”), in May 2016, where he served as Vice Chairman of the Board, and was the Chairman and CEO of the company’s China division. During Mr. Su’s 26 years with Yum! Brands, its China division grew from just four restaurants to over 7,000 to become the largest multinational restaurant chain in China, contributing more than half of Yum! Brands’ worldwide revenues in 2015. Mr. Su started his career with Yum! Brands in 1989 as KFC International’s director of marketing for the North Pacific region. In 1993, he became vice president of North Asia for both KFC and Pizza Hut. Mr. Su was named president of Greater China for Tricon Global Restaurants International upon Pepsi’s spin-off of the restaurant business in 1997. Before joining Yum! Brands, Mr. Su worked with Procter & Gamble in Germany and Taiwan. Mr. Su earned his undergraduate degree at the National Taiwan University in June 1974, a M.Sc. degree in Chemical Engineering at Pennsylvania State University in May 1978, and an MBA at the Wharton School of the University of Pennsylvania in May 1983. Mr. Su currently serves as a director of Li Ning Company Limited, a company listed on the Main Board of the HKEx (stock code: 2331), and of Peet’s Coffee China. We believe that Mr. Su is qualified to serve on the Board of Directors based on his operating and management experience, expertise in marketing and brand development, particularly in China, and expertise in strategic planning and international business development.
Class III Directors Continuing in Office Until the 2022 Annual General Meeting
Xiaodong Wang, Ph.D., aged 58, is our Co-Founder and has served as a member of the Board of Directors since February 2016. He has also served as the Chairman of our Scientific Advisory Board since 2011. Dr. Wang has served as the founding Co-Director of the National Institute of Biological Sciences in

Beijing since 2003 and became its Director and Investigator in 2010. In addition, Dr. Wang has served as a Chair Professor at Tsinghua University since 2020. Previously, he was a Howard Hughes Medical Institute Investigator from 1997 to 2010 and held the position of the George L. MacGregor Distinguished Chair Professor in Biomedical Sciences at the University of Texas Southwestern Medical Center in Dallas, Texas from 2001 to 2010. In 2004, Dr. Wang founded Joyant Pharmaceuticals, Inc., a venture capital-backed biotechnology company focused on the development of small molecule therapeutics for cancer. Dr. Wang received his B.S. in Biology from Beijing Normal University in July 1984 and his Ph.D. in Biochemistry from the University of Texas Southwestern Medical Center in May 1991. Dr. Wang has been a member of the National Academy of Science, USA since 2004 and a foreign associate of the Chinese Academy of Sciences since 2013. We believe that Dr. Wang’s extensive experience in cancer drug research, combined with his experience in the biotech industry, qualifies him to serve as a member of the Board of Directors.
Mr. Anthony C. Hooper, aged 66, has served as a member of the Board of Directors since January 2020. Mr. Hooper retired from Amgen in January 2020, where he was Executive Vice President from September 2018 to January 2020, and Executive Vice President, Global Commercial Operations from 2011 to August 2018. From 2010 to 2011, Mr. Hooper was Senior Vice President, Commercial Operations and President, U.S., Japan and Intercontinental of Bristol Myers Squibb Company (BMS). From 2009 to 2010, Mr. Hooper was President, Americas of BMS. From 2004 to 2009, Mr. Hooper was President, U.S. Pharmaceuticals, Worldwide Pharmaceuticals Group, a division of BMS. Prior to that, Mr. Hooper held various senior leadership positions at BMS. Prior to joining BMS, Mr. Hooper was Assistant Vice President of Global Marketing for Wyeth Laboratories. Mr. Hooper earned law and MBA degrees from the University of South Africa in 1978 and 1988 respectively. Mr. Hooper serves on the board of MannKind Corporation, a company listed on the NASDAQ (ticker symbol: MNKD). Mr. Hooper is a consultant of Amgen. We believe Mr. Hooper’s extensive experience and knowledge in the healthcare sector and broad international experience in pharmaceutical commercial operations qualify him to serve on, and contributes to the diversity of, the Board of Directors.
Mr. Ranjeev Krishana, aged 47, has served as a member of the Board of Directors since October 2014 and as the Lead Director since February 2020. Mr. Krishana has worked at Baker Bros. Advisors LP, from 2011 to the present and currently serves as Head of International Investments. Prior to joining Baker Bros., Mr. Krishana held a series of commercial, strategy, and business development leadership roles for Pfizer, Inc.’s pharmaceutical business across a variety of international regions and markets, including Asia, Eastern Europe, and Latin America. Mr. Krishana was at Pfizer from 2003 to 2007 and from 2008 to 2011. From 2008 to 2010, Mr. Krishana was based in Beijing, China, where he served as a Senior Director and a member of the Pfizer China Leadership Team. Mr. Krishana began his career as a strategy consultant at Accenture plc. Mr. Krishana received a B.A. in Economics and Political Science from Brown University in May 1995, and a Master of Public Policy from Harvard University in June 2011. We believe Mr. Krishana’s knowledge of the healthcare sector across international markets qualifies him to serve on the Board of Directors.
Mr. Qingqing Yi, aged 49, has served as a member of the Board of Directors since October 2014. Mr. Yi is a Partner at Hillhouse Capital. He has worked with Hillhouse since the inception of the firm in 2005. Prior to joining Hillhouse, Mr. Yi was an Equity Research Analyst at China International Capital Corporation. Mr. Yi’s work at Hillhouse includes investments in the healthcare and consumer sectors in both its public and private equity portfolios. Mr. Yi received a B.S. degree in Engineering from Shanghai Maritime University in July 1995 and an MBA from University of Southern California in May 2003. We believe Mr. Yi’s extensive experience in capital markets and knowledge of the healthcare sector qualify him to serve on the Board of Directors.
Vote Required and Board of Directors’ Recommendation
Each director nominated for election will be elected if a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy vote at the Annual Meeting in favor of such director. Broker non-votes and abstentions with respect to one or more Class II directors will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.
The proposals for the election of directors relate solely to the election of Class II directors nominated by the Board of Directors.
The Board of Directors recommends that shareholders vote FOR the election of each of the Class II director nominees listed above.

PROPOSAL 5
APPROVAL AND RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITORS
Upon recommendation of the Audit Committee of the Board of Directors (the “Audit Committee”), the Board of Directors has appointed Ernst & Young Hua Ming LLP, an independent registered public accounting firm in the People’s Republic of China (“PRC”), and Ernst & Young, an independent registered public accounting firm in Hong Kong, as the Company’s independent registered public accounting firms for the fiscal year ending December 31, 2021. Ernst & Young Hua Ming is responsible for auditing our annual consolidated financial statements filed with the SEC and internal control over financial reporting in accordance with the Exchange Act, and Ernst & Young is responsible for auditing our annual financial statements filed with the HKEx in accordance with the HK Listing Rules. Both Ernst & Young Hua Ming and Ernst & Young are members of the global Ernst & Young firm. The Board of Directors recommends that shareholders vote for approval and ratification of this appointment. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its appointment. Ernst & Young Hua Ming LLP has audited our financial statements filed with the SEC and internal control over financial reporting for the fiscal years ended December 31, 2020 and 2019. Ernst & Young has audited our financial statements filed with the HKEx for the fiscal years ended December 31, 2020 and 2019. We expect representatives of Ernst & Young Hua Ming LLP and Ernst & Young to be available at the Annual Meeting in person or via teleconference and available to respond to appropriate questions. They will have the opportunity to make a statement if they desire to do so.
Auditors’ Fees
The following table summarizes the fees of Ernst & Young Hua Ming LLP and Ernst & Young, our registered independent public accounting firms, billed to us for each of the last two fiscal years (in thousands).
	2020			2019
Fee Category	Ernst & Young Hua Ming LLP	Ernst & Young	Total	Ernst & Young Hua Ming LLP	Ernst & Young	Total
Audit Fees(1)	US$3,313	US$498	US$3,811	US$1,821	US$369	US$2,190
Tax Fees(2)	—	25	25	—	24	24
All Other Fees(3)	—	72	72	—	27	27
Total Fees	US$3,313	US$595	US$3,908	US$1,821	US$420	US$2,241

(1)
Audit fees consist of fees for the audit of our financial statements and internal control over financial reporting, quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and audit services associated with our registration statements, prospectus supplements, services related to the Company’s Hong Kong listing, services related to the Company’s proposed STAR Market offering and other statutory and regulatory filings.

(2)
Tax fees consist of fees incurred for tax advisory services.

(3)
All other fees consist of compliance related consulting services.

Pre-approval Policies
The Board of Directors has adopted policies and procedures for the pre-approval of audit and non-audit services by the Audit Committee for the purpose of maintaining the independence of our independent auditors. We may not engage our independent auditors to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures.
Pursuant to its pre-approval policy, the Audit Committee may delegate its authority to pre-approve services to the chairperson of the Audit Committee. The decisions of the chairperson to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to the management.

The Audit Committee has considered the non-audit services provided by Ernst & Young Hua Ming LLP and Ernst & Young as described above and believes that they are compatible with maintaining the firms’ independence as our external auditors. In accordance with Regulation S-X, Rule 2-01, paragraph (c)(7)(i), no fees for services in 2020 and 2019 were approved pursuant to any waivers of the pre-approval requirement.
Vote Required and Board of Directors’ Recommendation
Approval of Proposal 5 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the Annual Meeting. Broker non-votes and abstentions with respect to Proposal 5 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote.
The Board of Directors recommends that shareholders vote FOR approval and ratification of the appointment of Ernst & Young Hua Ming LLP and Ernst & Young as our independent registered public accounting firms for the fiscal year ending December 31, 2021.

PROPOSAL 6
GENERAL MANDATE TO ISSUE SHARES
In order to give the Company the flexibility to issue ordinary shares and/or ADSs if and when appropriate and in accordance with Rule 13.36 of the HK Listing Rules, the Company proposes an ordinary resolution at the Annual Meeting to approve the granting of a share issue mandate to the Board of Directors to issue, allot or deal with unissued ordinary shares and/or ADSs not exceeding 20% of the total number of issued ordinary shares of the Company as of the date of passing of such ordinary resolution (i.e., a total of 239,464,523 ordinary shares as of April 19, 2021 on the basis that no further ordinary shares are issued or repurchased before the Annual Meeting) up to the next annual general meeting of shareholders of the Company (the “General Mandate to Issue Shares”). The General Mandate to Issue Shares shall remain in force until:
(a)
the conclusion of the next annual general meeting of shareholders of the Company unless, by an ordinary resolution passed at that meeting, the General Mandate to Issue Shares is renewed, either unconditionally or subject to conditions; or

(b)
revoked or varied by an ordinary resolution of the shareholders in a general meeting,

whichever occurs first.
Proposal 6 is being submitted for shareholder approval as required by the HKEx and/or in compliance with the HK Listing Rules.
The Board of Directors currently plans to issue no more than 132,313,549 ordinary shares (representing no more than 11.1% of the total number of issued shares of the Company as of the date of this Proxy Statement) to be subscribed for in RMB by investors in the PRC (the “RMB Shares”) and listed on the STAR Market of the SSE pursuant to the General Mandate to Issue Shares (the “Proposed Issue of RMB Shares”). The Proposed Issue of RMB Shares is conditioned upon and subject to, among other things, approval by the shareholders of Proposals 6 and 16 at the Annual Meeting, market conditions, and the receipt of necessary regulatory approvals, and thus may or may not proceed. Shareholders and potential investors of the Company should be aware that there is no assurance that the Proposed Issue of RMB Shares will materialize or as to when it may materialize. For additional information regarding the Proposed Issue of RMB Shares, please refer to the Company’s Current Report on Form 8-K dated January 29, 2021 filed with the SEC and announcements dated January 29, 2021 and April 20, 2021 filed with the HKEx.
The adoption of the General Mandate to Issue Shares is not conditioned on the shareholder approval of the Connected Person Placing Authorization I, the Connected Person Placing Authorization IA (for the Issue of RMB Shares), the Connected Person Placing Authorization II and the Connected Person Placing Authorization IIA (for the Issue of RMB Shares) described in Proposals 7, 8, 9 and 10.
Vote Required and Board of Directors’ Recommendation
Approval of Proposal 6 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the Annual Meeting. Broker non-votes and abstentions with respect to Proposal 6 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote.
The Board of Directors recommends that shareholders vote FOR the approval of the
General Mandate to Issue Shares.

PROPOSAL 7
CONNECTED PERSON PLACING AUTHORIZATION I
As a commercial stage biotechnology company, the Company believes that efficient access to capital on a continuing basis is essential to funding the Company’s business plans, and participation in capital raisings by biotech-focused funds with deep industry knowledge (such as the Company’s existing shareholders, Baker Bros. Advisors LP and Hillhouse Capital Management, Ltd. and parties affiliated with each of them (the “Existing Shareholders”)), is often crucial to the success of capital raising transactions. In connection with the Company’s listing on the HKEx in August 2018, the Company therefore applied for, and the HKEx granted, a waiver (the “Waiver”) from strict compliance with Rule 13.36(1) of the HK Listing Rules and the independent shareholder approval requirements set out in Chapter 14A of the HK Listing Rules in respect of the Connected Person Placing Authorization I (as defined below).
In order to give the Company the flexibility to issue ordinary shares and/or ADSs to certain connected persons if and when appropriate and to comply with the HK Listing Rules, the Company proposes an ordinary resolution at the Annual Meeting to authorize the Company and its underwriters, in their sole discretion, to, in the Company’s securities offerings, allocate to each of the Existing Shareholders, up to a maximum amount of shares in order to maintain the same shareholding percentage of each of the Existing Shareholders (based on the then-outstanding share capital of the Company) before and after the allocation of the corresponding securities issued pursuant to an offering conducted pursuant to the General Mandate to Issue Shares set forth in Proposal 6 for a period of five years, which period will be subject to an extension on a rolling basis each year, subject to the following conditions (the “Connected Person Placing Authorization I”):
(1)   the Company will put forward Proposals 6 and 7 to its shareholders in the next general meeting following the HKEx listing, which will be convened within four months after its listing (to clarify, this condition was satisfied in December 2018);
(2)   the Connected Person Placing Authorization I and the shareholder approval of the General Mandate to Issue Shares are not interdependent in that our shareholders may approve the General Mandate to Issue Shares without approving the Connected Person Placing Authorization I;
(3)   the Existing Shareholders shall abstain from voting on the Connected Person Placing Authorization I;
(4)   the Connected Person Placing Authorization I is only valid to the extent the Existing Shareholders individually hold less than 50% of the then-outstanding share capital of the Company;
(5)   any securities issued to the Existing Shareholders in an offering conducted pursuant to the General Mandate to Issue Shares shall be for cash consideration only and not as consideration for any acquisition;
(6)   none of the Existing Shareholders shall be entitled to have representatives on the committee of the Board of Directors responsible for determining the specific pricing of any offering;
(7)   apart from the potential pro rata allocation, the Existing Shareholders will subscribe for securities on the same terms and conditions as all other placees in any offering and none of the Existing Shareholders shall be entitled to any preferential treatment with respect to any offering conducted;
(8)   the Company will put forward Proposals 6 and 7 to its shareholders at each subsequent annual general meeting after its listing on the HKEx;
(9)   the Company remains listed on the NASDAQ; and
(10)   for clarity, in the event that the Company’s shareholders approve this Proposal 7 but fail to approve Proposal 8 (Connected Person Placing Authorization IA (for the Issue of RMB Shares)), the Company shall not be allowed to issue any shares or securities to the Existing Shareholders in connection with the Proposed Issue of RMB Shares pursuant to this Proposal 7.

Proposal 7 is being submitted for shareholder approval as required by the HKEx and/or in compliance with the HK Listing Rules.
Subject to the conditions above, if the Connected Person Placing Authorization I is approved at the Annual Meeting, the Company and its underwriters will be able to place, in the Company’s securities offerings, a pro rata amount of securities to the Existing Shareholders in connection with issuances of the Company’s shares under a general mandate approved by the Company’s shareholders, during a five-year period after the Annual Meeting, with such five-year period subject to an extension on a rolling basis at each subsequent annual general meeting of shareholders of the Company. The Board of Directors does not have any current plan to issue any new shares to the Existing Shareholders pursuant to the Connected Person Placing Authorization I.
As of April 26, 2021 (the “Latest Practicable Date”), the Existing Shareholders had the following interests or short positions in the shares or underlying shares of the Company as recorded in the register required to be kept by the Company pursuant to Section 336 of the SFO. The beneficial ownership rules of the SFO and the HK Listing Rules differ from those of the SEC.
Name of Shareholder	Capacity / Nature of Interest	Number of Shares/ Underlying Shares	Approximate Percentage of Holding(1)
Julian C. Baker(2)	Beneficial owner/Interest in controlled corporations/Person having a security interest in shares	152,831,254	12.76%
Felix J. Baker(2)	Beneficial owner/Interest in controlled corporations/Person having a security interest in shares	152,831,254	12.76%
Baker Bros. Advisors (GP) LLC(2)	Investment manager/Other	152,368,107	12.73%
Baker Bros. Advisors LP(2)	Investment manager/Other	152,368,107	12.73%
Baker Brothers Life Sciences Capital, L.P.(2)	Interest in controlled corporations/Other	141,217,049	11.79%
Hillhouse Capital Advisors, Ltd. (3)	Investment manager	133,587,655	11.16%
Gaoling Fund, L.P.(3)	Beneficial owner	129,433,059	10.81%

(1)
The calculation is based on the total number of 1,197,322,617 ordinary shares outstanding as of the Latest Practicable Date, which included ordinary shares issued to the depositary in exchange for a corresponding amount of ADSs for the purposes of ensuring that it has ADSs readily available to satisfy the vesting of restricted share units and the exercise of share options under our equity incentive plans from time to time.

(2)
Julian C. Baker and Felix J. Baker are the managing members of Baker Bros. Advisors (GP) LLC. Baker Bros. Advisors (GP) LLC is the general partner of Baker Bros. Advisors LP (“BBA”). BBA is the manager for securities held by 667, L.P. and Baker Brothers Life Sciences, L.P.. Also, Baker Brothers Life Sciences Capital, L.P. is the general partner of Baker Brothers Life Sciences, L.P. (the “Funds”). Unlisted derivatives include stock options and restricted stock received as compensation by two BBA employees (Michael Goller and Ranjeev Krishana) for their service on the Board of Directors of BeiGene, Ltd. and are controlled by BBA, with the Funds entitled to the pecuniary interest.

According to the corporate substantial shareholder notice for the date of relevant event of December 2, 2020 submitted by Baker Brothers Life Sciences Capital, L.P. to HKEx on December 7, 2020, 140,543,649 ordinary shares held by Baker Brothers Life Sciences, L.P. directly. For the purposes of the SFO, Julian C. Baker, Felix J. Baker, Baker Bros. Advisors (GP) LLC and BBA are deemed to be interested in the 11,152,058 ordinary shares held by 667, L.P. and the 140,543,649 ordinary shares held by Baker Brothers Life Sciences, L.P., and 673,400 ordinary shares which unlisted derivatives are controlled by BBA, with the Funds entitled to the pecuniary interest. In addition, for the purposes of the SFO, Baker Brothers Life Sciences Capital, L.P. is deemed to be interested in the 140,543,649 ordinary shares held by Baker Brothers Life Sciences, L.P., and 673,400 ordinary shares which unlisted derivatives are controlled by BBA, with the Funds entitled to the pecuniary interest.
Outside the Funds, each of Julian C. Baker and Felix J. Baker further interests in (in the form of ADSs) 311,143 ordinary shares personally and 151,004 ordinary shares through FBB3 LLC, a controlled corporation.
(3)
(i) 133,587,655 ordinary shares are held by Gaoling Fund, L.P. and YHG Investment, L.P.; and (iii) 13,447,603 ordinary shares are held by Hillhouse BGN Holdings Limited. Hillhouse Capital Advisors, Ltd. acts as the sole general partner of YHG Investment, L.P. and the sole management company of Gaoling Fund, L.P. Hillhouse Capital Management, Ltd. is the sole management company of Hillhouse Fund II, L.P., which owns Hillhouse BGN Holdings Limited. Under the SFO, Hillhouse Capital Advisors, Ltd. is deemed to be interested in the 133,587,655 ordinary shares held by Gaoling Fund, L.P. and YHG Investment, L.P. and Hillhouse Capital Management, Ltd. is deemed to be interested in the 13,447,603 ordinary shares held by Hillhouse BGN Holdings Limited. Under the SFO, Hillhouse Fund II, L.P. is deemed to be interested in the 13,447,603 ordinary shares held by Hillhouse BGN Holdings Limited. Qingqing Yi, a member of the Board of Directors, is a Partner at Hillhouse Capital, affiliates of which collectively hold more than 5% of our voting securities.

Vote Required and Board of Directors’ Recommendation
Approval of Proposal 7 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the Annual Meeting excluding the Existing Shareholders, which are required to refrain or abstain from voting. Broker non-votes and abstentions with respect to Proposal 7 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote.
The Board of Directors recommends that shareholders vote FOR the approval of the
Connected Person Placing Authorization I.

PROPOSAL 8
CONNECTED PERSON PLACING AUTHORIZATION IA (FOR THE ISSUE OF RMB SHARES)
The Board of Directors approved a preliminary proposal for the possible issue of RMB Shares to be listed on STAR Market of the SSE, i.e., the Proposed Issue of RMB Shares. The Proposed Issue of RMB Shares is conditioned upon and subject to, among other things, approval by the shareholders of Proposals 6 and 16 at the Annual Meeting, market conditions, and the receipt of necessary regulatory approvals, and thus may or may not proceed. Shareholders and potential investors of the Company should be aware that there is no assurance that the Proposed Issue of RMB Shares will materialize or as to when it may materialize. For additional information regarding the Proposed Issue of RMB Shares, please refer to the Company’s Current Report on Form 8-K dated January 29, 2021 filed with the SEC and announcements dated January 29, 2021 and April 20, 2021 filed with the HKEx.
The Company proposes an ordinary resolution at the Annual Meeting to authorize the Company and its underwriters, in their sole discretion, to, in the Proposed Issue of RMB Shares, allocate to each of the Existing Shareholders, up to a maximum amount of shares in order to maintain the same shareholding percentage of each of the Existing Shareholders (based on the then-outstanding share capital of the Company) before and after the Proposed Issue of RMB Shares pursuant to the General Mandate to Issue Shares set forth in Proposal 6, subject to the following conditions (the “Connected Person Placing Authorization IA (for the Issue of RMB Shares)”):
(1)   the Existing Shareholders shall abstain from voting on the Connected Person Placing Authorization IA (for the Issue of RMB Shares);
(2)   the Connected Person Placing Authorization IA (for the Issue of RMB Shares) is only valid to the extent the Existing Shareholders individually hold less than 50% of the then-outstanding share capital of the Company;
(3)   any securities issued to the Existing Shareholders in the Proposed Issue of RMB Shares conducted pursuant to the General Mandate to Issue Shares shall be for cash consideration only and not as consideration for any acquisition;
(4)   none of the Existing Shareholders shall be entitled to have representatives on the committee of the Board of Directors responsible for determining the specific pricing for the Proposed Issue of RMB Shares;
(5)   apart from the potential pro rata allocation, the Existing Shareholders will subscribe for RMB Shares on the same terms and conditions as all other placees in the Proposed Issue of RMB Shares and none of the Existing Shareholders shall be entitled to any preferential treatment with respect to the Proposed Issue of RMB Shares; and
(6)   the Company remains listed on the NASDAQ.
For illustration purpose, based on the Board of Directors’ current plan to issue no more than 132,313,549 RMB Shares and assuming no change in their shareholding between the Latest Practicable Date and the closing of the Proposed Issue of RMB Shares, Baker Bros. Advisors LP and Hillhouse Capital Management, Ltd. (including parties affiliated with each of them) might be offered and might, in its sole discretion, subscribe for a maximum of 16,810,186 RMB Shares and 16,248,550 RMB Shares, respectively, pursuant to the Connected Person Placing Authorization IA (for the Issue of RMB Shares). As of the Latest Practicable Date, none of Baker Bros. Advisors LP and Hillhouse Capital Management, Ltd. (including parties affiliated with each of them) has definitively indicated its respective intention to subscribe for any RMB Shares. Proposal 8 is being submitted for shareholder approval as required by the HKEx and/or in compliance with the HK Listing Rules.
Vote Required and Board of Directors’ Recommendation
Approval of Proposal 8 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the Annual Meeting excluding the Existing Shareholders, which are required to refrain or abstain from voting. Broker non-votes and abstentions with respect to Proposal 8 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote.
The Board of Directors recommends that shareholders vote FOR the approval of the Connected Person Placing Authorization IA (for the Issue of RMB Shares).

PROPOSAL 9
CONNECTED PERSON PLACING AUTHORIZATION II
On October 31, 2019, the Company and its wholly-owned subsidiary BeiGene Switzerland GmbH entered into a Collaboration Agreement with Amgen to collaborate on the commercialization of certain products of Amgen in the PRC and the clinical development of certain pipeline products of Amgen (the “Collaboration Agreement”). On January 2, 2020, the Company issued 206,635,013 ordinary shares in the form of 15,895,001 ADSs of the Company, representing approximately 20.5% of the Company’s then outstanding share capital, to Amgen for aggregate gross proceeds of US$2.78 billion, or US$13.45 per ordinary share, or US$174.85 per ADS, pursuant to the Share Purchase Agreement dated October 31, 2019, as amended by Amendment No. 1 dated December 6, 2019, by and between the Company and Amgen (collectively, the “Share Purchase Agreement”). On March 17, 2020, the Company entered into a further amendment, which was amended and restated on September 24, 2020 (the “Restated Second Amendment”), to amend the Share Purchase Agreement, pursuant to which Amgen will have an option (the “Direct Purchase Option”) to subscribe for additional shares of the Company (the “Additional Shares”) under a specific mandate (the “Specific Mandate”), in an amount necessary to enable it to increase (and subsequently maintain) its ownership at approximately 20.6% of the Company’s outstanding share capital. The Restated Second Amendment and the issuance of Additional Shares thereunder under the Specific Mandate were approved by a majority vote of the Company’s shareholders, excluding Amgen, pursuant to the HK Listing Rules, at an extraordinary general meeting of the shareholders held on November 20, 2020. The Company plans to seek further approvals from independent shareholders at each subsequent annual general meeting during the remaining term of the Restated Second Amendment for the issuance of Additional Shares thereunder as further described under Proposal 11.
It is important to Amgen to be able to maintain an equity interest exceeding 20% of the Company’s outstanding share capital to ensure that it can continue to account for its interest in the Company using the equity method of accounting under US GAAP. If Amgen is unable to maintain an interest that permits it to account for its investment in the Company using the equity method of accounting, it is permitted under the Share Purchase Agreement to dispose of its shares until its interest reaches 10% of the outstanding share capital of the Company, which may have a material adverse effect on the Company and the trading price of the Company’s securities.
Additionally, the Company expects that the transaction with Amgen will provide both potential short-term and long-term financial benefits to the Company. Given the highly technical nature of the biotech industry, it is often difficult for retail (and even most institutional) investors to fully understand information released by biotech companies relating to the significant events after which offerings of securities are typically conducted. Many investors also look to increase their percentage holdings in companies as risk profiles go down through clinical development; ultimately, they often do this through participation in primarily follow-on financings. As such, participation by leading biotech companies is instrumental in giving retail and other institutional investors the assurance and comfort to make, and continue to make, investments into biotech companies.
In connection with the collaboration with Amgen, in 2019, the Company applied for, and the HKEx granted, a waiver (the “Amgen Waiver”) from strict compliance with Rule 13.36(1) of the HK Listing Rules and the independent shareholder approval requirements set out in Chapter 14A of the HK Listing Rules in respect of the Connected Person Placing Authorization II (as defined below).
In order to give the Company the flexibility to issue ordinary shares and/or ADSs to certain connected persons if and when appropriate and to comply with the HK Listing Rules, the Company proposes an ordinary resolution at the Annual Meeting to authorize the Company and its underwriters, in their sole discretion, to, in the Company’s securities offerings, allocate to Amgen, up to a maximum amount of shares in order to maintain the same shareholding percentage of Amgen (based on the then-outstanding share capital of the Company) before and after the allocation of the corresponding securities issued pursuant to an offering conducted pursuant to the General Mandate to Issue Shares set forth in Proposal 6 for a period of five years, which period will be subject to an extension on a rolling basis each year, subject to the following conditions (the “Connected Person Placing Authorization II”):

(1)   the Connected Person Placing Authorization II and the shareholder approval of the General Mandate to Issue Shares are not interdependent in that our shareholders may approve the General Mandate to Issue Shares without approving the Connected Person Placing Authorization II;
(2)   Amgen shall abstain from voting on the Connected Person Placing Authorization II;
(3)   the Connected Person Placing Authorization II is only valid to the extent Amgen individually holds less than 50% of the then-outstanding share capital of the Company;
(4)   any securities issued to Amgen in an offering conducted pursuant to the General Mandate to Issue Shares shall be for cash consideration only and not as consideration for any acquisition;
(5)   Amgen shall not be entitled to have representatives on the committee of the Board of Directors responsible for determining the specific pricing of any offering;
(6)   apart from the potential pro rata allocation, Amgen will subscribe for securities on the same terms and conditions as all other placees in any offering and Amgen shall not be entitled to any preferential treatment with respect to any offering conducted;
(7)   the Company will put forward Proposals 6 and 9 to its shareholders at each subsequent annual general meeting;
(8)   the Company shall disclose the Amgen Waiver in the proxy statement for each subsequent annual general meeting;
(9)   the Company remains listed on the NASDAQ; and
(10)   for clarity, in the event that the Company’s shareholders approve this Proposal 9 but fail to approve Proposal 10 (Connected Person Placing Authorization IIA (for the Issue of RMB Shares)), the Company shall not be allowed to issue any shares or securities to Amgen in connection with the Proposed Issue of RMB Shares pursuant to this Proposal 9.
Proposal 9 is being submitted for shareholder approval as required by the HKEx and/or in compliance with the HK Listing Rules.
Subject to the conditions above, if the Connected Person Placing Authorization II is approved at the Annual Meeting, the Company and its underwriters will be able to place, in the Company’s securities offerings, a pro rata amount of securities to Amgen in connection with issuances of the Company’s shares under a general mandate approved by the Company’s shareholders, during a five-year period after the Annual Meeting, with such five-year period subject to an extension on a rolling basis at each subsequent annual general meeting of shareholders of the Company. The Board of Directors does not have any current plan to issue any new shares to Amgen pursuant to the Connected Person Placing Authorization II.
As of the Latest Practicable Date, Amgen had the following interests or short positions in the shares or underlying shares of the Company as recorded in the register required to be kept by the Company pursuant to Section 336 of the SFO. The beneficial ownership rules of the SFO and the HK Listing Rules differ from those of the SEC.
Name of Shareholder	Capacity / Nature of Interest	Number of Shares/ Underlying Shares	Approximate Percentage of Holding(1)
Amgen Inc.	Beneficial owner	244,117,549	20.39%

(1)
The calculation is based on the total number of 1,197,322,617 ordinary shares outstanding as of the Latest Practicable Date, which included ordinary shares issued to the depositary in exchange for a corresponding amount of ADSs for the purposes of ensuring that it has ADSs readily available to satisfy the vesting of restricted share units and the exercise of share options from time to time.

Vote Required and Board of Directors’ Recommendation
Approval of Proposal 9 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the Annual Meeting excluding Amgen, which is required to refrain or abstain from voting. Broker non-votes and abstentions with respect to Proposal 9 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote.
The Board of Directors recommends that shareholders vote FOR the approval of the Connected Person Placing Authorization II.

PROPOSAL 10
CONNECTED PERSON PLACING AUTHORIZATION IIA (FOR THE ISSUE OF RMB SHARES)
The Board of Directors approved a preliminary proposal for the possible issue of RMB Shares to be listed on the STAR Market of the SSE, i.e., the Proposed Issue of RMB Shares. The Proposed Issue of RMB Shares is conditioned upon and subject to, among other things, approval by the shareholders of Proposals 6 and 16 at the Annual Meeting, market conditions, and the receipt of necessary regulatory approvals, and thus may or may not proceed. Shareholders and potential investors of the Company should be aware that there is no assurance that the Proposed Issue of RMB Shares will materialize or as to when it may materialize. For additional information regarding the Proposed Issue of RMB Shares, please refer to the Company’s Current Report on Form 8-K dated January 29, 2021 filed with the SEC and announcements dated January 29, 2021 and April 20, 2021 filed with the HKEx.
The Company proposes an ordinary resolution at the Annual Meeting to authorize the Company and its underwriters, in their sole discretion, to, in the Proposed Issue of RMB Shares, allocate to Amgen, up to a maximum amount of shares in order to maintain the same shareholding percentage of Amgen (based on the then-outstanding share capital of the Company) before and after the Proposed Issue of RMB Shares pursuant to the General Mandate to Issue Shares set forth in Proposal 6, subject to the following conditions (the “Connected Person Placing Authorization IIA (for the Issue of RMB Shares)”):
(1)   Amgen shall abstain from voting on the Connected Person Placing Authorization IIA (for the Issue of RMB Shares);
(2)   the Connected Person Placing Authorization IIA (for the Issue of RMB Shares) is only valid to the extent Amgen holds less than 50% of the then-outstanding share capital of the Company;
(3)   any securities issued to Amgen in the Proposed Issue of RMB Shares conducted pursuant to the General Mandate to Issue Shares shall be for cash consideration only and not as consideration for any acquisition;
(4)   Amgen shall not be entitled to have representatives on the committee of the Board of Directors responsible for determining the specific pricing for the Proposed Issue of RMB Shares;
(5)   apart from the potential pro rata allocation, Amgen will subscribe for RMB Shares on the same terms and conditions as all other placees in the Proposed Issue of RMB Shares and Amgen shall not be entitled to any preferential treatment with respect to the Proposed Issue of RMB Shares; and
(6)   the Company remains listed on the NASDAQ.
For illustration purpose, based on the Board of Directors’ current plan to issue no more than 132,313,549 RMB Shares and assuming no change in its shareholding between the Latest Practicable Date and the closing of the Proposed Issue of RMB Shares, Amgen might be offered and might, in its sole discretion, subscribe for a maximum of 26,976,905 RMB Shares pursuant to the Connected Person Placing Authorization IIA (for the Issue of RMB Shares). As of the Latest Practicable Date, Amgen has not definitively indicated its intention to subscribe for any RMB Shares. Proposal 10 is being submitted for shareholder approval as required by the HKEx and/or in compliance with the HK Listing Rules.
Vote Required and Board of Directors’ Recommendation
Approval of Proposal 10 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the Annual Meeting excluding Amgen, which is required to refrain or abstain from voting. Broker non-votes and abstentions with respect to Proposal 10 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote.
The Board of Directors recommends that shareholders vote FOR the approval of the Connected Person Placing Authorization IIA (for the Issue of RMB Shares).

PROPOSAL 11
APPROVAL OF AMGEN’S DIRECT PURCHASE OPTION
The Company proposes an ordinary resolution at the Annual Meeting to approve the grant of an option to acquire shares to Amgen to allow Amgen to subscribe for Additional Shares under the Specific Mandate in an amount necessary to enable it to increase (and subsequently maintain) its ownership at approximately 20.6% of the Company’s outstanding share capital, up to an aggregate of 75,000,000 ordinary shares during the option term, pursuant to the terms of the Restated Second Amendment. The purchase price for the Additional Shares will be determined by the volume-weighted average price of the Company’s ADSs on NASDAQ for the 90 days preceding the last trading day of the prior month. The Additional Shares shall be allotted and issued under the Specific Mandate. The Company has applied for, and the HKEx has granted, a waiver from Rules 13.36(1)(a) and 14A.36 of the HK Listing Rules in respect of the Direct Purchase Option based on the Company’s funding needs and subject to following conditions:
1)
the Direct Purchase Option will be exercisable by Amgen solely as a result of dilution arising from issuance of new shares by the Company under its equity incentive plans from time to time (including for the avoidance of doubt securities that may be issued pursuant to the Company’s option agreements with Mr. John V. Oyler and Dr. Xiaodong Wang);

2)
the Direct Purchase Option is subject to annual approval by the Company’s independent shareholders each year during the term of the Restated Second Amendment;

3)
the Company will disclose in the relevant annual general meeting circulars (i) the number of times of Amgen exercised the Direct Purchase Option during the preceding year; (ii) the number of shares acquired by Amgen as a result of such exercises; and (iii) the weighted average price of the shares acquired by Amgen under the Direct Purchase Option during the preceding year; and

4)
the Company will disclose details of the waiver in an announcement and the circular for the extraordinary general meeting convened to consider and, if thought fit, approve the Direct Purchase Option (for clarity, this condition was satisfied in November 2020).

The Restated Second Amendment and the issuance of Additional Shares under the Specific Mandate were approved by a majority vote of the Company’s shareholders, excluding Amgen, pursuant to the HK Listing Rules, at an extraordinary general meeting of the shareholders held on November 20, 2020.
During 2020, Amgen did not exercise the Direct Purchase Option.
Why We Need Shareholder Approval
We are seeking shareholder approval in order to comply with Chapter 14A of the HK Listing Rules and to obtain the Specific Mandate under which the Additional Shares will be allotted and issued pursuant to the Restated Second Amendment. Amgen is a substantial shareholder of the Company under the HK Listing Rules and therefore a connected person of the Company under Chapter 14A of the HK Listing Rules. As a result, the transactions contemplated under the Restated Second Amendment constitute a connected transaction of the Company under Chapter 14A of the HK Listing Rules. The transactions contemplated under the Restated Second Amendment are subject to the reporting, announcement and independent shareholders’ approval requirements under Chapter 14A of the HK Listing Rules.
Vote Required and Board of Directors’ Recommendation
Approval of Proposal 11 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the Annual Meeting excluding Amgen, which is required to refrain or abstain from voting. Broker non-votes and abstentions with respect to Proposal 11 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote.
The Board of Directors recommends that shareholders vote FOR the approval of the grant of an option to Amgen to subscribe for Additional Shares pursuant to the terms of the Restated Second Amendment and of the Specific Mandate.

PROPOSALS 12 – 14
PROPOSED GRANTS OF RESTRICTED SHARE UNITS TO DIRECTORS
Proposals 12 through 14 are being submitted for shareholder approval as required by the HKEx and/or in compliance with the HK Listing Rules.
LETTER FROM THE BOARD OF DIRECTORS
April 30, 2021
To the Shareholders
Dear Sir or Madam,
PROPOSED GRANTS OF RESTRICTED SHARE UNITS TO DIRECTORS
INTRODUCTION
Reference is made to the announcement of BeiGene, Ltd. (the “Company”) dated April 20, 2021 in relation to the proposed restricted share unit (“RSU”) grants to the named directors and executive (the “Proposed RSU Grants”).
The purpose of this letter is to provide you with (1) further information in relation to the Proposed RSU Grants; (2) letters from the Independent Board Committees; (3) a letter from the Independent Financial Adviser; and (4) other information as required under the HK Listing Rules.
THE PROPOSED RSU GRANTS
Subject to acceptance and the independent shareholders’ approval, the Board of Directors resolved that it will grant the following Proposed RSU Grants under the Second Amended and Restated 2016 Share Option and Incentive Plan (as amended, the “2016 Plan”), on the date of the 2021 annual general meeting of shareholders (the “Annual Meeting”) (i.e., June 16, 2021):
•
RSUs with a grant date fair value of US$3,750,000 to Mr. John V. Oyler, entitling Mr. Oyler to receive a maximum of an estimated 150,293 ordinary shares (the “indicative number of Oyler RSUs”) upon full vesting, representing approximately 0.01% of the total number of issued shares as of April 26, 2021 (the “Latest Practicable Date”). The indicative number of Oyler RSUs is calculated for indicative purposes using the closing price of US$324.36 per American Depositary Share of the Company (“ADS”) on NASDAQ (or US$24.95 per ordinary share) on the assumed grant date which is April 26, 2021 (the “Assumed Grant Date Price”). The actual number of shares to be issued will be calculated using the closing price on the grant date;

•
RSUs with a grant date fair value of US$1,000,000 to Dr. Xiaodong Wang, entitling Dr. Wang to receive a maximum of an estimated 40,066 ordinary shares (the “indicative number of Wang RSUs”) upon full vesting, representing approximately 0.003% of the total number of issued shares as of the Latest Practicable Date. The indicative number of Wang RSUs is calculated for indicative purposes using the Assumed Grant Date Price. The actual number of shares to be issued will be calculated using the closing price on the grant date;

•
RSUs with a grant date fair value of US$200,000 to each of other non-executive and independent non-executive directors, Mr. Anthony C. Hooper, Mr. Timothy Chen, Mr. Donald W. Glazer, Mr. Michael Goller, Mr. Ranjeev Krishana, Mr. Thomas Malley, Dr. Corazon (Corsee) D. Sanders, Mr. Jing-Shyh (Sam) Su and Mr. Qingqing Yi, each to receive a maximum of an estimated 8,008 ordinary shares (the “indicative number of non-executive and independent non-executive director RSUs”) upon full vesting, representing approximately 0.001% of the total number of issued shares as of the Latest Practicable Date. The indicative number of non-executive and independent non-executive director RSUs is calculated for indicative purposes using the Assumed Grant Date Price. The actual number of shares to be issued will be calculated using the closing price on the grant date;

•
the final number of RSUs underlying each Proposed RSU Grant, which, for the avoidance of doubt, may be higher or lower than the indicative number of Oyler RSUs, the indicative number of Wang RSUs and the indicative number of non-executive and independent non-executive director RSUs (collectively, the “indicative number of RSUs”) set forth above, shall be calculated by dividing the grant value by the closing price of the ADSs on NASDAQ on the actual grant date which shall be the date of the Annual Meeting (i.e., June 16, 2021). The remaining number of shares available for future equity grants under the 2016 Plan as of the Latest Practicable Date was 66,035,020 and the Proposed RSU Grants will be subject to such limit; and

•
if the independent shareholders’ approval is not obtained by the date of the Annual Meeting, the respective Proposed RSU Grant shall be replaced by a share option grant with the same grant date value in accordance with Chapter 17 of the HK Listing Rules.

The Board of Directors resolved that it will grant the following share option grants under the 2016 Plan to Mr. Oyler, Mr. Wang and other non-executive and independent non-executive directors on the date of Annual Meeting (i.e., June 16, 2021), which are not subject to the independent shareholders’ approval but are subject to the relevant requirements under Chapter 17 of the HK Listing Rules:
•
share options with a grant date fair value of US$11,250,000 to Mr. Oyler. 25% of the ordinary shares subject to the share options shall become exercisable on the first anniversary of the grant date, and the balance shall become exercisable in 36 successive equal monthly installments thereafter, subject to continued service; provided, however, that upon a termination without cause or for good reason as defined in Mr. Oyler’s employment agreement, the option shall become exercisable for underlying shares as if he had remained employed for an additional 20 months; provided further that the option shall become exercisable for all underlying shares upon a change in control of the Company;

•
share options with a grant date fair value of US$3,000,000 to Dr. Wang. 25% of the ordinary shares subject to the share options shall become exercisable on the first anniversary of the grant date, and the balance shall become exercisable in 36 successive equal monthly installments thereafter, subject to continued service;

•
share options with a grant date fair value of US$200,000 to each of the other non-executive and independent non-executive directors. The share options shall vest in full on the earlier of the first anniversary of the grant date or the date of the next annual general meeting of shareholders; provided, however, that all vesting shall cease if the director resigns from the Board or otherwise ceases to serve as a director other than as set forth below or the Board determines that the circumstances warrant continuation of vesting. All options shall be exercisable for three years following cessation of service, and unvested options shall accelerate in full upon (i) death, (ii) disability, (iii) termination of service in connection with a change of control of the Company, or (iv) upon a change of control of the Company if the director’s service continues and the awards are not assumed by the acquiror at the time of the change of control; and

•
each share option will have an exercise price equal to the greater of (i) the fair market value of the Company’s ordinary shares on the date of grant and (ii) the average fair market value of the Company’s ordinary shares over the five trading days preceding the grant date, in each case as determined in reference to the closing price of the Company’s ADSs on the NASDAQ.

The Proposed RSU Grant to Mr. Oyler
The Proposed RSU Grant to Mr. Oyler will be made under the following terms:
•
each of the RSUs is granted for nil consideration;

•
each of the RSUs granted represents the right to receive one ordinary share on the date it vests; and

•
25% of the ordinary shares shall vest on each anniversary of the grant date, subject to continued service; provided, however, that upon a termination without cause or for good reason as defined in Mr. Oyler’s employment agreement, the RSUs shall become vested as if he had remained employed for an additional 20 months; provided further that the RSUs shall become fully vested for underlying shares upon a change in control of the Company.

The Proposed RSU Grant to Dr. Wang
The Proposed RSU Grant to Dr. Wang will be made under the following terms:
•
each of the RSUs is granted for nil consideration;

•
each of the RSUs granted represents the right to receive one ordinary share on the date it vests; and

•
25% of the ordinary shares shall vest on each anniversary of the grant date, subject to continued service.

The Proposed RSU Grants to Other Non-Executive and Independent Non-Executive Directors
The Proposed RSU Grants to each of the other non-executive and independent non-executive directors will be made under the following terms:
•
each of the RSUs is granted for nil consideration;

•
each of the RSUs granted represents the right to receive one ordinary share on the date it vests;

•
100% of the ordinary shares shall vest upon the earlier to occur of the first anniversary of the grant date or the date of the next annual general meeting of shareholders; provided, however, that all vesting shall cease if the director resigns from the Board or otherwise ceases to serve as a director other than as set forth below or the Board determines that the circumstances warrant continuation of vesting. Unvested RSUs shall accelerate in full upon (i) death, (ii) disability, (iii) termination of service in connection with a change of control of the Company, or (iv) upon a change of control of the Company if the director’s service continues and the awards are not assumed by the acquiror at the time of the change of control. Subject to specific terms and conditions designed for compliance with applicable tax and other regulations, a director generally may elect to defer settlement of their RSUs until six months following the date that the director ceases to serve as a director;

•
notwithstanding the above, the number of RSUs to be vested on the vesting date shall not cause the total number of shares held legally or beneficially by each of the independent non-executive directors, together with the total number of shares which may be issued to each of them or their nominee upon the exercise of any outstanding share options, convertible securities and other rights (whether contractual or otherwise) to call for the issue of shares, to exceed 1% of the total number of issued shares at the vesting date after their vesting and issuance (the “1% threshold”); and

•
if the number of RSUs to be vested on the vesting date would cause the total number of shares held legally or beneficially by each of the independent non-executive directors, together with the total number of shares which may be issued to each of them or their nominee upon the exercise of any outstanding share options, convertible securities and other rights (whether contractual or otherwise) to call for the issue of shares, to exceed the 1% threshold, the final number of RSUs to be vested on the vesting date shall be the maximum number of shares that may be issued to the relevant grantee while keeping their respective shareholding below the 1% threshold.

HONG KONG LISTING RULES IMPLICATIONS
Mr. Oyler, Dr. Wang, Mr. Hooper, Mr. Chen, Mr. Glazer, Mr. Goller, Mr. Krishana, Mr. Malley, Dr. Sanders, Mr. Su and Mr. Yi are directors. Therefore, they are connected persons of the Company, and each of the Proposed RSU Grants and transactions contemplated therein constitute non-exempt connected transactions of the Company under Chapter 14A of the HK Listing Rules and are subject to reporting, announcement and the independent shareholders’ approval requirements.
Mr. Oyler
Pursuant to Chapter 14A of the HK Listing Rules, each of Mr. Oyler and his associates is required to abstain from voting on the resolution at the Annual Meeting to approve the Proposed RSU Grant to Mr. Oyler and transactions contemplated therein. To the best of the directors’ knowledge, information and belief: (i) each of Mr. Oyler and his associates is not interested in any shares except Mr. Oyler’s interest in a total of 77,412,897 shares or underlying shares, representing approximately 6.47% of total number of issued shares as of the Latest Practicable Date, as notified to the Company and the HKEx pursuant to Divisions 7 and 8 of Part XV of the SFO; and (ii) there are no other shareholders having any material interest in the Proposed RSU Grant to Mr. Oyler and transactions contemplated therein. Accordingly, except for Mr. Oyler and any trustee, manager and director of the entities associated with him, no shareholders are required under the HK Listing Rules to abstain from voting at the Annual Meeting on the resolution approving the Proposed RSU Grant to Mr. Oyler and transactions contemplated therein.
Except for Mr. Oyler, no other director is considered to have a material interest in the Proposed RSU Grant to Mr. Oyler and therefore none of them other than Mr. Oyler abstained from voting on the relevant board resolution.
Dr. Wang
Pursuant to Chapter 14A of the HK Listing Rules, each of Dr. Wang and his associates is required to abstain from voting on the resolution at the Annual Meeting to approve the Proposed RSU Grant to Dr. Wang and transactions contemplated therein. To the best of the directors’ knowledge, information and belief: (i) each of Dr. Wang and his associates is not interested in any shares except Dr. Wang’s interest in a total of 20,968,574 shares or underlying shares, representing approximately 1.75% of total number of issued shares as of the Latest Practicable Date, as notified to the Company and the HKEx pursuant to Divisions 7 and 8 of Part XV of the SFO; and (ii) there are no other shareholders having any material interest in the Proposed RSU Grant to Dr. Wang and transactions contemplated therein. Accordingly, except for Dr. Wang and any trustee and manager of the entities affiliated with him, no shareholders are required under the HK Listing Rules to abstain from voting at the Annual Meeting on the resolution approving the Proposed RSU Grant to Dr. Wang and transactions contemplated therein.
Except for Dr. Wang, no other director is considered to have a material interest in the Proposed RSU Grant to Dr. Wang and therefore none of them other than Dr. Wang abstained from voting on the relevant board resolution.
Mr. Hooper
Pursuant to Chapter 14A of the HK Listing Rules, each of Mr. Hooper and his associates is required to abstain from voting on the resolution at the Annual Meeting to approve the Proposed RSU Grant to Mr. Hooper and transactions contemplated therein. To the best of the directors’ knowledge, information and belief: (i) each of Mr. Hooper and his associates is not interested in any shares except Mr. Hooper’s interest in a total of 67,353 shares or underlying shares, representing approximately 0.01% of total number of issued shares as of the Latest Practicable Date, as notified to the Company and the HKEx pursuant to Divisions 7 and 8 of Part XV of the SFO; and (ii) there are no other shareholders having any material interest in the Proposed RSU Grant to Mr. Hooper and transactions contemplated therein. Accordingly, except for Mr. Hooper, no shareholders are required under the HK Listing Rules to abstain from voting at the Annual Meeting on the resolution approving the Proposed RSU Grant to Mr. Hooper and transactions contemplated therein.
Except for Mr. Hooper, no other director is considered to have a material interest in the Proposed RSU Grant to Mr. Hooper and therefore none of them other than Mr. Hooper abstained from voting on the relevant board resolution.
Mr. Chen
Pursuant to Chapter 14A of the HK Listing Rules, each of Mr. Chen and his associates is required to abstain from voting on the resolution at the Annual Meeting to approve the Proposed RSU Grant to Mr. Chen and transactions contemplated therein. To the best of the directors’ knowledge, information and belief: (i) each of Mr. Chen and his associates is not interested in any shares except Mr. Chen’s interest in a total of 460,340 shares or underlying shares, representing approximately 0.04% of total number of issued shares as of the Latest Practicable Date, as notified to the Company and the HKEx pursuant to Divisions 7 and 8 of Part XV of the SFO; and (ii) there are no other shareholders having any material interest in the Proposed RSU Grant to Mr. Chen and transactions contemplated therein. Accordingly, except for Mr. Chen, no shareholders are required under the HK Listing Rules to abstain from voting at the Annual Meeting on the resolution approving the Proposed RSU Grant to Mr. Chen and transactions contemplated therein.
Except for Mr. Chen, no other director is considered to have a material interest in the Proposed RSU Grant to Mr. Chen and therefore none of them other than Mr. Chen abstained from voting on the relevant board resolution.
Mr. Glazer
Pursuant to Chapter 14A of the HK Listing Rules, each of Mr. Glazer and his associates is required to abstain from voting on the resolution at the Annual Meeting to approve the Proposed RSU Grant to Mr. Glazer and transactions contemplated therein. To the best of the directors’ knowledge, information and belief: (i) each of Mr. Glazer and his associates is not interested in any shares except Mr. Glazer’s interest in a total of 3,155,247 shares or underlying shares, representing approximately 0.26% of total number of issued shares as of the Latest Practicable Date, as notified to the Company and the HKEx pursuant to Divisions 7 and 8 of Part XV of the SFO; and (ii) there are no other shareholders having any material interest in the Proposed RSU Grant to Mr. Glazer and transactions contemplated therein. Accordingly, except for Mr. Glazer, no shareholders are required under the HK Listing Rules to abstain from voting at the Annual Meeting on the resolution approving the Proposed RSU Grant to Mr. Glazer and transactions contemplated therein.
Except for Mr. Glazer, no other director is considered to have a material interest in the Proposed RSU Grant to Mr. Glazer and therefore none of them other than Mr. Glazer abstained from voting on the relevant board resolution.
Mr. Goller
Pursuant to Chapter 14A of the HK Listing Rules, each of Mr. Goller and his associates is required to abstain from voting on the resolution at the Annual Meeting to approve the Proposed RSU Grant to Mr. Goller and transactions contemplated therein. To the best of the directors’ knowledge, information and belief: (i) each of Mr. Goller and his associates is not interested in any shares except Mr. Goller’s interest in a total of 336,700 shares or underlying shares, representing approximately 0.03% of total number of issued shares as of the Latest Practicable Date, as notified to the Company and the HKEx pursuant to Divisions 7 and 8 of Part XV of the SFO; and (ii) there are no other shareholders having any material interest in the Proposed RSU Grant to Mr. Goller and transactions contemplated therein. Accordingly, except for Mr. Goller, no shareholders are required under the HK Listing Rules to abstain from voting at the Annual Meeting on the resolution approving the Proposed RSU Grant to Mr. Goller and transactions contemplated therein.
Except for Mr. Goller, no other director is considered to have a material interest in the Proposed RSU Grant to Mr. Goller and therefore none of them other than Mr. Goller abstained from voting on the relevant board resolution.
Mr. Krishana
Pursuant to Chapter 14A of the HK Listing Rules, each of Mr. Krishana and his associates is required to abstain from voting on the resolution at the Annual Meeting to approve the Proposed RSU Grant to Mr. Krishana and transactions contemplated therein. To the best of the directors’ knowledge, information and belief: (i) each of Mr. Krishana and his associates is not interested in any shares except Mr. Krishana’s interest in a total of 336,700 shares or underlying shares, representing approximately 0.03% of total number of issued shares as of the Latest Practicable Date, as notified to the Company and the HKEx pursuant to Divisions 7 and 8 of Part XV of the SFO; and (ii) there are no other shareholders having any material interest in the Proposed RSU Grant to Mr. Krishana and transactions contemplated therein. Accordingly, except for Mr. Krishana, no shareholders are required under the HK Listing Rules to abstain from voting at the Annual Meeting on the resolution approving the Proposed RSU Grant to Mr. Krishana and transactions contemplated therein.

Except for Mr. Krishana, no other director is considered to have a material interest in the Proposed RSU Grant to Mr. Krishana and therefore none of them other than Mr. Krishana abstained from voting on the relevant board resolution.
Mr. Malley
Pursuant to Chapter 14A of the HK Listing Rules, each of Mr. Malley and his associates is required to abstain from voting on the resolution at the Annual Meeting to approve the Proposed RSU Grant to Mr. Malley and transactions contemplated therein. To the best of the directors’ knowledge, information and belief: (i) each of Mr. Malley and his associates is not interested in any shares except Mr. Malley’s interest in a total of 1,249,448 shares or underlying shares, representing approximately 0.10% of total number of issued shares as of the Latest Practicable Date, as notified to the Company and the HKEx pursuant to Divisions 7 and 8 of Part XV of the SFO; and (ii) there are no other shareholders having any material interest in the Proposed RSU Grant to Mr. Malley and transactions contemplated therein. Accordingly, except for Mr. Malley, no shareholders are required under the HK Listing Rules to abstain from voting at the Annual Meeting on the resolution approving the Proposed RSU Grant to Mr. Malley and transactions contemplated therein.
Except for Mr. Malley, no other director is considered to have a material interest in the Proposed RSU Grant to Mr. Malley and therefore none of them other than Mr. Malley abstained from voting on the relevant board resolution.
Dr. Sanders
Pursuant to Chapter 14A of the HK Listing Rules, each of Dr. Sanders and her associates is required to abstain from voting on the resolution at the Annual Meeting to approve the Proposed RSU Grant to Dr. Sanders and transactions contemplated therein. To the best of the directors’ knowledge, information and belief: (i) each of Dr. Sanders and her associates is not interested in any shares except Dr. Sanders’ interest in a total of 27,482 shares or underlying shares, representing approximately 0.002% of total number of issued shares as of the Latest Practicable Date, as notified to the Company and the HKEx pursuant to Divisions 7 and 8 of Part XV of the SFO; and (ii) there are no other shareholders having any material interest in the Proposed RSU Grant to Dr. Sanders and transactions contemplated therein. Accordingly, except for Dr. Sanders, no shareholders are required under the HK Listing Rules to abstain from voting at the Annual Meeting on the resolution approving the Proposed RSU Grant to Dr. Sanders and transactions contemplated therein.
Except for Dr. Sanders, no other director is considered to have a material interest in the Proposed RSU Grant to Dr. Sanders and therefore none of them other than Dr. Sanders abstained from voting on the relevant board resolution.
Mr. Su
Pursuant to Chapter 14A of the HK Listing Rules, each of Mr. Su and his associates is required to abstain from voting on the resolution at the Annual Meeting to approve the Proposed RSU Grant to Mr. Su and transactions contemplated therein. To the best of the directors’ knowledge, information and belief: (i) each of Mr. Su and his associates is not interested in any shares except Mr. Su’s interest in a total of 173,277 shares or underlying shares, representing approximately 0.01% of total number of issued shares as of the Latest Practicable Date, as notified to the Company and the HKEx pursuant to Divisions 7 and 8 of Part XV of the SFO; and (ii) there are no other shareholders having any material interest in the Proposed RSU Grant to Mr. Su and transactions contemplated therein. Accordingly, except for Mr. Su, no shareholders are required under the HK Listing Rules to abstain from voting at the Annual Meeting on the resolution approving the Proposed RSU Grant to Mr. Su and transactions contemplated therein.
Except for Mr. Su, no other director is considered to have a material interest in the Proposed RSU Grant to Mr. Su and therefore none of them other than Mr. Su abstained from voting on the relevant board resolution.

Mr. Yi
Pursuant to Chapter 14A of the HK Listing Rules, each of Mr. Yi and his associates is required to abstain from voting on the resolution at the Annual Meeting to approve the Proposed RSU Grant to Mr. Yi and transactions contemplated therein. To the best of the directors’ knowledge, information and belief: (i) each of Mr. Yi and his associates is not interested in any shares except Mr. Yi’s interest in a total of 327,418 shares or underlying shares, representing approximately 0.03% of total number of issued shares as of the Latest Practicable Date, as notified to the Company and the HKEx pursuant to Divisions 7 and 8 of Part XV of the SFO; and (ii) there are no other shareholders having any material interest in the Proposed RSU Grant to Mr. Yi and transactions contemplated therein. Accordingly, except for Mr. Yi, no shareholders are required under the HK Listing Rules to abstain from voting at the Annual Meeting on the resolution approving the Proposed RSU Grant to Mr. Yi and transactions contemplated therein.
Except for Mr. Yi, no other director is considered to have a material interest in the Proposed RSU Grant to Mr. Yi and therefore none of them other than Mr. Yi abstained from voting on the relevant board resolution.
REASONS AND RATIONALE FOR THE PROPOSED RSU GRANTS
Purpose of the 2016 Plan and the Proposed RSU Grants
The 2016 Plan provides the Company with flexibility to use various equity-based incentives and other awards as compensation tools to motivate and reward the Company’s employees, directors and consultants. For further details of the 2016 Plan, please refer to the Company’s Proxy Statement/Circular dated April 28, 2020.
The Proposed RSU Grant to Mr. Oyler is part of the Company’s compensation program for employees, including executive officers. The purpose of such grant is to encourage executives and other employees to focus on long-term company performance and align their interests with shareholders, promote retention and reward outstanding company and individual performance. The Proposed RSU Grant to Mr. Oyler aims to provide sufficient incentive to retain and motivate Mr. Oyler to participate in the formulation of strategy and long-term development of the Company and to recognize his contribution to the growth of the Company. In this regard, the directors (including independent non-executive directors but excluding Mr. Oyler) and the Compensation Committee consider that the terms of the Proposed RSU Grant to Mr. Oyler are fair and reasonable and in the best interests of the Company and the shareholders as a whole.
The Proposed RSU Grant to Dr. Wang is part of the Company’s compensation package for Dr. Wang to serve as Chair of the Scientific Advisory Board. Dr. Wang’s consulting services include leading the Scientific Advisory Board and providing short- and long-term strategic advice to the Company in his areas of expertise, participating in our leadership team meetings from time to time, and interacting with our key stakeholders on behalf of the Company. Through these and other contributions, Dr. Wang has helped us make significant progress on our research, development and business goals. The Proposed RSU Grant to Dr. Wang aims to provide sufficient incentive to retain and motivate Dr. Wang to participate in the formulation of strategy and long-term development of the Company and to recognize his contribution to the growth of the Company. In this regard, the directors (including independent non-executive directors but excluding Dr. Wang) and the Compensation Committee consider that the terms of the Proposed RSU Grant to Dr. Wang are fair and reasonable and in the best interests of the Company and the shareholders as a whole.
The Proposed RSU Grants to other non-executive and independent non-executive directors are part of the Company’s compensation package to the non-executive and independent non-executive directors. The Proposed RSU Grants to other non-executive and independent non-executive directors aim to retain and motivate the non-executive and independent non-executive directors to continue to provide their opinion and judgment to the Board of Directors in building the strategy and long-term development of the Company. In this regard, (i) the directors (including independent non-executive directors but excluding Mr. Hooper) and the Compensation Committee consider that the terms of the Proposed RSU Grant to Mr. Hooper are fair and reasonable and in the best interests of the Company and the shareholders as a whole; (ii) the directors (including independent non-executive directors but excluding Mr. Chen) and the Compensation Committee (excluding Mr. Chen) consider that the terms of the Proposed RSU Grant to Mr. Chen are fair and reasonable and in the best interests of the Company and the shareholders as a whole; (iii) the directors (including independent non-executive directors but excluding Mr. Glazer) and the Compensation Committee consider that the terms of the Proposed RSU Grant to Mr. Glazer are fair and reasonable and in the best interests of the Company and the shareholders as a whole; (iv) the directors (including independent non-executive directors but excluding Mr. Goller) and the Compensation Committee consider that the terms of the Proposed RSU Grant to Mr. Goller are fair and reasonable and in the best interests of the Company and the shareholders as a whole; (v) the directors (including independent non-executive directors but excluding Mr. Krishana) and the Compensation Committee (excluding Mr. Krishana) consider that the terms of the Proposed RSU Grant to Mr. Krishana are fair and reasonable and in the best interests of the Company and the shareholders as a whole; (vi) the directors (including independent non-executive directors but excluding Mr. Malley) and the Compensation Committee consider that the terms of the Proposed RSU Grant to Mr. Malley are fair and reasonable and in the best interests of the Company and the shareholders as a whole; (vii) the directors (including independent non-executive directors but excluding Dr. Sanders) and the Compensation Committee consider that the terms of the Proposed RSU Grant to Dr. Sanders are fair and reasonable and in the best interests of the Company and the shareholders as a whole; (viii) the directors (including independent non-executive directors but excluding Mr. Su) and the Compensation Committee consider that the terms of the Proposed RSU Grant to Mr. Su are fair and reasonable and in the best interests of the Company and the shareholders as a whole; and (ix) the directors (including independent non-executive directors but excluding Mr. Yi) and the Compensation Committee (excluding Mr. Yi) consider that the terms of the Proposed RSU Grant to Mr. Yi are fair and reasonable and in the best interests of the Company and the shareholders as a whole.
Rationale of the Proposed RSU Grants
The Proposed RSU Grant to Mr. Oyler
Background and contribution of Mr. Oyler
The Board of Directors proposed to compensate Mr. Oyler with the Proposed RSU Grant after considering Mr. Oyler’s integral role as Co-Founder, Chief Executive Officer and Chairman of the Board, his extensive leadership, executive, managerial, business and biotechnology company experience, his years of industry experience in the development of pharmaceutical products and contribution to the rapid growth of the Company.
Mr. Oyler is our Co-Founder, Chief Executive Officer and Chairman of the Board. He has served as a member of the Board of Directors since October 2010. From 2005 to 2009, Mr. Oyler served as President and Chief Executive Officer of BioDuro, LLC, a drug discovery outsourcing company, which was acquired by Pharmaceutical Product Development Inc. From 2002 to 2004, Mr. Oyler served as Chief Executive Officer of Galenea Corp., a biopharmaceutical company dedicated to the discovery of novel therapies for central nervous system diseases, which initially were developed at Massachusetts Institute of Technology. From 1998 to 2002, Mr. Oyler was a Founder and the President of Telephia, Inc. which was bought by The Nielsen Company in 2007. From 1997 to 1998, Mr. Oyler served as Co-Chief Executive Officer of Genta Incorporated, an oncology-focused biopharmaceutical company that was listed on the NASDAQ. Mr. Oyler began his career as a management consultant at McKinsey & Company. Mr. Oyler received his B.S. from the Massachusetts Institute of Technology in June 1990 and an MBA from Stanford University in January 1996.
Retention and recognition of Mr. Oyler
The Board of Directors considered the retention and motivation of Mr. Oyler are indispensable to the senior management of the Company. We maintain an industry-specific peer group of publicly traded companies in the biopharmaceutical and biotechnology industries that is selected based on a balance of criteria, such as the size of the company, the stage of development and data availability, for benchmarking pay. The value of RSUs to be granted to Mr. Oyler was determined by the Board of Directors upon recommendation of the Compensation Committee by referencing the equity grant practices of our compensation peer group. As further discussed under the heading of “Executive Compensation”, the Board of Directors and/or the Compensation Committee generally positions target total compensation for our executive officers above the median target total compensation in our peer group, with target total cash compensation, including base salaries and target annual incentives, at or below the 25th percentile and equity incentive awards above the median in order to link compensation more closely with corporate performance and the creation of shareholder value.
The Proposed RSU Grant to Dr. Wang
Background and contribution of Dr. Wang
The Board of Directors proposed to compensate Dr. Wang with the Proposed RSU Grant after considering Dr. Wang’s critical role as Chair of the Scientific Advisory Board, his extensive experience in cancer drug research and in the biotechnology industry and contribution to the rapid growth of the Company.
Dr. Wang is our Co-Founder and has served as a member of the Board of Directors since February 2016. He has also served as the Chairman of our Scientific Advisory Board since 2011. Dr. Wang has served as the founding Director of the National Institute of Biological Sciences in Beijing since 2003 and became its Director and Investigator in 2010. In addition, Dr. Wang has served as a Chair Professor at Tsinghua University since 2020. Previously, he was a Howard Hughes Medical Institute Investigator from 1997 to 2010 and held the position of the George L. MacGregor Distinguished Chair Professor in Biomedical Sciences at the University of Texas Southwestern Medical Center in Dallas, Texas from 2001 to 2010. In 2004, Dr. Wang founded Joyant Pharmaceuticals, Inc., a venture capital-backed biotechnology company focused on the development of small molecule therapeutics for cancer. Dr. Wang received his B.S. in Biology from Beijing Normal University in July 1984 and his Ph.D. in Biochemistry from the University of Texas Southwestern Medical Center in May 1991. Dr. Wang has been a member of the National Academy of Sciences, USA since 2004 and a foreign associate of the Chinese Academy of Sciences since 2013.
Dr. Wang’s consulting services include leading the Scientific Advisory Board and providing short- and long-term strategic advice to our Company in his areas of expertise, participating in our leadership team meetings from time to time, and interacting with our key stakeholders on behalf of the Company.
Retention and recognition of Dr. Wang
The Board of Directors believes that Dr. Wang’s stature in the Chinese scientific and biotechnology communities provides the Company with significant intangible benefits and access to key stakeholders in our industry. His scientific expertise and knowledge of oncology research and development and the Chinese market are highly valuable to the Company. The value of RSUs to be granted to Dr. Wang was determined by the Board of Directors upon recommendation of the Compensation Committee to reflect his major contributions to the Company.
The Proposed RSU Grants to Other Non-Executive and Independent Non-Executive Directors
Background and contribution of other non-executive and independent non-executive directors
The Board of Directors proposed to compensate the non-executive and independent non-executive directors with the Proposed RSU Grants to non-executive and independent non-executive directors in light of the continued progress of the Company and after considering each of the non-executive and independent non-executive directors’ contribution to the Company through providing their opinion and judgment, as well as the background and experience of each of the non-executive and independent non-executive directors. Please refer to the section headed “Election of Directors” in this Proxy Statement for details regarding the biography and background of each non-executive and independent non-executive director.
Rationale of the Proposed RSU Grants to other non-executive and independent non-executive directors
The Proposed RSU Grants to other non-executive and independent non-executive directors are part of the compensation package to the non-executive and independent non-executive directors under the Amended Independent Director Compensation Policy and have been approved by the Board of Directors upon recommendation of the Compensation Committee. The Proposed RSU Grants are granted in light of the continued progress and performance of the Company and aim to retain and motivate the non-executive and independent non-executive directors to continue to provide their opinion and judgment to the Board of Directors in building the strategy and long-term development of the Company. Please refer to the section headed “Director Compensation” in this Proxy Statement for details regarding the overall compensation arrangements of non-executive and independent non-executive directors.
The value of RSUs to be granted to the non-executive and independent non-executive directors was determined by the Board of Directors upon recommendation of the Compensation Committee by referencing the equity grant practices of our compensation peer group.
Dilution effect
Assuming each of the directors becomes fully entitled to all shares underlying the Proposed RSU Grants and based on the indicative number of RSUs set forth above, the total number of such underlying shares would amount to 262,431 ordinary shares, or approximately 0.02% of the total number of issued shares as of the Latest Practicable Date, and such shares will represent 0.02% of the total number of issued shares upon completion of issue.
The shareholding structure of the Company before and after each of the directors becomes fully entitled to all of the shares underlying the Proposed RSU Grants is summarized as follows (calculated assuming the indicative number of RSUs set forth above and based on the total number of issued shares as of the Latest Practicable Date):
	Latest Practicable Date(1)		Assuming full vesting of the Proposed RSU Grants(2)
	No. of shares	%(3)	No. of shares	%
Mr. Oyler	77,412,897(4)	6.47%	77,563,190	6.48%
Dr. Wang	20,968,574(5)	1.75%	21,008,640	1.75%
Mr. Hooper	67,353(6)	0.01%	75,361	0.01%
Mr. Chen	460,340(7)	0.04%	468,348	0.04%
Mr. Glazer	3,155,247(8)	0.26%	3,163,255	0.26%
Mr. Goller	336,700(9)	0.03%	344,708	0.03%
Mr. Krishana	336,700(10)	0.03%	344,708	0.03%
Mr. Malley	1,249,448(11)	0.10%	1,257,456	0.10%
Dr. Sanders	27,482(12)	0.002%	35,490	0.003%
Mr. Su	173,277(13)	0.01%	181,285	0.02%
Mr. Yi	327,418(14)	0.03%	335,426	0.03%
Other Shareholders	1,092,807,181	91.27%	1,092,807,181	91.25%
Total	1,197,322,617	100%	1,197,585,048	100%

(1)
Assuming that no shares are issued pursuant to any of the Proposed RSU Grants.

(2)
Without taking into account shares which may be repurchased or issued by the Company (except for the Proposed RSU Grants).

(3)
The calculation is based on the total number of 1,197,322,617 ordinary shares in issue as of the Latest Practicable Date, which included ordinary shares issued to the depositary in exchange for a corresponding amount of ADSs for the purposes of ensuring that it has ADSs readily available to satisfy the vesting of restricted share units and the exercise of share options from time to time.

(4)
Includes (i) 6,280,245 ordinary shares held by Mr. Oyler, (ii) Mr. Oyler’s entitlement to receive up to 20,705,156 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of those options, and (iii) Mr. Oyler’s entitlement to restricted share units equivalent to 510,411 ordinary shares, subject to vesting conditions; (iv) 10,000,000 ordinary shares held for the benefit of Mr. Oyler in a Roth IRA PENSCO trust account; (v) 102,188 ordinary shares held by The John Oyler Legacy Trust, of which Mr. Oyler’s father is a trustee, for the benefit of his minor child, in which Mr. Oyler is deemed to be interested for the purpose of the SFO; (vi) 7,727,927 ordinary shares held for the benefit of Mr. Oyler in a grantor retained annuity trust, of which Mr. Oyler’s father is a trustee, in which Mr. Oyler is deemed to be interested for the purpose of the SFO; (vii) 29,439,115 ordinary shares held by Oyler Investment LLC, 99% of the limited liability company interest owned by a grantor retain annuity trust, in which Mr. Oyler’s father is a trustee, in which Mr. Oyler is deemed to be interested for the purpose of the SFO; (viii) 510,941 ordinary shares held by The Oyler Family Legacy Trust for the benefit of Mr. Oyler’s family members, of which Mr. Oyler’s father is a trustee and Mr. Oyler is the settlor; (ix) 545,597 ordinary shares held by a trust, the beneficiaries of which include Mr. Oyler’s minor child and others, in which Mr. Oyler is deemed to be interested for the purpose of the SFO and (x) 1,591,317 ordinary shares held by a private foundation of which Mr. Oyler and the other(s) serve as directors, in which Mr. Oyler is deemed to be interested for the purpose of the SFO.
(5)
Includes (i) 5,553,565 ordinary shares held by Dr. Wang, (ii) Dr. Wang’s entitlement to receive up to 9,594,450 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of those options, and (iii) Dr. Wang’s entitlement to restricted share units equivalent to 149,597 ordinary shares, subject to vesting conditions; (iv) 50 ordinary shares held by Dr. Wang’s spouse; (v) 172,372 ordinary shares held in a UTMA account for Dr. Wang’s minor child, in which Dr. Wang is deemed to be interested for the purpose of the SFO; (vi) 4,253,998 ordinary shares held by Wang Investment LLC, of which 99% of the limited liability company interest is owned by two grantor retained annuity trusts, of which Dr. Wang’s wife is a trustee, in which Dr. Wang is deemed to be interested for the purpose of the SFO and (vii) 1,244,542 ordinary shares held by a family trust which Dr. Wang’s family members are beneficiaries, in which Dr. Wang is deemed to be interested for the purpose of the SFO.

(6)
Includes Mr. Hooper’s entitlement to receive up to 67,353 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of those options.

(7)
Includes Mr. Chen’s entitlement to receive up to 460,340 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of these options.

(8)
Includes (i) 2,827,829 ordinary shares held by Mr. Glazer; and (ii) Mr. Glazer’s entitlement to receive up to 327,418 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of these options.

(9)
Includes (i) 9,282 ordinary shares held by Mr. Goller; and (ii) Mr. Goller’s entitlement to receive up to 327,418 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of these options.

(10)
Includes (i) 9,282 ordinary shares held by Mr. Krishana and (ii) Mr. Krishana’s entitlement to receive up to 327,418 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of these options.

(11)
Includes (i) 399,282 ordinary shares held by Mr. Malley and (ii) Mr. Malley’s entitlement to receive up to 850,166 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of those options.

(12)
Includes Dr. Sanders is entitled to receive up to 27,482 ordinary shares pursuant to the exercise of options granted to her, subject to the conditions (including vesting conditions) of those options.

(13)
Includes Mr. Su is entitled to receive up to 173,277 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of those options.

(14)
Includes Mr. Yi’s entitlement to receive up to 327,418 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of these options.

Board of Directors’ Views
Given that the directors believe that the Proposed RSU Grants will retain, motivate and incentivize the grantees and will benefit the long-term development of the Company, the directors consider that the terms of the Proposed RSU Grants are fair and reasonable and in the interests of the shareholders as a whole.

Independent Board Committees and Independent Financial Adviser
Independent Board Committee A, comprising Mr. Chen, Mr. Glazer, Mr. Goller, Mr. Krishana, Mr. Malley, Dr. Sanders, Mr. Su and Mr. Yi, all being independent non-executive directors, has been formed to advise the independent shareholders as to the fairness and reasonableness of the terms of the Proposed RSU Grants to Mr. Oyler, Dr. Wang and Mr. Hooper.
Independent Board Committee B, comprising Mr. Glazer, Mr. Goller, Mr. Krishana, Mr. Malley, Dr. Sanders, Mr. Su and Mr. Yi, all being independent non-executive directors, has been formed to advise the independent shareholders as to the fairness and reasonableness of the terms of the Proposed RSU Grant to Mr. Chen.
Independent Board Committee C, comprising Mr. Chen, Mr. Goller, Mr. Krishana, Mr. Malley, Dr. Sanders, Mr. Su and Mr. Yi, all being independent non-executive directors, has been formed to advise the independent shareholders as to the fairness and reasonableness of the terms of the Proposed RSU Grant to Mr. Glazer.
Independent Board Committee D, comprising Mr. Chen, Mr. Glazer, Mr. Krishana, Mr. Malley, Dr. Sanders, Mr. Su and Mr. Yi, all being independent non-executive directors, has been formed to advise the independent shareholders as to the fairness and reasonableness of the terms of the Proposed RSU Grant to Mr. Goller.
Independent Board Committee E, comprising Mr. Chen, Mr. Glazer, Mr. Goller, Mr. Malley, Dr. Sanders, Mr. Su and Mr. Yi, all being independent non-executive directors, has been formed to advise the independent shareholders as to the fairness and reasonableness of the terms of the Proposed RSU Grant to Mr. Krishana.
Independent Board Committee F, comprising Mr. Chen, Mr. Glazer, Mr. Goller, Mr. Krishana, Dr. Sanders, Mr. Su and Mr. Yi, all being independent non-executive directors, has been formed to advise the independent shareholders as to the fairness and reasonableness of the terms of the Proposed RSU Grant to Mr. Malley.
Independent Board Committee G, comprising Mr. Chen, Mr. Glazer, Mr. Goller, Mr. Krishana, Mr. Malley, Mr. Su and Mr. Yi, all being independent non-executive directors, has been formed to advise the independent shareholders as to the fairness and reasonableness of the terms of the Proposed RSU Grant to Dr. Sanders.
Independent Board Committee H, comprising Mr. Chen, Mr. Glazer, Mr. Goller, Mr. Krishana, Mr. Malley, Dr. Sanders and Mr. Yi, all being independent non-executive directors, has been formed to advise the independent shareholders as to the fairness and reasonableness of the terms of the Proposed RSU Grant to Mr. Su.
Independent Board Committee I, comprising Mr. Chen, Mr. Glazer, Mr. Goller, Mr. Krishana, Mr. Malley, Dr. Sanders and Mr. Su, all being independent non-executive directors, has been formed to advise the independent shareholders as to the fairness and reasonableness of the terms of the Proposed RSU Grant to Mr. Yi.
Anglo Chinese Corporate Finance, Limited has been appointed as the Independent Financial Adviser to advise the Independent Board Committees and the independent shareholders in relation to the above.
Listing Approval
The HKEx has previously granted its approval of the listing of, and permission to deal in, new shares which may be issued pursuant to the vesting of Proposed RSU Grants which may be granted pursuant to the 2016 Plan.
Information about the Company
BeiGene is a global, commercial-stage biotechnology company focused on discovering, developing, manufacturing, and commercializing innovative medicines to improve treatment outcomes and access for patients worldwide. Our approximately 6,000 employees around the world are committed to expediting the development of a diverse pipeline of novel therapeutics. We currently market two internally discovered oncology medicines: BTK inhibitor BRUKINSA® (zanubrutinib) in the United States and China, and anti-PD-1 antibody tislelizumab in China. We also market or plan to market in China additional oncology products in China licensed from Amgen Inc., Celgene Logistics Sàrl, a Bristol Myers Squibb (BMS) company, and EUSA Pharma; and have entered a collaboration with Novartis Pharma AG for Novartis to develop, manufacture and commercialize tislelizumab in North America, Europe, and Japan.
Annual Meeting
A notice convening the Annual Meeting to be held on June 16, 2021 at the offices of Mourant Governance Services (Cayman) Limited, at 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands is set out in this Proxy Statement. Ordinary resolutions will be proposed at the Annual Meeting for the independent shareholders to approve the Proposed RSU Grants.
A form of proxy for use at the Annual Meeting is enclosed with this Proxy Statement. Whether or not you intend to attend and vote at the Annual Meeting in person, you are requested to complete and return the accompanying form of proxy in accordance with the instructions printed thereon. Persons who hold our ordinary shares directly on our Cayman Islands register of members on the record date (i.e. at 5:00 a.m. Cayman Islands Time / 6:00 a.m. New York Time / 6:00 p.m. Hong Kong Time on April 19, 2021) must return a form of proxy (i) by mail or by hand to the offices of our Cayman Registrar: Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands, or (ii) by email at BeiGene@mourant.com. Persons who hold our ordinary shares directly on our Hong Kong register of members on the record date must return a form of proxy by mail or by hand to the offices of our HK Registrar: Computershare Hong Kong Investor Services Limited, 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong as soon as possible, but in any event no later than 4 a.m. Cayman Islands Time / 5:00 a.m. New York Time / 5:00 p.m. Hong Kong Time on June 13, 2021. Completion and return of the form of proxy will not preclude you from attending and voting in person at the Annual Meeting or any adjourned meeting.
In accordance with Rule 13.39(4) of the HK Listing Rules, all votes of the independent shareholders at the Annual Meeting shall be taken by poll.
In order to qualify for the right to attend and vote at the Annual Meeting, all relevant share certificates and properly completed transfer forms must be lodged for registration with the Company’s Hong Kong Branch Share Registrar, Computershare Hong Kong Investor Services Limited, Shops 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong before 4:30 p.m. Hong Kong Time on April 19, 2021.
RECOMMENDATION
Anglo Chinese Corporate Finance, Limited has been appointed as the Independent Financial Adviser to advise the Independent Board Committees and the independent shareholders with regard to the Proposed RSU Grants and consider that each of the Proposed RSU Grants are fair and reasonable so far as the interests of the independent shareholders are concerned. Your attention is drawn to the letter of advice from Anglo Chinese Corporate Finance, Limited included in this Proxy Statement containing its recommendation and the principal factors it has taken into account.
Independent Board Committee A, having taken the advice of the Independent Financial Adviser into account, considers the terms of the Proposed RSU Grants to Mr. Oyler, Dr. Wang and Mr. Hooper fair and reasonable so far as the independent shareholders are concerned. Accordingly, Independent Board Committee A recommends the independent shareholders to vote in favor of the resolutions relating to the Proposed RSU Grants to Mr. Oyler, Dr. Wang and Mr. Hooper. The full text of the letter from Independent Board Committee A is set out in this Proxy Statement.
Independent Board Committee B, having taken the advice of the Independent Financial Adviser into account, considers the terms of the Proposed RSU Grant to Mr. Chen fair and reasonable so far as the independent shareholders are concerned. Accordingly, Independent Board Committee C recommends the independent shareholders to vote in favor of the resolution relating to the Proposed RSU Grant to Mr. Chen. The full text of the letter from Independent Board Committee B is set out in this Proxy Statement.
Independent Board Committee C, having taken the advice of the Independent Financial Adviser into account, considers the terms of the Proposed RSU Grant to Mr. Glazer fair and reasonable so far as the independent shareholders are concerned. Accordingly, Independent Board Committee D recommends the independent shareholders to vote in favor of the resolution relating to the Proposed RSU Grant to Mr. Glazer. The full text of the letter from Independent Board Committee C is set out in this Proxy Statement.
Independent Board Committee D, having taken the advice of the Independent Financial Adviser into account, considers the terms of the Proposed RSU Grant to Mr. Goller fair and reasonable so far as the independent shareholders are concerned. Accordingly, Independent Board Committee E recommends the independent shareholders to vote in favor of the resolution relating to the Proposed RSU Grant to Mr. Goller. The full text of the letter from Independent Board Committee D is set out in this Proxy Statement.
Independent Board Committee E, having taken the advice of the Independent Financial Adviser into account, considers the terms of the Proposed RSU Grant to Mr. Krishana fair and reasonable so far as the independent shareholders are concerned. Accordingly, Independent Board Committee F recommends the independent shareholders to vote in favor of the resolution relating to the Proposed RSU Grant to Mr. Krishana. The full text of the letter from Independent Board Committee E is set out in this Proxy Statement.
Independent Board Committee F, having taken the advice of the Independent Financial Adviser into account, considers the terms of the Proposed RSU Grant to Mr. Malley fair and reasonable so far as the independent shareholders are concerned. Accordingly, Independent Board Committee G recommends the independent shareholders to vote in favor of the resolution relating to the Proposed RSU Grant to Mr. Malley. The full text of the letter from Independent Board Committee F is set out in this Proxy Statement.
Independent Board Committee G, having taken the advice of the Independent Financial Adviser into account, considers the terms of the Proposed RSU Grant to Dr. Sanders fair and reasonable so far as the independent shareholders are concerned. Accordingly, Independent Board Committee H recommends the independent shareholders to vote in favor of the resolution relating to the Proposed RSU Grant to Dr. Sanders. The full text of the letter from Independent Board Committee G is set out in this Proxy Statement.
Independent Board Committee H, having taken the advice of the Independent Financial Adviser into account, considers the terms of the Proposed RSU Grant to Mr. Su fair and reasonable so far as the independent shareholders are concerned. Accordingly, Independent Board Committee I recommends the independent shareholders to vote in favor of the resolution relating to the Proposed RSU Grant to Mr. Su. The full text of the letter from Independent Board Committee H is set out in this Proxy Statement.
Independent Board Committee I, having taken the advice of the Independent Financial Adviser into account, considers the terms of the Proposed RSU Grant to Mr. Yi fair and reasonable so far as the independent shareholders are concerned. Accordingly, Independent Board Committee J recommends the independent shareholders to vote in favor of the resolution relating to the Proposed RSU Grant to Mr. Yi. The full text of the letter from Independent Board Committee I is set out in this Proxy Statement.
The directors are of the opinion that the Proposed RSU Grants are fair and reasonable and in the interests of the Company and the Shareholders as a whole. The directors recommend that all shareholders should vote in favor of the relevant resolutions to be proposed at the Annual Meeting.
By order of the Board of Directors
BeiGene, Ltd.
Mr. John V. Oyler
Chairman

LETTER FROM THE INDEPENDENT BOARD COMMITTEE A
April 30, 2021
To the independent shareholders of BeiGene, Ltd.
Dear Sir/Madam,
We have been appointed as an independent board committee of the Company to advise independent shareholders in connection with the Proposed RSU Grants to Mr. Oyler, Dr. Wang and Mr. Hooper, details of which are set out in the Proxy Statement dated April 30, 2021, of which this letter forms part. Terms defined in the Proxy Statement shall have the same meanings when used herein unless the context otherwise requires.
Having considered the advice of Anglo Chinese Corporate Finance, Limited, the independent financial adviser of the Company, in relation thereto as set out in the Proxy Statement, Mr. Oyler, Dr. Wang and Mr. Hooper’s respective contributions to the Company and the terms of the Proposed RSU Grants, we are of the view that the terms of the Proposed RSU Grants are fair and reasonable so far as the independent shareholders are concerned. We are of the view that that the Proposed RSU Grants are made on normal commercial terms and during the ordinary and usual course of the Company’s business, and are in the interest of the Company and its shareholders.
Accordingly, we recommend the independent shareholders to vote in favor of the resolutions to be proposed at the Annual Meeting to approve the Proposed RSU Grants to Mr. Oyler, Dr. Wang and Mr. Hooper.
Yours faithfully,
For and on behalf of the
Independent Board Committee A
BeiGene, Ltd.
Mr. Timothy Chen	Mr. Donald W. Glazer	Mr. Michael Goller
Mr. Ranjeev Krishana	Mr. Thomas Malley	Dr. Corazon (Corsee) D. Sanders
Mr. Jing-Shyh (Sam) Su	Mr. Qingqing Yi
Independent Non-executive
Directors

LETTER FROM THE INDEPENDENT BOARD COMMITTEE B
April 30, 2021
To the independent shareholders of BeiGene, Ltd.
Dear Sir/Madam,
We have been appointed as an independent board committee of the Company to advise independent shareholders in connection with the Proposed RSU Grant to Mr. Chen, details of which are set out in the Proxy Statement dated April 30, 2021, of which this letter forms part. Terms defined in the Proxy Statement shall have the same meanings when used herein unless the context otherwise requires.
Having considered the advice of Anglo Chinese Corporate Finance, Limited, the independent financial adviser of the Company, in relation thereto as set out in the Proxy Statement, Mr. Chen’s contributions to the Company and the terms of the Proposed RSU Grant, we are of the view that the terms of the Proposed RSU Grant are fair and reasonable so far as the independent shareholders are concerned. We are of the view that that the Proposed RSU Grant are made on normal commercial terms and during the ordinary and usual course of the Company’s business, and are in the interest of the Company and its shareholders.
Accordingly, we recommend the independent shareholders to vote in favor of the resolution to be proposed at the Annual Meeting to approve the Proposed RSU Grant to Mr. Chen.
Yours faithfully,
For and on behalf of the
Independent Board Committee B
BeiGene, Ltd.
Mr. Donald W. Glazer	Mr. Michael Goller	Mr. Ranjeev Krishana
Mr. Thomas Malley	Dr. Corazon (Corsee) D. Sanders	Mr. Jing-Shyh (Sam) Su
Mr. Qingqing Yi
Independent Non-executive
Directors

LETTER FROM THE INDEPENDENT BOARD COMMITTEE C
April 30, 2021
To the independent shareholders of BeiGene, Ltd.
Dear Sir/Madam,
We have been appointed as an independent board committee of the Company to advise independent shareholders in connection with the Proposed RSU Grant to Mr. Glazer, details of which are set out in the Proxy Statement dated April 30, 2021, of which this letter forms part. Terms defined in the Proxy Statement shall have the same meanings when used herein unless the context otherwise requires.
Having considered the advice of Anglo Chinese Corporate Finance, Limited, the independent financial adviser of the Company, in relation thereto as set out in the Proxy Statement, Mr. Glazer’s contributions to the Company and the terms of the Proposed RSU Grant, we are of the view that the terms of the Proposed RSU Grant are fair and reasonable so far as the independent shareholders are concerned. We are of the view that that the Proposed RSU Grant are made on normal commercial terms and during the ordinary and usual course of the Company’s business, and are in the interest of the Company and its shareholders.
Accordingly, we recommend the independent shareholders to vote in favor of the resolution to be proposed at the Annual Meeting to approve the Proposed RSU Grant to Mr. Glazer.
Yours faithfully,
For and on behalf of the
Independent Board Committee C
BeiGene, Ltd.
Mr. Timothy Chen	Mr. Michael Goller	Mr. Ranjeev Krishana
Mr. Thomas Malley	Dr. Corazon (Corsee) D. Sanders	Mr. Jing-Shyh (Sam) Su
Mr. Qingqing Yi
Independent Non-executive
Directors

LETTER FROM THE INDEPENDENT BOARD COMMITTEE D
April 30, 2021
To the independent shareholders of BeiGene, Ltd.
Dear Sir/Madam,
We have been appointed as an independent board committee of the Company to advise independent shareholders in connection with the Proposed RSU Grant to Mr. Goller, details of which are set out in the Proxy Statement dated April 30, 2021, of which this letter forms part. Terms defined in the Proxy Statement shall have the same meanings when used herein unless the context otherwise requires.
Having considered the advice of Anglo Chinese Corporate Finance, Limited, the independent financial adviser of the Company, in relation thereto as set out in the Proxy Statement, Mr. Goller’s contributions to the Company and the terms of the Proposed RSU Grant, we are of the view that the terms of the Proposed RSU Grant are fair and reasonable so far as the independent shareholders are concerned. We are of the view that that the Proposed RSU Grant are made on normal commercial terms and during the ordinary and usual course of the Company’s business, and are in the interest of the Company and its shareholders.
Accordingly, we recommend the independent shareholders to vote in favor of the resolution to be proposed at the Annual Meeting to approve the Proposed RSU Grant to Mr. Goller.
Yours faithfully,
For and on behalf of the
Independent Board Committee D
BeiGene, Ltd.
Mr. Timothy Chen	Mr. Donald W. Glazer	Mr. Ranjeev Krishana
Mr. Thomas Malley	Dr. Corazon (Corsee) D. Sanders	Mr. Jing-Shyh (Sam) Su
Mr. Qingqing Yi
Independent Non-executive
Directors

LETTER FROM THE INDEPENDENT BOARD COMMITTEE E
April 30, 2021
To the independent shareholders of BeiGene, Ltd.
Dear Sir/Madam,
We have been appointed as an independent board committee of the Company to advise independent shareholders in connection with the Proposed RSU Grant to Mr. Krishana, details of which are set out in the Proxy Statement dated April 30, 2021, of which this letter forms part. Terms defined in the Proxy Statement shall have the same meanings when used herein unless the context otherwise requires.
Having considered the advice of Anglo Chinese Corporate Finance, Limited, the independent financial adviser of the Company, in relation thereto as set out in the Proxy Statement, Mr. Krishana’s contributions to the Company and the terms of the Proposed RSU Grant, we are of the view that the terms of the Proposed RSU Grant are fair and reasonable so far as the independent shareholders are concerned. We are of the view that that the Proposed RSU Grant are made on normal commercial terms and during the ordinary and usual course of the Company’s business, and are in the interest of the Company and its shareholders.
Accordingly, we recommend the independent shareholders to vote in favor of the resolution to be proposed at the Annual Meeting to approve the Proposed RSU Grant to Mr. Krishana.
Yours faithfully,
For and on behalf of the
Independent Board Committee E
BeiGene, Ltd.
Mr. Timothy Chen	Mr. Donald W. Glazer	Mr. Michael Goller
Mr. Thomas Malley	Dr. Corazon (Corsee) D. Sanders	Mr. Jing-Shyh (Sam) Su
Mr. Qingqing Yi
Independent Non-executive
Directors

LETTER FROM THE INDEPENDENT BOARD COMMITTEE F
April 30, 2021
To the independent shareholders of BeiGene, Ltd.
Dear Sir/Madam,
We have been appointed as an independent board committee of the Company to advise independent shareholders in connection with the Proposed RSU Grant to Mr. Malley, details of which are set out in the Proxy Statement dated April 30, 2021, of which this letter forms part. Terms defined in the Proxy Statement shall have the same meanings when used herein unless the context otherwise requires.
Having considered the advice of Anglo Chinese Corporate Finance, Limited, the independent financial adviser of the Company, in relation thereto as set out in the Proxy Statement, Mr. Malley’s contributions to the Company and the terms of the Proposed RSU Grant, we are of the view that the terms of the Proposed RSU Grant are fair and reasonable so far as the independent shareholders are concerned. We are of the view that that the Proposed RSU Grant are made on normal commercial terms and during the ordinary and usual course of the Company’s business, and are in the interest of the Company and its shareholders.
Accordingly, we recommend the independent shareholders to vote in favor of the resolution to be proposed at the Annual Meeting to approve the Proposed RSU Grant to Mr. Malley.
Yours faithfully,
For and on behalf of the
Independent Board Committee F
BeiGene, Ltd.
Mr. Timothy Chen	Mr. Donald W. Glazer	Mr. Michael Goller
Mr. Ranjeev Krishana	Dr. Corazon (Corsee) D. Sanders	Mr. Jing-Shyh (Sam) Su
Mr. Qingqing Yi
Independent Non-executive
Directors

LETTER FROM THE INDEPENDENT BOARD COMMITTEE G
April 30, 2021
To the independent shareholders of BeiGene, Ltd.
Dear Sir/Madam,
We have been appointed as an independent board committee of the Company to advise independent shareholders in connection with the Proposed RSU Grant to Dr. Sanders, details of which are set out in the Proxy Statement dated April 30, 2021, of which this letter forms part. Terms defined in the Proxy Statement shall have the same meanings when used herein unless the context otherwise requires.
Having considered the advice of Anglo Chinese Corporate Finance, Limited, the independent financial adviser of the Company, in relation thereto as set out in the Proxy Statement, Dr. Sanders’ contributions to the Company and the terms of the Proposed RSU Grant, we are of the view that the terms of the Proposed RSU Grant are fair and reasonable so far as the independent shareholders are concerned. We are of the view that that the Proposed RSU Grant are made on normal commercial terms and during the ordinary and usual course of the Company’s business, and are in the interest of the Company and its shareholders.
Accordingly, we recommend the independent shareholders to vote in favor of the resolution to be proposed at the Annual Meeting to approve the Proposed RSU Grant to Dr. Sanders.
Yours faithfully,
For and on behalf of the
Independent Board Committee G
BeiGene, Ltd.
Mr. Timothy Chen	Mr. Donald W. Glazer	Mr. Michael Goller
Mr. Ranjeev Krishana	Mr. Thomas Malley	Mr. Jing-Shyh (Sam) Su
Mr. Qingqing Yi
Independent Non-executive
Directors

LETTER FROM THE INDEPENDENT BOARD COMMITTEE H
April 30, 2021
To the independent shareholders of BeiGene, Ltd.
Dear Sir/Madam,
We have been appointed as an independent board committee of the Company to advise independent shareholders in connection with the Proposed RSU Grant to Mr. Su, details of which are set out in the Proxy Statement dated April 30, 2021, of which this letter forms part. Terms defined in the Proxy Statement shall have the same meanings when used herein unless the context otherwise requires.
Having considered the advice of Anglo Chinese Corporate Finance, Limited, the independent financial adviser of the Company, in relation thereto as set out in the Proxy Statement, Mr. Su’s contributions to the Company and the terms of the Proposed RSU Grant, we are of the view that the terms of the Proposed RSU Grant are fair and reasonable so far as the independent shareholders are concerned. We are of the view that that the Proposed RSU Grant are made on normal commercial terms and during the ordinary and usual course of the Company’s business, and are in the interest of the Company and its shareholders.
Accordingly, we recommend the independent shareholders to vote in favor of the resolution to be proposed at the Annual Meeting to approve the Proposed RSU Grant to Mr. Su.
Yours faithfully,
For and on behalf of the
Independent Board Committee H
BeiGene, Ltd.
Mr. Timothy Chen	Mr. Donald W. Glazer	Mr. Michael Goller
Mr. Ranjeev Krishana	Mr. Thomas Malley	Dr. Corazon (Corsee) D. Sanders
Mr. Qingqing Yi
Independent Non-executive
Directors

LETTER FROM THE INDEPENDENT BOARD COMMITTEE I
April 30, 2021
To the independent shareholders of BeiGene, Ltd.
Dear Sir/Madam,
We have been appointed as an independent board committee of the Company to advise independent shareholders in connection with the Proposed RSU Grant to Mr. Yi, details of which are set out in the Proxy Statement dated April 30, 2021, of which this letter forms part. Terms defined in the Proxy Statement shall have the same meanings when used herein unless the context otherwise requires.
Having considered the advice of Anglo Chinese Corporate Finance, Limited, the independent financial adviser of the Company, in relation thereto as set out in the Proxy Statement, Mr. Yi’s contributions to the Company and the terms of the Proposed RSU Grant, we are of the view that the terms of the Proposed RSU Grant are fair and reasonable so far as the independent shareholders are concerned. We are of the view that that the Proposed RSU Grant are made on normal commercial terms and during the ordinary and usual course of the Company’s business, and are in the interest of the Company and its shareholders.
Accordingly, we recommend the independent shareholders to vote in favor of the resolution to be proposed at the Annual Meeting to approve the Proposed RSU Grant to Mr. Yi.
Yours faithfully,
For and on behalf of the
Independent Board Committee I
BeiGene, Ltd.
Mr. Timothy Chen	Mr. Donald W. Glazer	Mr. Michael Goller
Mr. Ranjeev Krishana	Mr. Thomas Malley	Dr. Corazon (Corsee) D. Sanders
Mr. Jing-Shyh (Sam) Su
Independent Non-executive
Directors

LETTER FROM THE INDEPENDENT FINANCIAL ADVISER
April 30, 2021
To: Independent Board Committees and the Independent Shareholders
Dear Sir or Madam,
PROPOSED GRANTS OF RESTRICTED SHARE UNITS TO DIRECTORS
We refer to our appointment as the Independent Financial Adviser to advise the Company’s Independent Board Committees and the independent shareholders of the Company (“Independent Shareholders”) on the fairness and reasonableness of the terms of the Proposed RSU Grants and whether the transactions contemplated thereunder are on normal commercial terms and in the ordinary course of business of the Company, and to make a recommendation to the Independent Shareholders in respect thereof. Details of the Proposed RSU Grants are set out in the “Letter from the Board” (“Letter from the Board”) in the proxy statement dated April 30, 2021 (the “Proxy Statement”) filed by BeiGene, Ltd. (the “Company”, together with its subsidiaries (the “Group”)), of which this letter forms part. Capitalized terms used in this letter shall have the same meanings as defined in the Proxy Statement unless the context requires otherwise.
As of the Latest Practicable Date, Mr. Oyler, Dr. Wang, Mr. Hooper, Mr. Chen, Mr. Glazer, Mr. Goller, Mr. Krishana, Mr. Malley, Dr. Sanders, Mr. Su and Mr. Yi are directors of the Company. Pursuant to Chapter 14A of the HK Listing Rules, they are connected persons of the Company, and the Proposed RSU Grants and transactions contemplated therein constitute non-exempt connected transactions of the Company that are subject to reporting, announcement and the independent shareholders’ approval requirements.
Independent Board Committee A, comprising Mr. Chen, Mr. Glazer, Mr. Goller, Mr. Krishana, Mr. Malley, Dr. Sanders, Mr. Su and Mr. Yi, all being independent non-executive directors, has been formed to advise the Independent Shareholders as to the fairness and reasonableness of the terms of the Proposed RSU Grants to Mr. Oyler, Dr. Wang and Mr. Hooper.
Independent Board Committee B, comprising Mr. Glazer, Mr. Goller, Mr. Krishana, Mr. Malley, Dr. Sanders, Mr. Su and Mr. Yi, all being independent non-executive directors, has been formed to advise the Independent Shareholders as to the fairness and reasonableness of the terms of the Proposed Grant to Mr. Chen.
Independent Board Committee C, comprising Mr. Chen, Mr. Goller, Mr. Krishana, Mr. Malley, Dr. Sanders, Mr. Su and Mr. Yi, all being independent non-executive directors, has been formed to advise the Independent Shareholders as to the fairness and reasonableness of the terms of the Proposed Grant to Mr. Glazer.
Independent Board Committee D, comprising Mr. Chen, Mr. Glazer, Mr. Krishana, Mr. Malley, Dr. Sanders, Mr. Su and Mr. Yi, all being independent non-executive directors, has been formed to advise the Independent Shareholders as to the fairness and reasonableness of the terms of the Proposed Grant to Mr. Goller.
Independent Board Committee E, comprising Mr. Chen, Mr. Glazer, Mr. Goller, Mr. Malley, Dr. Sanders, Mr. Su and Mr. Yi, all being independent non-executive directors, has been formed to advise the Independent Shareholders as to the fairness and reasonableness of the terms of the Proposed Grant to Mr. Krishana.
Independent Board Committee F, comprising Mr. Chen, Mr. Glazer, Mr. Goller, Mr. Krishana, Dr. Sanders, Mr. Su and Mr. Yi, all being independent non-executive directors, has been formed to advise the Independent Shareholders as to the fairness and reasonableness of the terms of the Proposed Grant to Mr. Malley.
40th Floor, Two Exchange Square, 8 Connaught Place, Central, Hong Kong.
Telephone +852 2845 4400 Facsimile: +852 2845 1162 e-mail: accf@anglochinesegroup.com

Independent Board Committee G, comprising Mr. Chen, Mr. Glazer, Mr. Goller, Mr. Krishana, Mr. Malley, Mr. Su and Mr. Yi, all being independent non-executive directors, has been formed to advise the Independent Shareholders as to the fairness and reasonableness of the terms of the Proposed Grant to Dr. Sanders.
Independent Board Committee H, comprising Mr. Chen, Mr. Glazer, Mr. Goller, Mr. Krishana, Mr. Malley, Dr. Sanders and Mr. Yi, all being independent non-executive directors, has been formed to advise the Independent Shareholders as to the fairness and reasonableness of the terms of the Proposed Grant to Mr. Su.
Independent Board Committee I, comprising Mr. Chen, Mr. Glazer, Mr. Goller, Mr. Krishana, Mr. Malley, Dr. Sanders and Mr. Su, all being independent non-executive directors, has been formed to advise the Independent Shareholders as to the fairness and reasonableness of the terms of the Proposed Grant to Mr. Yi.
In formulating our opinion and recommendation, we have reviewed (i) the 2016 Plan; (ii) the Company’s prospectus dated July 30, 2018; (iii) the Company’s annual reports for the years ended December 31, 2018, 2019 and 2020; (iv) the Proxy Statement; (v) the findings on the review of the Company’s compensation programs prepared by an independent compensation consultant, Frederic W. Cook & Co., Inc.; (vi) the independent director compensation policy of the Company; (vii) share award schemes adopted by listed companies comparable to the Company; and (viii) other information as set out in the Proxy Statement.
We have relied on the accuracy of the information, facts, representations and opinions expressed by the Board, referred to in the Proxy Statement. We have assumed that the information, representations and opinions were true at the time they were made and continue to be true as of the date of the Proxy Statement and will continue to be true up to the time the Independent Shareholders vote on the resolutions to approve the Proposed RSU Grants. We consider that we have reviewed sufficient information to reach the conclusions set out in this letter and have no reason to believe any of the information provided to us by the management of the Company is inaccurate or that any material information has been omitted or withheld from the information supplied or the opinions expressed in the Proxy Statement. We have also assumed that all statements of belief and opinion of the Board as set out in the announcement of the Company dated April 20, 2021 (the “Announcement”) and the Proxy Statement were reasonably made after due and careful enquiry. We have not, however, carried out any independent verification on the information provided to us by the Company, nor have we conducted any form of independent in-depth investigation into the business and affairs or prospects of the Group or its associates.
Apart from professional fees for our services to the Company in connection with the engagement described above, no arrangement exists whereby we will receive any fees or benefits from the Company, its subsidiaries, directors, chief executive, substantial shareholders or any associate of any of them. During the two-year period immediately preceding the Latest Practicable Date, we were appointed as an independent financial adviser to the Company to advise on the share purchase agreement dated October 31, 2019, as amended by Amendment No. 1 dated December 6, 2019 and the Restated Amendment No. 2 dated September 24, 2020 by and between the Company and Amgen Inc. and the transactions contemplated thereunder, details of which were set out in the proxy statements of the Company dated November 29, 2019 and October 9, 2020. Given our independent role and normal professional fees received from the Company under the past engagements, we do not consider that our independence to act in present appointment is affected by them.

PRINCIPAL FACTORS AND REASONS CONSIDERED
We have considered the following factors in arriving at our opinion on the Proposed RSU Grants:
(a) Information of the Group
The Company is a global, commercial-stage biotechnology company focused on discovering, developing, manufacturing, and commercializing innovative medicines to improve treatment outcomes and access for patients worldwide. The Company’s approximately 6,000 employees around the world are committed to expediting the development of a diverse pipeline of novel therapeutics. The Company currently markets two internally discovered oncology medicines: BTK inhibitor BRUKINSA® (zanubrutinib) in the United States and China, and anti-PD-1 antibody tislelizumab in China. The Company also markets or plans to market in China additional oncology products in China licensed from Amgen Inc., Celgene Logistics Sàrl, a Bristol Myers Squibb (BMS) company, and EUSA Pharma, and has entered a collaboration with Novartis Pharma AG for Novartis to develop, manufacture and commercialize tislelizumab in North America, Europe, and Japan.
The tables below show the selected financial and business information of the Group extracted from the annual reports of the Company for the years ended December 31, 2018, 2019 and 2020.
Extract of consolidated statement of operations
	For the year ended December 31,
	2018	2019	2020
	(US$’000) (audited)	(US$’000) (audited)	(US$’000) (audited)
Revenue
– Product revenue, net	130,885	222,596	308,874
– Collaboration revenue	67,335	205,616	—
	198,220	428,212	308,874
Research and development (“R&D”) costs	(679,005)	(927,338)	(1,294,877)
Net loss attributable to the Company	(673,769)	(948,628)	(1,596,906)
Extract of consolidated balance sheets
	As of December 31,
	2018	2019	2020
	(US$’000) (audited)	(US$’000) (audited)	(US$’000) (audited)
Total assets	2,249,684	1,612,289	5,600,757
Total liabilities	496,037	633,934	1,731,514
Total Company shareholders’ equity	1,739,202	962,205	3,869,243
Revenue
The Group’s revenue amounted to approximately US$428 million for the year ended December 31, 2019, representing an increase of approximately 116% as compared to approximately US$198 million for the year ended December 31, 2018. The increase was mainly due to (i) sales of ABRAXANE®, REVLIMID® and VIDAZA® in China; and (ii) recognition of a one-time payment of US$150 million upon the termination of the 2017 collaboration and license agreement with Celgene for tislelizumab in June 2019.

The Group’s revenue amounted to approximately US$309 million for the year ended December 31, 2020, representing a decrease of approximately 28% as compared to approximately US$428 million for the year ended December 31, 2019. The decrease was mainly due to the absence of collaboration revenue recorded for the year ended December 31, 2020 (2019: US$206 million). Such decrease was partially offset by the increase in the Group’s product revenue from US$223 million for the year ended December 31, 2019 to approximately US$309 million for the year ended December 31, 2020.
R&D costs
R&D activities are central to the Group’s business model. They are mainly related to (i) the clinical advancement of its internally-developed drug candidates, including zanubrutinib, tislelizumab, pamiparib, lifirafenib, BGB-A333, BGB-A425, BGB-A1217 and BGB-11417; and (ii) in-licensed drug candidates, including Amgen pipeline assets under co-development, sitravatinib, ZW25, ZW49, BA3071, BAT1706, DXP-593 and DXP-604.
The Group’s R&D costs amounted to approximately US$927 million for the year ended December 31, 2019, representing an increase of approximately 37% as compared to approximately US$679 million for the year ended December 31, 2018. The increase was mainly due to (i) expansion of clinical trials for zanubrutinib and tislelizumab; (ii) increase in employee salary and benefits to support the Group’s expanding research and development activities; and (iii) increase in depreciation, travel, meeting and conferences, facility and IT allocable expenses, office expense, rental fees and other expenses to support the growth of the Group.
The Group’s R&D costs amounted to approximately US$1,295 million for the year ended December 31, 2020, representing an increase of approximately 40% as compared to approximately US$927 million for the year ended December 31, 2019. The increase was mainly due to (i) the increased spending on the ongoing and late-stage pivotal clinical trials; (ii) expense related to upfront license payments for in-licensed eight assets; (iii) development expenses associated with the Amgen collaboration; (iv) the preparation of additional regulatory submissions, and manufacturing costs related to development programs and pre-commercial activities; and (v) increase in employee share-based compensation expense due to increased headcount and a higher share price of the Company.
As of January 31, 2021, the Group owned 30 issued U.S. patents, 14 issued China patents, a number of pending U.S. and China patent applications, and corresponding patents and patent applications internationally. As discussed in the annual report of the Company for the year ended December 31, 2020, the Group expects its research and development costs to increase significantly in the foreseeable future as its development programs and clinical trials progress.
Net loss attributable to the Company
Based on the foregoing, the net loss attributable to the Company for the year ended December 31, 2018, 2019 and 2020 amounted to approximately US$674 million, US$949 million and US$1,597 million, respectively.
Financial position of the Group
Total assets of the Group amounted to approximately US$5,601 million as of December 31, 2020, representing an increase of approximately 247%, as compared to US$1,612 million as of December 31, 2019.
Net assets of the Group increased from approximately US$962 million as of December 31, 2019 to approximately US$3,869 million as of December 31, 2020.
The increases in total assets and net assets as mentioned above were mainly attributable to the receipt of proceeds of approximately US$2.78 billion from the share subscription by Amgen in January 2020 and of approximately US$2.08 billion from the share subscription by Baker Bros. Advisors LP, Hillhouse Capital, Amgen and others in July 2020.
(b) Share price performance of the Company
The chart below shows the performance of the ordinary shares of the Company from August 8, 2018, being the date of listing of the Company’s shares on the HKEx (“Listing Date”), to the Latest Practicable Date.

Source: Bloomberg
During the period from the Listing Date to the Latest Practicable Date (the “Review Period”), closing price of the shares ranged from HK$63.90 to HK$229.80 with an average of approximately HK$112.35. As of the Latest Practicable Date, the share price closed at HK$188.00, which represented approximately 74% increase from its offer price for listing of HK$108.00 in August 2018.
(c) Background of and reasons for the Proposed RSU Grants
The 2016 Plan was approved by the Board on November 7, 2018 and by the shareholders on December 7, 2018. The purpose of the plan is to provide the Company with flexibility to use various equity-based incentives and awards to motivate its workforce.
In June 2020, the shareholders approved an amendment to the 2016 Plan to increase the number of authorized shares of the Company available for issuance under the plan and to extend its term through 2030. For further details of the 2016 Plan, please refer to the Company’s proxy statement dated April 28, 2020.

The table below sets out the outstanding numbers of RSUs and share options, and the remaining numbers of RSUs or share options available for future grants as at the Latest Practicable Date:
2016 Plan	Outstanding number	Available for future grants
RSUs	33,873,918
		66,035,020(2)
Options	59,950,832

Notes:
1.
Based on the information provided by the Company as of the Latest Practicable Date.

2.
The Proposed RSU Grants and option Grants will be subject to such limit.

The Proposed RSU Grants to the Grantees (as defined below) are part of the Company’s compensation program for executive officers, Chair of the Scientific Advisory Board and non-executive directors.
The purpose of the grant to (i) the executive officers is to encourage them to focus on long-term Company performance and align their interests with shareholders, promote retention and reward outstanding company and individual performance; (ii) the Chair of the Scientific Advisory Board is to provide sufficient incentive to retain and motivate him to participate in the formulation of strategy and long-term development of the Company and to recognize his contribution to the growth of the Company; and (iii) the non-executive directors is to retain and motivate them to continue to provide their opinions and judgments to the Board of Directors in building the strategy and long-term development of the Company.
As discussed in the sub-section headed “(a) Information of the Group” above, the Group incurred substantial amount of R&D expense for the past three years as it continued the development and advancement of its pipeline products, and has been loss-making since its listing.
The Company’s success will depend on its ability to attract, retain and motivate key executives and qualified personnel to support the Group’s operations, research and development, manufacturing and commercialization of products. Dr. Wang as the Company’s Co-Founder, Chair of the Scientific Advisory Board and director, Mr. Oyler as the Company’s Co-Founder, Chief Executive Officer and Chairman of the Board, the non-executive and independent non-executive directors and the scientific teams, are particularly valuable in that regard. Also, they are considered by the Board of Directors as vital for the Group to successfully implement its overall business strategy.
In the circumstances, we are of the view that the RSUs which involve the issue of shares upon vesting, are effective instruments for the Group to incentivize its employees, consultants and directors without incurring any significant cash outflows. Also, we note that it is a standard compensation practice to provide equity rewards in addition to cash (as demonstrated by our analysis in the subsection headed “(e) Assessment on the fairness and reasonableness of the Proposed RSU Grants — Comparison of the remuneration packages of the Grantees with those of the Comparable Companies” below).
(d) Principal terms of the Proposed RSU Grants
The Proposed RSU Grants to Mr. Oyler, Dr. Wang, Mr. Hooper, Mr. Chen, Mr. Glazer, Mr. Goller, Mr. Krishana, Mr. Malley, Dr. Sanders, Mr. Su and Mr. Yi (the “Grantees”) will be granted for nil consideration, with each of the RSU granted represents the right to receive one ordinary share of the Company on the date it vests. Further terms of the Proposed RSU Grants are set out below:

Independent non- executive directors
	Executive director	Non-executive directors		8 directors, namely Mr. Chen, Mr. Glazer, Mr. Goller, Mr. Krishana, Mr. Malley, Dr. Sanders, Mr. Su and Mr. Yi
Grantees	Mr. Oyler	Dr. Wang (and as the Chairman of the Scientific Advisory Board)	Mr. Hooper
Grant date fair value	US$3,750,000	US$1,000,000	US$200,000	US$200,000 each, totaling US$1,600,000
Indicative number of RSUs (based on the closing price of US$324.36 per ADS of the Company on NASDAQ on the assumed grant date which is April 26, 2021)	150,293	40,066	8,008	8,008 each, totaling 64,064
Vesting schedule	25% of the ordinary shares shall vest on each anniversary of the grant date, subject to continued service; provided, however, that upon a termination without cause or for good reason as defined in Mr. Oyler’s employment agreement, the RSUs shall become vested as if he had remained employed for an additional 20 months; provided further that the RSUs shall become fully vested for underlying shares upon a change in control of the Company.	25% of the ordinary shares shall vest on each anniversary of the grant date, subject to continued service.	100% of the ordinary shares shall vest upon the earlier to occur of the first anniversary of the grant date or the date of the next annual general meeting of shareholders; provided, however, that all vesting shall cease if the director resigns from the Board or otherwise ceases to serve as a director other than as set forth below or the Board determines that the circumstances warrant continuation of vesting. Unvested RSUs shall accelerate in full upon (i) death, (ii) disability, (iii) termination of service in connection with a change of control of the Company, or (iv) upon a change of control of the Company if the director’s service continues and the awards are not assumed by the acquiror at the time of the change of control. Subject to specific terms and conditions designed for compliance with applicable tax and other regulations, a director generally may elect to defer settlement of their RSUs until six months following the date that the director ceases to serve as a director.
The final number of RSUs underlying each Proposed RSU Grant shall be calculated by dividing the grant date fair value by the closing price of the ADSs on NASDAQ on the grant date as divided by 13. If the Independent Shareholders’ approval is not obtained by the date of the Annual Meeting, the respective Proposed RSU Grant shall be replaced by share option grant with the same grant date fair value in accordance with Chapter 17 of the HK Listing Rules.
As understood from the Company, if a RSU holder resigns before the vesting of the RSUs granted under the 2016 Plan, the unvested RSUs except any portion subject to acceleration will be fortfeited. We consider that such vesting mechanism will serve the purpose of retaining the directors by providing them incentive to remain with the Group before the full vesting of the RSUs.
In addition to the Proposed RSU Grants, the Board of Directors will also grant share options under the 2016 Plan to Mr. Oyler, Dr. Wang and other non-executive directors on the date of Annual Meeting. Details of such share option grants are set out below for illustrative purpose:
•
share options with a grant date fair value of US$11,250,000 to Mr. Oyler. 25% of the ordinary shares subject to the share options shall become exercisable on the first anniversary of the grant date, and the balance become exercisable in 36 successive equal monthly installments thereafter, subject to continued services; provided, however, that upon a termination without cause or for good reason as defined in Mr. Oyler’s employment agreement, the option shall become exercisable for underlying shares as if he had remained employed for an additional 20 months; provided further that the option shall become exercisable for all underlying shares upon a change in control of the Company;
•
share options with a grant date fair value of US$3,000,000 to Dr. Wang. 25% of the ordinary shares subject to the share options shall become exercisable on the first anniversary of the grant date, and the balance become exercisable in 36 successive equal monthly installments thereafter, subject to continued services;

•
share options with a grant date fair value US$200,000 to each of the other non-executive directors and independent non-executive directors. The share options shall vest in full on the earlier of the first anniversary of grant date or the date of the next annual general meeting of shareholders; provided, however, that all vesting shall cease if the director resigns from the Board or otherwise ceases to serve as a director other than as set forth below or the Board determines that the circumstances warrant continuation of vesting. All options shall be exercisable for three years following cessation of service, and unvested options shall accelerate in full upon (i) death, (ii) disability and (iii) termination of service in connection with a change of control of the Company, or (iv) upon a change of control of the Company if the director’s service continues and the awards are not assumed by the acquiror at the time of the change of control; and

•
each share option will have an exercise price equal to the greater of (i) the fair market value of the Company’s ordinary shares on the date of grant and (ii) the average fair market value of the Company’s ordinary shares over the five trading days preceding the grant date, in each case as determined in reference to the closing price of the Company’s ADSs on the NASDAQ.

(e) Assessment on the fairness and reasonableness of the Proposed RSU Grants
Comparable scheme
We have, to the best of our knowledge, identified the following list of comparable share award schemes (“Comparable Schemes”) adopted by biotechnology companies listed in Hong Kong and the United States with market capitalization of US$20 billion to US$60 billion as of the date of the Announcement (“Comparable Companies”) for our assessment of the fairness and reasonableness of the terms of the 2016 Plan. Notwithstanding the fact that none of the Comparable Companies is listed in Hong Kong, their principal businesses, target markets and business scales are similar to those of the Company. We consider the Comparable Schemes to be fair and representative for our comparable analysis and are exhaustive based on our selection criteria outlined above. We have not taken into consideration share award schemes of publicly traded companies operating in non-biotechnology industries which are, in our view, not comparable to the Company given their differences in the business nature, product life cycle and operational risks, which, individually or collectively, may impact significantly on their remuneration packages of directors and senior management.
We have compared the background and the fundamentals of the Comparable Companies to that of the Company. Details of the comparison are set out below:

Comparable Company	Headquarter	Stock code	Year of incorporation	Market capitalization as of the Latest Practicable Date	Revenue for the year ended December 31, 2020	Research and development expenses for the year ended December 31, 2020	No. of employees as of December 31, 2020	Description
				(US$’million)	(US$’million)	(US$’million)
Vertex Pharmaceuticals Incorporated	United States	VRTX (Nasdaq)	1989	56,156	6,206	1,830	3,400	Discovers, develops, and commercializes pharmaceutical products. The company develops drugs for the treatment of cystic fibrosis, cancer, inflammatory bowel, autoimmune disease, and neurological disorders. Vertex Pharmaceuticals serves healthcare sector worldwide.
Regeneron Pharmaceuticals, Inc.	United States	REGN (Nasdaq)	1988	52,460	8,497	2,735	9,123	Discovers, develops, and commercializes pharmaceutical products for the treatment of serious medical conditions.
Biogen Inc.	United States	BIIB (Nasdaq)	1978	40,568	13,445	3,985	9,100	Develops, manufactures, and commercializes therapies, focusing on neurology, oncology, and immunology. The company products address diseases such as multiple sclerosis, non-hodgkin’s lymphoma, rheumatoid arthritis, crohn’s disease, and psoriasis.
Alexion Pharmaceuticals, Inc.	United States	ALXN (Nasdaq)	1992	36,892	6,070	1,003	3,837	Researches and develops proprietary immunoregulatory compounds for the treatment of autoimmune and cardiovascular diseases. The company develops C5 complement inhibitors and apogens which are two classes of potential therapeutic compounds designed to selectively target specific disease-causing segments of the immune system.
Seagen Inc.	United States	SGEN (Nasdaq)	1997	26,739	2,176	827	2,092	Discovers and develops monoclonal antibody-based drugs to treat cancer and related diseases, as well as offers antibody-drug conjugate technology designed to deliver cell-killing agents directly to tumor cells. Seagen serves customers worldwide.
The Company	China	BGNE (Nasdaq) 6160 (HKEx)	2010	29,744	309	1,295	5,300	The Company is a global, commercial-stage biotechnology company focused on discovering, developing, manufacturing, and commercializing innovative medicines to improve treatment outcomes and access for patients worldwide.

Source: Bloomberg and Reuters
Note: BioNTech SE (stock code: BNTX) and CureVac NV (stock code: CVAC) were excluded from the Comparable Companies list as the relevant regulatory filings of their share award schemes were unavailable as of the Latest Practicable Date.
We have also compared the Comparable Schemes and their respective grantees to that of the Company. Details of the comparison are set out below:

Company name (Stock code)	Year adopted, restated or amended	Participants	Type of award	Purpose of the grant	Accelerated vesting	Vesting terms of the award
Vertex Pharmaceuticals Incorporated (VRTX)	2013	Employees, non-employee directors and consultants	Non-statutory stock option, restricted stock units or other equity-based awards	To attract, retain and motivate people with the necessary talent and experience and to provide additional incentive to achieve its short- and long-term business objectives.	Yes, upon a change in control and in the event of termination of employment or service as a director under specified circumstances	Vesting of the earned shares in three equal instalments over three years
Regeneron Pharmaceuticals, Inc. (REGN)	2014	Employees of the Company, including officers, and nonemployees, including non-employee members of the company’s board of directors	Incentive stock options and nonqualified stock options, shares of restricted stock, restricted stock units, and other awards	Considers equity and equity-based compensation to be a key component of its compensation program and believe that it is essential to attract, motivate, and retain talented, experienced, and committed employees and to incentivize its employees to achieve its short- and long-term goals.	Yes, upon a change in control	Vest 50% on the second anniversary of the grant date and 50% on the fourth anniversary of the grant date.
Biogen Inc. (BIIB)	Approved by stockholders on May 25, 2006; as amended through March 27, 2015	Non-employee board members of the company and its affiliates	Options, shares of restricted stock, restricted stock units, stock appreciation rights and other awards	To provide an additional incentive to those directors to promote the success of the company and its affiliates.	Yes, upon a change in control, involuntary termination or termination of the plan	Initial grants shall vest ratably in equal annual installments on each of the first three anniversaries of the date of grant. Annual grants shall fully vest on the first anniversary of the date of grant
Biogen Inc. (BIIB)	2017	Employee of the company or one of its affiliates	Restricted stock units	To encourage ownership of shares of common stock by non-employee directors of the company and its affiliates, and to provide an additional incentive to those directors to promote the success of the company and its affiliates.	Yes, upon a change in control and termination of employment	The award will become vested in three equal instalments on each of the first, second and third anniversaries of the grant date.

Company name (Stock code)	Year adopted, restated or amended	Participants	Type of award	Purpose of the grant	Accelerated vesting	Vesting terms of the award
Alexion Pharmaceuticals, Inc. (ALXN)	2017	Key employees and directors of, and consultants and advisors to, the company and its subsidiaries	Grant of stock, stock-based and other incentive awards	To attract and retain key talent, incentivize sustainable growth and long-term value creation, and align the interests of its employees with those of its shareholders.	Yes, upon a change in control or if their employment is terminated without cause or in certain other instances	25% of the shares subject to the restricted share units award on each of the first four anniversaries of the grant date
Seagen Inc. (SGEN)	Approved by stockholders on December 23, 2007, as amended and restated in 2012	Employees, including officers, directors and consultants and affiliates	Stock options, restricted stock, RSUs, stock appreciation rights and other similar types of awards	To encourage ownership by key personnel whose long-term employment or other service relationship with the Company is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success.	Yes, upon a change in control and termination of employment	Restricted share units granted to employees vest 25% each year beginning one year after the grant date. Option and RSU grants to non-employee members of our board of directors vest over one year.
The Company — 2016 Plan	January 14, 2016 (last amended on June 17, 2020)	Officers, employees, non-employee directors and consultants of the Company	Share options, restricted share units and other incentive awards	To encourage and enable the officers, employees, nonemployee directors and consultants of the Group upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its businesses to acquire a proprietary interest in the Company.	Yes, upon a change in control and/or certain qualifying termination events	25% of the ordinary shares shall vest on each anniversary of the grant date, subject to continued service for executive director and certain non-executive director; and 100% of the ordinary shares shall vest upon the earlier to occur of the first anniversary of the grant date and the next annual general meeting for certain non-executive directors

Source: the regulatory filings of the Comparable Companies and the Proxy Statement
We consider that the six Comparable Schemes adopted by the Comparable Companies demonstrate that the alignment of interests of selected employees and non-employee directors by way of grant and ownership of award shares is a market practice. We also consider the purposes of the Comparable Schemes are similar to that of the 2016 Plan and the Proposed RSU Grants.
From the table above, we see that other than Biogen Inc., which awards restricted stock units to non-employee board members and employees of the company under two separate schemes, all of the other

Comparable Schemes permit both employees and directors to participate. We also note that the restricted stock units awarded under all of the Comparable Schemes will be vested in multiple tranches over three to four years and are subject to accelerated vesting. In particular, the restricted stock units granted under the schemes of Alexion Pharmaceuticals, Inc. and Seagen Inc. will be vested 25% each year, which resemble the 2016 Plan.
The non-employee directors’ equity plan adopted by Biogen Inc. in 2006 (the “Biogen 2006 Plan”) intended to grant award shares to only the non-employee board members of the company and its affiliates. According to the Biogen 2006 Plan, each individual who is first elected as a non-employee director may be granted the initial grants on the date of such initial election. Initial grants shall vest ratably in equal annual installments on each of the first three anniversaries of the date of grant. Further, on the date of each annual stockholders meeting, each individual who is at the time serving as a non-employee director shall be granted one or more awards. Such annual grants shall fully vest on the first anniversary of the date of grant or over such longer period and in such increments as the committee may otherwise determine. We consider the vesting provision of the Biogen 2006 Plan comparable to the Proposed RSU Grants’ to the non-executive directors of the Company, where 100% of the ordinary shares shall vest upon the earlier of the first anniversary of the grant date or the date of the next annual general meeting of shareholders.
Rationale for the Proposed RSU Grants
(i) Mr. Oyler
Mr. Oyler is the Company’s Co-Founder, Chief Executive Officer and Chairman of the Board. He has served as a member of the Board of Directors since October 2010. From 2005 to 2009, Mr. Oyler served as President and Chief Executive Officer of BioDuro, LLC, a drug discovery outsourcing company, which was acquired by Pharmaceutical Product Development Inc. From 2002 to 2004, Mr. Oyler served as Chief Executive Officer of Galenea Corp., a biopharmaceutical company dedicated to the discovery of novel therapies for central nervous system diseases, which initially were developed at Massachusetts Institute of Technology. From 1998 to 2002, Mr. Oyler was a Founder and the President of Telephia, Inc. which was bought by The Nielsen Company in 2007. From 1997 to 1998, Mr. Oyler served as Co-Chief Executive Officer of Genta Incorporated, an oncology-focused biopharmaceutical company that was listed on the NASDAQ. Mr. Oyler began his career as a management consultant at McKinsey & Company. Mr. Oyler received his B.S. from the Massachusetts Institute of Technology in June 1990 and an MBA from Stanford University in January 1996.
The Proposed RSU Grant to Mr. Oyler is part of the Company’s compensation program for employees, including executive officers. The purpose of such grant is to encourage executives and other employees to focus on long-term company performance and align their interests with shareholders, promote retention and reward outstanding company and individual performance. The Board of Directors proposed to compensate Mr. Oyler with the Proposed RSU Grant after considering Mr. Oyler’s integral role as Co-Founder, Chief Executive Officer and Chairman of the Board, his extensive leadership, executive, managerial, business and biotechnology company experience, his years of industry experience in the development of pharmaceutical products and contribution to the rapid growth of the Company.
The Board of Directors considered that the retention and motivation of Mr. Oyler are indispensable to the senior management of the Company. The Company maintains an industry-specific peer group of publicly traded companies in the biopharmaceutical and biotechnology industries that is selected based on a balance of criteria, such as the size of the company, the stage of development and data availability, for benchmarking pay. The value of RSUs to be granted to Mr. Oyler was determined by the Board of Director upon recommendation of the Compensation Committee by referencing the equity grant practice of the Company’s compensation peer group. As further discussed under the heading of “Executive Compensation” in the Proxy Statement, the Board of Directors and/or the Compensation Committee generally positions target total compensation for the Company’s executive officers above the median target total compensation in its peer group, with target total cash compensation, including base salaries and target annual incentives, at or below the 25th percentile and equity incentive awards above the median in order to link compensation more closely with corporate performance and the creation of shareholder value.
As discussed in the sub-section headed “(b) Share Price performance of the Company” above, we note that the closing price of the shares of the Company as of the Latest Practice Date was almost 74% higher than its offer price for listing in August 2018. Moreover, we have reviewed the share price performances of the Comparable Companies and noted that, except for Seagen Inc., the Company surpassed the other Comparable Companies in terms of share price performance in the same period. In this regard, we concur with the Board of Directors’ rationale to position Mr. Oyler’s compensation above the median target total compensation in its peer group.
(ii) Dr. Wang
Dr. Wang is the Company’s Co-Founder and has served as a member of the Board of Directors since February 2016. He has also served as the Chairman of the Scientific Advisory Board since 2011. Dr. Wang has served as the founding Director of the National Institute of Biological Sciences in Beijing since 2003 and became its Director and Investigator in 2010. In addition, Dr. Wang has served as a Chair Professor at Tsinghua University since 2020. Previously, he was a Howard Hughes Medical Institute Investigator from 1997 to 2010 and held the position of the George L. MacGregor Distinguished Chair Professor in Biomedical Sciences at the University of Texas Southwestern Medical Center in Dallas, Texas from 2001 to 2010. In 2004, Dr. Wang founded Joyant Pharmaceuticals, Inc., a venture capital-backed biotechnology company focused on the development of small molecule therapeutics for cancer. Dr. Wang received his B.S. in Biology from Beijing Normal University in July 1984 and his Ph.D. in Biochemistry from the University of Texas Southwestern Medical Center in May 1991. Dr. Wang has been a member of the National Academy of Sciences, USA since 2004 and a foreign associate of the Chinese Academy of Sciences since 2013.
Dr. Wang’s consulting services include leading the Scientific Advisory Board and providing short- and long-term strategic advice to the Company in his areas of expertise, participating in the Company’s leadership team meetings from time to time, and interacting with the Company’s key stakeholders on behalf of the Company.
The Board of Directors believes that Dr. Wang’s stature in the Chinese scientific and biotechnology communities provides the Company with significant intangible benefits and access to key stakeholders in the Company’s industry. His scientific expertise and knowledge of oncology research and development and the Chinese market are highly valuable to the Company. The value of RSUs to be granted to Dr. Wang was determined by the Board of Directors upon recommendation of the Compensation Committee to reflect his major contributions to the Company.
(iii) Nine non-executive directors
The Proposed RSU Grants to other non-executive directors, namely Mr. Hooper, Mr. Chen, Mr. Glazer, Mr. Goller, Mr. Krishana, Mr. Malley, Dr. Sanders, Mr. Su and Mr. Yi, are part of the Company’s compensation package to the non-executive directors. The Proposed RSU Grants to other non-executive directors aim to retain and motivate them to continue to provide their opinion and judgment to the Board of Directors in building the strategy and long-term development of the Company.
We have reviewed the non-executive directors’ qualifications and experience in the biotechnology industry and noted that in the year ended December 31, 2020, each of them on average attended 12 committee meetings out of the 14 held by the Company.
We are of the view that the Grantees’ extensive experience in the biotechnology industry and their contributions to the Company, as described above, are contributory to the management, operation and development of the Company.

Comparison of the remuneration packages of the Grantees with those of the Comparable Companies
The Compensation Committee takes into consideration factors such as compensation paid by comparable companies, and time commitment and responsibilities of the directors and senior management in making recommendations to the Board of Directors regarding the remuneration packages of the directors and senior management. Set out below is an illustration of the Grantees’ remunerations in U.S. dollars when the Proposed RSU Grants and share option grants are added on their actual non-equity remunerations for the year ended December 31, 2020 (the “Illustrative Remuneration”):
Grantee	Position	Total cash emoluments for the year ended December 31, 2020	Total grant date fair value of RSU grants	Total grant date fair value of share option grants	Aggregate remuneration
		(Note 1)	(Note 2)	(Note 2)
Mr. Oyler	Chairman and Executive Director	1,409,349	3,750,000	11,250,000	16,409,349
Dr. Wang	Non-executive Director	250,000	1,000,000	3,000,000	4,250,000
Mr. Hooper	Non-executive Director	69,042	200,000	200,000	469,042
Mr. Chen	Independent Non-executive Director	69,592	200,000	200,000	469,592
Mr. Glazer	Independent Non-executive Director	62,500	200,000	200,000	462,500
Mr. Goller	Independent Non-executive Director	60,625	200,000	200,000	460,625
Mr. Krishana	Independent Non-executive Director	63,125	200,000	200,000	463,125
Mr. Malley	Independent Non-executive Director	78,125	200,000	200,000	478,125
Dr. Sanders	Independent Non-executive Director	23,894	200,000	200,000	423,894
Mr. Su	Independent Non-executive Director	58,958	200,000	200,000	458,958
Mr. Yi	Independent Non-executive Director	73,125	200,000	200,000	473,125

Notes:
1.
Comprised of salaries and other benefits, performance bonus and/or retirement benefit scheme contributions as disclosed in the Proxy Statement.

2.
The grant date fair value of the RSUs to be granted to Mr. Oyler, Dr. Wang and each of other non-executive directors are US$3,750,000, US$1,000,000 and US$200,000, respectively. In addition, the grant date fair value of the share options to be granted to Mr. Oyler, Dr. Wang and each of other non-executive directors are US$11,250,000, US$3,000,000 and US$200,000, respectively.

As set out in the table above, assuming that the value of the RSUs (under the Proposed RSU Grants) and share options (under the share option grants) is the grant date fair value, the Illustrative Remuneration of Mr. Oyler, Dr. Wang, Mr. Hooper and the eight independent non-executive directors will then amount to approximately US$16.4 million, US$4.3 million, US$0.5 million and US$0.5 million, respectively.
In assessing the fairness and reasonableness of the Illustrative Remuneration of the Grantees, we have compared the remuneration packages of Comparable Companies’ directors based on their latest available filings for the year ended December 31, 2020.

		Total Remunerations (US$)
		Executive and non-executive directors(Note 1)		Independent directors(Note 1)
Comparable Companies	Stock code	Minimum	Maximum	Minimum	Maximum
Vertex Pharmaceuticals Incorporated	VRTX	9,111,359	16,473,245	452,223	579,264
Regeneron Pharmaceuticals, Inc.	REGN	6,109,024	135,350,121	699,999	724,999
Biogen Inc.	BIIB	18,659,829	18,659,829	409,314	669,822
Alexion Pharmaceuticals, Inc.	ALXN	17,919,259	17,919,259	444,957	595,025
Seagen Inc.	SGEN	16,493,557	16,493,557	461,963	549,554
The Company(Note 2)	BGNE/6160.HK	469,042	16,409,349	423,894	478,125

Source: Reuters and regulatory filings of the Comparable Companies and the Company
Notes:
1.
The remuneration information is based on the annual remuneration information of the directors of the Comparable Companies for the year ended December 31, 2020.

2.
The figures represent the ranges of the Illustrative Remuneration.

Although details with respect to each Comparable Company and its director(s) such as responsibilities, experience and years of service of each director as well as product type, stage of clinical development and commercialization and scale of each company may vary, we consider that the Comparable Companies serve as a general reference to indicate common market practice in determining the remuneration packages of directors of biotechnology companies.
As shown in the table above, the remuneration of the Comparable Companies’ (i) executive and non-executive directors ranged from approximately US$6.1 million to approximately US$135.4 million; and (ii) independent directors ranged from approximately US$0.4 million to approximately US$0.7 million. The Illustrative Remunerations appear to be lower than or generally in line with these ranges.
In addition, we have analyzed the cash, share options and share awards components of the remuneration packages of the Comparable Companies’ directors based on their latest available filings for the year ended December 31, 2020. A summary of such analysis is set out below:
	Executive and non-executive directors				Independent directors
		(A)	(B)	(A)+(B)		(C)	(D)	(C)+(D)
Company	Cash (% Total)	Share Options (% Total)	Share Awards (% Total)	Equity portion (% Total)	Cash (% Total)	Share Options (% Total)	Share Awards (% Total)	Equity portion (% Total)
Vertex Pharmaceuticals Incorporated	27.4%	0.0%	72.6%	72.6%	23.4%	34.3%	42.3%	76.6%
Regeneron Pharmaceuticals, Inc.	3.6%	1.7%	94.7%	96.4%	15.9%	67.3%	16.8%	84.1%
Biogen Inc.	25.6%	0.0%	74.4%	74.4%	37.0%	0.0%	63.0%	63.0%
Alexion Pharmaceuticals, Inc.	23.7%	0.0%	76.3%	76.3%	27.6%	0.0%	72.4%	72.4%
Seagen Inc.	16.0%	27.7%	56.4%	84.0%	14.1%	40.6%	45.4%	85.9%
Maximum	27.4%	27.7%	94.7%	96.4%	37.0%	67.3%	72.4%	85.9%
Average	19.2%	5.9%	74.9%	80.8%	23.6%	28.4%	48.0%	76.4%
Median	23.7%	0.0%	74.4%	76.3%	23.4%	34.3%	45.4%	76.6%
Minimum	3.6%	0.0%	56.4%	72.6%	14.1%	0.0%	16.8%	63.0%
The Company	8.2%	68.4%	23.4%	91.8%	13.3%	43.4%	43.4%	86.7%

Source: Reuters, regulatory filings of the Comparable Companies and the Proxy Statement.
In respect of the Comparable Companies’ executive and non-executive directors, approximately 3.6% to 27.4%, nil to 27.7% and 56.4% to 94.7% of their total remunerations were paid by way of cash, share options and share awards, respectively. For the Illustrative Remuneration of the Company’s executive and non-executive directors, (i) the ratio of the share awards component of 23.4% is below the minimum of the Comparable Companies; (ii) the ratio of the cash component of 8.2% is within the range of the Comparable Companies; and (iii) the ratio of share options component of 68.4% is above the maximum of the Comparable Companies. However, we note that the total equity component of the Illustrative Remuneration of 91.8% of the Company’s executive and non-executive directors, comprising of the share options and share awards, is within the range of the Comparable Companies of 72.6% to 96.4%.
In respect of the Comparable Companies’ independent directors, approximately 14.1% to 37.0%, nil to 67.3% and 16.8% to 72.4% of their total remunerations were paid by way of cash, share options and share awards, respectively. For the Illustrative Remuneration of the Company’s independent non-executive directors, we note that the ratios of share options and share awards components, namely, 43.4% and 43.4% respectively, are within the range of the Comparable Companies’, while the cash component of 13.3% is lower than the minimum percentage indicated by the Comparable Companies.
Based on the above analysis, we are of the view that the ratios of the overall equity component of the Illustrative Remuneration of the Company’s executive, non-executive, and independent non-executive directors resonate with the market practice as they are generally within range of the Comparable Companies. In addition, we note that each of the Comparable Companies granted share awards alongside share options to their directors as part of their overall compensation packages. We therefore consider the Proposed RSU Grants, being part of the equity component, are fair and reasonable.
Dilution effect
Assuming each of the directors becomes fully entitled to all shares underlying the Proposed RSU Grants and based on the indicative number of RSUs set forth above, the total number of such underlying shares would amount to 262,431 ordinary shares, or approximately 0.02% of the total number of issued shares as of the Latest Practicable Date, and such shares will represent 0.02% of the total number of issued shares upon completion of issue.

The shareholding structure of the Company before and after each of the directors becomes fully entitled to all of the shares underlying the Proposed RSU Grants is summarized as follows (calculated assuming the indicative number of RSUs set forth above and based on the total number of issued shares as of the Latest Practicable Date):
	Latest Practicable Date(1)		Assuming full vesting of the Proposed RSU Grants(2)
	No. of shares	%(3)	No. of shares	%
Mr. Oyler	77,412,897(4)	6.47%	77,563,190	6.48%
Dr. Wang	20,968,574(5)	1.75%	21,008,640	1.75%
Mr. Hooper	67,353(6)	0.01%	75,361	0.01%
Mr. Chen	460,340(7)	0.04%	468,348	0.04%
Mr. Glazer	3,155,247(8)	0.26%	3,163,255	0.26%
Mr. Goller	336,700(9)	0.03%	344,708	0.03%
Mr. Krishana	336,700(10)	0.03%	344,708	0.03%
Mr. Malley	1,249,448(11)	0.10%	1,257,456	0.10%
Dr. Sanders	27,482(12)	0.002%	35,490	0.003%
Mr. Su	173,277(13)	0.01%	181,285	0.02%
Mr. Yi	327,418(14)	0.03%	335,426	0.03%
Other Shareholders	1,092,807,181	91.27%	1,092,807,181	91.25%
Total	1,197,322,617	100%	1,197,585,048	100%

(1)
Assuming that no shares are issued pursuant to any of the Proposed RSU Grants.

(2)
Without taking into account shares which may be repurchased or issued by the Company (except for the Proposed RSU Grants).

(3)
The calculation is based on the total number of 1,197,322,617 ordinary shares in issue as of the Latest Practicable Date, which included ordinary shares issued to the depositary in exchange for a corresponding amount of ADSs for the purposes of ensuring that it has ADSs readily available to satisfy the vesting of restricted share units and the exercise of share options from time to time.

(4)
Includes (i) 6,280,245 ordinary shares held by Mr. Oyler, (ii) Mr. Oyler’s entitlement to receive up to 20,705,156 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of those options, and (iii) Mr. Oyler’s entitlement to restricted share units equivalent to 510,411 ordinary shares, subject to vesting conditions; (iv) 10,000,000 ordinary shares held for the benefit of Mr. Oyler in a Roth IRA PENSCO trust account; (v) 102,188 ordinary shares held by The John Oyler Legacy Trust, of which Mr. Oyler’s father is a trustee, for the benefit of his minor child, in which Mr. Oyler is deemed to be interested for the purpose of the SFO; (vi) 7,727,927 ordinary shares held for the benefit of Mr. Oyler in a grantor retained annuity trust, of which Mr. Oyler’s father is a trustee, in which Mr. Oyler is deemed to be interested for the purpose of the SFO; (vii) 29,439,115 ordinary shares held by Oyler Investment LLC, 99% of the limited liability company interest owned by a grantor retain annuity trust, for which Mr. Oyler’s father is a trustee, in which Mr. Oyler is deemed to be interested for the purpose of the SFO; (viii) 510,941 ordinary shares held by The Oyler Family Legacy Trust for the benefit of Mr. Oyler’s family members, of which Mr. Oyler’s father is a trustee and Mr. Oyler is the settlor; (ix) 545,597 ordinary shares held by a trust, the beneficiaries of which include Mr. Oyler’s minor child and others, in which Mr. Oyler is deemed to be interested for the purpose of the SFO; and (x) 1,591,317 ordinary shares held by a private foundation of which Mr. Oyler and the other(s) serve as directors, in which Mr. Oyler is deemed to be interested for the purpose of the SFO.

(5)
Includes (i) 5,553,565 ordinary shares held by Dr. Wang, (ii) Dr. Wang’s entitlement to receive up to 9,594,450 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of those options, (iii) Dr. Wang’s entitlement to restricted share units equivalent to 149,597 ordinary shares, subject to vesting conditions; (iv) 50 ordinary shares held by Dr. Wang’s spouse; (v) 172,372 ordinary shares held in a UTMA account for Dr. Wang’s minor child, in which Dr. Wang is deemed to be interested for the purpose of the SFO; (vi) 4,253,998 ordinary shares held by Wang Investment LLC, of which 99% of the limited liability company interest is owned by two grantor retained annuity trusts, of which Dr. Wang’s wife is a trustee, in which Dr. Wang is deemed to be interested for the purpose of the SFO, and (vii) 1,244,542 ordinary shares held by a family trust which Dr. Wang’s family members are beneficiaries, in which Dr. Wang is deemed to be interested for the purpose of the SFO.
(6)
Includes Mr. Hooper’s entitlement to receive up to 67,353 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of those options.

(7)
Includes Mr. Chen’s entitlement to receive up to 460,340 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of these options.

(8)
Includes (i) 2,827,829 ordinary shares held by Mr. Glazer; and (ii) Mr. Glazer’s entitlement to receive up to 327,418 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of these options.

(9)
Includes (i) 9,282 ordinary shares held by Mr. Goller; and (ii) Mr. Goller’s entitlement to receive up to 327,418 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of these options.

(10)
Includes (i) 9,282 ordinary shares held by Mr. Krishana and (ii) Mr. Krishana’s entitlement to receive up to 327,418 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of these options.

(11)
Includes (i) 399,282 ordinary shares held by Mr. Malley and (ii) Mr. Malley’s entitlement to receive up to 850,166 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of those options.

(12)
Includes Dr. Sanders is entitled to receive up to 27,482 ordinary shares pursuant to the exercise of options granted to her, subject to the conditions (including vesting conditions) of those options.

(13)
Includes Mr. Su is entitled to receive up to 173,277 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of those options.

(14)
Includes Mr. Yi’s entitlement to receive up to 327,418 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of these options.

Financial effects of the Proposed RSU Grants
Under the 2016 Plan, the Grantees only receive shares when the RSUs are vested, and no funds will be raised by the Company as a result of the Proposed RSU Grants.
In accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718, Compensation-Stock Compensation, all the Company’s grants of share-based awards to employees were classified as equity awards and are recognized in the financial statements based on their grant date fair values. The fair value of restricted shares and restricted share units are based on the closing market price of the Company’s ADSs on the NASDAQ Global Select Market on the date of grant. The Company has elected to recognize compensation expense using the straight-line method for all employee equity awards granted with graded vesting based on service conditions.
For awards granted to non-employees, the Company has accounted for equity instruments issued to non-employees in accordance with the provisions of ASC 718 and ASC 505, Equity. All transactions in which goods or services are received in exchange for equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Expense is recognized in the same manner as if the Group had paid cash for the services provided by the non-employees in accordance with ASC 505-50, Equity based payments to non-employees.

RECOMMENDATION
Having considered that (i) the Proposed RSU Grants aim to align the interests of the Grantees and the Company’s shareholders as a whole for the betterment of the Group’s future development and expansion; (ii) it is the market practice for listed biotechnology companies of sizes similar to the Company’s to grant restricted share units/share awards to their directors, senior management and employees; and (iii) the experience and background of the relevant directors, we consider that (a) the terms of the Proposed RSU Grants are on normal commercial terms and fair and reasonable so far as the Independent Shareholders are concerned; and (b) the Proposed RSU Grants are conducted under the ordinary and usual course of business of the Company and in the interests of the Company and the shareholders as a whole. Accordingly, we advise the Independent Board Committees to recommend, and we recommend, that the Independent Shareholders vote in favor of the resolutions to be proposed at the Annual Meeting to approve the Proposed RSU Grants.
Yours faithfully,
For and on behalf of
Anglo Chinese Corporate Finance, Limited
Wade Ho
Director
Note:
Mr. Wade Ho is a licensed person registered with the Securities and Futures Commission and as a responsible officer of Anglo Chinese Corporate Finance, Limited to carry out Type 6 (advising on corporate finance) regulated activity under the SFO. He has ten years of experience in corporate finance from corporate finance advisory, principal investments, and valuation advisory positions.

PROPOSAL 12
APPROVAL OF THE RSU GRANT TO MR. OYLER
The Company proposes an ordinary resolution at the Annual Meeting to approve the grant of RSUs with a grant date fair value of US$3,750,000 to Mr. John V. Oyler under the 2016 Plan. The grant date will be date of the Annual Meeting. The Proposed RSU Grant to Mr. Oyler will be made under the following terms:
•
each of the RSUs is granted for nil consideration;

•
each of the RSUs granted represents the right to receive one ordinary share on the date it vests;

•
25% of the ordinary shares shall vest on each anniversary of the grant date, subject to continued service; provided, however, that upon a termination without cause or for good reason as defined in Mr. Oyler's employment agreement, the RSUs shall become vested as if he had remained employed for an additional 20 months; provided further that the RSUs shall become fully vested for underlying shares upon a change in control of the Company; and

•
the number of shares under the RSUs will be calculated by dividing the grant value by the closing price of the ADSs on NASDAQ on the grant date as divided by 13.

If the independent shareholders’ approval is not obtained at the Annual Meeting, the Proposed RSU Grant to Mr. Oyler shall be replaced by a share option grant with the same grant date fair value.
Why We Need Shareholder Approval
We are seeking shareholder approval in order to comply with Chapter 14A of the HK Listing Rules. Mr. Oyler as a director is a connected person of the Company under Chapter 14A of the HK Listing Rules. As a result, the Proposed RSU Grant to Mr. Oyler and transactions contemplated therein constitute non-exempt connected transactions of the Company under Chapter 14A of the HK Listing Rules and are subject to reporting, announcement and the independent shareholders’ approval requirements.
Vote Required and Board of Directors’ Recommendation
Approval of Proposal 12 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the Annual Meeting excluding Mr. Oyler and his associates, who are required to refrain or abstain from voting. Broker non-votes and abstentions with respect to Proposal 12 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote.
The Board of Directors recommends that shareholders vote FOR approval of the Proposed RSU Grant to Mr. Oyler and transactions contemplated therein.

PROPOSAL 13
APPROVAL OF THE RSU GRANTS TO DR. WANG
The Company proposes an ordinary resolution at the Annual Meeting to approve the grant of RSUs with a grant date fair value of US$1,000,000 to Dr. Xiaodong Wang under the 2016 Plan. The grant date will be date of the Annual Meeting. The Proposed RSU Grant to Dr. Wang will be made under the following terms:
•
each of the RSU is granted for nil consideration;

•
each of the RSU granted represents the right to receive one ordinary share on the date it vests;

•
25% of the ordinary shares shall vest on each anniversary of the grant date, subject to continued service; and

•
the number of shares under the RSUs will be calculated by dividing the grant value by the closing price of the ADSs on NASDAQ on the grant date as divided by 13.

If the independent shareholders’ approval is not obtained at the Annual Meeting, the Proposed RSU Grant to Dr. Wang shall be replaced by a share option grant with the same grant date fair value.
Why We Need Shareholder Approval
We are seeking shareholder approval in order to comply with Chapter 14A of the HK Listing Rules. Dr. Wang as a director is a connected person of the Company under Chapter 14A of the HK Listing Rules. As a result, the Proposed RSU Grant to Dr. Wang and transactions contemplated therein constitute non-exempt connected transactions of the Company under Chapter 14A of the HK Listing Rules and are subject to reporting, announcement and the independent shareholders’ approval requirements.
Vote Required and Board of Directors’ Recommendation
Approval of Proposal 13 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the Annual Meeting excluding Dr. Wang and his associates, who are required to refrain or abstain from voting. Broker non-votes and abstentions with respect to Proposal 13 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote.
The Board of Directors recommends that shareholders vote FOR approval of the Proposed RSU Grant to Dr. Wang and transactions contemplated therein.

PROPOSAL 14
APPROVAL OF THE RSU GRANTS TO NON-EXECUTIVE AND INDEPENDENT NON-EXECUTIVE DIRECTORS
The Company proposes an ordinary resolution at the Annual Meeting to approve the grant of RSUs with a grant date fair value of US$200,000 to each of the non-executive and independent non-executive directors, Mr. Anthony C. Hooper, Mr. Timothy Chen, Mr. Donald W. Glazer, Mr. Michael Goller, Mr. Ranjeev Krishana, Mr. Thomas Malley, Dr. Corazon (Corsee) D. Sanders, Mr. Jing-Shyh (Sam) Su and Mr. Qingqing Yi under the 2016 Plan. The grant date will be date of the Annual Meeting. The Proposed RSU Grants to these non-executive and independent non-executive directors will be made under the following terms:
•
each of the RSUs is granted for nil consideration;

•
each of the RSUs granted represents the right to receive one ordinary share on the date it vests;

•
100% of the ordinary shares shall vest upon the earlier to occur of the first anniversary of the grant date or the date of the next annual general meeting of shareholders; provided, however, that all vesting shall cease if the director resigns from the Board or otherwise ceases to serve as a director other than as set forth below or the Board determines that the circumstances warrant continuation of vesting. Unvested RSUs shall accelerate in full upon (i) death, (ii) disability, (iii) termination of service in connection with a change of control of the Company, or (iv) upon a change of control of the Company if the director's service continues and the awards are not assumed by the acquiror at the time of the change of control. Subject to specific terms and conditions designed for compliance with applicable tax and other regulations, a director generally may elect to defer settlement of their RSUs until six months following the date that the director ceases to serve as a director;

•
notwithstanding the above, the number of RSUs to be vested on the vesting date shall not cause the total number of shares held legally or beneficially by each of the independent non-executive directors, together with the total number of shares which may be issued to each of them or their nominee upon the exercise of any outstanding share options, convertible securities and other rights (whether contractual or otherwise) to call for the issue of shares, to exceed 1% of the total number of issued shares as of the vesting date after their vesting and issuance (the “1% threshold”);

•
if the number of RSUs to be vested on the vesting date would cause the total number of shares held legally or beneficially by each of the independent non-executive directors, together with the total number of shares which may be issued to each of them or their nominee upon the exercise of any outstanding share options, convertible securities and other rights (whether contractual or otherwise) to call for the issue of shares, to exceed the 1% threshold, the final number of RSUs to be vested on the vesting date shall be the maximum number of shares that may be issued to the relevant grantee while keeping their respective shareholding below the 1% threshold; and

•
the number of shares under the RSUs will be calculated by dividing the grant value by the closing price of the ADSs on NASDAQ on the grant date as divided by 13.

If the independent shareholders’ approval is not obtained at the Annual Meeting, each of the Proposed RSU Grants to Mr. Hooper, Mr. Chen, Mr. Glazer, Mr. Goller, Mr. Krishana, Mr. Malley, Dr. Sanders, Mr. Su and Mr. Yi shall be replaced by a share option grant with the same grant date fair value.
Why We Need Shareholder Approval
We are seeking shareholder approval in order to comply with Chapter 14A of the HK Listing Rules. Each of Mr. Hooper, Mr. Chen, Mr. Glazer, Mr. Goller, Mr. Krishana, Mr. Malley, Dr. Sanders, Mr. Su and Mr. Yi as a director is a connected person of the Company under Chapter 14A of the HK Listing Rules. As a result, the Proposed RSU Grants to these non-executive and independent non-executive directors and transactions contemplated therein constitute non-exempt connected transactions of the Company under Chapter 14A of the HK Listing Rules and are subject to reporting, announcement and the independent shareholders’ approval requirements.

Vote Required and Board of Directors’ Recommendation
Approval of Proposal 14 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the Annual Meeting excluding Mr. Hooper, Mr. Chen, Mr. Glazer, Mr. Goller, Mr. Krishana, Mr. Malley, Dr. Sanders, Mr. Su and Mr. Yi and their respective associates, who are required to refrain or abstain from voting. Broker non-votes and abstentions with respect to Proposal 14 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote.
The Board of Directors recommends that shareholders vote FOR approval of the Proposed RSU Grants to Mr. Hooper, Mr. Chen, Mr. Glazer, Mr. Goller, Mr. Krishana, Mr. Malley, Dr. Sanders, Mr. Su and Mr. Yi and transactions contemplated therein.

PROPOSAL 15
NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, we are conducting a shareholder advisory vote on the compensation paid to our named executive officers. This proposal, commonly known as a “say-on-pay” vote, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. The vote is advisory and therefore not binding on the Board of Directors, the Compensation Committee, or our Company. Nevertheless, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. Based on the non-binding advisory vote regarding the frequency of future executive compensation advisory votes conducted at the 2018 annual general meeting, we currently intend to conduct this advisory vote annually until the next vote on the non-binding advisory frequency of such non-binding advisory votes, which will occur at our 2024 annual general meeting.
As described in detail in the section of this Proxy Statement titled “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success. The Board of Directors believes that our executive compensation program is well-tailored to retain and motivate key executives while recognizing the need to align the program with the interests of our shareholders and our “pay-for-performance” philosophy. We believe that philosophy is working given the Company’s performance in 2020, which is discussed in more detail in the “Executive Compensation — Compensation Discussion and Analysis” section. During 2020, we made significant progress on our business and operational goals, including the expansion of our commercial portfolio, increasing product revenue as well as the inclusion of our medicines on the National Reimbursement Drug List in China, among other things. Our accomplishments are reflected in our total shareholder return (“TSR”), which is at the 86th percentile compared to our compensation peer companies for the year ended December 31, 2020 and at the 90th percentile for the time period since we went public on February 3, 2016. We encourage our shareholders to read the “Executive Compensation — Compensation Discussion and Analysis” section as well as the table in the section below of this Proxy Statement titled “Executive Compensation — Summary Compensation Table” and other related compensation tables and narrative disclosures in this Proxy Statement, which describe our executive compensation philosophy, programs, and practices and the 2020 compensation of our named executive officers.
We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and our executive compensation philosophy, programs, and practices as described in this Proxy Statement.
Accordingly, we ask our shareholders to vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, as described in this Proxy Statement.
Vote Required and Board of Directors’ Recommendation
Advisory approval of Proposal 15 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the Annual Meeting. Broker non-votes and abstentions with respect to Proposal 15 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote. The say-on-pay vote is advisory and therefore not binding on the Board of Directors, the Compensation Committee or our Company. However, the Board of Directors and the Compensation Committee value the opinion of our shareholders, and to the extent there is a significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
The Board of Directors recommends that shareholders vote FOR approval, on an advisory basis, of the compensation of our named executive officers.

PROPOSAL 16
RESTATED ARTICLES
General
The Board of Directors has approved, declared advisable and is recommending that our shareholders approve the Sixth Amended and Restated Memorandum and Articles of Association of the Company (the “Restated Articles”) to amend the Fifth Amended and Restated Memorandum and Articles of Association (the “Existing Articles”) at the Annual Meeting. Details of the proposed amendments to the Existing Articles are set out below. The following discussion is qualified in its entirety by reference to the proposed Restated Articles, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. Appendix A is marked to show the proposed changes that would be made.
Background
The Board of Directors approved a preliminary proposal for the Proposed Issue of RMB Shares. In order to comply with the Rules Governing the Listing of Securities on the Science and Technology Innovation Board of the Shanghai Stock Exchange and other applicable PRC securities regulations (“SSE Rules”) as described in this Proxy Statement, the Company has proposed to amend certain provisions of the Existing Articles.
The Existing Articles are available on the websites of the Company (www.beigene.com) and Hong Kong Exchanges and Clearing Limited (www.hkexnews.hk).
Description and Purpose of the Restated Articles
Transfer of Shares
In the proposed Restated Articles, we propose to amend the Existing Articles such that transfer of any shares through electronic transfer as recognized by the designated stock exchanges shall be deemed to satisfy the requirement of form of instrument of transfer under the Restated Articles.
Proceedings at General Meetings
In the proposed Restated Articles, we propose to amend the Existing Articles such that the Company could hold a general meeting of shareholders as a physical meeting, as a hybrid meeting or as an electronic meeting. To the extent required by the designated stock exchange rules, the Company shall facilitate shareholders of RMB Shares to attend a general meeting through an online voting platform, and such attendance by the shareholders shall be deemed to constitute presence in person at the meeting.
Exclusive Federal Forum
In the proposed Restated Articles, we propose to amend the Existing Articles such that unless the Company consents in writing to the selection of an alternative forum, the U.S. federal district courts shall be the sole and exclusive forum for resolving any complaints asserting a cause of actions under the U.S. Securities Act of 1933, as amended.
The Restated Articles also contain consequential changes to the amendments described above.
General Effects of the Restated Articles
After receipt of shareholder approval, the Restated Articles will become effective and will be filed with the Cayman Islands Registrar of Companies conditioned on and subject to the listing of the RMB Shares on the STAR Market. Prior to that, the Existing Articles shall continue to apply.
We believe that the Restated Articles provide adequate protections for shareholders. Our ADSs will continue to trade on the NASDAQ Global Select Market under the symbol “BGNE”, and our ordinary shares will continue to trade on the HKEx under the stock code “06160”.

Vote Required and Board of Directors’ Recommendation
Approval of Proposal 16 requires the favorable vote of at least a two-thirds majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the Annual Meeting. Broker non-votes and abstentions with respect to Proposal 16 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote.
The Board of Directors recommends that shareholders vote FOR the adoption of the Restated Articles conditioned on and subject to the listing of the RMB Shares on the STAR Market.

PROPOSAL 17
ADJOURNMENT PROPOSAL
General
If the Annual Meeting is convened and a quorum is present, but there are not sufficient votes to approve any one or more of Proposals 1 through 16, the chairman of the meeting may move to adjourn the Annual Meeting at that time in order to enable the Board of Directors to solicit additional proxies in favor of such proposal(s).
In the Adjournment Proposal, we are asking our shareholders to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of adjourning the Annual Meeting to another time and place, if necessary, to solicit additional proxies in the event there are not sufficient votes to approve any one or more of Proposals 1 through 16. If our shareholders approve this proposal, we could adjourn the Annual Meeting and any adjourned session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our shareholders that have previously voted. Among other things, approval of the Adjournment Proposal could mean that, even if we receive proxies representing a sufficient number of votes to defeat any of Proposals 1 through 16, we could adjourn the Annual Meeting without a vote on such proposal(s) and seek to convince our shareholders to change their votes in favor of such proposal(s).
If it is necessary to adjourn the Annual Meeting, no notice of the adjournment or the business to be transacted at the adjourned meeting is required to be given to our shareholders, so long as the meeting is adjourned for less than 14 days. At the adjourned meeting, no business shall be transacted other than the business left unfinished at the meeting from which the adjournment took place.
Vote Required and Board of Directors’ Recommendation
Approval of Proposal 17 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the Annual Meeting. Broker non-votes and abstentions with respect to Proposal 17 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote.
The Board of Directors recommends that shareholders vote FOR the approval of the Adjournment Proposal, if necessary, to solicite additional proxies.

TRANSACTION OF OTHER BUSINESS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting as of the date of this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the person(s) named in the accompanying proxy intend to vote on such matters in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding beneficial ownership of our share capital as of April 19, 2021 by:
•
each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•
each of our named executive officers;

•
each of our directors; and

•
all of our executive officers and directors as a group.

Beneficial ownership set forth below is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities, except as otherwise provided. The beneficial ownership rules of the SEC differ from those of the SFO and the HK Listing Rules. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all securities shown as beneficially owned by them.
The table lists applicable percentage ownership based on 1,197,322,617 ordinary shares outstanding as of April 19, 2021 and also lists applicable percentage ownership. Any options to purchase ordinary shares that are exercisable and restricted share units (“RSUs”) that will vest within 60 days of April 19, 2021 are deemed to be beneficially owned by the persons holding these options and RSUs for the purpose of computing percentage ownership of such persons, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Beneficial ownership representing less than 1% is denoted with an asterisk (*).
Unless otherwise noted below, the address of each person listed on the table is: c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands.
Name of Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Percentage of Ordinary Shares Beneficially Owned
5% or Greater Shareholders
Amgen Inc.(1)	244,117,549	20.4%
Entities affiliated with Baker Bros. Advisors LP(2)	151,695,707	12.7%
Entities affiliated with Hillhouse Capital(3)	147,035,258	12.3%
Entities affiliated with The Capital Group Companies, Inc.(4)	95,293,082	8.0%
FMR LLC(5)	62,214,015	5.2%
Named Executive Officers and Directors
John V. Oyler(6)	73,423,102	6.0%
Xiaobin Wu(7)	1,761,435	*
Howard Liang(8)	5,704,635	*
Jane Huang(9)	1,710,084	*
Timothy Chen(10)	460,340	*
Donald W. Glazer(11)	3,155,247	*
Michael Goller(12)	336,700	*
Anthony C. Hooper(13)	67,353	*
Ranjeev Krishana(14)	336,700	*
Thomas Malley(15)	1,249,448	*
Corazon (Corsee) D. Sanders(16)	27,482	*

Name of Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Percentage of Ordinary Shares Beneficially Owned
Jing-Shyh (Sam) Su(17)	173,277	*
Xiaodong Wang(18)	19,727,138	1.6%
Qingqing Yi(19)	327,418	*
All Directors and Executive Officers as a Group (15 persons)	110,407,398	8.9%

(1)
Based solely on a Form 4 filed by Amgen on December 18, 2020. The address of Amgen’s principal business is One Amgen Center Drive, Thousand Oaks, California 91320.

(2)
Based solely on a Form 4 filed by Baker Bros. Advisors LP, Baker Bros. Advisors (GP) LLC, Felix J. Baker and Julian C. Baker on January 6, 2021, consists of (i) 12,596,280 ordinary shares held by 667, L.P. and (ii) 139,099,427 ordinary shares held by Baker Brothers Life Sciences, L.P. (collectively, “Baker Funds”). Baker Bros. Advisors LP is the investment advisor to Baker Funds and has sole voting and investment power with respect to the shares held by Baker Funds. Baker Bros. Advisors (GP) LLC is the sole general partner of Baker Bros. Advisors LP. The managing members of Baker Bros. Advisors (GP) LLC are Julian C. Baker and Felix J. Baker. Julian C. Baker and Felix J. Baker disclaim beneficial ownership of all shares except to the extent of their pecuniary interest. The address for each of these entities is 667 Madison Avenue, 21st Floor, New York, NY 10065.

(3)
Based solely on a Schedule 13D/A filed by Hillhouse Capital Management, Ltd. (“HCM”) and a Schedule 13D/A filed by Hillhouse Capital Advisors, Ltd. (“HCA”) on July 14, 2020, consists of (i) 133,587,655 ordinary shares held by Gaoling Fund, L.P. (“Gaoling”), and YHG Investment, L.P. (“YHG”) in aggregate, and (ii) 13,447,603 ordinary shares held by Hillhouse BGN Holdings Limited (“HH”). HCM acts as the sole management company of Hillhouse Fund II, L.P. (“Fund II”). Fund II owns HH. HCM is hereby deemed to be the sole beneficial owner of, and to control the voting power of, the ordinary shares represented by ADSs held by HH. HCA acts as the sole general partner of YHG and the sole management company of Gaoling. HCA is hereby deemed to be the sole beneficial owner of, and to control the voting power of, the ordinary shares held by (and represented by ADSs held by) the YHG and Gaoling. The registered address of HCM and HCA is 20 Genesis Close, George Town, Grand Cayman, KY-1103 Cayman Islands.

(4)
Based solely on a disclosure of interest form filed with the HKEx by The Capital Group Companies, Inc. on March 12, 2021. The registered address of The Capital Group Companies, Inc. is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071, USA.

(5)
Based solely on a Schedule 13G/A filed by FMR LLC on February 8, 2021. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(6)
Consists of (i) 6,280,245 ordinary shares held directly by Mr. Oyler; (ii) 17,736,713 shares issuable to Mr. Oyler upon exercise of share options exercisable or RSUs vesting within 60 days after April 19, 2021; (iii) 10,000,000 ordinary shares held for the benefit of Mr. Oyler in a Roth IRA PENSCO trust account; (iv) 102,188 ordinary shares held by The John Oyler Legacy Trust, of which Mr. Oyler’s father is a trustee, for the benefit of his minor child, for which Mr. Oyler disclaims beneficial ownership; (v) 7,727,927 ordinary shares held for the benefit of Mr. Oyler in a grantor retained annuity trust, of which Mr. Oyler’s father is a trustee, for which Mr. Oyler disclaims beneficial ownership; (vi) 29,439,115 ordinary shares held by Oyler Investment LLC, 99% of the limited liability company interest owned by a grantor retain annuity trust, for which Mr. Oyler’s father is a trustee, for which Mr. Oyler disclaims beneficial ownership; (vii) 545,597 ordinary shares held by the P&O Trust, the beneficiaries of which include Mr. Oyler’s minor child and others, for which Mr. Oyler disclaims beneficial ownership; and (viii) 1,591,317 ordinary shares held by a private foundation of which Mr. Oyler, Victoria Pan and the other(s) serve as directors, for which Mr. Oyler disclaims beneficial ownership.
(7)
Consists of (i) 293,761 ordinary shares held directly by Dr. Wu; (ii) 52,000 ordinary shares held by Dr. Wu’s spouse and (iii) 1,415,674 shares issuable to Dr. Wu upon exercise of share options exercisable or RSUs vesting within 60 days after April 19, 2021.

(8)
Consists of (i) 1,434,745 ordinary shares held directly by Dr. Liang; and (ii) 4,269,890 ordinary shares issuable to Dr. Liang upon exercise of share options exercisable or RSUs vesting within 60 days after April 19, 2021.

(9)
Consists of (i) 167,725 ordinary shares held directly by Dr. Huang; and (ii) 1,542,359 ordinary shares issuable to Dr. Huang upon exercise of share options exercisable or RSUs vesting within 60 days after April 19, 2021.

(10)
Consists of 460,340 ordinary shares issuable to Mr. Chen upon exercise of share options exercisable within 60 days after April 19, 2021.

(11)
Consists of (i) 2,827,829 ordinary shares held directly by Mr. Glazer; and (ii) 327,418 ordinary shares issuable to Mr. Glazer upon exercise of share options exercisable within 60 days after April 19, 2021.

(12)
Consists of (i) 9,282 ordinary shares held directly by Mr. Goller; and (ii) 327,418 ordinary shares issuable to Mr. Goller upon exercise of share options exercisable within 60 days after April 19, 2021.

(13)
Consists of 67,353 ordinary shares issuable to Mr. Hooper upon exercise of share options exercisable within 60 days after April 19, 2021.

(14)
Consists of (i) 9,282 ordinary shares held directly by Mr. Krishana; and (ii) 327,418 ordinary shares issuable to Mr. Krishana upon exercise of share options exercisable within 60 days after April 19, 2021.

(15)
Consists of (i) 399,282 ordinary shares held directly by Mr. Malley and (ii) 850,166 ordinary shares issuable to Mr. Malley upon exercise of share options exercisable within 60 days after April 19, 2021.

(16)
Consists of 27,482 ordinary shares issuable to Dr. Sanders upon exercise of share options exercisable within 60 days after April 19, 2021.

(17)
Consists of 173,277 ordinary shares issuable to Mr. Su upon exercise of share options exercisable within 60 days after April 19, 2021.

(18)
Consists of (i) 5,553,565 ordinary shares held directly by Dr. Wang; (ii) 8,502,611 ordinary shares issuable to Dr. Wang upon exercise of share options exercisable or RSUs vesting within 60 days after April 19, 2021; (iii) 50 ordinary shares held by Dr. Wang’s spouse; (iv) 172,372 ordinary shares held in a UTMA account for Dr. Wang’s minor child, for which Dr. Wang disclaims beneficial ownership; (v) 4,253,998 ordinary shares held by Wang Investment LLC, of which 99% of the limited liability company interest is owned by two grantor retained annuity trusts, of which Dr. Wang’s wife is a trustee, for which Dr. Wang disclaims beneficial ownership and (vi) 1,244,542 ordinary shares held by a family trust, the beneficiaries of which are Dr. Wang’s family members, for which Dr. Wang disclaims beneficial ownership.

(19)
Consists of 327,418 ordinary shares issuable to Mr. Yi upon exercise of share options exercisable within 60 days after April 19, 2021.

EXECUTIVE OFFICERS
The following table sets forth the name, age and position of each of our executive officers as of April 19, 2021:
Name	Age	Position(s)
John V. Oyler	53	Founder, Chief Executive Officer and Chairman
Xiaobin Wu, Ph.D.	59	President and Chief Operating Officer of the Company and General Manager of China
Howard Liang, Ph.D.*	57	Chief Financial Officer and Chief Strategy Officer
Lai Wang, Ph.D.	44	Global Head of R&D
Jane Huang	48	Chief Medical Officer, Hematology

*
Dr. Liang plans to retire from the Company on June 30, 2021, at which time Julia Wang, Senior Vice President, Enterprise Optimization and Deputy Chief Financial Officer of the Company, will become Chief Financial Officer, as announced in our Current Report on Form 8-K filed on March 30, 2021.

You should refer to “Proposals 1 to 4: Election of Directors” above for information about our Founder, Chief Executive Officer and Chairman, John V. Oyler. Biographical information for our other executive officers, as of April 19, 2021, is set forth below.
Xiaobin Wu, Ph.D., aged 59, joined our Company in April 2018 as our General Manager, China and President of the Company and has been appointed to an additional position of Chief Operating Officer effective April 1, 2021. He has more than 25 years of experience in the pharmaceutical industry, including 17 years leading China operations of multinational companies, with expertise in research and development, strategy, commercialization and general management. Before joining the Company in April 2018, Dr. Wu served as the Country Manager of Pfizer China from 2009 to April 2018 and Regional President of Pfizer Essential Health in the Greater China Region from 2017 to April 2018. Under his leadership, Pfizer China experienced significant growth to become a leading multinational pharmaceutical company in China. Prior to Pfizer, Dr. Wu served as President and Managing Director of Wyeth China and Hong Kong from 2004 to 2009. Before joining Wyeth, Dr. Wu served as the General Manager of Bayer Healthcare in China from 2001 to 2004. He started his career in 1992 in sales and marketing with Bayer in Germany. Dr. Wu served as a Vice Chairman of the R&D Based Pharmaceutical Association Committee (RDPAC) in China from 2008 to 2018. He also serves as Vice Chairman of the Pharmaceutical Chamber of Commerce of China’s National Association of Industry & Commerce. He is also a research fellow at the Research Center of National Drug Policy and Ecosystem (NDPE) of China Pharmaceutical University in Nanjing, China. In addition to his duties in industry associations, Dr. Wu has received numerous industry awards, including most recently “Person of the Year” in Healthy China Awards 2017, “2017 Top 10 Most Influential Persons in the Chinese Healthcare Industry” and the “2017 Social Responsibility Eminent Person Award.” Dr. Wu earned a Ph.D. in Biochemistry and Pharmacology and a Diploma in Biology in April 1993 and January 1990, respectively, from the University of Konstanz in Germany.
Howard Liang, Ph.D., aged 57, has served as our Chief Financial Officer and Chief Strategy Officer since July 2015. Prior to joining us, from 2005 to 2015, Dr. Liang was at Leerink Partners LLC, a leading investment bank specializing in the healthcare industry (now SVB Leerink LLC), where he served as a Managing Director and Head of Biotechnology Equity Research. Dr. Liang served as a Senior Biotechnology Analyst at two full-service investment banks: A.G. Edwards Inc., from 2004 to 2005, and JMP Securities, from 2003 to 2004. From 2000 to 2003, Dr. Liang served as an Associate Analyst at Prudential Securities, where he covered major and specialty pharmaceuticals. Before Wall Street, from 1992 to 2000, Dr. Liang was with Abbott Laboratories, where he was a Senior Scientist and a member of one of the pharmaceutical industry’s leading structure-based discovery teams. During his career as a scientist, Dr. Liang authored a review and 13 papers including six in Nature, Science, and Proceedings of the National Academy of Sciences. Dr. Liang serves as a member of the HKEx Biotech Advisory Panel. Dr. Liang received his B.S. in Chemistry from Peking University in July 1985, and both his MBA and Ph.D. in Biochemistry and Molecular Biology from the University of Chicago in June 2001 and March 1992 respectively.

Lai Wang, Ph.D., aged 43, has served as our Global Head of R&D since April 2021. Dr. Wang joined our Company in May 2011 with increasing responsibilities over the years and most recently as Senior Vice President, Head of Global Research, Clinical Operation & Biometrics and APAC Clinical Development. Dr. Wang has over 20 years of experience in the oncology field and over 10 years of experience in the pharmaceutical industry in both research and development. Prior to joining us, Dr. Wang was the director of research at Joyant Pharmaceuticals, a biotech company based in Dallas, Texas. Dr. Wang received his B.S. from Fudan University in 1996 and Ph.D. from University of Texas Health Science Center at San Antonio in 2001.
Jane Huang, M.D., aged 48, joined our Company in September 2016 as our Chief Medical Officer, Hematology. Prior to joining us, Dr. Huang served as the Vice President, Clinical Development at Acerta Pharma from April 2015 to September 2016, where she oversaw global clinical development of the BTK inhibitor, acalabrutinib. Previously, she worked at Genentech, Inc. from 2005 to March 2015, serving most recently as Group Medical Director, where she played a leading role in drug development programs for several molecules at all stages of development, including venetoclax and obinutuzumab. She is also an Adjunct Clinical Assistant Professor in Oncology at Stanford University, specializing in thoracic oncology. Dr. Huang received her Bachelor of Science degree in Biological Sciences from Stanford University in 1994 and her M.D. from University of Washington School of Medicine in 1998. She is board certified in hematology, oncology, and internal medicine, and she completed her residency in internal medicine and fellowships in hematology and oncology at Stanford University.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
Other than compensation arrangements, we describe below any transactions and series of similar transactions, since January 1, 2020 to which we were a party or will be a party, in which:
•
the amounts involved exceeded or will exceed US$120,000; and

•
any of our directors, executive officers or holders of more than 5% of our share capital, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

We have a related party transactions policy that requires transactions between us and any director, executive officer, holder of 5% or more of any class of our capital shares or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than US$120,000, be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.
We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. Compensation arrangements for our directors and named executive officers are described in the sections of this Proxy Statement titled “Director Compensation” and “Executive Compensation.”
Amgen Collaboration
Collaboration Agreement
On October 31, 2019, our wholly-owned subsidiary, BeiGene Switzerland GmbH (“BeiGene Switzerland”), entered into a Collaboration Agreement with Amgen, which became effective on January 2, 2020 (the “Collaboration Agreement”). Pursuant to the terms of the Collaboration Agreement, we are responsible for commercializing Amgen’s oncology products XGEVA® (denosumab), BLINCYTO® (blinatumomab), and KYPROLIS® (carfilzomib) in China (excluding Hong Kong, Macao and Taiwan) for a period of five or seven years following each product’s regulatory approval in China, as specified in the Collaboration Agreement, with the commercialization period for XGEVA® commencing following the transition of operational responsibilities for the product. In addition, as specified in the agreement, we will have the option to retain one of the three products to commercialize for as long as the product is sold in China. The parties have agreed to equally share profits and losses for the products in China during each product’s commercialization period. After expiration of the commercialization period for each product, the products not retained will be transitioned back to Amgen and we will be eligible to receive tiered mid-single to low-double digit royalties on net sales in China of each product for an additional five years.
Additionally, pursuant to the terms of the Collaboration Agreement, we and Amgen have agreed to collaborate on the global development and commercialization of a portfolio of Amgen clinical- and late-preclinical-stage oncology pipeline products. Starting from the commencement of the Collaboration Agreement, we and Amgen will co-fund global development costs, with BeiGene Switzerland contributing up to US$1.25 billion worth of development services and cash over the term of the collaboration. We will be eligible to receive tiered mid-single digit royalties on net sales of each product globally outside of China, other than sotorasib (AMG 510), on a product-by-product and country-by-country basis, until the latest of the expiration of the last valid patent claim, the expiration of regulatory exclusivity, or the earlier of eight years after the first commercial sale of such product in the country of sale and 20 years from the date of first commercial sale of such product anywhere in the world.
For each pipeline product that is approved in China, we will have the right to commercialize the product for seven years, with the parties sharing profits and losses for the product in China equally. In addition, we will have the right to retain approximately one of every three approved products, up to a total of six, other than sotorasib (AMG 510), to commercialize for as long as each such product is sold in China. After the expiration of the seven-year commercialization period, each product will be transitioned back to Amgen and we will be eligible to receive tiered mid-single to low-double digit royalties on net sales in China for an additional five years. The parties are subject to specified exclusivity requirements in China and the rest of the world.
BeiGene, Ltd. has guaranteed certain obligations of BeiGene Switzerland under the Collaboration Agreement pursuant to the terms of a separate Guarantee Agreement, and the Collaboration Agreement provides that each party may perform the activities designated to it by itself or through any of its affiliates.
The Collaboration Agreement contains customary representations, warranties and covenants by the parties. The agreement will continue in effect on a product-by-product basis unless terminated by either party pursuant to its terms. The agreement may be terminated by mutual written consent of the parties, or by either party upon the other party’s uncured material breach, insolvency, failure to comply with specified compliance provisions, or subject to a specified negotiation mechanism, certain adverse economic impacts or the failure to meet commercial objectives. In addition, Amgen may terminate the agreement with respect to a pipeline product in the event that it suspends development of such pipeline product on specified terms, subject to the parties determining whether to continue development of the pipeline product in China.
Share Purchase Agreement
In connection with the Collaboration Agreement, pursuant to a Share Purchase Agreement dated October 31, 2019, as amended by Amendment No. 1 dated December 6, 2019, by and between the Company and Amgen (the “Share Purchase Agreement”), we issued 206,635,013 ordinary shares in the form of 15,895,001 ADSs on January 2, 2020, representing approximately 20.5% of our then outstanding shares to Amgen, for an aggregate purchase price of US$2.78 billion, or US$13.45 per ordinary share, or US$174.85 per ADS.
Pursuant to the Share Purchase Agreement, Amgen has agreed to (i) a lock-up on sales of its shares until the earliest of (a) the fourth anniversary of the closing (January 2, 2024), (b) the expiration or termination of the Collaboration Agreement and (c) a change of control of BeiGene, Ltd., (ii) a standstill until the later of (a) the first anniversary of the date as of which it ceases to have the right to appoint a director and (b) the date on which it holds less than 5% of our then outstanding shares, and (iii) a voting agreement to vote its shares on certain matters presented for shareholder approval until the later of (a) the fifth anniversary of the closing (January 2, 2025) and (b) the expiration of the standstill period, all under specified circumstances and as set forth in the agreement. Following the later of (i) the expiration of the lock-up period and (ii) the expiration of the standstill period, Amgen has agreed not to sell shares representing more than 5% of our then outstanding shares in any rolling 12-month period, subject to specified exceptions. In addition, Amgen will have the right to designate an independent director to serve on the Board of directors until the earlier of (a) the date on which Amgen holds less than 10% of our then outstanding shares as a result of Amgen’s sale of ordinary shares or Amgen’s failure to participate in future offerings and (b) the third anniversary of the date of the expiration or termination of the Amgen Collaboration Agreement. Under the terms of the Share Purchase Agreement, Amgen will also have specified registration rights upon expiration of the lock-up. Additionally, we have agreed to use reasonable best efforts to provide Amgen with an opportunity to participate in subsequent new securities offerings upon the same terms and conditions as other purchasers in the offering in an amount needed to allow Amgen to hold 20.6% of our shares, subject to applicable law and HKEx rules and other specified conditions.
On March 17, 2020, BeiGene, Ltd. and Amgen entered into an Amendment No. 2 (the “Second Amendment”) to the Share Purchase Agreement in order to account for periodic dilution from the issuance of shares by us, which agreement was restated in its entirety on September 24, 2020 (the “Restated Second Amendment”). Pursuant to the Restated Second Amendment, Amgen has an option (the “Direct Purchase Option”) to subscribe for additional ADSs in an amount necessary to enable it to increase (and subsequently maintain) its ownership at approximately 20.6% of our outstanding shares. The Direct Purchase Option is exercisable on a monthly basis, but only if Amgen’s interest in our outstanding shares at the monthly reference date is less than 20.4%. The Direct Purchase Option (i) is exercisable by Amgen solely as a result of dilution arising from issuance of new shares by us under our equity incentive plans from time to time, and (ii) is subject to annual approval by our independent shareholders each year during the term of the Restated Second Amendment. The exercise period of the Direct Purchase Option commenced on December 1, 2020 and will terminate on the earliest of: (a) the date on which Amgen and its affiliates collectively own less than 20% of the outstanding share capital of the Company as a result of Amgen’s sale of shares; (b) at least 60-day advance written notice from either Amgen or the Company that such party wishes to terminate the Direct Purchase Option; or (c) December 1, 2023. The Direct Purchase Option has no vesting period.
Seagen Collaboration
In November 2019, we entered into a license agreement with Seagen, Inc. (“Seagen”, formerly known as “Seattle Genetics, Inc.”) for an advanced pre-clinical product candidate for treating cancer. The agent utilizes a proprietary Seagen antibody-based technology. Under the terms of the agreement, Seagen retains rights to the product candidate in the Americas (United States, Canada and Latin American countries), Europe and Japan. We have been granted exclusive rights to develop and commercialize the product candidate in Asia (except Japan) and the rest of the world. Seagen will lead global development and BeiGene will fund and operationalize the portion of global clinical trials attributable to its territories. BeiGene will also be responsible for all clinical development and regulatory submissions specific to its territories. Seagen received an upfront payment of US$20 million and is eligible to receive progress-dependent milestones of up to $160 million and tiered royalties on any product sales. Seagen might be deemed to be a related party under Item 404 of Reg. S-K due to a common shareholder who has different representatives serving on each companies’ respective board of directors.
Related Party Loan
In order to fund the purchase of the 5% equity interest and repayment of a shareholder loan related to a joint venture, BeiGene Biologics Co., Ltd. (“BeiGene Biologics”), in September 2020, the Company entered into a one-year term loan, renewable for up to three years, with China Minsheng Banking Corp., Ltd., Shanghai Pilot Free Trade Zone Branch to borrow US$118,320,000 through an acquisition facility, together with up to an additional US$80,000,000 through a working capital facility (collectively, the “CMBC Loan”). In addition, as a credit enhancement measure for the CMBC Loan, BeiGene Biologics entered into an up to 37-month term loan with an affiliate of Hillhouse Capital Advisors, Ltd. (“Hillhouse”), a significant shareholder of the Company, to borrow up to (i) RMB100 million through a general corporate facility, and (ii) RMB400 million through a credit enhancement facility that can only be used for repayment of the CMBC Loan if needed (collectively, the “Hillhouse Loan”). One of the Company’s directors, Qingqing Yi, is affiliated with Hillhouse. The aggregate interest and fees payable under both the CMBC Loan and Hillhouse Loan is 5.75% per year. The Company has drawn down all of the US$198,320,000 available under the CMBC Loan in October 2020, and BeiGene Biologics has drawn down the RMB100 million general corporate facility under the Hillhouse Loan as required by the terms of the CMBC Loan agreement. The remaining RMB400 million credit enhancement facility under the Hillhouse Loan will not be drawn down unless the Company and BeiGene Biologics decide to use that to repay a portion of the CMBC Loan in the future.
Consulting Agreement
Dr. Xiaodong Wang, our Founder, Chairman of our Scientific Advisory Board and director, has been providing scientific and strategic advisory services to us since our founding in 2010. On July 24, 2018, we entered into a Consulting Agreement with Dr. Wang for a term of three years (the “2018 Consulting Agreement”). On February 24, 2021, we entered into a new consulting agreement (the “2021 Consulting Agreement”) with Dr. Xiaodong Wang to renew the consulting arrangement on substantially the same terms and conditions as his 2018 Consulting Agreement.
Dr. Wang’s consulting services include leading our Scientific Advisory Board and providing short- and long-term strategic advice to our Company in his areas of expertise, participating in our leadership team meetings from time to time, and interacting with our key stakeholders on behalf of the Company. Through these and other contributions, Dr. Wang has helped us make significant progress on our research, development and business goals. For example, during 2020, Dr. Wang:

•
Provided strategic advice to our senior management team in the significant expansion of our global operations and employee base;

•
Attended meetings of our research team and provided strategic advice on critical projects that help advance our discovery efforts and new product pipeline, including our most recent internally developed product candidates to enter into clinical development, BGB-A425, an investigational humanized IgG1-variant monoclonal antibody against T-cell immunoglobulin and mucin-domain containing-3 (“TIM-3”); and BGB-15025, an investigational small molecule inhibitor of HPK1;

•
Helped us to expand our research team to over 500 scientists at our R&D centers in Beijing and Shanghai and provided strategic advice on our plans to further expand our facilities;

•
Provided strategic advice on key regulatory filings, including our NDAs in China, the United States and elsewhere for zanubrutinib, tislelizumab and pamiparib;

•
Supported our senior management team in other business development opportunities, such as our collaborations with EUSA Pharma, Leap Therapeutics, Assembly Biosciences, Inc., Bio-Thera Solutions, Ltd., and Singlomics (Beijing DanXu) Biopharmaceuticals Co., Ltd.; and

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Attended various investor meetings, serving as the Company’s key spokesperson on research and product pipeline.

We believe that Dr. Wang’s stature in the Chinese scientific and biotechnology communities provides us with significant intangible benefits and access to key stakeholders in our industry. His scientific expertise and knowledge of oncology research and development and the Chinese market are highly valuable to our Company, and his compensation is set to be in line with his major contributions to our Company that go far beyond his responsibilities and time commitment as a non-employee director.
Under the 2018 and 2021 Consulting Agreements, Dr. Wang is entitled to an annual fixed consulting fee of US$100,000 (subject to review and adjustments by the Board of Directors from time to time) and such additional compensation, which, if any, shall be determined in our sole discretion, subject to compliance with the requirements of the applicable stock exchange listing rules. In recognition of his significant contributions to our Company, in February 2020 and February 2021, we granted him a cash bonus in the amount of US$150,000 and in June 2020, we granted him an option to purchase 560,599 ordinary shares that had a grant date fair value of US$3,999,930. As of December 31, 2020, the aggregate number of ordinary shares subject to options held by Dr. Wang was 9,594,446 shares and subject to RSUs held by Dr. Wang was 149,597 shares.
Purchases of Securities
In July 2020, certain of our 5% shareholders and their affiliates with whom our directors are affiliated purchased ordinary shares in a public offering, as listed in the following table.
Purchaser(1)	Offering Date	Number of Ordinary Shares	Public Offering Price per Ordinary Shares		Total Purchase Price
Amgen Inc.	July 2020	29,614,832	US$	14.2308	US$	421,442,751
Entities affiliated with Baker Bros. Advisors LP(2)	July 2020	14,584,180	US$	14.2308	US$	207,544,549
Entities affiliated with Hillhouse Capital (3)	July 2020	70,270,109	US$	14.2308	US$	999,999,867
Entities affiliated with Capital Group Companies, Inc.	July 2020	752,700	US$	14.2308	US$	10,711,523

(1)
See “Security Ownership of Certain Beneficial Owners and Management” for more information about the shares held by the above identified shareholders.

(2)
Michael Goller and Ranjeev Krishana, members of our Board of Directors, are, respectively, a Partner and Head of International Investments of Baker Bros. Advisors LP, affiliates of which collectively hold more than 5% of our voting securities.
(3)
Qingqing Yi, a member of our Board of Directors, is a Partner at Hillhouse Capital, affiliates of which collectively hold more than 5% of our voting securities.

Employment Agreements
For more information regarding employment agreements with our named executive officers, see “Executive Compensation — Employment Agreements with Our Named Executive Officers.”
Indemnification Agreements
Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. Our articles provide that each officer or director shall be indemnified out of assets of our Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.
In addition, we have entered into indemnification agreements to indemnify our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles. These agreements, among other things, indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.
Registration Rights
Pursuant to an investors’ rights agreement, as amended and restated, certain holders of our registrable shares are entitled to rights with respect to the registration of these shares under the Securities Act of 1933, as amended (the “Securities Act”), including demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered. The investors’ rights agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them. The registration rights granted under the investors’ rights agreement terminated on the fifth anniversary of the completion of our initial public offering (February 8, 2021).
On November 16, 2016, we entered into a registration rights agreement with 667, L.P., Baker Brothers Life Sciences, L.P. and 14159, L.P. (the “Baker Entities”), Hillhouse BGN Holdings Limited, Gaoling Fund, L.P. and YHG Investment, L.P. (the “Hillhouse Entities”), (each an “Investor” and collectively, the “Investors”), all of which were existing shareholders. The registration rights agreement provides that, subject to certain limitations, if at any time and from time to time, the Investors demand that we register our ordinary shares and any other securities held by the Investors at the time any such demand is made on a Registration Statement on Form S-3 for resale under the Securities Act, we would be obligated to effectuate such registration. Our registration obligations under the registration rights agreement continue in effect for up to four years, and include our obligation to facilitate certain underwritten public offerings of our ordinary shares or ADSs by the Investors in the future. The registration rights agreement also requires us to pay expenses relating to such registrations and indemnify the Investors against certain liabilities. On December 1, 2020, we and the Investors entered into an Amendment No.1 to the Registration Rights

Agreement, effective December 31, 2020, pursuant to which our registration obligations under the Registration Rights Agreement will continue in effect for up to another three years, until December 31, 2023.
Pursuant to the foregoing registration rights agreements, on May 11, 2020, we filed a registration statement on Form S-3 (the “Initial Registration Statement”) on behalf of certain shareholders, registering 300,197,772 ordinary shares including 224,861,338 ordinary shares in the form of 17,297,026 ADSs to be resold by the selling shareholders identified therein and in any related prospectus supplement from time to time.
Pursuant to the Share Purchase Agreement dated October 31, 2019, as amended, by and between us and Amgen, Amgen will have specified registration rights upon expiration of a lock-up period. Following demand by Amgen at any time after the expiration of the lock-up period or such earlier time as we in our sole discretion may agree in writing, we shall, subject to certain limits as specified under the Share Purchase Agreement, file with the SEC a Registration Statement on Form S-3 (except if we are not then eligible to register for resale the registrable shares on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act) covering the resale of the registrable shares of Amgen. In addition, where we propose to register any of our ordinary shares or ADSs under the Securities Act for sale to the public (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a registration statement in a form not available for registering registrable shares for sale to the public), we have agreed to give notice to Amgen of our intention to do so and, upon the request of Amgen, use our reasonable best efforts to cause all the registrable shares of Amgen to be registered under the Securities Act in connection therewith, under specified circumstances and as set forth in the Share Purchase Agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Compensation Committee has at any time during 2020 been an officer or employee of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board of Directors or the Compensation Committee.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our ordinary shares (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons during the fiscal year ended December 31, 2020, we believe that all Reporting Persons complied with all Section 16(a) reporting requirements, with the exception of one late Form 4 filed for Mr. Anthony C. Hooper filed on March 6, 2020 to report a transaction that occurred on March 3, 2020.

CORPORATE GOVERNANCE
Composition of The Board of Directors
The Board of Directors currently consists of 11 members. We are not subject to any contractual obligations regarding the election of our directors, except that Amgen has the right to designate a director pursuant to the terms of the Share Purchase Agreement between our Company and Amgen, as described above under “Certain Relationships and Related-Party Transactions.” Anthony C. Hooper has been appointed to the Board of Directors as Amgen’s designee. Our Nominating and Corporate Governance Committee and Board of Directors may consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity and is not limited to race, gender or national origin. We have adopted a written policy regarding board diversity that is described below. Our Nominating and Corporate Governance Committee’s and Board of Directors’ priority in selecting board members is identification of persons who will further the interests of our Company through his or her established record of professional accomplishment, the depth and breadth of business experience and other background characteristics. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.
Our articles allow our shareholders holding in aggregate not less than one-tenth of the voting rights of issued shares and entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders. In the event that such a meeting is called, our articles provide that (1) the shareholders requisitioning a general meeting of shareholders may put forward resolutions to appoint or remove directors (with or without cause), and (2) at that meeting so convened the affirmative vote of a simple majority of the issued shares as of the applicable record date shall be required to approve the appointment or removal of directors. Additionally, our articles provide that any vacancy on the Board of Directors, including a vacancy resulting from an enlargement of the Board of Directors, may be filled only by vote of a majority of our directors then in office.
In accordance with the terms of our articles, the Board of Directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of shareholders in the year in which their term expires.
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Our Class I directors are Timothy Chen, John V. Oyler and Jing-Shyh (Sam) Su;

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Our Class II directors are Donald W. Glazer, Michael Goller, Thomas Malley and Corazon (Corsee) D. Sanders; and

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Our Class III directors are Anthony C. Hooper, Ranjeev Krishana, Xiaodong Wang and Qingqing Yi.

Our articles provide that the authorized number of directors may be changed only by ordinary resolution of the shareholders if the number of directors is reduced to less than three. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one-third of the Board of Directors.
Board and Committee Matters
The Board of Directors has determined that all members of the Board of Directors, except John V. Oyler and Xiaodong Wang, are independent, as determined in accordance with the rules of the NASDAQ Stock Market; and that all members of the Board of Directors, except John V. Oyler, Xiaodong Wang and Anthony C. Hooper, are independent, as determined in accordance with the HK Listing Rules. In making this independence determination, the Board of Directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our share capital by each non-employee director. In considering the independence of the directors listed above, the Board of Directors considered the association of our directors with the holders of more than 5% of our share capital. We expect that the composition and functioning of the Board of Directors and each of our committees will continue to comply with all applicable requirements of the NASDAQ Stock Market, the rules and regulations of the SEC and the HK Listing Rules. There are no family relationships among any of our directors or executive officers.
Corporate Governance
We have adopted a written code of conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on our website at www.beigene.com under “Investors — NASDAQ investors” and “ — HKEX investors.” If we make any substantive amendments to, or grant any waivers from, the code of conduct for any officer, we will disclose the nature of such amendment or waiver on our website at www.beigene.com or in a Current Report on Form 8-K.
Board Meetings and Committees
The Board of Directors held 14 meetings during 2020. The directors ordinarily hold executive sessions at regularly scheduled meetings of the Board of Directors. During 2020, each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. Directors and director nominees are encouraged to attend the annual general meeting of shareholders, barring significant commitments or special circumstances. All our then-serving directors attended our 2020 annual general meeting of shareholders.
During 2020, the Board of Directors had five standing committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Scientific Advisory Committee and Commercial and Medical Affairs Advisory Committee.
Audit Committee
Thomas Malley, Anthony C. Hooper and Corazon (Corsee) D. Sanders currently serve on the Audit Committee, which is chaired by Thomas Malley. Prior to May 1, 2020, Jing-Shyh (Sam) Su was a member of the Audit Committee. On May 1, 2020, Anthony C. Hooper replaced Jing-Shyh (Sam) Su as a member of the Audit Committee. On August 24, 2020, Corazon (Corsee) D. Sanders was appointed to serve as a member of the Audit Committee, in place of Mr. Timothy Chen. The Board of Directors has determined that each member of the Audit Committee is “independent” for Audit Committee purposes as that term is defined in the rules of the SEC and the NASDAQ Stock Market. The Board of Directors has designated Thomas Malley as an “audit committee financial expert,” as defined in SEC rules. The Audit Committee’s responsibilities include:
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appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firms;

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approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firms;

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reviewing the internal audit plan with the independent registered public accounting firms and members of management responsible for preparing our financial statements;

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reviewing and discussing with management and the independent registered public accounting firms our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

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reviewing the adequacy of our internal control over financial reporting;

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establishing policies and procedures for the receipt and retention of financial and accounting-related complaints and concerns;

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recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firms, whether our audited financial statements shall be included in our Annual Report on Form 10-K filed with the SEC and our annual results announcement filed with the HKEx;
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monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

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preparing the Audit Committee report required by the SEC rules to be included in our annual proxy statement;

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reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

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reviewing our earnings releases and unaudited financial statements to be included in our quarterly and interim filings with the SEC and HKEx.

The Audit Committee held 14 meetings during 2020. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC, the NASDAQ Stock Market and the HKEx. A copy of the Audit Committee charter is available on our website at www.beigene.com under “Investors — NASDAQ investors — Governance” and “ — HKEX investors — Corporate Governance.”
Compensation Committee
Qingqing Yi, Ranjeev Krishana and Timothy Chen currently serve on the Compensation Committee, which is chaired by Qingqing Yi. The Board of Directors has determined that each member of the Compensation Committee is “independent” as that term is defined in the rules of the NASDAQ Stock Market and the HKEx. The Compensation Committee’s responsibilities include:
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annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, President, Chief Operating Officer and General Manager of China, and Chief Financial Officer;

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evaluating the performance of our Chief Executive Officer, President, Chief Operating Officer and General Manager of China, and Chief Financial Officer in light of such corporate goals and objectives and recommending to the Board of Directors for approval their compensation based on that evaluation;

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reviewing and approving the compensation of our other executive officers and key officers;

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developing and implementing our overall management compensation and policy to align the interests of management with our shareholders’;

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overseeing and administering our compensation and similar plans;

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evaluating and assessing potential current compensation advisors in accordance with the independence standards identified in the rules of the NASDAQ Stock Market;

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retaining and approving the compensation of any compensation advisors;

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reviewing and approving our policies and procedures for the grant of equity-based awards;

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reviewing and making recommendations to the Board of Directors with respect to director compensation;

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preparing the compensation committee report required by SEC rules to be included in our annual proxy statement;

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reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K; and

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reviewing and discussing with the Board of Directors corporate succession plans for the Chief Executive Officer and other key officers.

The Compensation Committee held seven meetings during 2020. The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on our website at

www.beigene.com under “Investors — NASDAQ investors — Governance “ and “ — HKEX investors — Corporate Governance.”
Nominating and Corporate Governance Committee
Donald W. Glazer, Michael Goller, Anthony C. Hooper and Jing-Shyh (Sam) Su currently serve on the Nominating and Corporate Governance Committee, which is chaired by Donald W. Glazer. Effective February 24, 2021, Anthony C. Hooper and Jing-Shyh (Sam) Su were appointed as additional members of the Nominating and Corporate Governance Committee. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as that term is defined in the rules of the NASDAQ Stock Market. The Nominating and Corporate Governance Committee’s responsibilities include:
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developing and recommending to the Board of Directors criteria for board and committee membership;

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establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by shareholders;

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identifying individuals qualified to become members of the Board of Directors;

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recommending to the Board of Directors the persons to be nominated for election as directors and to each of the board’s committees;

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developing and recommending to the Board of Directors a set of corporate governance guidelines; and

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overseeing the evaluation of the Board of Directors and management.

The Nominating and Corporate Governance Committee held two meetings during 2020. The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on our website at www.beigene.com under “Investors — NASDAQ investors” and “ — HKEX investors.”
Scientific Advisory Committee
Xiaodong Wang, Michael Goller, Thomas Malley, Corazon (Corsee) D. Sanders and Qingqing Yi currently serve on the Scientific Advisory Committee, which is co-chaired by Xiaodong Wang and Corazon (Corsee) D. Sanders. Effective February 24, 2021, Corazon (Corsee) D. Sanders was appointed as Co-Chair of the Scientific Advisory Committee of the Board. The Scientific Advisory Committee’s responsibilities include:
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receiving and discussing reports from management regarding the Company’s research and development plans and programs;

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assisting, to the extent it deems helpful, the Board and the Compensation Committee in setting and evaluating any research or development performance goals under the Company’s incentive compensation programs; and

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assisting, to the extent it deems helpful, the Board and the Compensation Committee in assessing the capabilities of and evaluating the performance of the Company’s key scientific and technical personnel and the depth and breadth of the Company’s scientific resources.

The Scientific Advisory Committee held three meetings during 2020. The Scientific Advisory Committee operates under a written charter adopted by the Board of Directors, which is available on our website at www.beigene.com under “Investors — NASDAQ investors — Governance “ and “ — HKEX investors — Corporate Governance.”
Commercial and Medical Affairs Advisory Committee
Mr. Anthony C. Hooper, Timothy Chen, Ranjeev Krishana, Corazon (Corsee) D. Sanders and Jing-Shyh (Sam) Su currently serve on the Commercial Advisory Committee, which is chaired by Anthony C.

Hooper. Effective February 24, 2021, Corazon (Corsee) D. Sanders was appointed as an additional member of the Commercial and Medical Affairs Advisory Committee. The Commercial and Medical Affairs Advisory Committee’s responsibilities include:
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receiving and discussing reports from management regarding the Company’s commercial strategy and plans and competitiveness of the Company’s commercial programs;

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receiving and discussing reports from management regarding the Company’s medical affairs strategy and plans and competitiveness of the Company’s medical affairs programs;

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assisting, to the extent it deems helpful, the Board and the Compensation Committee in setting and evaluating any commercial and medical affairs performance goals under the Company’s incentive compensation programs; and

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assisting, to the extent it deems helpful, the Board and the Compensation Committee in assessing the capabilities of and evaluating the performance of the Company’s key commercial and medical affairs personnel and the depth and breadth of the Company’s commercial and medical affairs resources.

The Commercial and Medical Affairs Advisory Committee held four meetings during 2020. The Commercial and Medical Affairs Advisory Committee operates under a written charter adopted by the Board of Directors, which is available on our website at www.beigene.com under “Investors — NASDAQ investors — Governance “ and “ — HKEX investors — Corporate Governance.”
Board Diversity Policy
We adopted a board diversity policy (the “Diversity Policy”) to set out the Company’s approach to diversity on the Board of Directors. Pursuant to the Diversity Policy, our Nominating and Corporate Governance Committee will review annually the structure, size and composition of the Board of Directors and, where appropriate, make recommendations on changes to the Board of Directors. In reviewing the Board of Directors’ composition, our Nominating and Corporate Governance Committee will consider, among other characteristics, the nationality, ethnicity, gender, age, skills, expertise, and industry and regional experience of board members and nominees. The Diversity Policy further provides that our Nominating and Corporate Governance Committee will discuss and, where necessary, agree on measurable objectives for achieving diversity on the Board of Directors and recommend them to the Board of Directors for adoption. The Board of Directors intends to rate its composition against the factors identified above and to recruit a director or directors to address any factors that could bear improvement. The Board Diversity Policy is available on our website at www.beigene.com under “Investors — HKEX investors — Corporate Governance.”
Director Nominations
The Board of Directors will consider and approve from time to time the criteria that it deems necessary or advisable for director candidates. The Board of Directors has full authority to modify such criteria as it deems necessary or advisable. The Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility for developing and recommending to the Board of Directors for its consideration and approval criteria for director candidates. The Company has adopted policies and procedures for director candidates. The Board of Directors may, however, rescind its delegation and assume the responsibilities it previously delegated to the Nominating and Corporate Governance Committee.
The Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility to identify candidates for nomination to the Board of Directors (including candidates to fill vacancies) and assessing their qualifications in light of the policies and principles in our Corporate Governance Guidelines, the Diversity Policy and the Committee’s charter. The Nominating and Corporate Governance Committee will recommend director candidates for the Board of Directors’ consideration and review the candidates’ qualifications with the Board of Directors. The Board of Directors retains the authority to nominate a candidate for election by the shareholders as a director and to fill vacancies. From time to time, the Nominating and Corporate Governance Committee utilizes third-party search firms to identify director candidates. In identifying director candidates, the Nominating and Corporate Governance Committee may consider all facts and circumstances it deems appropriate, including, among other things, the skills of the candidate, his or her depth and breadth of business experience and other background characteristics, his or her independence and the needs of the Board of Directors.
Our Nominating and Corporate Governance Committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the Board of Directors. Our Nominating and Corporate Governance Committee and Board of Directors may therefore consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity as set forth in the Diversity Policy. Our Nominating and Corporate Governance Committee’s and Board of Directors’ priority in selecting board members is identification of persons who will further the interests of our shareholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape, and professional and personal experiences and relevant expertise.
Director Nominations by Shareholders
Any shareholder wishing to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee should provide the following information within the timeframe set forth by our articles and SEC rules to BeiGene, Ltd., c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands, Attention: Secretary: (a) the name and address of record of the shareholder; (b) a representation that the shareholder is a record holder of our securities or, if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act; (c) the candidate’s name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the past five years; (d) a description of the qualifications and background of the candidate that addresses the criteria for board membership approved by the Board of Directors; (e) a description of all arrangements or understandings between the shareholder and the candidate; (f) the consent of the candidate (i) to be named in the proxy statement for our next general meeting and (ii) to serve as a director if elected at that meeting; and (g) and any other information regarding the candidate that is required to be included in a proxy statement filed pursuant to SEC rules and HK Listing Rules. The Nominating and Corporate Governance Committee may seek further information from or about the shareholder making the recommendation, the candidate, or any such other beneficial owner, including information about all business and other relationships between the candidate and the shareholder and between the candidate and any such other beneficial owner.
Shareholder Communications
The Board of Directors provides to every shareholder the ability to communicate with the Board of Directors, as a whole, and with individual directors on the Board of Directors through an established process for shareholder communication. For a shareholder communication directed to the Board of Directors as a whole, shareholders may send such communication to the attention of our Secretary via Regular Mail or Expedited Delivery Service to: BeiGene, Ltd., c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands, Attn.: Board of Directors c/o Secretary.
For a shareholder communication directed to an individual director in his or her capacity as a member of the Board of Directors, shareholders may send such communication to the attention of the individual director via Regular Mail or Expedited Delivery Service to: BeiGene, Ltd., c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands, Attn.: [Name of Individual Director].
Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board of Directors may be excluded, such as junk mail and mass mailings, resumes and other forms of job inquiries, surveys and solicitations or advertisements. The Board of Directors has adopted a Securityholder Communications Policy, which is available on our website at www.beigene.com under “Investors — NASDAQ investors — Governance” and “ — HKEX investors — Corporate Governance.”

Board Leadership Structure and Role in Risk Oversight
Our Chief Executive Officer, John V. Oyler, is the Chairman of the Board of Directors. The Board of Directors believes that Mr. Oyler is the director best suited to identify strategic opportunities and focus of the Board of Directors due to his extensive understanding of our business as a founder and our Chief Executive Officer. The Board of Directors also believes that the combined role of Chairman and Chief Executive Officer can promote the effective execution of strategic initiatives and facilitate the flow of information between management and the Board of Directors.
Our Corporate Governance Guidelines provide that if the same person holds the Chairman and Chief Executive Officer roles or if the Chairman does not otherwise qualify as independent, the independent directors may elect a Lead Director. In accordance with our Corporate Governance Guidelines, the independent directors elected Mr. Ranjeev Krishana, an independent director of the Company, to serve as the Lead Director. The Lead Director has responsibilities that are set forth in our Corporate Governance Guidelines, including presiding at meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors; consulting with management regarding Board meeting schedules, locations, agendas and materials; and calling meetings of the independent and non-management directors of the Board of Directors, when appropriate. The Board of Directors believes our current board leadership structure will help ensure continuity of strong and effective leadership. The Corporate Governance Guidelines are available on our website at www.beigene.com under “Investors — NASDAQ investors — Governance”.
The Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. The Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of our operations and corporate functions, the Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, the Board of Directors reviews the risks associated with our business strategies periodically throughout the year.
Each of our board committees also oversees the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer reports to the Audit Committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our Audit Committee meets privately with representatives from our independent registered public accounting firms and our Chief Financial Officer. The Audit Committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to the Board of Directors regarding these activities.
Environmental, Social and Governance (ESG) Commitment
Our vision is to transform the biotechnology industry by creating impactful medicines that will be affordable and accessible to far more patients around the world. Our mission — to expand the highest quality therapies to billions more people — is at the heart of our ESG commitment and fully integrated into our business strategy. Beyond this charge, we are dedicated to operating our business responsibly and sustainably. This includes conducting our business ethically and with integrity; providing meaningful work and development opportunities to our employees; fostering a diverse, inclusive, and equitable workplace; investing in environmental sustainability and responsible supply chain operations; and supporting patient communities.
In 2021, BeiGene expects to release its first global ESG annual report in the second half of the year.
Audit Committee Report
The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.
The Audit Committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include the oversight of the quality of our financial reports and other financial information and its compliance with legal and regulatory requirements; the appointment, compensation, and oversight of our independent registered public accounting firms, Ernst & Young Hua Ming LLP and Ernst & Young, including reviewing their independence; reviewing and approving the planned scope of our annual audit; reviewing and pre-approving any non-audit services that may be performed by Ernst & Young Hua Ming LLP and Ernst & Young; the oversight of our internal audit function; reviewing with management and our independent registered public accounting firm the adequacy of internal financial controls; and reviewing our critical accounting policies and estimates and the application of accounting principles generally accepted in the United States.
Ernst & Young Hua Ming is responsible for auditing our annual consolidated financial statements filed with the SEC in accordance with the Securities and Exchange Act of 1934, as amended, and Ernst & Young is responsible for auditing our annual financial statements filed with The Stock Exchange of Hong Kong. Both Ernst & Young Hua Ming and Ernst & Young are members of the global Ernst & Young firm.
The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. Ernst & Young Hua Ming LLP are responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s main responsibility is to monitor and oversee this process.
The Audit Committee reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2020. The Audit Committee discussed with Ernst & Young Hua Ming LLP the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
The Audit Committee considered any fees paid to Ernst & Young Hua Ming LLP and Ernst & Young for the provision of non-audit related services and does not believe that these fees compromise Ernst & Young Hua Ming LLP’s and Ernst & Young’s independence in performing the audit.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.
THE AUDIT COMMITTEE
Thomas Malley (Chairperson)
Anthony C. Hooper
Corazon (Corsee) D. Sanders

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Introduction
The Compensation Committee oversees our compensation and benefit plans and policies, administers our equity incentive plans, reviews and approves all compensation decisions relating to our executive officers, and makes recommendations to the Board of Directors on compensation for our Chief Executive Officer, President, Chief Operating Officer and General Manager of China, and Chief Financial Officer. The Compensation Committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers and other key officers other than the Chief Executive Officer, including our Chief Medical Officer. The Compensation Committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making compensation decisions. This section discusses the principles underlying our policies and decisions with respect to the compensation of our named executive officers and material factors relevant to an analysis of these policies and decisions. Our named executive officers for 2020 are:
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John V. Oyler, our Founder, Chief Executive Officer and Chairman;

•
Xiaobin Wu, our President, Chief Operating Officer and General Manager of China;

•
Howard Liang, our Chief Financial Officer and Chief Strategy Officer; and

•
Jane Huang, our Chief Medical Officer, Hematology.

The goal of our compensation programs is to align compensation delivery with performance for shareholders, measured both internally against budgets and externally through share price. We believe this alignment was achieved in 2020.
2020 Business Highlights
We believe that 2020 was a significant year for the Company, as evidenced by the expansion of our commercial portfolio, increasing product revenue as well as the inclusion of our medicines on the National Reimbursement Drug List (“NRDL”) in China, among other things.
As described below, during 2020, we made significant progress on our commercial, clinical, regulatory, manufacturing, research and other business goals, including the following factors that influenced the executive compensation decisions made by the Compensation Committee and/or the Board of Directors for the 2020 compensation of our named executive officers:
Total Shareholder Return Performance through December 31, 2020
The Company’s total return to shareholders has been stellar since our initial public offering in 2016:
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Delivered TSR of 812.4% between our initial public offering on February 3, 2016 and December 31, 2020, which is at the 90th percentile of our current peer group companies.

•
Delivered TSR of 164.4% for the three-year period ending December 31, 2020, which is at the 86th percentile of our current peer group companies; and

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Delivered TSR of 55.9% for the one-year period ending December 31, 2020, which is higher than any of our current peer group companies.

Commercial Operations
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Received conditional approval from the China National Medical Products Administration (“NMPA”) for tislelizumab as a treatment for patients with previously treated locally advanced or metastatic urothelial carcinoma; and approval for tislelizumab in combination with chemotherapy as a first-line treatment for patients with advanced squamous non-small cell lung cancer (“NSCLC”);

•
Received conditional approval from the NMPA for BRUKINSA® (zanubrutinib) for the treatment of adult patients with chronic lymphocytic leukemia (“CLL”) or small lymphocytic lymphoma (“SLL”) who have received at least one prior therapy, and for the treatment of adult patients with mantle cell lymphoma (“MCL”) who have received at least one prior therapy. Subsequently launched BRUKINSA in these indications in China within 12 days of approval;

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Announced inclusion of tislelizumab, BRUKINSA® and XGEVA® (120-mg denosumab) in five indications in the updated NRDL in China;

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Generated US$308.87 million in product revenue in the 12 months ended December 31, 2020, primarily from sales in China of tislelizumab and sales of BRUKINSA® in China and the United States, as well as sales in China of in-licensed products from our collaborations with Amgen and Bristol Myers Squibb (BMS), which represented a 39% increase compared to the same period in 2019;

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Received acceptance from the NMPA for a supplemental new drug application (“sNDA”) of BRUKINSA® for the treatment of patients with Waldenström’s macroglobulinemia (“WM”) with priority review;

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Advanced BRUKINSA® in new markets, with more than 20 marketing authorization applications submitted outside of the United States and China, covering more than 40 countries and regions, including by BeiGene in the European Union (“EU”), Canada, Australia, South Korea, Singapore, and Taiwan, and with support from our five distribution partners: Adium Pharma S.A. in Latin America and the Caribbean, NewBridge Pharmaceuticals in the Middle East and North Africa, Erkim in Turkey, Nanolek in Russia, and Medison in Israel. The first approval from these applications was received in the United Arab Emirates for BRUKINSA in patients with relapsed/refractory (R/R) MCL;

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Received acceptance of an sNDA from the NMPA for tislelizumab for the treatment of patients with previously treated unresectable hepatocellular carcinoma, the most common form of liver cancer; and

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Received acceptance of an sNDA from the NMPA for tislelizumab in combination with two chemotherapy regimens for first-line treatment of patients with advanced non-squamous NSCLC.

Clinical Programs
BRUKINSA® (zanubrutinib)
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Presented clinical data at the 62nd American Society for Hematology (“ASH”) Annual Meeting, including initial results of the Phase 2 MAGNOLIA trial (NCT03846427) in patients with R/R MZL; follow-up results from the non-randomized Arm C in the randomized, open-label, global Phase 3 SEQUOIA trial (NCT03336333) of zanubrutinib as a monotherapy in patients with previously untreated CLL or SLL; results from a Phase 2 trial (NCT04116437) in patients with R/R B-cell malignancies who were intolerant to ibrutinib and/or acalabrutinib; and the first results from a pivotal Phase 2 trial (NCT03332173) in patients with R/R WM that were included in an sNDA of BRUKINSA currently under priority review in China;

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Achieved full enrollment in the Phase 3 ALPINE trial (NCT03734016) comparing BRUKINSA with ibrutinib in patients with R/R CLL/SLL;

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Received inclusion in the National Comprehensive Cancer Network® (NCCN) Clinical Practice Guidelines in Oncology (NCCN Guidelines®) for CLL/SLL for front-line patients with del(17p)/TP53 mutation who are contraindicated to other BTKi therapies and for patients in the second-line who have intolerance or are contraindicated to other BTKi therapies. An additional guideline note was included for patients with MZL who have intolerance or contraindications to ibrutinib. BRUKINSA is not approved in these indications; and

•
Initiated a multi-center Phase 2 clinical trial (NCT04382586) evaluating zanubrutinib for the treatment of patients hospitalized for COVID-19 infection and pulmonary distress.

Tislelizumab
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Announced positive topline results from the global Phase 3 RATIONALE 303 trial (NCT03358875) of tislelizumab versus docetaxel in the second- or third-line setting in patients with locally advanced or metastatic NSCLC who progressed on prior platinum-based chemotherapy; and from the global Phase 3 RATIONALE 302 trial (NCT03430843) of tislelizumab versus chemotherapy in patients with advanced unresectable or metastatic esophageal squamous cell carcinoma (“ESCC”) who have received prior systemic treatment;
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Announced that the pivotal Phase 3 trial (NCT03663205) of patients with first-line advanced non-squamous NSCLC met its primary endpoint at the planned interim analysis, demonstrating a statistically significant improvement in progression-free survival (PFS) for tislelizumab in combination with pemetrexed and platinum chemotherapy compared to pemetrexed and platinum chemotherapy alone as assessed by the independent review committee (“IRC”). Presented the first reported data at the 2020 European Society for Medical Oncology (“ESMO”) Virtual Congress;

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Presented results from a Phase 3 clinical trial evaluating tislelizumab in combination with standard chemotherapy for the first-line treatment of patients with advanced squamous NSCLC at the 2020 ASCO Virtual Scientific Program;

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Achieved full enrollment in the global Phase 3 trial (NCT03783442) of tislelizumab in combination with chemotherapy as a first-line treatment in patients with unresectable, locally advanced or metastatic ESCC; in the global Phase 3 trial (NCT03777657) of tislelizumab in combination with chemotherapy as a first line treatment in patients with inoperable, locally advanced or metastatic gastric or gastroesophageal junction carcinoma; and in the Phase 3 clinical trial (NCT03924986) of tislelizumab combined with chemotherapy versus chemotherapy alone in recurrent or metastatic nasopharyngeal cancer;

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Dosed the first patient in the Phase 3 trial (NCT04486391) of tislelizumab monotherapy versus salvage chemotherapy in patients with R/R classical Hodgkin’s lymphoma (“cHL”); and

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Initiated patient enrollment in a Phase 3 trial (NCT04379635) in China comparing tislelizumab plus chemotherapy to placebo plus chemotherapy in patients with resectable Stage II or IIIA NSCLC.

Pamiparib
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Received acceptance and priority review of an NDA from the NMPA for pamiparib for the treatment of patients with deleterious or suspected deleterious germline BRCA-mutated advanced ovarian, fallopian tube, or primary peritoneal cancer who have been treated with two or more lines of chemotherapy;

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Presented data from the pivotal Phase 2 trial (NCT03333915) of pamiparib in patients with deleterious or suspected deleterious germline BRCA-mutated advanced ovarian, fallopian tube, or primary peritoneal cancer who have been treated with two or more lines of chemotherapy, at the 2020 ESMO Virtual Congress; and

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Completed enrollment in the Phase 2 clinical trial (NCT03575065) in China of pamiparib in patients with advanced HER2-negative breast cancer harboring germline BRCA mutation that have progressed despite standard therapy or for which no standard therapy exists.

Lifirafenib
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Published data of the Phase 1b trial (NCT03905148) with SpringWorks Therapeutics of lifirafenib in combination with MEK inhibitor mirdametinib (formerly PD-0325901) in patients with advanced or refractory solid tumors in the Journal of Clinical Oncology.

Collaboration with Amgen
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Began commercializing XGEVA® (denosumab) in China on July 1, 2020 for the treatment of adults and skeletally mature adolescents with giant cell tumor of the bone (“GCTB”) that is unresectable or where surgical resection is likely to result in severe morbidity. This marks the first Amgen product that has been transitioned to BeiGene for commercialization in China since the commencement of our global strategic oncology collaboration in January 2020;

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Received approval in China of BLINCYTO® (blinatumomab) for the treatment of adult patients with R/R B-cell precursor acute lymphoblastic leukemia (“ALL”); and

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Received approval in China of XGEVA® for the prevention of skeletal-related events (“SREs”) in patients with bone metastases from solid tumors and in patients with multiple myeloma (“MM”).

Other Collaboration Programs
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Received approval in China for REVLIMID® (lenalidomide), licensed from BMS, in combination with rituximab for adult patients with previously treated FL (grade 1-3a);

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Announced that the BLA for SYLVANT® (siltuximab for injection), was accepted by the NMPA and granted priority review; and announced the acceptance of the BLA and priority review for QARZIBA®▼ (dinutuximab beta) for the treatment of high-risk neuroblastoma. These products are licensed in China from EUSA Pharma (UK) Limited (EUSA Pharma);

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Entered into an exclusive option and license agreement with Leap Therapeutics for the clinical development and commercialization of DKN-01, Leap’s anti-Dickkopf-1 (DKK1) antibody, in Asia (excluding Japan), Australia, and New Zealand;

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Entered into an exclusive development and commercialization agreement with EUSA Pharma for the orphan biologic products SYLVANT® in Greater China and QARZIBA® in mainland China;

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Entered into a license and collaboration agreement with Assembly Biosciences, Inc. in China for its portfolio of three clinical-stage chronic hepatitis B virus (HBV) core inhibitor candidates ABI-H0731, ABI-H2158, and ABI-H3733, for the treatment of patients with HBV infection; and

•
Entered into a license, distribution, and supply agreement with Bio-Thera Solutions, Ltd., to develop, manufacture, and commercialize BAT1706, an investigational biosimilar to Avastin® (bevacizumab), in China, including Hong Kong, Macau, and Taiwan.

Other Corporate Developments
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Completed a registered direct offering of 145,838,979 ordinary shares, at a price of US$14.2308 per share (US$185 per ADS), resulting in gross proceeds of approximately $2.08 billion and net proceeds, after estimated offering expenses, of approximately US$2.07 billion;

•
Received the inclusion of the Company’s ordinary shares, which trade on the Hong Kong Stock Exchange, in the Shanghai-Hong Kong Stock Connect and Shenzhen-Hong Kong Stock Connect programs and the Hang Seng Composite Index (HSCI); and

•
Completed facility and process validation for the first plant and initiated expansion of the second and third plants of the Company’s manufacturing facility in Guangzhou, and completed GMP qualification for the second phase expansion, with total capacity of 24,000 liters for the completed first and second phases.

Recent 2021 Business Highlights
In addition to our accomplishments during 2020, we have achieved the following since the beginning of 2021:
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Announced that a supplemental Biologics License Application for tislelizumab was accepted by the NMPA for treatment in the second- or third-line setting of patients with locally advanced or metastatic NSCLC who have progressed on prior platinum-based chemotherapy;

•
Announced that BRUKINSA® has been approved by Health Canada for the treatment of adult patients with WM;

•
Entered into and closed a strategic collaboration with Novartis Pharma AG to develop, manufacture and commercialize tislelizumab in the United States, Canada, Mexico, member countries of the EU, United Kingdom, Norway, Switzerland, Iceland, Liechtenstein, Russia, and Japan. Under the collaboration and license agreement, BeiGene received an upfront cash payment of US$650 million and is eligible to receive up to US$1.3 billion upon the achievement of regulatory milestones, US$250 million upon the achievement of sales milestones, and royalties on future sales of tislelizumab in the licensed territory;

•
Announced that the U.S. FDA has accepted an sNDA for BRUKINSA® for the treatment of adult patients with WM;

•
Filed and received acceptance of an initial listing application for a proposed public offering and listing of the Company’s ordinary shares on the Science and Technology Innovation Board (STAR Market) of the Shanghai Stock Exchange;

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Announced that the global Phase 3 RATIONALE 302 trial of tislelizumab versus investigator’s choice chemotherapy in patients with advanced unresectable or metastatic ESCC who have received prior systemic treatment met its primary endpoint of overall survival; and

•
Announced that tislelizumab received approval from the NMPA for use in combination with two chemotherapy regimens as a first-line treatment for patients with advanced squamous NSCLC.

Overview of Our Compensation Programs
The Compensation Committee strives to ensure that our compensation programs are aligned with the interests of our shareholders and our business goals, and that the total compensation paid to each of our named executive officers is fair, reasonable and competitive. Key elements of our compensation programs include the following:
Compensation Element	Purpose	Features
Base salary	To attract and retain highly skilled executives	Fixed component of pay to provide financial stability, based on responsibilities, experience, individual contributions and peer company data
Annual cash incentive program	To promote and reward the achievement of key short-term strategic and business goals of the Company as well as individual performance; to motivate and attract executives	Variable component of pay based on annual corporate and individual performance
Equity incentive compensation	To encourage executives and other employees to focus on long-term company performance and align their interests with shareholders; to promote retention; to reward outstanding company and individual performance	Typically, subject to multi-year vesting based on continued service and are primarily in the form of share options and RSUs, the value of which depends on the performance of our ADS price, in order to align employee interests with those of our shareholders over the longer-term

In addition to our direct compensation elements, the following features of our compensation programs are designed to align our executive officers with shareholder interests and with market best practices:
What We Do		What We Don’t Do
✓	Maintain an industry-specific peer group for benchmarking pay	×	Allow hedging or pledging of equity unless approved by the insider trading compliance officer or the Audit Committee
✓	Target pay based on market norms	×	Re-price share options without shareholder approval
✓	Deliver executive compensation primarily through performance-based pay	×	Provide guaranteed cash or equity compensation increases
✓	Tie the majority of named executive officers’ compensation to equity awards, the ultimate value of which is driven by our share price performance	×	Grant discounted or reload share options
✓	Set challenging short-term incentive award goals	×	Provide excessive perquisites
✓	Offer market-competitive benefits for executives that are consistent with the rest of our employees	×	Provide supplemental executive retirement plans
✓	Consult with an independent compensation advisor on compensation levels and practices	×	Provide tax gross-up payments for change-of-control payments
✓	Maintain share ownership guidelines for our executive officers equal to 6x base salary for our CEO, 3x base salary for our President and 1x base salary for our other executive officers
Advisory Vote on Executive Compensation
At our 2020 annual general meeting of shareholders, we held an advisory vote on executive compensation. Over 96.2% of the votes cast were voted in favor of the compensation of our named executive officers as disclosed in our 2020 proxy statement. The Compensation Committee believes that this level of affirmative votes conveyed our shareholders’ support of the Compensation Committee’s decisions and our existing executive compensation programs. The Compensation Committee reviewed the final vote results and has not made any material changes to our executive compensation programs or policies as a result of the vote.
Compensation Consultant
The Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) to assist in an evaluation of our compensation philosophy, validate our compensation peer group, develop competitive market data to benchmark the compensation for our named executive officers and advise on matters related to our compensation structure and programs generally. The compensation consultant also consulted with the Compensation Committee about non-employee director compensation. During 2020, FW Cook reported directly to the Compensation Committee, performing the services described above on behalf of the Compensation Committee while interacting with our management in the course of performing those services. Based on consideration of the factors set forth in the rules of the SEC and NASDAQ, the Compensation Committee has determined that its relationship with FW Cook and the work performed by FW Cook on behalf of the Compensation Committees has not raised any conflict of interest.
Defining and Comparing Compensation to Market Benchmarks
In evaluating the total compensation of our named executive officers, the Compensation Committee, using information provided by our compensation consultant, establishes a peer group of publicly traded companies in the biopharmaceutical and biotechnology industries that is selected based on a balance of the following criteria:

Peer Group Criteria	General Characteristics
Industry	Biotechnology and pharmaceuticals
Size	Market capitalization between 0.33x and 3x of BeiGene’s size
Revenue is a secondary consideration because it can lag development
Headcount of at least 250 employees
Stage of development	At least one Phase 3 drug compound
Data availability	U.S.-based, publicly-traded and stand-alone (no divisions or subsidiaries)
Based on these general criteria, our peer group for considering 2020 compensation decisions, referred to as our 2020 peer group, as approved by the Compensation Committee, was comprised of the following 15 companies:
Alexion Pharmaceuticals, Inc.	Exelixis, Inc.	Neurocrine Biosciences, Inc.
Alkermes plc	Incyte Corporation	Sage Therapeutics, Inc.
Alnylam Pharmaceuticals, Inc.	Ionis Pharmaceuticals, Inc.	Sarepta Therapeutics, Inc.
BioMarin Pharmaceutical, Inc.	Jazz Pharmaceuticals plc	Seattle Genetics, Inc.
bluebird bio, Inc.	Nektar Therapeutics	United Therapeutics Corporation
At the time the peer group was selected, BeiGene’s market capitalization was near the 75th percentile of the peer group.
We believe that the compensation practices of our 2020 peer group provided us with appropriate compensation benchmarks for evaluating the compensation of our named executive officers during 2020. Notwithstanding the similarities of the 2020 peer group to our Company, due to the nature of our business, we compete for executive talent with many public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater equity compensation potential, as well as with prestigious academic and non-profit institutions. Accordingly, in 2020, the Compensation Committee generally positioned target total compensation for our executive officers above the median target total compensation in our 2020 peer group, with target total cash compensation, including base salaries and target annual incentives, at or below the 25th percentile and equity incentive awards above the median in order to link compensation more closely with corporate performance and the creation of shareholder value, as well as to recognize the Company’s above-median size relative to the peers.
In addition, the Compensation Committee may consider other criteria, including market factors, the experience level of the executive and the executive’s performance against company goals, in determining variations to this general target range.
For purposes of compensation in 2021, the Compensation Committee, with the advice of our compensation consultant, examined our 2020 peer group in light of our continued growth throughout 2020, the stage of development of our research, clinical and commercial programs, and changes in our market capitalization. With reference to these and other key business metrics, companies whose market capitalization and/or whose number of employees that were at the low end, below, or significantly above our targeted range were removed and new companies were added to the peer group for 2021.
Our peer group for 2021, referred to as our current peer group, as approved by the Compensation Committee, is comprised of the following 15 companies:
Alexion Pharmaceuticals, Inc.	Exelixis, Inc.	Regeneron Pharmaceuticals, Inc.
Alnylam Pharmaceuticals, Inc.	Incyte Corporation	Sage Therapeutics, Inc.
Biogen Inc.	Ionis Pharmaceuticals, Inc.	Sarepta Therapeutics, Inc.
BioMarin Pharmaceutical, Inc.	Jazz Pharmaceuticals plc	Seattle Genetics, Inc.
bluebird bio, Inc.	Neurocrine Biosciences, Inc.	Vertex Pharmaceuticals Inc.

Alkermes plc, Nektar Therapeutics and United Therapeutics Corporation were removed from the 2021 peer group because of their smaller market capitalization relative to our Company (all were less than one-third of our size). Biogen Inc., Regeneron Pharmaceuticals, Inc. and Vertex Pharmaceuticals Inc. were added to the 2021 peer group because they are commercial-stage companies, have market capitalization within the targeted 0.33x — 3.0x range and have relatively complex pipelines, although they were somewhat larger than our size at the time the group was selected. Our market capitalization was around the 70th percentile of the 2021 peer group at the time the group was approved by the Compensation Committee, as there were not enough larger similar companies to balance out the size of the peer group.
In addition to our peer group of U.S. publicly traded companies, our human resources team also gathers information on compensation practices and benchmarks of biotechnology and pharmaceutical companies operating in China. While this information is more difficult to obtain than in the United States, we use this market data, where available, and information from our own recruiting experience, in an effort to ensure that our compensation and benefits programs in China remain competitive and help us to more effectively recruit, motivate and retain our China workforce.
Other Key Performance Factors in Determining Executive Compensation
As the biopharmaceutical industry is characterized by a very long product development cycle, including a lengthy research and development period and a rigorous approval phase involving clinical studies and governmental regulatory approval, many of the traditional benchmarking metrics alone, such as product sales, revenues and profits, are inappropriate for a biopharmaceutical company such as our Company. Instead, the specific performance factors the Compensation Committee considers when determining the compensation of our named executive officers include:
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new product launches and product sales revenue;

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key research and development achievements;

•
initiation and progress of clinical trials for our medicines and drug candidates;

•
expansion of our commercialization, manufacturing and operational capabilities;

•
achievement of regulatory milestones;

•
establishment and maintenance of key strategic relationships and new business initiatives, including collaborations and financings; and

•
development of organizational capabilities and management of our growth.

These performance factors are considered by the Compensation Committee in connection with our annual performance reviews described below and are a critical component in the determination of annual cash and equity incentive awards for our executive officers.
Compensation Objectives and Philosophy
Our compensation programs are designed to attract, motivate and retain qualified and talented executives, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. In particular, our compensation programs are intended to reward the achievement of specified pre-determined quantitative and qualitative company performance goals and objectives and individual performance and to align the interests of our senior management team with those of our shareholders in order to attain our ultimate objective of increasing shareholder value.
The market for qualified and talented executives in the biopharmaceutical industry, particularly in oncology and in the locations where we operate, is highly competitive, and we compete for talent with many companies that have greater resources than we do. Globally, immuno-oncology is one of the most competitive fields where companies, large and small, compete for talent. In China, there are a limited number of highly qualified biopharmaceutical executives and we compete with large multinational pharmaceutical companies and an increasing number of growing biotechnology companies for talent. For example, in China, there are several companies who in recent years have raised significant funds through public listings in the United States or Hong Kong markets, including JW Therapeutics, Antengene, Everest

Medicines, Innocare, CStone, Hua Medicine, Innovent, Junshi and Zai Lab, and are using these funds to rapidly expand their workforce and clinical and/or commercial programs. Importantly, the “war for talent” in the Chinese biotech industry includes not only sourcing candidates from multinational and local companies already operating in China, but also Chinese PhD researchers and other candidates with world-class scientific and business experience from the U.S. and other countries, of which an estimated 2 million have returned to China in the six-year period ended in 2018, including an estimated 250,000 working in the life sciences industry (UBS Report: Shifting Asia, China’s Biotech Revolution, August 2018). In light of these factors, we believe that our compensation program is a critical factor in our ability to attract, motivate, and retain top talent in this exceedingly competitive environment and, in turn, to our ability to capitalize on our market opportunity and succeed as a company.
We may award annual merit-based increases in base salary based upon an assessment of each executive’s performance and the scope of his or her responsibilities, although we have generally kept executive officer salaries near or below the 25th percentile. We have a formal annual bonus plan with pre-established goals and weightings, which was designed to reward annual achievements based upon quantitative and qualitative company performance as well as individual performance. We awarded cash incentive payments to our named executive officers and the other members of our senior management team under our annual incentive program, which is described in more detail below.
We typically make equity grants to our executive officers upon commencement of their employment and annually following a review of company performance and their individual performance. Our pay philosophy for executive officers emphasizes equity compensation over cash to strengthen executive officers’ alignment with shareholders and ensure that pay delivery is connected to actual company performance. The mix of compensation components is designed to reward annual results as well as drive long-term company performance and create shareholder value.
Components of Compensation
Base Salary
We provide base salaries to our named executive officers to compensate them with a fair and competitive base level of compensation for services rendered during the year. The Compensation Committee typically determines the base salary for each executive based on the executive’s responsibilities, experience and, if applicable, the base salary level of the executive prior to joining our Company. In addition, the Compensation Committee reviews and considers the level of base salary paid by companies in our peer group for similar positions.
Merit-based increases in base salary for our executive officers, other than our Chief Executive Officer, President, Chief Operating Officer and General Manager of China, and Chief Financial Officer, are determined by the Compensation Committee based upon a summary of the executive officer’s performance and a recommendation from our Chief Executive Officer. Our Chief Executive Officer also provided a summary of our President, Chief Operating Officer and General Manager of China’s and Chief Financial Officer’s performance and a recommendation for their merit-based increase in base salary. Any merit-based increase in base salary for our Chief Executive Officer, President, Chief Operating Officer and General Manager of China, Chief Financial Officer and Chief Medical Officer is based upon an assessment of performance by the Compensation Committee, input from the Board of Directors and a review by the Compensation Committee of the base salary of chief executive officers, presidents, chief operating officers, chief financial officers and chief medical officers in our peer group.
With respect to Mr. Oyler, our Chief Executive Officer, at the beginning of 2020, the Compensation Committee reviewed Mr. Oyler’s overall compensation, and upon the recommendation of the Compensation Committee and based on his accomplishments during 2019 and in comparison to the base salaries of chief executive officers in our 2020 peer group, the Board of Directors determined to increase his annual base salary from US$675,000 to US$700,000, which was slightly below the 25th percentile of our 2020 peer group.
At the beginning of 2020, the Compensation Committee and/or the Board of Directors approved merit increases in base salary for each of our remaining named executive officers serving at that time, based upon the Company’s performance, each executive officer’s performance and in comparison to the base salaries of similar executive officers in our 2020 peer group. The table below sets forth the adjustments to base salary, in dollars and as a percentage, for each of our named executive officers serving at the time the decisions were made in February 2020:
	Base Salary
Name	2019 (US$)	2020 (US$)	Increase (%)
John V. Oyler	675,000	700,000	3.7%
Xiaobin Wu	582,761(1)	611,723(1)	5.0%
Howard Liang	435,000	445,000	2.3%
Jane Huang	435,000	445,000	2.3%

(1)
RMB amount is translated into U.S. dollars based on the annual average exchange rate for RMB of ¥1.00=US$0.145 in 2020.

2020 Annual Non-Equity Incentive Program
In February 2020, the Compensation Committee approved our annual cash incentive program for 2020. Our bonus plan was based on pre-established, quantifiable objectives. We did not make any adjustments to our goals or payouts to reflect the difficulties presented by the COVID-19 pandemic.
For 2020, each of our named executive officers’ cash incentive award was based 75% on company goals and 25% on individual performance. The company performance metrics against which our executive officers are measured are clearly communicated, measurable, and consistently applied. Potential payouts range from 0% to 150% of the target opportunity to align delivered pay with actual performance. In addition, the Compensation Committee had the discretion under the 2020 annual cash incentive program to adjust downward any cash incentive award as it deemed appropriate. In making its determination regarding awards under the 2020 annual cash incentive program, the Compensation Committee considered our success against our 2020 company target and stretch goals in funding the corporate portion. The 2020 company goals approved by the Compensation Committee, the relative target and maximum weightings assigned to each goal at the beginning of the year, and the actual achievement during the performance period as a percentage of our target company goals, were as follows:
2020 Corporate Goals	2020 Corporate Key Achievements	Target Weighting (% Corporate Portion)	Maximum Weighting (% Corporate Portion)	Actual Achievement for 2020 (as a % of target)
Commercial • Achieve product revenue goals • Achieve commercial launches in China • Achieve NRDL inclusion	• Generated US$308.87 million in product revenue, which represented a 39% increase compared to the same period in 2019 • Launched multiple new medicines and new indications in China • Multiple medicines included in the NRDL	30%	45%	43%

2020 Corporate Goals	2020 Corporate Key Achievements	Target Weighting (% Corporate Portion)	Maximum Weighting (% Corporate Portion)	Actual Achievement for 2020 (as a % of target)
Clinical Development/Regulatory • Complete enrollment for key clinical trials for tislelizumab and zanubrutinib • Initiate key clinical trials for tislelizumab and other drug candidates • Publish at least 12 clinical articles in scientific journals • Execute on key regulatory objectives, including filing and approval of NDAs	• Continued success on clinical programs in spite of COVID-19 related challenges • Completed enrollment for key clinical trials for tislelizumab and zanubrutinib as further described under “2020 Business Highlights” • Initiated key clinical trials for tislelizumab and other drug candidates as further described under “2020 Business Highlights” • Published articles in scientific journals • Executed on key regulatory objectives, including filing and approval of NDAs as further described under “2020 Business Highlights”	30%	45%	43%
Research • Initiate six new preclinical programs, including potentially first-in-class targets • Complete IND enabling studies for one program • Select three clinical candidates, including potentially first-in-class and best-in-class programs • Propose at least two clinical studies based on translational research	• Initiated new preclinical programs • completed IND enabling studies • Selected new clinical candidates • Initiated clinical trials • Published research manuscripts • Established Shanghai research center and recruited key research leaders	5%	7.5%	7.5%
• Publish five research manuscripts in peer-reviewed journals

2020 Corporate Goals	2020 Corporate Key Achievements	Target Weighting (% Corporate Portion)	Maximum Weighting (% Corporate Portion)	Actual Achievement for 2020 (as a % of target)
• Complete Shanghai research center constructions and hire key research leaders
Manufacturing • Provide sufficient drug supply for marketed products and new products • Complete key CMC work for NDA filing • Secure second sourcing for key raw materials and expand manufacturing network in key markets • Meet timeline for Guangzhou plant construction	• Completed key CMC work for NDA filing • Secured second sourcing for API for zanubrutinib and expanded manufacturing network • Completed phase 2 construction of the Guangzhou plant	10%	15%	8%
Business Development • Establish strategic relationships to benefit commercial and clinical aspects of our business, including additional in-license and out-license transactions • Enter into distribution agreements for additional markets	• Entered into collaborations with EUSA Pharma, Leap Therapeutics, Assembly Biosciences, Inc., Bio-Thera Solutions, Ltd., and Singlomics (Beijing DanXu) Biopharmaceuticals Co., Ltd. • Entered into distribution agreements for Israel, Latin America, Middle East & North Africa and Turkey • Negotiated tislelizumab out-license transaction which was signed and closed in early 2021	15%	22.5%	22.5%

2020 Corporate Goals	2020 Corporate Key Achievements	Target Weighting (% Corporate Portion)	Maximum Weighting (% Corporate Portion)	Actual Achievement for 2020 (as a % of target)
Finance/Strategy/Human Resources • Operate within the approved budget • Hire key finance leadership to supplement the existing finance organization • Secure a specified number of new investors • Further develop and implement portfolio prioritization, corporate planning, and business review/approval process • Achieve other corporate financial, strategic and human resources objectives	• Operated within the approved budget • Hired key finance leadership • Raised US$2.1 billion in a registered direct offering • Achieved inclusion of Company shares in the Shanghai-Hong Kong and Shenzhen-Hong Kong Stock Connect programs • Initiated STAR Market listing	10%	15%	15%
Total		100%	150%	140%
The Compensation Committee determined actual achievement against the pre-defined company goals for 2020. Specifically, during 2020, we made significant progress on our business goals, including the events which are summarized above under “2020 Business Highlights.” In addition to our accomplishments during 2020, we have made further progress since the beginning of 2021, which is summarized above under “Recent 2021 Business Highlights” but does not count towards 2020 bonus plan achievement.
Based on our overall performance during 2020, the Compensation Committee determined that our corporate performance should be scored at 140% of target based on our Company’s extraordinary performance during the year.
In determining each named executive officer’s 2020 annual cash bonus, the Compensation Committee also considered individual performance in addition to the Company’s performance. Accordingly, the Compensation Committee determined that Dr. Huang achieved 110% of target for individual performance. Based on the recommendation of the Compensation Committee, the Board of Directors determined that Mr. Oyler achieved 140% of target, Dr. Wu achieved 150% of target and Dr. Liang achieved 130% of target for individual performance.
The table below shows the target award under our 2020 incentive program as a percentage of each named executive officer’s annual base salary in 2020, the target cash award opportunity in dollars for 2020 and the actual cash bonus payments made to our named executive officers for 2020 performance, which were paid in March 2021, as well as the actual bonus payment as a percentage of the target award opportunity.

Name	2020 Target Award (% of Base Salary)	2020 Target Award Opportunity (US$)	2020 Actual Bonus Payment (US$)	2020 Actual Bonus Payment (% of Target Award Opportunity)
John V. Oyler	65%	455,000	637,000	140%
Xiaobin Wu	50%	305,862(1)	435,853(1)	143%
Howard Liang	50%	222,500	305,938	138%
Jane Huang	50%	222,500	294,813	133%

(1)
RMB amount is translated into U.S. dollars based on the annual average exchange rate for RMB of ¥1.00=US$0.145 in 2020.

Equity Awards
Our equity award program is designed to:
•
reward demonstrated leadership and performance;

•
align our executive officers’ interests with those of our shareholders;

•
retain our executive officers through the term of the awards;

•
maintain competitive levels of executive compensation; and

•
motivate our executive officers for outstanding future performance.

The market for qualified and talented executives in the biopharmaceutical industry, particularly in oncology and in the locations where we operate, is highly competitive, and we compete for talent with many companies that have greater resources than we do. We believe equity compensation is a crucial component of the executive compensation packages we offer because it provides upside opportunity while directly aligning delivered pay with actual shareholder return.
Since 2017, our executive officers’ equity awards have been granted in the form of share options and time-vested RSUs. We typically grant equity awards to each of our executive officers upon commencement of employment and annually in connection with our review of corporate and individual performance.
All equity awards to our executive officers are approved by the Compensation Committee and, other than equity awards to new hires, are typically granted by the Compensation Committee on the date of the annual general meeting of shareholders in June each year. Equity awards for our Chief Executive Officer, President, Chief Operating Officer and General Manager of China, and Chief Financial Officer are reviewed and recommended by the Compensation Committee for approval by the Board of Directors. The size of equity awards varies among our executive officers based on their positions and annual performance assessments. In addition, the Compensation Committee reviews all components of the executive’s compensation to ensure that his or her total compensation is aligned with our objectives. All share options granted to our executives have an exercise price equal to the higher of 1/13 of the closing price of our ADSs on the date of grant or 1/13 of the average closing price of our ADSs for the five business days prior to the date of grant, and the recipient will not realize any value from his or her options unless our share price increases above the exercise price. Accordingly, this portion of our executive officers’ compensation is at risk and is directly aligned with shareholder value creation.
In addition, equity grants to our executive officers typically vest over four years, which we believe provides an incentive to our executives to add value to the Company over the long term and to remain with our Company. Typically, the share options we grant to our executives have a 10-year term and vest as to 25% of the shares on the first anniversary of the grant date and then in equal monthly installments thereafter until the fourth anniversary of such date. Vesting of option grants to employees ceases upon termination of employment and exercise rights on vested options typically cease three months following termination of employment, except in the case of death or disability. Prior to the exercise of an option, the holder of a share option does not have any rights as a shareholder with respect to the shares subject to that option, including voting rights or the right to receive dividends or dividend equivalents. RSUs generally vest in equal annual installments over four years. As part of the ongoing review of our compensation strategy and practices, the Compensation Committee determines the appropriate mix of the type of equity awards, based in part on recommendations from our compensation consultant. The Compensation Committee believes that this deliberate mix of equity ensures that wealth creation remains tied to share performance (through share options) and promotes retention (through RSUs). The Compensation Committee may adjust the mix of award types or approve different award types as part of the Company’s overall compensation strategy. Awards made in connection with a new, extended or expanded employment relationship may involve a different mix of equity awards, depending on the Compensation Committee’s assessment of the total compensation package being offered.
In connection with the annual review of each executive officer’s performance, in June 2020, the Board of Directors and/or the Compensation Committee approved annual equity incentive awards for our named executive officers serving at that time.
The annual equity incentive awards granted in June 2020 to our named executive officers serving at that time are set forth in the table below:
	Option Award			RSU Award
Name	Option Award (# Ordinary Shares)	Grant Date Fair Value (US$)	Exercise Price per ordinary shares (US$)	RSU Award (# Ordinary Shares)	Grant Date Fair Value (US$)	Total Grant Date Fair Value (US$)
John V. Oyler	1,821,976	12,999,981	13.42	—	—	12,999,981
Xiaobin Wu	756,821	5,399,994	13.42	134,147	1,799,943	7,199,937
Howard Liang	315,341	2,249,990	13.42	55,887	749,875	2,999,865
Jane Huang	273,286	1,949,923	13.42	48,438	649,926	2,599,849
The standard mix for our 2020 executive equity awards was 75% options and 25% RSUs, and the 2020 annual awards to Dr. Wu, Dr. Liang and Dr. Huang were granted using this mix. The 2020 annual equity awards to Mr. Oyler were granted 100% in share options, as he cannot be granted RSUs without shareholder approval under the HK Listing Rules. For 2021 annual equity awards to Mr. Oyler, the Board of Directors has approved a mix of 75% options and 25% RSUs, and the RSU grant is being submitted for shareholder approval in this proxy statement. The strong emphasis on options, which only deliver value if the share price increases, has a strong performance orientation and aligns the interests of our executive officers with our shareholders.
The equity awards granted to our named executive officers during 2020 and the grant date fair value of those awards determined in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 718, are shown in the 2020 Grants of Plan-Based Awards table below.
Benefits and Other Compensation
Other compensation to our executives consists primarily of broad-based benefits that we provide to all full-time employees (which may vary based on the location of employment), including health insurance, life and disability insurance, dental insurance, and retirement benefits.
In addition, our full-time employees in the PRC, including some of our named executive officers, participate in a government mandated defined contribution plan, pursuant to which pension benefits, medical care, an employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require that our PRC subsidiaries make contributions to the government for these benefits based on percentages of the employees’ salaries.
Our U.S. subsidiary maintains a 401(k) retirement plan for all of its full-time employees in the United States, including some of our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Pursuant to the 401(k) plan, participants will be able to elect to defer their current compensation by up to the statutorily prescribed annual limit (which was US$19,500 in 2020), with additional salary deferral amounts not to exceed US$6,500 available to participants beginning in the year they become 50 years of age. Our U.S. subsidiary matches 50% of employee contributions, limited to the first 6% of compensation.
Pursuant to the 2018 ESPP, our employees, including some of our named executive officers, have an opportunity to purchase our ordinary shares (including in the form of ADSs) at a discount on a tax-qualified basis through payroll deductions. The 2018 ESPP is designed to qualify as an “employee stock purchase plan” under Section 423 of the Code. The purpose of the 2018 ESPP is to encourage our employees, including our named executive officers, to become our shareholders and better align their interests with those of our other shareholders. Our Chief Executive Officer is not eligible to participate in the 2018 ESPP because he owns more than 5% of our outstanding shares.
We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes, as disclosed in this Proxy Statement. For example, we provide tax equalization and reimbursement for tax preparation services for some of our named executive officers due to the complexity of the international tax regime. In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Our named executive officers may be entitled to certain severance and/or change in control protections pursuant to their employment agreements, which are described below under “Employment Agreements with Our Named Executive Officers.” Our goal in providing severance and change in control benefits is to offer sufficient cash continuity protection such that our executives will focus their full time and attention on the requirements of the business rather than the potential implications for their respective position. We prefer to have certainty regarding the potential severance amounts payable to the named executive officers, rather than negotiating severance at the time that a named executive officer’s employment terminates.
2021 Compensation Actions
Base Salary
In February 2021, the Compensation Committee and/or the Board of Directors approved merit increases in base salary for most of our named executive officers serving at that time, based upon the Company’s and individual’s performance in 2020 and in comparison to the base salary of similar executive officers in our 2021 peer group. The exception is for Dr. Liang, our Chief Financial Officer and Chief Strategy Officer, who expects to retire from the Company on June 30, 2021. The table below sets forth the adjustments to base salary, in dollars and as a percentage, for each of our named executive officers receiving an increase, with 2021 base salaries being near or below the 25th percentile of our current peer group for each of our named executive officers:
	Base Salary
Name	2020 (US$)	2021 (US$)	Increase (%)
John V. Oyler	700,000	740,000	5.7%
Xiaobin Wu	611,723(1)	656,370(1)	7.3%
Howard Liang	445,000	445,000	—%
Jane Huang	445,000	460,000	3.4%

(1)
RMB amount is translated into U.S. dollars based on the annual average exchange rate for RMB of ¥1.00=US$0.145 in 2020.

Annual Non-Equity Incentive Compensation
In January 2021, the Compensation Committee approved our annual cash incentive program for 2021, which is structured similarly to our 2020 annual cash incentive program described above, except that the

2021 target cash award opportunity for Mr. Oyler has been increased to 90% of his base salary and for Dr. Wu has been increased to 75% of his base salary.
Compensation Policies and Practices
Delegation of Equity Granting to Our Chief Executive Officer and/or Chief Financial Officer
Currently, all of our employees, including our named executive officers, are eligible to participate in our Second Amended and Restated 2016 Share Option and Incentive Plan (as amended, the “2016 Plan”). All new full-time employees are granted share options and/or RSUs when they start employment and certain continuing employees are eligible for share option and/or RSU awards on an annual basis based on performance and upon promotions to positions of greater responsibility. The Compensation Committee has delegated to our Chief Executive Officer and/or our Chief Financial Officer, the authority to make equity awards under our 2016 Plan to new hires and in connection with promotions and with our annual incentive program, in each case other than to employees with a title of senior vice president or above or who are subject to Section 16 of the Exchange Act. The value of shares underlying share options and the value of RSUs either of them may grant to any one individual must be within a range based on job title specifically set by the Compensation Committee for these awards, and the aggregate number of shares underlying share options and the number of RSUs either of them may grant within a period must be within specified limits set by the Compensation Committee for these awards. The exercise price of share options is equal to the higher of 1/13 of the closing price of our ADSs on the NASDAQ on the date of grant and the average closing price of our ADSs over the five business days prior to the date of grant. With respect to share option awards and RSUs to new hires other than the employees with a title of senior vice president or above, our Chief Executive Officer and/or Chief Financial Officer are authorized to approve the award in connection with such hire and provide that the award is generally to be granted on the last trading day of the calendar month following the employee’s start date. With respect to share option and RSU awards made in connection with promotions other than of employees with a title of senior vice president or above, Mr. Oyler or Dr. Liang are authorized to approve the awards in connection with such promotion. We are required to maintain a list of share options and RSUs granted pursuant to this delegated authority and periodically report to the Compensation Committee such awards.
Share Ownership Guidelines
In February 2019, we adopted share ownership guidelines applicable to our non-employee directors and our executive officers, including our Chief Executive Officer, to further align the interests of the leadership of our Company with those of our shareholders. The share ownership guidelines are as follows: our Chief Executive Officer must hold equity worth at least six times his annual base salary; our President, Chief Operating Officer and General Manager of China must hold equity worth at least three times his annual base salary; each of our other executive officers must hold equity worth at least one times his or her base salary; and each of our non-employee directors must hold equity worth at least five times the annual board cash retainer. Covered individuals and newly appointed or elected persons have five years to achieve the ownership guideline.
Insider Trading Policy and Hedging Policy
Our insider trading policy expressly prohibits short sales by our named executive officers, directors and specified other employees. Unless such transaction has been approved by the insider trading compliance officer or the Audit Committee, our insider trading policy expressly prohibits derivative transactions of our shares by our named executive officers, directors and specified other employees, including purchases or sales of puts, calls or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities; or other hedging transactions with respect to the Company’s securities. In addition, our insider trading policy expressly prohibits our named executive officers, directors and specified other employees from using the Company’s securities as collateral in a margin account. No named executive officers, directors and specified other employees may pledge Company securities as collateral for a loan (or modify an existing pledge) unless the pledge has been approved by the insider trading compliance officer or the Audit Committee.

Rule 10b5-1 Plans
Our policy governing transactions in our securities by directors, officers and employees permits our directors, officers and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Exchange Act. Under these trading plans, an individual relinquishes control over the transactions once the trading plan is put into place. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving our Company.
Compensation Risk Assessment
We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.
COMPENSATION COMMITTEE REPORT
The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based upon such review and discussion, the Compensation Committee recommended to the Board of Directors that such section be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 25, 2021.
THE COMPENSATION COMMITTEE
Qingqing Yi (Chairperson)
Timothy Chen
Ranjeev Krishana

COMPENSATION TABLES
Summary Compensation Table
The following table presents information regarding the total compensation awarded to, earned by, and paid during the fiscal years ended December 31, 2020, 2019 and 2018, to each of our named executive officers.
Name and Principal Position	Year	Salary (US$)	Share Awards (US$)(1)	Option Awards (US$)(1)	Non-Equity Incentive Plan Compensation (US$)	All Other Compensation (US$)	Total
John V. Oyler Founder, Chief Executive Officer and Chairman	2020	695,833	—	12,999,981	637,000(3)	76,516(2)(4)	14,409,330
	2019	675,000	—	10,999,967	544,050(6)	356,457(5)	12,575,474
	2018	650,000	9,822,758	16,791,861	561,925(8)	69,275(7)	27,895,819
Xiaobin Wu President, Chief Operating Officer and General Manager of China	2020	606,896(2)	1,799,943	5,399,994	435,853(3)	182,658(2)(9)	8,425,344
	2019	581,957(5)	3,999,946	3,999,953	379,727(6)	165,813(5)	9,127,396
	2018	380,944(7)(10)	14,999,860	5,767,876	261,956(8)	138,483(7)	21,549,119
Howard Liang Chief Financial Officer and Chief Strategy Officer	2020	443,333	749,875	2,249,990	305,938(3)	11,400(11)	3,760,536
	2019	435,000	699,967	2,799,967	251,213(6)	8,400	4,194,547
	2018	425,000	645,770	2,583,182	278,375(8)	8,250	3,940,577
Jane Huang Chief Medical Officer,Hematology	2020	443,333	649,926	1,949,923	294,813(3)	11,400(11)	3,349,395
	2019	435,000	579,887	2,319,972	262,088(6)	8,400	3,605,347
	2018	425,000	549,851	2,199,983	278,375(8)	8,250	3,461,459

(1)
Amounts represent the aggregate fair value on the grant date of options and RSUs granted to our named executive officers in 2020, 2019 and 2018 computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements and discussions in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2020. The amounts above reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executive officers.

(2)
Payment in RMB was translated into U.S. dollars based on the annual average exchange rate for RMB of ¥1.00=US$0.145 in 2020.

(3)
Represents 2020 performance-based cash incentive bonuses approved by the Compensation Committee or the Board of Directors, as applicable, and paid in 2021.

(4)
Consists of US$16,392 in employer-paid health insurance premiums, US$31,659 attributable to the use of a company car, and US$28,465 in personal tax preparation services paid by the employer.

(5)
Payment in RMB was translated into U.S. dollars based on the annual average exchange rate for RMB of ¥1.00=US$0.1448 in 2019.

(6)
Represents 2019 performance-based cash incentive bonuses approved by the Compensation Committee or the Board of Directors, as applicable, and paid in 2020.

(7)
Payment in RMB was translated into U.S. dollars based on the annual average exchange rate for RMB of ¥1.00=US$0.1513 in 2018.

(8)
Represents 2018 performance-based cash incentive bonuses approved by the Compensation Committee or the Board of Directors, as applicable, and paid in 2019.

(9)
Consists of US$11,947 in employer-paid health insurance premiums, US$170,711 attributable to an automobile and housing allowance.

(10)
Dr. Wu joined the Company in April 2018. Accordingly, Dr. Wu’s 2018 salary was prorated to reflect his partial year of employment.

(11)
Amount reflects matching contributions under our 401(k) plan.

Grants of Plan-Based Awards
The following table presents information regarding grants of plan-based awards during the fiscal year ended December 31, 2020, to each of our named executive officers.
		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)		All Other Share Awards: Number of Shares or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Shares and Option	Grant Date Fair Value of Share and Option
	Grant	Target	Maximum	(#Ordinary	(#Ordinary	Awards	Awards
Name	Date	(US$)	(US$)	Shares)(2)	Shares)(3)	(US$/Share)(4)	(US$)(5)
John V. Oyler		455,000	682,500
	6/17/2020				1,821,976	13.42	12,999,981
Xiaobin Wu		305,862(6)	458,792(6)
	6/17/2020			134,147			1,799,943
	6/17/2020				756,821	13.42	5,399,994
Howard Liang		222,500	333,750
	6/17/2020			55,887			749,875
	6/17/2020				315,341	13.42	2,249,990
Jane Huang		222,500	333,750
	6/17/2020			48,438			649,926
	6/17/2020				273,286	13.42	1,949,923

(1)
Non-equity incentive plan awards consist of performance-based cash bonuses earned based upon achievement of pre-determined performance criteria during fiscal year 2020. The 2020 cash incentive bonus determinations are described in more detail above under the heading “ Annual Non-Equity Incentive Program.” The Company’s bonus program does not have any threshold level.

(2)
RSUs are subject to the time-based vesting schedule established by the Board of Directors or the Compensation Committee, as applicable, as described in the footnotes to the Outstanding Equity Awards at December 31, 2020 table below.

(3)
Share options are subject to a time-based vesting schedule established by the Board of Directors or the Compensation Committee, as applicable, as described in the footnotes to the Outstanding Equity Awards at December 31, 2020 table below.

(4)
The exercise price of these share options is equal to the higher of (a) 1/13 of the closing price of our ADSs on the NASDAQ on the grant date and (b) 1/13 of the average closing price of our ADSs over the five business days prior to the grant date.

(5)
Amounts represent the aggregate fair value on the grant date of option awards and RSUs granted to our named executive officers in 2020 computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements and discussions in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2020. The amounts above reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executive officers.

(6)
RMB amount is translated into U.S. dollars based on the annual average exchange rate for RMB of ¥1.00=US$0.145 in 2020.

Outstanding Equity Awards at December 31, 2020
The following table summarizes, for each of our named executive officers, the number of ordinary shares underlying outstanding options and RSUs held as of December 31, 2020.
	Option Awards(1)					Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#Ordinary Shares) Exercisable	Number of Securities Underlying Unexercised Options (#Ordinary Shares) Unexercisable	Option Exercise Price (US$)	Option Expiration Date	Number of Shares That Have Not Vested (#Ordinary Shares)	Market Value of Shares or Units of Stock That Have Not Vested (US$)(2)
John V. Oyler	7/19/2015	11,400,500	—	0.50	7/19/2025
	7/13/2016	2,047,500	—	2.84	11/15/2026
	6/30/2017	817,960	117,039	7.70	9/26/2027
	6/30/2017					128,778(3)	2,559,611
	4/30/2018	664,417	332,384	13.04	4/29/2028
	4/30/2018					287,482(3)	5,714,036
	6/26/2018	818,688	491,400	12.34	6/25/2028
	6/26/2018					94,146(3)	1,871,260
	6/5/2019	822,406	1,370,876	9.23	6/4/2029
	6/17/2020	1,821,976	—	13.42	6/16/2030
Xiaobin Wu	4/30/2018	408,642	357,955(4)	13.04	4/29/2028
	4/30/2018					689,949(5)	13,713,532
	6/5/2019	299,065	498,485	9.23	6/4/2029
	6/5/2019					325,104(3)	6,461,817
	6/17/2020	756,821	—	13.42	6/16/2030
	6/17/2020					134,147(3)	2,666,326
Howard Liang	7/15/2015	831,000	—	0.50	7/1/2025
	7/13/2016	1,752,504	—	2.84	11/15/2026
	6/29/2017	1,093,664	156,325	3.46	6/28/2027
	6/26/2018	227,474	136,734	12.34	6/25/2028
	6/26/2018					26,182(3)	520,397
	6/5/2019	209,300	348,985	9.23	6/4/2029
	6/5/2019					56,901(3)	1,130,973
	6/17/2020	—	315,341	13.42	6/16/2030
	6/17/2020					55,887	1,110,819
Jane Huang	9/2/2016	324,571	—	2.27	9/1/2026
	6/27/2017	727,805	122,655	3.49	6/26/2027
	6/26/2018	96,343	116,337	12.34	6/25/2028
	6/26/2018					22,282(3)	442,880
	6/5/2019	173,433	289,146	9.23	6/4/2029
	6/5/2019					47,138(3)	936,922
	6/17/2020	—	273,286	13.42	6/16/2030
	6/17/2020					48,438	962,761

(1)
Unless otherwise set forth below, 25% of the ordinary shares subject to each option become exercisable on the first anniversary of the vesting commencement date, and the balance become exercisable in 36 successive equal monthly installments thereafter, subject to continued employment. The exercisability of each option will be accelerated upon a change in control and/or certain qualifying termination events.
(2)
Based on a price of US$19.88 per ordinary share, which was the closing price of the Company’s ADSs on the NASDAQ on December 31, 2020 of US$258.39, divided by 13 (i.e., on an as-converted to ordinary share basis).

(3)
25% of the ordinary shares subject to this RSU award vest on each anniversary of the vesting commencement date, subject to continued service. Unvested RSUs are subject to accelerated vesting upon a change in control and/or certain qualifying termination events.

(4)
20% of the ordinary shares subject to this option became exercisable on the first anniversary of the vesting commencement date, and the balance becomes exercisable in 48 successive equal monthly installments, subject to continued service. The exercisability of each option will be accelerated upon a change in control and/or certain qualifying termination events.

(5)
20% of the ordinary shares subject to this RSU award vest on each anniversary of the vesting commencement date, subject to continued service. Unvested RSUs are subject to accelerated vesting upon a change in control and/or certain qualifying termination events.

Options Exercised and Shares Vested
The following table sets forth, for each of our named executive officers, information with respect to the exercise of share options and the vesting of restricted share awards or RSUs during the year ended December 31, 2020.
	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#Ordinary Shares)	Value Realized on Exercise (US$)(1)	Number of Shares Acquired on Vesting (#Ordinary Shares)	Value Realized on Vesting (US$)(2)
John V. Oyler	—	—	319,527	4,262,798
Xiaobin Wu	—	—	338,338	4,137,605
Howard Liang	2,964,000	51,866,177	32,032	447,402
Jane Huang	351,000	3,951,215	26,845	375,279

(1)
Value realized on exercise of share option awards does not represent proceeds from any sale of any ordinary shares acquired upon exercise, but is determined by multiplying the number of shares acquired upon exercise by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ at each time of exercise.

(2)
The value realized on vesting is based on 1/13 of the closing market price per share of our ADSs on the NASDAQ on the vesting date, multiplied by the number of restricted shares or RSUs that vested.

Employment Agreements with Our Named Executive Officers
We have entered into employment agreements with each of our named executive officers.
Mr. John V. Oyler and our Company and certain of our subsidiaries entered into employment agreements on April 25, 2017, pursuant to which Mr. Oyler serves as our Chief Executive Officer. Mr. Oyler currently receives a base salary of US$740,000, which is subject to review and adjustment in accordance with our Company’s policy. Mr. Oyler’s base salary is allocated between us and certain of our subsidiaries. Mr. Oyler is eligible for an annual cash merit bonus, with a current target level of 90% of his base salary, based on performance as recommended by the Compensation Committee and determined by the Board of Directors. Mr. Oyler’s employment agreements also provide for certain transportation and international travel benefits and tax preparation and equalization payments. His employment agreements have an initial three-year term and automatically renew for additional one-year terms unless either party provides written notice of nonrenewal. Mr. Oyler’s employment can be terminated by the Company at any time. Mr. Oyler may resign upon 60 days advance notice; so long as his resignation is not due to his employment with a competing business he may receive payment in lieu of notice. Upon termination of Mr. Oyler’s employment for any reason, we will pay (i) accrued but unpaid base salary during the final payroll period of employment; (ii) unpaid vacation time; (iii) unpaid annual bonus from the previous calendar year; and (iv) any business expenses incurred, documented and substantiated but not yet reimbursed (collectively, the “Final Compensation”). If Mr. Oyler’s employment is terminated by us other than for “cause” (as defined in his employment agreements) or if Mr. Oyler terminates his employment for “good reason” (as defined in his employment agreements), Mr. Oyler is entitled to (i) the Final Compensation, (ii) a lump sum equal to the base salary divided by 12, then multiplied by the Severance Period (as defined below), (iii) the post-termination bonus calculated based on the target bonus for the year and the number of days passed through the date of termination, (iv) a US$20,000 one-time bonus and (v) acceleration by 20 months of the vesting of his initial equity award in 2015 and all of his awards granted commencing in 2017, when he signed his employment agreement (the “accelerated awards”). The “Severance Period” is 20 months; provided that if Mr. Oyler’s employment terminates during the 12-month period following a “change in control” (as defined in his employment agreements), then the Severance Period will be 24 months. His employment agreement provides that the unvested portion of his awards will immediately vest upon a “change in control.” Mr. Oyler’s employment agreements also prohibit him from engaging in certain competitive and solicitation activities during his employment and for 18 months after the termination of his employment.
Xiaobin Wu, Ph.D. and certain of our subsidiaries entered into employment agreements, effective as of April 30, 2018, as amended on March 1, 2020. Under the employment agreements, Dr. Wu currently receives a base salary of RMB 4,526,690, subject to regular review and adjustment by the Compensation Committee. Dr. Wu is eligible for an annual cash merit bonus, with a current target level of 75% of his base salary, based on performance as determined by the Compensation Committee. In addition, Dr. Wu’s employment agreements provide for reimbursement of tax advisory and preparation services and an annual allowance of RMB 950,000 to cover the leasing of an automobile and the costs of housing in the PRC.
In connection with the commencement of his employment, Dr. Wu received an initial option to purchase 766,599 ordinary shares vesting over five years. Dr. Wu also received an initial award of RSUs for 1,149,899 ordinary shares vesting in equal installments over five years. In addition, Dr. Wu is eligible to receive an annual grant of equity targeted at a minimum of US$1,000,000 each year, subject to vesting over five years, consisting of share options, RSUs or such other form of grant as provided to (and in the same proportion as) Mr. Oyler.
Dr. Wu’s employment has no specified term and can be terminated at will by either party. Dr. Wu’s employment may be terminated by the Company without “cause” (as defined in the employment agreements), and if so he would receive his base salary and health and dental insurance payments during an 18-month severance period and other benefits including acceleration of the vesting of his initial option grant and initial RSU award by 18 months (or full acceleration of the vesting of his initial option grant and initial RSU award and any subsequent option and RSU awards if such termination occurs within 12 months following a “change in control” (as defined in the employment agreements)), unless Dr. Wu breaches his confidentiality, non-competition or non-solicitation obligations. Dr. Wu may terminate his employment with “good reason” (as defined in the employment agreements) upon 30 days’ written notice received within 60 days of the occurrence of the event. If the Company does not cure the action identified in Dr. Wu’s notice, he is entitled to the same benefits as if the Company terminated his employment without cause, subject to his execution of a release of claims and unless he breaches his confidentiality, non-competition or non-solicitation obligations. To the fullest extent permitted by PRC law, the Company may also terminate Dr. Wu’s employment for cause in certain cases upon 30 days’ written notice. Dr. Wu may also terminate his employment without good reason upon 90 days’ written notice, in either case, in which case he would then only be entitled to receive certain accrued obligations.
Howard Liang, Ph.D. and our Company entered into an employment agreement on July 13, 2015 for the position of Chief Financial Officer and Chief Strategy Officer. Dr. Liang currently receives a base salary of US$445,000, which is subject to review and adjustment in accordance with our Company’s policy. Dr. Liang’s current annual merit bonus target is 50% of his base salary, based on performance as determined by the Compensation Committee. Dr. Liang was granted an initial option to purchase up to 4,900,000 ordinary shares, which vests over four years. Dr. Liang’s employment has no specified term, but can be terminated at will by either party. Dr. Liang’s employment may be terminated by us without “cause” (as defined in his employment agreement), and if so he would receive his base salary and health and dental insurance payments during a nine-month severance period and other benefits including acceleration of the vesting of his initial option grant by six months, unless Dr. Liang breaches his confidentiality obligations. Dr. Liang may terminate his employment with “good reason” (as defined in his employment agreement) upon 30 days’ written notice received within 60 days of the occurrence of the event. If we do not cure the action identified in Dr. Liang’s notice, he is entitled to the same benefits as if we terminated his employment without cause, subject to his execution of a release of claims and unless he breaches his confidentiality obligations. We may also terminate Dr. Liang’s employment for cause, in certain cases upon 30 days’ written notice, and Dr. Liang may also terminate his employment without good reason upon 90 days’ written notice, in either case, in which he would then only be entitled to receive certain accrued obligations. In the event of a “sale event” (as defined in his employment agreement), all of Dr. Liang’s unvested options and other equity awards granted to him during his employment with us will accelerate and vest in full.
Jane Huang, M.D. and our Company entered into an employment agreement on August 19, 2016 for the position of Chief Medical Officer, Hematology. Dr. Huang currently receives a base salary of US$460,000, which is subject to review and adjustment in accordance with our Company’s policy. Dr. Huang’s current annual merit bonus target is 50% of her base salary, based on performance as determined by the Compensation Committee. Dr. Huang was granted an initial option to purchase up to 1,400,000 ordinary shares, which vests over four years. In connection with the commencement of her employment, Dr. Huang was also granted 300,000 restricted shares, which vested in equal installments annually over a four-year period. Dr. Huang’s employment has no specified term, but can be terminated at will by either party. Dr. Huang’s employment may be terminated by us without “cause” (as defined in her employment agreement), and if so she would receive her base salary and health and dental insurance payments during a 12-month severance period and other benefits including acceleration of the vesting of her initial option grant by 24 months (or full acceleration of the vesting of her initial and any subsequent option and restricted share grants if such termination occurs within 12 months following a “change in control” (as defined in her employment agreement)), unless Dr. Huang breaches her confidentiality obligations. Dr. Huang may terminate her employment with “good reason” (as defined in her employment agreement) upon 30 days’ written notice received within 60 days of the occurrence of the event. If we do not cure the action identified in Dr. Huang’s notice, she is entitled to the same benefits as if we terminated her employment without cause, subject to her execution of a release of claims and unless she breaches her confidentiality obligations. We may also terminate Dr. Huang’s employment for cause, in certain cases upon 30 days’ written notice, and Dr. Huang may also terminate her employment without good reason upon 90 days’ written notice, in either case, in which she would then only be entitled to receive certain accrued obligations.
Estimated Payments and Benefits Upon Termination or Change of Control
The amount of compensation and benefits payable to each of our named executive officers who were employed on December 31, 2020 in various termination and change in control situations has been estimated in the tables below. The value of the equity vesting acceleration was calculated in each of the tables below based on the assumption that the change in control and executive’s employment termination occurred on December 31, 2020, the last business day of the fiscal year ended December 31, 2020. The closing price of the Company’s ADSs on the NASDAQ as of December 31, 2020, the last trading day of 2020, was US$258.39. A price of US$19.88 per ordinary share, which was the ADS closing price divided by 13 (i.e., on an as-converted to ordinary share basis), was used as the value of the Company’s ordinary shares in the change in control or the employment termination calculations. The value of the option vesting acceleration was calculated by multiplying the number of unvested option shares subject to vesting acceleration as of December 31, 2020, by the difference between the closing price of the Company’s ordinary shares as of December 31, 2020, and the exercise price for such unvested option shares. The value of restricted share or RSU vesting acceleration was calculated by multiplying the number of unvested RSUs subject to vesting acceleration as of December 31, 2020, by the closing price of the Company’s ordinary shares as of December 31, 2020.
Mr. John V. Oyler
The following table describes the potential payments and benefits upon employment termination or change of control for Mr. Oyler, our Founder, Chief Executive Officer and Chairman, as if his employment terminated as of December 31, 2020, the last business day of the fiscal year.

Executive Benefits and Payment upon Termination	Voluntary Resignation For Good Reason or Termination by Company without Cause (US$)	Change in Control (US$)	Termination by Company without Cause or Voluntary Resignation for Good Reason Following Change in Control (US$)
Compensation:
Base salary	1,166,667(1)	—	1,400,000(7)
Cash incentive bonus	475,000(2)	—	475,000(2)
Share options unvested and accelerated	23,500,818(3)	33,762,013(5)	33,762,013(5)
RSU awards unvested and accelerated	10,144,908(4)	10,144,908(6)	10,144,908(6)
Total	35,287,393	43,906,921	45,781,921

(1)
Amount represents a lump sum payment equal to 20 months of Mr. Oyler’s 2020 base salary.

(2)
Amount represents Mr. Oyler’s 2020 target bonus plus a US$20,000 one-time bonus.

(3)
Value attributable to an additional 20 months of vesting of Mr. Oyler’s then unvested options, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ on December 31, 2020.

(4)
Value attributable to an additional 20 months of vesting of Mr. Oyler’s then unvested RSUs, determined by multiplying the number of shares accelerated by 1/13 of the closing price of our ADSs on the NASDAQ on December 31, 2020.

(5)
Value attributable to the acceleration of 100% of Mr. Oyler’s then unvested options upon a change in control, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ on December 31, 2020.

(6)
Value attributable to the acceleration of 100% of Mr. Oyler’s then unvested RSUs upon a change in control, determined by multiplying the number of shares accelerated by 1/13 of the closing price of our ADSs on the NASDAQ on December 31, 2020.

(7)
Amount represents a lump sum payment equal to 24 months of Mr. Oyler’s 2020 base salary.

Dr. Xiaobin Wu
The following table describes the potential payments and benefits upon employment termination or change of control for Dr. Wu, our President, Chief Operating Officer and General Manager of China, as if his employment terminated as of December 31, 2020, the last business day of the fiscal year.
Executive Benefits and Payment upon Termination	Voluntary Resignation For Good Reason or Termination by Company without Cause (US$)	Termination by Company without Cause or Voluntary Resignation for Good Reason Following Change in Control (US$)
Compensation:
Base salary	917,585(1)	917,585(1)
Cash incentive bonus	—	—
Share options unvested and accelerated	1,570,866(2)	12,641,287(5)
RSU awards unvested and accelerated	13,712,757(3)	27,412,595(6)
Healthcare benefits	17,921(4)	17,921(4)
Total	16,219,128	40,989,387

(1)
Amount represents 18 months of Dr. Wu’s 2020 base salary continuation.

(2)
Value attributable to an additional 18 months of vesting of Dr. Wu’s then unvested initial options, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ on December 31, 2020.

(3)
Value attributable to an additional 18 months of vesting of Dr. Wu’s then unvested initial RSUs, determined by multiplying the number of shares accelerated by 1/13 of the closing price of our ADSs on the NASDAQ on December 31, 2020.

(4)
Payment of the health and dental insurance premiums for Dr. Wu until the earlier of (a) 18 months following the date of termination, or (b) the end of his health continuation period.

(5)
Value attributable to the acceleration of 100% of Dr. Wu’s then unvested options upon termination without cause or resignation for good reason within 12 months following a change in control, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ on December 31, 2020.

(6)
Value attributable to the acceleration of 100% of Dr. Wu’s then unvested restricted share units upon termination without cause or resignation for good reason within 12 months following a change in control, determined by multiplying the number of shares accelerated by 1/13 of the closing price of our ADSs on the NASDAQ on December 31, 2020.

Dr. Howard Liang
The following table describes the potential payments and benefits upon employment termination or change of control for Dr. Liang, our Chief Financial Officer and Chief Strategy Officer, as if his employment terminated as of December 31, 2020, the last business day of the fiscal year.
Executive Benefits and Payment upon Termination	Voluntary Resignation For Good Reason or Termination by Company without Cause (US$)	Change in Control (US$)	Termination by Company without Cause or Voluntary Resignation for Good Reason Following Change in Control (US$)
Compensation:
Base salary	333,750(1)	—	333,750(1)
Cash incentive bonus	—	—	—
Share options unvested and accelerated	—	9,350,280(3)	9,350,280(3)
RSU awards unvested and accelerated	—	2,762,189(4)	2,762,189(4)
Healthcare benefits	23,220(2)	—	23,220(2)
Total	356,970	12,112,469	12,469,439

(1)
Amount represents nine months of Dr. Liang’s 2020 base salary continuation.

(2)
Payment of the COBRA health and dental insurance premiums for Dr. Liang until the earlier of (a) nine months following the date of termination, or (b) the end of his COBRA health continuation period.

(3)
Value attributable to the acceleration of 100% of Dr. Liang’s then unvested options upon a sale event, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ on December 31, 2020.

(4)
Value attributable to the acceleration of 100% of Dr. Liang’s then unvested RSUs upon a sale event, determined by multiplying the number of shares accelerated by 1/13 of the closing price of our ADSs on the NASDAQ on December 31, 2020.

Dr. Jane Huang
The following table describes the potential payments and benefits upon employment termination for Dr. Huang, our Chief Medical Officer, Hematology, as if her employment terminated as of December 31, 2020, the last business day of the fiscal year.
Executive Benefits and Payment upon Termination	Voluntary Resignation For Good Reason or Termination by Company without Cause (US$)	Termination by Company without Cause or Voluntary Resignation for Good Reason Following Change in Control (US$)
Compensation:
Base salary	445,000(1)	445,000(1)
Cash incentive bonus	—	—
Share options unvested and accelerated	—	7,730,659(3)
RSU awards unvested and accelerated	—	2,342,564(4)
Healthcare benefits	20,250(2)	20,250(2)
Total	465,250	10,538,473

(1)
Amount represents 12 months of Dr. Huang’s 2020 base salary continuation.

(2)
Payment of the COBRA health and dental insurance premiums for Dr. Huang until the earlier of (a) 12 months following the date of termination, or (b) the end of her COBRA health continuation period.

(3)
Value attributable to the acceleration of 100% of Dr. Huang’s then unvested options upon termination without cause or resignation for good reason within 12 months following a change in control, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ on December 31, 2020.

(4)
Value attributable to the acceleration of 100% of Dr. Huang’s then unvested RSUs upon termination without cause or resignation for good reason within 12 months following a change in control, determined by multiplying the number of shares accelerated by 1/13 of the closing price of our ADSs on the NASDAQ on December 31, 2020.

CEO Pay Ratio
Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.
Measurement Date
We identified the median employee using our employee population on November 1, 2020 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis).
Consistently Applied Compensation Measure
Under the relevant rules, we are required to identify the median employee by use of a “consistently applied compensation measure” (“CACM”). We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee as of November 1, 2020: (1) annual base pay, (2) annual target cash incentive opportunity, and (3) the grant date fair value for equity awards granted in 2020. In identifying the median employee, we converted compensation amounts paid in foreign currencies based on the applicable year-to-date average exchange rate as of November 1, 2020, and annualized the compensation values of individuals that joined our Company during 2020. We did not exclude workers in non-U.S. countries and did not make any cost-of-living adjustments.
Methodology and Pay Ratio
After applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee’s annual target total direct compensation in accordance with the requirements of the Summary Compensation Table.
Our median employee compensation in 2020 as calculated using Summary Compensation Table requirements was US$77,200. Our Chief Executive Officer’s compensation in 2020 as reported in the Summary Compensation Table was US$14,409,330. Therefore, our CEO Pay Ratio for 2020 is approximately 187:1.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with the SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.
Equity Compensation Plan Information
The following table contains information about our equity compensation plans as of December 31, 2020.
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#Ordinary Shares)	Weighted-average Exercise Price of Outstanding Option, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (#Ordinary Shares)
Equity compensation plans approved by security holders	97,647,698(1)	US$	6.82	73,540,277(2)
Equity compensation plans not approved by security holders	22,221,030(3)	US$	0.52	9,103,756(4)
Total	119,868,728		—	82,644,033

(1)
Reflects shares to be issued pursuant to outstanding awards under the 2016 Plan.

(2)
As of December 31, 2020, 67,484,221 ordinary shares were available for grant under the 2016 Plan and 6,056,056 ordinary shares were available for grant under the Second Amended and Restated 2018 Employee Share Purchase Plan (the “2018 ESPP”). As of December 31, 2020, 6,056,056 ordinary shares remained available for issuance under the 2018 ESPP and the number of shares issuable with respect to the then current offering period which ended February 28, 2021 was not determinable until the end of the period. In March 2021, 436,124 ordinary shares were issued under the 2018 ESPP for the offering period ended on February 28, 2021. The number of ordinary shares reserved for issuance under the 2016 Plan will be increased from time to time by the number of ordinary shares underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of any award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without any issuance of ordinary shares, expire or otherwise terminated (other than by exercise) under the 2011 Plan and 2016 Plan, subject to specified conditions.

(3)
Reflects (i) 5,671,093 ordinary shares to be issued pursuant to outstanding options under our 2011 Plan, (ii) 1,349,270 ordinary shares to be issued pursuant to outstanding options and RSUs under our 2018 Inducement Plan, and (iii) 15,200,667 ordinary shares to be issued pursuant to outstanding options granted outside of our equity incentive plans prior to our initial public offering on NASDAQ.

(4)
As of December 31, 2020, 9,103,756 ordinary shares were available for grant under the 2018 Inducement Plan.

DIRECTOR COMPENSATION
The Board of Directors has adopted an independent director compensation policy that is part of a total compensation package that is designed to enable us to attract and retain, on a long-term basis, high caliber independent directors. On April 5, 2021, upon recommendation of the Compensation Committee, the Board of Directors approved amendments to the Company’s independent director compensation policy (the “Amended Independent Director Compensation Policy”). Under the Amended Independent Director Compensation Policy, all independent directors, as defined under NASDAQ listing rules, are paid cash compensation as set forth below, including an annual cash retainer of US$60,000, which is an increase of US$10,000 from the existing annual retainer adopted in 2018, and additional fees for service as a member or chair of each committee of the Board of Directors on which they serve, ranging from US$7,500 to US$22,500 per year, as specified in the policy, which reflect increases of US$1,500 or US$2,500 from the existing fees adopted in 2018 for service as a member of each committee and no changes for service as a chair of each committee. The changes for the cash retainers, which are paid quarterly, is effective commencing April 1, 2021.
Annual Retainer (US$)
Board of Directors:
All independent directors	60,000(1)
Audit Committee:
Chairperson	22,500
Non-Chairperson members	12,500(2)
Compensation Committee:
Chairperson	17,500
Non-Chairperson members	10,000(3)
Nominating and Corporate Governance Committee:
Chairperson	12,500
Non-Chairperson members	7,500(4)
Commercial and Medical Affairs Advisory Committee:
Chairperson	16,500
Non-Chairperson members	9,000(3)
Scientific Advisory Committee:
Chairperson	16,500
Non-Chairperson members	9,000(3)

(1)
Increased from US$50,000.

(2)
Increased from US$10,000.

(3)
Increased from US$7,500.

(4)
Increased from US$5,000.

Under the Amended Independent Director Compensation Policy, each independent director, as defined under NASDAQ listing rules, are granted equity awards in the form of share options valued at US$400,000 in connection with their initial election or appointment to the Board of Directors, pro-rated for the portion of the year served leading up to the first anniversary of the last annual meeting of shareholders, and annual equity awards valued at US$400,000 on the date of each annual meeting of shareholders, which reflect an increase from the existing $300,000 awards adopted in 2018. Each of the awards will consist of 50% share options and 50% RSUs, compared to the 2018 policy of granting 100% share options; provided, however, that to the extent that a grant of RSUs is subject to shareholder approval pursuant to applicable listing rules (as is currently the case under the HK Listing Rules), (i) the initial grant shall consist of 100% share options and (ii) the annual grant shall include RSUs only upon shareholder approval and, in the absence of such shareholder approval, the annual grant shall consist of 100% share options. As under the current policy, the equity awards will vest in full on the earlier of the first anniversary of date of grant or the date of the next annual general meeting, and in full upon death, disability or the occurrence of specified events in connection with a change of control of the Company. Subject to specific terms and conditions designed for compliance with applicable tax and other regulations, directors generally may elect to defer settlement of their RSUs until six months following the date that the director ceases to serve as a director. The options have an exercise price equal to the greater of (i) the fair market value of the Company’s ordinary shares on the date of grant and (ii) the average fair market value of the Company’s ordinary shares over the five trading days immediately preceding the date of grant, in each case as determined in reference to the closing price of the Company’s ADSs on the NASDAQ. The equity awards are granted under the 2016 Plan and form of award agreement thereunder. In addition, under the terms of the 2016 Plan, the value of all equity awards and other cash compensation paid to each independent director for their service as an independent director may not exceed US$1,000,000 in any calendar year (except in a director’s first year of service). We also reimburse all reasonable out-of-pocket expenses incurred by independent directors in attending board and committee meetings.
The Compensation Committee has adopted share ownership guidelines applicable to our non-employee directors, the terms of which are described above under “Share Ownership Guidelines.”
Director Compensation — 2020
The following table sets forth a summary of the compensation we paid to our directors during 2020. Other than as set forth in the table, in 2020, we did not pay any compensation, make any equity awards or non-equity awards or pay any other compensation to the members of the Board of Directors named in the table. Mr. Oyler, our Founder, Chief Executive Officer and Chairman, receives no compensation for his service as a director and, consequently, his compensation is not included in this table but is presented above in “Summary Compensation Table”.
Dr. Xiaodong Wang, our Co-Founder and Chair of our Scientific Advisory Board, also receives no compensation for his service as a director but receives compensation as a consultant, which is reflected in the table below. Dr. Wang’s consulting services include leading the Scientific Advisory Board and providing short- and long-term strategic advice to our Company in his areas of expertise, participating in our leadership team meetings from time to time, and interacting with our key stakeholders on behalf of the Company. Through these and other contributions, Dr. Wang has helped us make significant progress on our research, development and business goals. For example, during 2020, Dr. Wang:
•
Provided strategic advice to our senior management team in the significant expansion of our global operations and employee base;

•
Attended meetings of our research team and provided strategic advice on critical projects that help advance our discovery efforts and new product pipeline, including our most recent internally developed product candidates to enter into clinical development, BGB-A425, an investigational humanized IgG1-variant monoclonal antibody against T-cell immunoglobulin and mucin-domain containing-3 (“TIM-3”); and BGB-15025, an investigational small molecule inhibitor of HPK1;

•
Helped us to expand our research team to over 500 scientists at our R&D centers in Beijing and Shanghai and provided strategic advice on our plans to further expand our facilities;

•
Provided strategic advice on key regulatory filings, including our NDAs in China, the United States and elsewhere for zanubrutinib, tislelizumab and pamiparib;

•
Supported our senior management team in other business development opportunities, such as our collaborations with EUSA Pharma, Leap Therapeutics, Assembly Biosciences, Inc., Bio-Thera Solutions, Ltd., and Singlomics (Beijing DanXu) Biopharmaceuticals Co., Ltd.; and

•
Attended various investor meetings, serving as the Company’s key spokesperson on research and product pipeline.

We believe that Dr. Wang’s stature in the Chinese scientific and biotechnology communities provides us with significant intangible benefits and access to key stakeholders in our industry. His scientific expertise and knowledge of oncology research and development and the Chinese market are highly valuable to our Company, and his compensation is set to be in line with his major contributions to our Company that go far beyond his responsibilities and time commitment as a non-employee director.
Name(1)	Fees Earned or Paid in Cash (US$)	Option Awards (US$)(2)	All Other Compensation (US$)	Total (US$)
Timothy Chen	69,592	299,918	—	369,510
Donald W. Glazer	62,500	299,918	—	362,418
Michael Goller	60,625	299,918	—	360,543
Anthony C. Hooper	69,042	428,095	—	497,137
Ranjeev Krishana	63,125	299,918	—	363,043
Thomas Malley	78,125	299,918	—	378,043
Corsee Sanders	23,894	244,837	—	268,731
Jing-Shyh (Sam) Su	58,958	299,918	—	358,876
Xiaodong Wang(3)	—	—	4,249,930	4,249,930
Qingqing Yi	73,125	299,918	—	373,043

(1)
The total number of ordinary shares subject to options outstanding as of December 31, 2020 for each of the independent directors was: Mr. Chen: 460,340, Mr. Glazer: 327,418, Mr. Goller: 327,418, Mr. Hooper: 67,353, Mr. Krishana: 327,418, Mr. Malley: 850,166, Dr. Sanders: 27,482, Mr. Su: 173,277 and Mr. Yi: 327,418. As of December 31, 2020, none of the independent directors held any RSUs.

(2)
Amounts represent the aggregate grant date fair value, including any incremental fair value, of options granted to our directors in 2020 computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these options are consistent with the valuation methodologies specified in the notes to our consolidated financial statements and discussions in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2020. The amounts above reflect our aggregate accounting expense for these options and do not necessarily correspond to the actual value that will be recognized by the directors.

(3)
Dr. Wang did not receive any compensation as a director. The compensation received by Dr. Wang as a consultant during 2020 consisted of (i) US$100,000 in consulting fees, (ii) US$150,000 as a performance-based cash bonus for 2020 paid in 2021, and (iii) an option to purchase 560,599 ordinary shares with a grant date fair value of US$3,999,930. As of December 31, 2020, the total number of ordinary shares subject to options held by Dr. Wang was 9,594,446 and subject to unvested RSUs held by Dr. Wang was 149,591 shares. See “Certain Relationships and Related-Party Transactions” for additional information.

HONG KONG REGULATORY INFORMATION
DISCLOSURE OF INTERESTS
Directors and Chief Executive
As of the Latest Practicable Date, the following directors and the chief executive of the Company were interested, or were deemed or taken to be interested in the following short positions in the ordinary shares, underlying ordinary shares and debentures of the Company or any of its associated corporations (within the meaning of Part XV of the SFO) which were required to (a) be notified to the Company and the HKEx pursuant to Divisions 7 and 8 of Part XV of the SFO; or (b) pursuant to section 352 of the SFO, to be entered in the register referred to therein; or (c) pursuant to the Model Code for Securities Transactions by directors or any other insider dealing policies adopted by the Company (“Model Code”) to be notified to the Company and the HKEx. The beneficial ownership rules of the SFO and the HK Listing Rules differ from those of the SEC.
Name of Director	Nature of Interest	Number of Ordinary Shares	Approximate Percentage of Holding(1)
John V. Oyler	Beneficial owner	27,495,812(2)	2.30%
	Settlor of a trust/Beneficiary of a trust	10,000,000(3)	0.84%
	Settlor of a trust/Interest of a minor child	102,188(4)	0.01%
	Settlor of a trust/Beneficiary of a trust	7,727,927(5)	0.65%
	Settlor of a trust/Beneficiary of a trust	29,439,115(6)	2.46%
	Settlor of a trust	510,941(7)	0.04%
	Interest of a minor child	545,597(8)	0.05%
	Other	1,591,317(9)	0.13%
Xiaodong Wang	Beneficial owner	15,297,612(10)	1.28%
	Interest of a minor child	172,372(11)	0.01%
	Interest in controlled corporation	4,253,998(12)	0.36%
	Other	1,244,542(13)	0.104%
	Interest of spouse	50(14)	0.000004%
Anthony C. Hooper	Beneficial owner	67,353(15)	0.006%
Timothy Chen	Beneficial owner	460,340(16)	0.04%
Donald W. Glazer	Beneficial owner	3,155,247(17)	0.26%
Michael Goller	Person having a security interest in shares	336,700(18)	0.03%
Ranjeev Krishana	Person having a security interest in shares	336,700(19)	0.03%
Thomas Malley	Beneficial owner	1,249,448(20)	0.10%
Corazon (Corsee) D. Sanders	Beneficial owner	27,482(21)	0.002%
Jing-Shyh (Sam) Su	Beneficial owner	173,277(22)	0.01%
Qingqing Yi	Beneficial owner	327,418(23)	0.03%

Notes:
(1)
The calculation is based on the total number of 1,197,322,617 ordinary shares in issue as of Latest Practicable Date, which included ordinary shares issued to the Depositary in exchange for a corresponding amount of ADSs for the purposes of ensuring that it has ADSs readily available to satisfy the vesting of restricted share units and the exercise of share options from time to time.

(2)
Includes (1) 6,280,245 ordinary shares held by Mr. Oyler, (2) Mr. Oyler’s entitlement to receive up to 20,705,156 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of those options, and (3) Mr. Oyler’s entitlement to restricted share units equivalent to 510,411 ordinary shares, subject to vesting conditions.

(3)
These ordinary shares are held in a Roth IRA PENSCO trust account for the benefit of Mr. Oyler.

(4)
These ordinary shares are held by The John Oyler Legacy Trust for the benefit of Mr. Oyler’s minor child, of which Mr. Oyler’s father is a trustee and Mr. Oyler is the settlor.

(5)
These ordinary shares are held by a grantor retained annuity trust for the benefit of Mr. Oyler, of which Mr. Oyler’s father is a trustee and Mr. Oyler is the settlor.

(6)
These ordinary shares are held by Oyler Investment LLC, the interest of which is 99% owned by a grantor retained annuity trust for the benefit of Mr. Oyler, of which Mr. Oyler’s father is a trustee and Mr. Oyler is the settlor.

(7)
These ordinary shares are held by The Oyler Family Legacy Trust for the benefit of Mr. Oyler’s family members, of which Mr. Oyler’s father is a trustee and Mr. Oyler is the settlor.

(8)
Mr. Oyler made a gift of 545,597 ordinary shares to a trust. These ordinary shares are held by a trust, the beneficiaries of which include Mr. Oyler’s minor child and others, in which Mr. Oyler is deemed to be interested for the purpose of the SFO.

(9)
Mr. Oyler made a gift of 1,591,317 ordinary shares to a private foundation. These ordinary shares are held by a private foundation of which Mr. Oyler and the other(s) serve as directors, in which Mr. Oyler is deemed to be interested for the purpose of the SFO.

(10)
Includes (1) 5,553,565 ordinary shares held by Dr. Wang, (2) Dr. Wang’s entitlement to receive up to 9,594,450 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of those options, and (3) Dr. Wang’s entitlement to restricted share units equivalent to 149,597 ordinary shares, subject to vesting conditions.

(11)
These ordinary shares are held in a Uniform Transfers to Minors Act account for Dr. Wang’s minor child, in which Dr. Wang is deemed to be interested for the purposes of the SFO.

(12)
These ordinary shares are held by Wang Investment LLC, the interest of which is 99% owned by two grantor retained annuity trusts, of which Dr. Wang’s wife is a trustee and Dr. Wang is the settlor.

(13)
Dr. Wang made a gift of 1,244,542 ordinary shares to a family trust. These ordinary shares are held by a family trust which Dr. Wang’s family members are beneficiaries, in which Dr. Wang is deemed to be interested for the purpose of the SFO.

(14)
These ordinary shares are held by Dr. Wang’s spouse, in which Dr. Wang is deemed to be interested for the purposes of the SFO.

(15)
Includes Mr. Hooper’s entitlement to receive up to 67,353 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of those options.

(16)
Includes Mr. Chen’s entitlement to receive up to 460,340 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of these options.

(17)
Includes (1) 2,827,829 ordinary shares held by Mr. Glazer; and (2) Mr. Glazer’s entitlement to receive up to 327,418 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of these options.

(18)
Includes (1) 9,282 ordinary shares held by Mr. Goller; and (2) Mr. Goller’s entitlement to receive up to 327,418 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of these options.

(19)
Includes (1) 9,282 ordinary shares held by Mr. Krishana and (2) Mr. Krishana’s entitlement to receive up to 327,418 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of these options.

(20)
Includes (1) 399,282 ordinary shares held by Mr. Malley and (2) Mr. Malley’s entitlement to receive up to 850,166 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of those options.

(21)
Includes Dr. Sanders’ entitlement to receive up to 27,482 ordinary shares pursuant to the exercise of options granted to her, subject to the conditions (including vesting conditions) of those options.

(22)
Includes Mr. Su's entitlement to receive up to 173,277 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of those options.

(23)
Includes Mr. Yi’s entitlement to receive up to 327,418 ordinary shares pursuant to the exercise of options granted to him, subject to the conditions (including vesting conditions) of these options.

Except as disclosed above, as of the Latest Practicable Date, none of the directors and the chief executive of the Company had any interests or short positions in any ordinary shares, underlying ordinary shares and debentures of the Company or any of its associated corporations (within the meaning of Part XV of the SFO) which were required (a) to be notified to the Company and the HKEx pursuant to Divisions 7 and 8 of Part XV of the SFO; or (b) pursuant to section 352 of the SFO, to be entered in the register referred to therein; or (c) pursuant to the Model Code to be notified to the Company and the HKEx.
Substantial Shareholders
As of the Latest Practicable Date, so far as the directors are aware, the following persons (other than the directors or chief executive of the Company) have an interest or short position in the shares or underlying shares which are required to be disclosed to the Company and the HKEx under the provisions of Divisions 2 and 3 of Part XV of the SFO, as recorded in the register required to be kept by the Company pursuant to Section 336 of the SFO. The beneficial ownership rules of the SFO and the HK Listing Rules differ from those of the SEC.
Name of Shareholder	Capacity/Nature of Interest	Number of Shares/Underlying Shares	Approximate Percentage of Holding(1)
Amgen Inc.	Beneficial owner	244,117,549	20.39%
Julian C. Baker(2)	Beneficial owner/Interest in controlled corporations/Person having a security interest in shares/Trustee	152,831,254	12.76%
Felix J. Baker(2)	Beneficial owner /Interest in controlled corporations/Person having a security interest in shares/Trustee	152,831,254	12.76%
Baker Bros. Advisors (GP) LLC.(2)	Investment manager/Other	152,369,107	12.73%
Baker Bros. Advisors LP(2)	Investment manager/Other	152,369,107	12.73%
Baker Brothers Life Sciences Capital, L.P.(2)	Interest in controlled corporations/Other	141,217,049	11.79%
Gaoling Fund, L.P.(3)	Beneficial owner	129,433,059	10.81%
Hillhouse Capital Advisors, Ltd.(3)	Investment manager	133,587,655	11.16%
Fidelity Management & Research Company(4)	Interest in controlled corporations	76,202,408	6.36%
FMR Co., Inc.(4)	Beneficial interest/Interest in controlled corporations	71,180,714	5.94%
FMR LLC(4)	Interest in controlled corporations	60,784,372	5.08%
The Capital Group Companies, Inc.(5)	Interest in controlled corporations	95,293,082	7.96%
JPMorgan Chase & Co.	Interest in controlled corporations	7,882,841	0.66%
		6,611,021(S)	0.55%(S)
	Investment manager	1,684,598	0.14%
		40,261(S)	0.003%(S)
	Person having a security interest in shares	1,031,250	0.09%
	Trustee	19,942	0.002%
	Approved lending agent	72,586,865	6.06%

Notes:
Unless otherwise, the shares are long position. (S) denotes short position.

(1)
The calculation is based on the total number of 1,197,322,617 ordinary shares in issue as of the Latest Practicable Date, which included ordinary shares issued to the Depositary in exchange for a corresponding amount of ADSs for the purposes of ensuring that it has ADSs readily available to satisfy the vesting of restricted share units and the exercise of share options from time to time.

(2)
Julian C. Baker and Felix J. Baker are the managing members of Baker Bros. Advisors (GP) LLC. Baker Bros. Advisors (GP) LLC is the general partner of Baker Bros. Advisors LP (“BBA”). BBA is the manager for securities held by 667, L.P. and Baker Brothers Life Sciences, L.P.. Also, Baker Brothers Life Sciences Capital, L.P. is the general partner of Baker Brothers Life Sciences, L.P. (the “Funds”). Unlisted derivatives include stock options and restricted stock received as compensation by two BBA employees (Michael Goller and Ranjeev Krishana) for their service on the Board of Directors of BeiGene, Ltd. and are controlled by BBA, with the Funds entitled to the pecuniary interest.

According to the corporate substantial shareholder notice for the date of relevant event of December 2, 2020 submitted by Baker Brothers Life Sciences Capital, L.P. to HKEx on December 7, 2020, 140,543,649 ordinary shares held by Baker Brothers Life Sciences, L.P. directly. For the purposes of the SFO, Julian C. Baker, Felix J. Baker, Baker Bros. Advisors (GP) LLC and BBA are deemed to be interested in the 11,152,058 ordinary shares held by 667, L.P. and the 140,543,649 ordinary shares held by Baker Brothers Life Sciences, L.P., and 673,400 ordinary shares which unlisted derivatives are controlled by BBA, with the Funds entitled to the pecuniary interest. In addition, for the purposes of the SFO, Baker Brothers Life Sciences Capital, L.P. is deemed to be interested in the 140,543,649 ordinary shares held by Baker Brothers Life Sciences, L.P., and 673,400 ordinary shares which unlisted derivatives are controlled by BBA, with the Funds entitled to the pecuniary interest.

Outside the Funds, each of Julian C. Baker and Felix J. Baker further interests in (in the form of ADSs) 311,143 Shares personally and 151,004 Shares through FBB3 LLC, a controlled corporation.

(3)
(i) 133,587,655 ordinary shares are held by Gaoling Fund, L.P. and YHG Investment, L.P.; and (ii) 13,447,603 ordinary shares are held by Hillhouse BGN Holdings Limited. Hillhouse Capital Advisors, Ltd. acts as the sole general partner of YHG Investment, L.P. and the sole management company of Gaoling Fund, L.P.. Hillhouse Capital Management, Ltd. is the sole management company of Hillhouse Fund II, L.P., which owns Hillhouse BGN Holdings Limited. Under the SFO, Hillhouse Capital Advisors, Ltd. is deemed to be interested in the 133,587,655 ordinary shares held by Gaoling Fund, L.P. and YHG Investment, L.P. and Hillhouse Capital Management, Ltd. is deemed to be interested in the 13,447,603 ordinary shares held by Hillhouse BGN Holdings Limited. Under the SFO, Hillhouse Fund II, L.P. is deemed to be interested in the 13,447,603 ordinary shares held by Hillhouse BGN Holdings Limited.

(4)
Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares.

Fidelity Management & Research Company is interested in 76,202,408 ordinary shares, of which 69,720,508 are physically settled listed derivatives. FMR Co., Inc. is interested in 71,180,714 ordinary shares, of which 66,563,614 are physically settled listed derivatives and indirectly interested in 12,048,805 ordinary shares. Fidelity Management & Research Company, FIAM Holdings LLC and Fidelity Advisory Holdings LLC are wholly owned by FMR LLC. Under the SFO, FMR LLC is deemed to be interested in 60,784,372 ordinary shares held by Fidelity Management & Research Company FIAM Holdings LLC and Fidelity Advisory Holdings LLC, of which 59,849,845 are ordinary shares physically settled listed derivatives.
(5)
(i) 17,104,011 ordinary shares are held by Capital International, Inc.; (ii) 620,269 ordinary shares held by Capital International Limited; (iii) 1,767,122 ordinary shares are held by Capital International Sarl; and (iv) 76,077,455 ordinary shares are held by Capital Research and Management Company; and (v) 2,111,616 ordinary shares are held by Capital Bank and Trust Company.

Capital Group International, Inc. is wholly owned by Capital Research and Management Company. Capital International, Inc., Capital International Limited and Capital International Sarl are wholly owned by Capital Group International, Inc. Capital Bank and Trust Company is wholly owned by The

Capital Group Companies, Inc. For the purposes of the SFO, Capital Research and Management Company and Capital Group International, Inc. are deemed to be interested in the 14,716,620 ordinary shares held by Capital International, Inc., Capital International Limited and Capital International Sarl, and The Capital Group Companies, Inc. is deemed to be interested in the 2,111,616 ordinary shares held by Capital Bank and Trust Company.
Capital Research and Management Company is wholly owned by The Capital Group Companies Inc. For the purposes of the SFO, The Capital Group Companies Inc. is deemed to be interested in the 93,181,466 ordinary shares held by Capital Research and Management Company directly and indirectly.
(6)
According to the shareholding disclosures notice regarding the relevant event dated March 29, 2021 submitted by JPMorgan Chase & Co. to HKEx, an aggregated 83,205,496 shares (long position), 6,651,282 shares (short position) and 72,586,865 shares (lending pool) of the Company are held by JPMorgan Chase & Co. indirectly through its certain subsidiaries. Among them, 846 shares (long position) and 51,750 shares (short position) are cash settled listed derivatives, and 720,369 shares (long position) and 338,636 (short position) are cash settled unlisted derivatives.

Except as disclosed above, according to the register kept by the Company under Section 336 of the SFO, there was no other person who had a substantial interest or short position in the ordinary shares or underlying ordinary shares as of the Latest Practicable Date.
DIRECTORS’ SERVICE CONTRACTS
Mr. John V. Oyler and the Company and certain of our subsidiaries entered into employment agreements on April 25, 2017, pursuant to which Mr. Oyler serves as our Chief Executive Officer. Mr. Oyler currently receives a base salary of US$740,000, which is subject to review and adjustment in accordance with the Company’s policy. Mr. Oyler’s base salary is allocated between the Company and certain of our subsidiaries. Mr. Oyler is eligible for an annual cash merit bonus, with a current target level of 90% of his base salary, based on performance as recommended by the Compensation Committee and determined by the Board of Directors. Mr. Oyler’s employment agreements also provide for certain transportation and international travel benefits and tax preparation and equalization payments. His employment agreements have an initial three-year term and automatically renew for additional one-year terms unless either party provides written notice of nonrenewal. Mr. Oyler’s employment can be terminated by the Company at any time. Mr. Oyler may resign upon 60 days advance notice; so long as his resignation is not due to his employment with a competing business, he may receive payment in lieu of notice. Upon termination of Mr. Oyler’s employment for any reason, we will pay (i) accrued but unpaid base salary during the final payroll period of employment; (ii) unpaid vacation time; (iii) unpaid annual bonus from the previous calendar year; and (iv) any business expenses incurred, documented and substantiated but not yet reimbursed (collectively, the “Final Compensation”). If Mr. Oyler’s employment is terminated by us other than for “cause” (as defined in his employment agreements) or if Mr. Oyler terminates his employment for “good reason” (as defined in his employment agreements), Mr. Oyler is entitled to (i) the Final Compensation, (ii) a lump sum equal to the base salary divided by 12, then multiplied by the Severance Period (as defined below), (iii) the post -termination bonus calculated based on the target bonus for the year and the number of days passed through the date of termination, (iv) a US$20,000 one-time bonus and (v) acceleration by 20 months of the vesting of his initial equity award in 2015 and all of his awards granted commencing in 2017, when he signed his employment agreement (the “accelerated awards”). The “Severance Period” is 20 months; provided that if Mr. Oyler’s employment terminates during the 12-month period following a “change in control” (as defined in his employment agreements), then the Severance Period will be 24 months. His employment agreement provides that unvested portion of his accelerated awards will immediately vest upon a “change in control.” Mr. Oyler’s employment agreements also prohibit Mr. Oyler from engaging in certain competitive and solicitation activities during his employment and for 18 months after the termination of his employment.
Except as disclosed above, as of the Latest Practicable Date, none of the directors had entered, or was proposing to enter, into any service contract with the Company which is not terminable within one year without payment of compensation other than statutory compensation.

COMPETING INTERESTS
As of the Latest Practicable Date, none of the directors or their respective associates is or was interested in any business apart from the Company’s business that competes or competed or is or was likely to compete, either directly or indirectly, with the Company’s business.
From time to time our non-executive and independent non-executive directors may serve on the boards of both private and public companies within the broader healthcare and biotechnology industries, including companies whose products may directly or indirectly compete with ours. However, as these non -executive directors are neither our controlling shareholders nor members of our executive management team, we do not believe that their interests in such companies as directors would render us incapable of carrying on our business independently from the other companies in which they may hold directorships from time to time.
DIRECTORS’ INTERESTS IN CONTRACTS OR ARRANGEMENTS
Except as disclosed in the sections headed “Directors’ Service Contracts”, “Connected Transaction”, “Related Party Transaction” and Note 28 to the consolidated financial statements contained in the Company’s 2020 Annual Report filed with the HKEx, as of the Latest Practicable Date, there is no contract or arrangement subsisting in which any of the directors is materially interested and which is significant in relation to the business of the Company.
DIRECTORS’ INTERESTS IN ASSETS
None of the directors had any direct or indirect interest in any assets which had been acquired or disposed of or leased to the Company or proposed to be so acquired, disposed of or leased since December 31, 2020, being the date to which the latest published audited accounts of the Company were made, and up through the Latest Practicable Date.
EXPERT AND CONSENT
The following is the qualification of the expert who has given opinions or advice which are contained in this Proxy Statement.
Name	Qualification
Anglo Chinese Corporate Finance, Limited	A corporation licensed to conduct Type 1 (dealing in securities), Type 4 (advising on securities), Type 6 (advising on corporate finance) and Type 9 (asset management) regulated activities under the SFO
Anglo Chinese Corporate Finance, Limited has given and has not withdrawn its written consent to the issue of this Proxy Statement with the inclusion herein of its letter and report (as the case may be) and references to its name, in the form and context in which it appears.
As of the Latest Practicable Date. Anglo Chinese Corporate Finance, Limited:
(a)
did not have any shareholding in the Company or any right (whether legally enforceable or not) to subscribe for or to nominate persons to subscribe for any ordinary shares, convertible securities, warrants, options or derivatives which carry voting rights in the Company; or

(b)
did not have any interest, either directly or indirectly, in any assets which have been, since the date to which the latest published audited financial statements of the Company were made (i.e. December 31, 2020), acquired or disposed of by or leased to or are proposed to be acquired or disposed of by or leased to the Company.

MATERIAL ADVERSE CHANGE
As of the Latest Practicable Date. the directors were not aware of any circumstances or events that may give rise to a material adverse change in the financial or trading position of the Company since December 31, 2020, being the date of which the latest audited financial statements of the Company were made.

DOCUMENTS AVAILABLE FOR INSPECTION
Copies of the below documents will be available for inspection during normal business hours at 42/F, Edinburgh Tower, The Landmark, 15 Queen’s Road, Central, Hong Kong for 14 days from the date of this Proxy Statement:
(a)
the 2016 Plan;

(b)
the letters from the Independent Board Committees set out on pages 41 to 49 of this Proxy Statement;

(c)
a letter of advice from the Independent Financial Adviser, the text of which is set out on pages 50 to 68 of this Proxy Statement;

(d)
the written consent from Anglo Chinese Corporate Finance, Limited referred to in paragraph 6 of this section of this Proxy Statement; and

(e)
the employment agreement between the Company and Mr. John V. Oyler dated April 25, 2017.

MISCELLANEOUS
In the event of inconsistency, the English text of this Proxy Statement and the accompanying form of proxy shall prevail over their respective Chinese text.

FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws, including statements in the shareholder letter. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including BeiGene’s ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; BeiGene’s ability to achieve commercial success for its marketed medicines and drug candidates, if approved; BeiGene’s ability to obtain and maintain protection of intellectual property for its medicines and technology; BeiGene’s reliance on third parties to conduct drug development, manufacturing and other services; BeiGene’s limited experience in obtaining regulatory approvals and commercializing pharmaceutical products and its ability to obtain additional funding for operations and to complete the development and commercialization of its drug candidates and achieve and maintain profitability; the impact of the COVID-19 pandemic on the BeiGene’s clinical development, regulatory, commercial, and other operations, as well as those risks more fully discussed in the section entitled “Risk Factors” in BeiGene’s most recent annual report on Form 10-K as well as discussions of potential risks, uncertainties, and other important factors in BeiGene’s subsequent filings with the SEC and HKEx. All information in this Proxy Statement is as of the date of this Proxy Statement, and BeiGene undertakes no duty to update such information unless required by law.
DELIVERY OF PROXY MATERIALS
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and/or our Annual Report prepared according to the HK Listing Rules (the “HK Annual Report”), including audited consolidated financial statements, accompanies this Proxy Statement. Copies of our Annual Report on Form 10-K and our HK Annual Report for the fiscal year ended December 31, 2020 are available from the Company without charge upon written request of a shareholder. Exhibits to our Annual Report on Form 10-K will be provided upon written request and payment of an appropriate processing fee. Copies of our Annual Report on Form 10-K and this Proxy Statement are also available online through the SEC at www.sec.gov, the HKEx at www.hkexnews.hk and on our website at www.beigene.com under “Investors — NASDAQ investors” and “ — HKEX investors.” Copies of our HK Annual Report are also available online through the HKEx at www.hkexnews.hk and on our website at www.beigene.com under “Investors — HKEX investors.” The Company may satisfy SEC rules regarding delivery of proxy materials, including this Proxy Statement, by delivering a single set of proxy materials to an address shared by two or more Company shareholders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder at a shared address to which a single copy of the proxy materials was delivered. If you hold ordinary shares as a record shareholder and prefer to receive separate copies of proxy materials either now or in the future, please contact the Company’s investor relations department at BeiGene, Ltd., c/o BeiGene USA, Inc., 55 Cambridge Parkway, Suite 700W, Cambridge, MA 02142. If you hold ordinary shares in the form of ADSs through the Depositary or hold ordinary shares through a brokerage firm or bank and you prefer to receive separate copies of proxy materials either now or in the future, please contact the Depositary, your brokerage firm or bank, as applicable.
EACH SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN
AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY.

Appendix A
THE COMPANIES ~~LAW~~ACT (AS AMENDED) OF THE
CAYMAN ISLANDS COMPANY LIMITED BY SHARES
~~FIFTH~~SIXTH AMENDED AND RESTATED
MEMORANDUM AND ARTICLES OF ASSOCIATION
OF
BEIGENE, LTD.
(Adopted by special resolution passed on ~~December 7, 2018~~[*])

THE COMPANIES ~~LAW~~ACT (AS AMENDED) OF THE
CAYMAN ISLANDS COMPANY LIMITED BY SHARES
~~FIFTH~~SIXTH AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION
OF
BEIGENE, LTD.
(Adopted by special resolution passed on ~~December 7, 2018~~[*])
1
The English name of the Company is BeiGene, Ltd. and the Chinese name of the Company is .

2
The Registered Office of the Company shall be at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman, KY1-~~1104,~~1108, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3
The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4
The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by the ~~Companies~~ Law.

5
The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6
The liability of each Member is limited to the amount, if any, unpaid on such Member’s shares.

7
The authorised share capital of the Company is US$1,000,000 divided into (i) 9,500,000,000 ordinary shares of a par value of US$0.0001 each and (ii) 500,000,000 shares of a par value of US$0.0001 each of such a class or classes (howsoever designated) as the Board of Directors may determine in accordance with Article 9 and 10 of the Articles of Association provided always that subject to the ~~Companies~~ Law and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8
The Company has the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

9
Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

THE COMPANIES ~~LAW~~ACT (AS AMENDED) OF
THE CAYMAN ISLANDS COMPANY LIMITED
BY SHARES
~~FIFTH~~SIXTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION
OF
BEIGENE, LTD.
(Adopted by special resolution passed on ~~December 7 2018~~[*])
INTERPRETATION
1.
In these Articles, Table A in the First Schedule to the Law does not apply and, unless there is something in the subject or context inconsistent therewith:

ADS	means an American Depositary Share representing the Ordinary Shares.
Articles	means these articles of association of the Company as amended or amended and restated from time to time.
Auditor	means the person for the time being performing the duties of auditor of the Company (if any).
Board or Board of Directors or Directors	means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof.
Cayman Islands	means the Cayman Islands, a British Overseas Territory.
Chairman	means the chairman of the Board.
Class or Classes	means any class or classes of Shares as may from time to time be issued by the Company.
Class I	means the group of Directors that serves until the first annual general meeting following the Effectiveness Date and for each successive three year term thereafter.
Class II	means the group of Directors that serves until the second annual general meeting following the Effectiveness Date and for each successive three year term thereafter.
Class III	means the group of Directors that serves until the third annual general meeting following the Effectiveness Date and for each successive three year term thereafter.
Commission	means the United States of America Securities and Exchange Commission or any other federal agency for the time being administering the Securities Act.
Company	means the above named company.
Company’s Website	means the main corporate and investor relations website of the Company, the address or domain name of which has been notified to Members.
Designated Stock Exchanges	means ~~The~~the NASDAQ Stock Market LLC in the United States for so long as the Company’s Shares or ADSs are there listed, ~~The~~the

Stock Exchange of Hong Kong Limited for so long as the Company’s Shares are there listed, the Shanghai Stock Exchange ~~Limited~~ for so long as the Company’s Shares ~~or ADSs~~ are there listed and any other stock exchange on which the Company’s Shares or ADSs are listed for trading.
Designated Stock Exchange Rules	means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares or ADSs on the Designated Stock Exchanges.
Directors	means the directors for the time being of the Company.
Effectiveness Date	means February 8, 2016.
Electronic Record	has the same meaning as in the Electronic Transactions ~~Law~~Act.
electronic communication	means electronic posting to the Company’s Website, transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved upon by vote of the Board of Directors.
Electronic Transactions ~~Law~~Act	means the Electronic Transactions ~~Law~~Act of the Cayman Islands, as amended from time to time.
Indemnified Person	means every Director (including any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s Auditors) and the personal representatives of the same.
Independent Director	means a Director who is an independent director defined in the Designated Stock Exchange Rules as determined by the Board of Directors.
Interested Director	means a Director who has a direct or indirect interest in any contract, business or arrangement in which the Company or its affiliates is a party or becomes a party to.
Law	means the Companies ~~Law~~Act of the Cayman Islands as amended from time to time.
Mainland China	means the mainland of the People’s Republic of China, for the purpose of these Articles, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the Taiwan Region.
Member	has the same meaning as in the Law.
Memorandum	means the memorandum of association of the Company, as amended or amended and restated from time to time.
month	means calendar month.
Operational Currency	in relation to each Class, such currency as the Directors may determine in accordance with these Articles;
Ordinary Resolution
means a resolution:
(a)
passed by a simple majority of the votes cast by Members who, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company, and in computing a majority, regard shall be had to the number of votes to which each Member is entitled; or
(b)
approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

Ordinary Share	means an ordinary share of US$0.0001 par value each, in the capital of the Company having the rights, benefits and privileges set out in these Articles.
paid up	means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up.
Person	means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires.
Register of Members	means the register of Members maintained in accordance with the Law and includes (except where otherwise stated) any duplicate register of Members.
Registered Office	means the registered office for the time being of the Company.
RMB	means Renminbi, the lawful currency of the People’s Republic of China.
Seal	means the common seal of the Company (if adopted) and includes every duplicate seal.
Secretary	means any Person appointed by the Directors to perform any of the duties of the secretary of the Company.
Securities Act	means the United States Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
Share	means a share in the Company and includes a fraction of a share in the Company.
Share Premium Account	means the share premium account established in accordance with these Articles and the ~~Companies~~ Law.
signed	means bearing a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a person with the intent to sign the electronic communication.
Special Resolution
means a special resolution of the Company passed in accordance with the Law, being a resolution:
(a)
passed by a majority of at least two-thirds of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given, regard being had in computing a majority to the number of votes to which each Member is entitled; or

(b)
approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the Special Resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

Treasury Share	means a Share held in the name of the Company as a treasury share in accordance with the Law.
United States	means the United States of America, its territories, its possessions and all areas subject to its jurisdiction.
year	means calendar year.

2.
In these Articles:

(a)
words importing the singular number include the plural number and vice versa;

(b)
words importing the masculine gender include the feminine gender;

(c)
words importing persons include any individual, corporation, partnership, trust, limited liability company, association or any other entity;

(d)
“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)
“shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)
references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)
any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)
the term “and/or” is used herein to mean both “and” as well as “or”. The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)
headings are inserted for reference only and shall be ignored in construing these Articles;

(j)
sections 8 and 19 of the Electronic Transactions ~~Law~~Act shall not apply;

(k)
the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(l)
the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

3.
Subject to the ~~last~~ two preceding Articles, any words defined in the Law shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY
4.
The business of the Company may be conducted as the Directors see fit.

5.
The Registered Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.
The expenses incurred by the Company in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.
The Directors shall keep, or cause to be kept, the Register of Members at such place as the Directors may from time to time determine and, in the absence of any such determination, the Register of Members shall be kept at the Registered Office; provided that during such times as the Shares are listed on a Designated Stock Exchange the Register of Members shall be kept in accordance with such Designated Stock Exchange Rules as may be applicable from time to time.

SHARES
8.
Subject to the provisions of the Memorandum and these Articles, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Law and these Articles) vary such rights. For the avoidance of ~~double~~doubt, the Directors may in their absolute, discretion and without approval of the existing Members, issue Shares, grant rights over existing Shares or issue other securities in one or more ~~series~~Classes as they deem necessary and appropriate and determine designations, powers, preferences, privileges, the Operational Currency of each Class (if applicable) and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the Shares held by existing Members, at such times and on such other terms as they think proper.

9.
The Directors may provide, out of the unissued Shares (other than unissued Ordinary Shares), for ~~series~~Classes of preferred shares in their absolute discretion and without approval of the existing Members. Before any preferred shares of any such ~~series~~Class are issued, the Directors shall fix, by resolution or resolutions, the following provisions of such ~~series~~Class:

(a)
the designation of such ~~series~~Class and the number of preferred shares to constitute such ~~series~~Class;

(b)
whether the shares of such ~~series~~Class shall have voting rights, in addition to any voting rights provided by Law, and, if so, the terms of such voting rights, which may be general or limited;

(c)
the dividends, if any, payable on such ~~series~~Class, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any Shares of any other ~~class~~Class or any other ~~series~~Class of preferred shares;

(d)
whether the preferred shares of such ~~series~~Class shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e)
the amount or amounts payable upon preferred shares of such ~~series~~Class upon, and the rights of the holders of such ~~series~~Class in, a voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

(f)
whether the preferred shares of such ~~series~~Class shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such ~~series~~Class for retirement or other corporate purposes and the terms and provisions relative to the operation of the retirement or sinking fund;

(g)
whether the preferred shares of such ~~series~~Class shall be convertible into, or exchangeable for, shares of any other ~~class or any other series~~Class of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)
the limitations and restrictions, if any, to be effective while any preferred shares of such ~~series~~Class are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing Shares or ~~Shares of~~ any other ~~class~~Class of Shares or any other ~~series~~Class of preferred shares;

(i)
the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional Shares, including additional shares of such ~~series~~Class or of any other ~~class~~Class of Shares or any other ~~series~~Class of preferred shares; and

(j)
any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, of such ~~series~~Class or of any other ~~class~~Class of Shares or any other ~~series~~Class of preferred shares.

10.
The powers, preferences and relative, participating, optional and other special rights of each ~~series~~Class of preferred shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other ~~series~~Classes at any time outstanding. All Shares of any one ~~series~~Class of preferred shares shall be identical in all respects with all other Shares of such ~~series~~Class, except that Shares of any one ~~series~~Class issued at different times may differ as to the dates from which dividends on Shares of that ~~series~~Class shall be cumulative.

11.
The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the ~~lodgement~~lodgment of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

12.
The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

13.
The Company shall not issue Shares to bearer.

14.
The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

MODIFICATION OF RIGHTS
15.
Whenever the capital of the Company is divided into different Classes the rights attached to any such Class may, subject to any rights or restrictions ~~for the time being attached~~then applicable to any Class, only be materially adversely varied or abrogated with the consent in writing of the holders of two-thirds of the issued Shares of that Class or with the sanction of a Special Resolution passed at a separate meeting of the holders of the Shares of that Class. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons at least holding or representing by proxy two-thirds of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Members who are present shall form a quorum) and that, subject to any rights or restrictions ~~for the time being attached~~then applicable to the Shares of that Class, every Member of the Class shall have one vote for each Share of the Class held by him. For the purposes of this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes.

16.
The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, subject to any rights or restrictions ~~for the time being attached~~then applicable to the Shares of that Class, be deemed to be materially adversely varied or abrogated by, among other things, the creation, allotment or issue of further Shares ranking equally with or in priority or subsequent to such existing Class or the redemption or purchase of any Shares of any Class by the Company. The rights of the holders of Shares shall not be deemed to be materially adversely varied or abrogated by the creation or issue of Shares with preferred or other rights including, without limitation, the creation of Shares with enhanced or weighted voting rights.
CERTIFICATES
17.
A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to ~~the~~these Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

18.
Every share certificate of the Company shall bear legends to the extent required under the applicable laws, including the Securities Act.

19.
Any two or more certificates representing Shares of any one Class held by any Member may at the Member’s request be cancelled and a single new certificate for such Shares issued in lieu of payment (if the Directors shall so require) of US$1.00 or such smaller sum as the Directors shall determine.

20.
If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same Shares may be issued to the relevant Member upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

21.
In the event that Shares are held jointly by several Persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

FRACTIONAL SHARES
22.
The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Member such fractions shall be accumulated.

LIEN
23.
The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share registered in the name of a Person indebted or under liability to the Company (whether he is the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by him or his estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it.

24.
The Company may sell, in such manner as the Directors in their absolute discretion think fit, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.

25.
For giving effect to any such sale the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.
CALLS ON SHARES
26.
Subject to the terms of the allotment, the Directors may from time to time make calls upon the Members in respect of any amounts unpaid on their Shares by giving notice to such Members at least 14 days prior to the specified time of payment, and each Member shall pay to the Company at the time or times so specified the amount called on such Shares.

27.
The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

28.
If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of 8% per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

29.
The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

30.
The Directors may make arrangements on the issue of partly paid Shares for a difference between the Members, or the particular Shares, in the amount of calls to be paid and in the times of payment.

31.
The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding, without the sanction of an Ordinary Resolution, 8% per annum) as may be agreed upon between the Member paying the sum in advance and the Directors.

FORFEITURE OF SHARES
32.
If a Member fails to pay any call or instalment of a call in respect of partly paid Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

33.
The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

34.
If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

35.
A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

36.
A Person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

37.
A certificate in writing under the hand of a Director of the Company that a Share has been duly forfeited on a date stated in the certificate shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

38.
The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

39.
The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES
40.
The instrument of transfer of any Share shall be in writing and in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. Notwithstanding the foregoing, transfer of any Shares through electronic transfer as recognized by the Designated Stock Exchanges shall be deemed to satisfy the requirement for form of instrument of transfer hereunder. The transferor shall be deemed to remain a Member until the name of the transferee is entered in the Register of Members in respect of the relevant Shares.

41.
The Directors may in their absolute discretion decline to register any transfer of Shares that are not fully paid up or on which the Company has a lien.

42.
The Directors may also, but are not required to, decline to register any transfer of any Share unless:

(a)
the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(b)
the instrument of transfer is in respect of only one Class of Shares;

(c)
the instrument of transfer is properly stamped, if required;

(d)
in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four;

(e)
the Shares transferred are fully paid and free of any lien in favour of the Company; and

(f)
any applicable fee of such maximum sum as the Designated Stock Exchanges may determine to be payable, or such lesser sum as the Board may from time to time require, related to the transfer is paid to the Company.

43.
The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the Designated Stock Exchange Rules, be suspended and the Register of Members closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the Register of Members closed for more than 30 days in any year.

44.
All instruments of transfer that are registered shall be retained by the Company. If the Directors refuse to register a transfer of any Shares, they shall within three months after the date on which the instrument of transfer was lodged with the Company send to each of the transferor and the transferee notice of the refusal.

TRANSMISSION OF SHARES
45.
The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only Person recognised by the Company as having any title to the Share.

46.
Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Member shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Member in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

47.
A Person becoming entitled to a Share by reason of the death or bankruptcy of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Member, except that he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, provided, however, that the Directors may at any time give notice requiring any such Person to elect either to be registered himself or to transfer the Share, and if the notice is not complied with within 90 days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

REGISTRATION OF EMPOWERING INSTRUMENTS
48.
The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, or other instrument.

ALTERATION OF SHARE CAPITAL
49.
The Company may by Ordinary Resolution:

(a)
increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)
consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)
convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)
by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)
cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

50.
All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of ~~the~~these Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

51.
Subject to the provisions of the Law and the provisions of ~~the~~these Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)
change its name;

(b)
alter or add to ~~the~~these Articles;

(c)
alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)
reduce its share capital or any capital redemption reserve fund.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES
52.
Subject to the provisions of the Law, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner and upon such terms as the Board may determine before the issue of such Shares.

53.
Subject to the provisions of the Law, the Company may, by agreement with the relevant Member, repurchase its own Shares (including any redeemable Shares) provided that the manner and terms of such purchase have been approved by the Directors or by Ordinary Resolution (provided further that no repurchase may be made contrary to the terms or manner recommended by the Directors).

54.
The Company may make a payment in respect of the redemption or repurchase of its own Shares in any manner permitted by the Law, including out of capital.

55.
The Directors may accept the surrender for no consideration of any fully paid Share.

TREASURY SHARES
56.
The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

57.
The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

GENERAL MEETINGS
58.
All general meetings other than annual general meetings shall be called extraordinary general meetings. All general meetings (including any annual general meeting, extraordinary general meeting and any adjourned meeting or postponed meeting) may, as determined by the Board, be held: (a) as a physical meeting at a location (the “principal meeting place”) in any part of the world; (b) as a hybrid meeting at which the Members and/or their proxies attend by (i) physical attendance at the principal meeting place and (ii) means of electronic facilities; or (c) as an electronic meeting at which the Members and/or their proxies attend solely by means of electronic facilities. In these Articles, the term “electronic facilities” includes, without limitation, audio conference systems, electronic platforms accessed through a web browser or mobile application technology, webinars and video conferencing systems, and the term “place” when used with reference to a general meeting, shall mean the principal meeting place and/or the electronic facilities through which persons attend the meeting, as the context requires. Without prejudice to any other power which the Board or the chairman of the meeting may have under these Articles or at common law, the Board or, at any hybrid meeting or electronic meeting, the chairman of the meeting, may make such determinations as they deem or he deems necessary with respect to the conduct of hybrid meetings and electronic meetings, including managing participation by electronic means and failure of electronic facilities.

59.
The Company may in each year hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as may be determined by the Directors.

60.
At these meetings the report of the Directors (if any) shall be presented.

61.
The Board or the Chairman may call general meetings, and they shall on a Members’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

62.
A Members’ requisition is a requisition of Members holding at the date of deposit of the requisition in aggregate not less than one-tenth (1/10) of the voting rights of such of the issued Shares of the Company as at that date of the deposit carries the right of voting at general meetings of the Company.
63.
The requisition must state the objects of the meeting, set forth a form of any resolutions proposed by the requisitionists for consideration at the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

64.
If the Directors do not within 21 days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further 21 days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of 21 days from the date of the deposit of the requisition.

65.
A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

66.
At a general meeting convened by requisitionists, a person may be appointed or elected to be a Director, or removed (with or without cause) as a Director, and the size of the Board may be increased by an ordinary resolution. For the purposes of this Article 66, an ordinary resolution means a resolution passed by Members who, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and who together hold a simple majority of the issued Shares carrying the right to vote as at the record date of such general meeting.

67.
Notwithstanding any other provision of ~~the~~these Articles, the Members who requisition a meeting may propose only Ordinary Resolutions to be considered and voted upon at such meeting.

68.
Save as set out in ~~this Article~~these Articles, the Members have no right to propose resolutions to be considered or voted upon at annual general meetings or extraordinary general meetings of the Company.

NOTICE OF GENERAL MEETINGS
69.
At least twenty-one (21) calendar days’ advance notice shall be given for the Company’s annual general meeting and at least fourteen (14) calendar days’ advance notice shall be given for any extraordinary general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting as determined by the Board and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Board, provided that a notice shall be deemed to have been given for a general meeting of the Company, whether or not the notice specified in this Article has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, if it is so agreed:

(a)
in the case of an annual general meeting by all the Members (or their proxies) entitled to attend and vote thereat; and

(b)
in the case of an extraordinary general meeting by a majority in number of the Members (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than 95% in par value of the Shares giving that right.

70.
The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Member shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS
71.
No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. The quorum required for a general meeting of Members at which an Ordinary Resolution has been proposed consists of such Members present in person or by proxy who together hold Shares which carry the right to at least a simple majority of all votes capable of being exercised on a poll. The quorum required for a general meeting at which a Special Resolution has been proposed consists of such Members present in person or by proxy who together hold Shares which carry the right to at least two-thirds of all votes capable of being exercised on a poll.
72.
If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the meeting shall be dissolved.

73.
If the Directors ~~wish to make this facility available for~~, in accordance with these Articles, have determined that a specific general meeting ~~or~~of the Company will be a hybrid meeting or an electronic meeting or that all general meetings of the Company will be hybrid meetings or electronic meetings, participation in any such general meeting of the Company may ~~be by means of a telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation~~(in the case of a hybrid meeting) or shall (in the case of an electronic meeting) be by means of electronic facilities and such participation shall be deemed to constitute presence in person at the meeting. To the extent required by the Designated Stock Exchange Rules as applicable from time to time, the Company shall facilitate holders of Shares issued by the Company in Mainland China that are subscribed for in RMB and listed on the Shanghai Stock Exchange to attend a general meeting through an online voting platform, and such attendance by such holders shall be deemed to constitute presence in person at the meeting.

74.
The Chairman, if any, of the Board shall preside as chairman at every general meeting of the Company.

75.
If there is no Chairman, or if at any general meeting he is not present within 15 minutes after the time appointed for holding the meeting or is unwilling to act as chairman, any Director or Person nominated by the Directors shall preside as chairman of that meeting, failing which the Members present in person or by proxy shall choose any Person present to be chairman of that meeting.

76.
The chairman may with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for 14 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

77.
The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Members in accordance with these Articles, for any reason or for no reason, upon notice in writing to Members. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

78.
At any general meeting, a resolution put to the vote of the meeting shall be decided on a poll.

79.
A poll shall be taken in such manner and at such place as the chairman may direct (including the use of a ballot ~~or~~, voting papers, ~~or~~ tickets or electronic procedure) and the result of a poll shall be deemed to be the resolution of the meeting. The chairman may appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

80.
In the case of an equality of votes on a poll, the chairman of the meeting at which the poll is taken shall not be entitled to a second or casting vote.

VOTES OF MEMBERS
81.
Subject to any rights and restrictions ~~for the time being attached~~then applicable to any ~~class~~Class or ~~classes or series~~Classes of Shares, on a poll every holder of Shares, present in person or by proxy and entitled to vote on a matter, shall be entitled to one vote on that matter in respect of each Share held by him.

82.
In the case of joint holders of a Share, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the Shares.
83.
A Member who has appointed special or general attorneys or a Member who is subject to a disability may vote on a poll, by his attorney, committee, receiver, curator bonis or other person in the nature of a committee, receiver, or curator bonis appointed by a court and such attorney, committee, receiver, curator bonis or other person may on a poll vote by proxy; provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Registered Office not less than forty-eight (48) hours before the time for holding the meeting or adjourned meeting at which such person claims to vote.

84.
No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

85.
On a poll votes may be given either personally or by proxy and a Member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

86.
The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing, or if the appointor is a corporation, either under its common seal or under the hand of an officer or attorney so authorised.

87.
Any person (whether a Member of the Company or not) may be appointed to act as a proxy. A Member may appoint more than one proxy to attend on the same occasion.

88.
The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority, shall be deposited at the Registered Office, or at such other place as is specified for that purpose in the notice of meeting or in the instrument of proxy issued by the Company, no later than the time appointed for holding the meeting or adjourned meeting; provided that the chairman of the meeting may in his discretion accept an instrument of proxy sent by fax, email or other electronic means.

89.
An instrument of proxy shall be in such common form as the Directors may approve.

90.
The Directors may at the expense of the Company send, by post or otherwise, to the Members instruments of proxy (with or without prepaid postage for their return) for use at any general meeting, either in blank or nominating in the alternative any one or more of the Directors or any other persons. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the Members entitled to be sent a notice of the meeting and to vote thereat by proxy.

91.
A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or insanity of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed; provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Registered Office before commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

92.
A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by him by his representatives or other Person in the nature of a representative or representatives appointed by that court, and any such representative or other Person may vote in respect of such Shares by proxy.

93.
No Member shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

94.
The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company.

95.
A resolution in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS
96.
Any corporation which is a Member or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member or Director and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.

DEPOSITARY AND CLEARING HOUSES
97.
If a recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) is a Member of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorise such Person or Persons as it thinks fit to act as its representative or representatives at any general meeting of the Company or at any general meeting of any class of Members of the Company provided that, if more than one Person is so authorised, the authorisation shall specify the number and ~~class~~Class of Shares in respect of which each such Person is so authorised. A Person so authorised pursuant to this Article shall be entitled to exercise the same powers on behalf of the recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) which he represents as that recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) could exercise if it were an individual Member holding the number and Class of Shares specified in such authorisation.

DIRECTORS
98.
Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than three, and there shall be no maximum number of Directors.

99.
The Board shall be divided into three groups designated as Class I, Class II and Class III, with, as nearly equal a number of Directors in each group as possible. Subject to the preceding sentence, the Board shall determine the number of Directors in each group. Directors assigned to Class I shall initially serve until the first annual general meeting following the Effectiveness Date. Directors assigned to Class II shall initially serve until the second annual general meeting following the Effectiveness Date; and Directors assigned to Class III shall initially serve until the third annual general meeting following the Effectiveness Date. Commencing with the first annual general meeting following the Effectiveness Date, Directors elected to succeed those Directors of the group the term of which shall then expire shall be elected for a term of office to expire at the third succeeding annual general meeting after their election.

100.
The Board, by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting, may at any time and from time to time appoint any person to be a Director to fill a casual vacancy arising from the resignation of a former Director or as an addition to the existing Board, subject to the Company’s compliance with director nomination procedures required under the Designated Stock Exchange Rules as long as Shares or ADSs are listed on the Designated Stock Exchange, unless the Board resolves to follow any available exceptions or exemptions.

101.
For so long as Shares or ADSs are listed on a Designated Stock Exchange, the Directors shall include at least such number of Independent Directors as the Designated Stock Exchange Rules require as determined by the Board.

102.
The Board shall have a Chairman elected and appointed by a simple majority of the Directors then in office. The period for which the Chairman shall hold office shall also be determined by a simple majority of all of the Directors then in office. The Chairman shall preside as chairman at every meeting of the Board. To the extent the Chairman is not present at a meeting of the Board within 15 minutes after the time appointed for holding the same, the attending Directors may choose one of their number to be the chairman of the meeting.

103.
Each Director shall hold office until his successor is duly elected or appointed or his earlier resignation or removal notwithstanding any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement).

104.
Directors shall be elected by an Ordinary Resolution of Members at each annual general meeting of the Company to fill the seats of those Directors whose terms expire at such annual general meeting.

105.
Any Director may be removed (with or without cause) by an ordinary resolution. For the purposes of this Article 105, an ordinary resolution means a resolution passed by Members who, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and who together hold a simple majority of the issued Shares carrying the right to vote as at the record date of such general meeting.

106.
Payment to any Director or past Director of any sum by way of compensation for loss of office or as consideration for or in connection with his retirement from office (not being a payment to which the Director is contractually entitled) must first be approved by the shareholders as an Ordinary Resolution at a general meeting of the Company.

107.
The Board may, from time to time, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives of the Company, which shall be intended to set forth the guiding principles and policies of the Company and the Board on various corporate governance related matters as the Board shall determine by resolution from time to time.

108.
A Director shall not be required to hold any Shares in the Company by way of qualification. A Director who is not a Member of the Company shall nevertheless be entitled to attend and speak at general meetings.

109.
The remuneration of the Directors shall be determined by the Board.

ALTERNATE DIRECTORS
110.
Any Director (but not an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him. An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, to sign any written resolution of the Directors, and generally to perform all the functions of his appointor as a Director in his absence. An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director. Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors. Subject to the provisions of these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

POWERS AND DUTIES OF DIRECTORS
111.
Subject to the Law and these Articles, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company.

112.
No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

113.
Subject to these Articles, the Directors may from time to time appoint any Person, whether or not a Director, to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of president, chief executive officer, chief financial officer, one or more other executive officers, vice presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any Person so appointed by the Directors may be removed by the Directors.

114.
The Board may establish and delegate any of its powers to committees consisting of such member or members of their body as it thinks fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Board.

115.
The Directors may appoint any Person to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution.

116.
The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

117.
The Directors from time to time and at any time may delegate to any such committee or a local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

118.
Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

119.
The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint an Attorney or Authorised Signatory for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him.

BORROWING POWERS OF DIRECTORS
120.
The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

THE SEAL
121.
The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

122.
The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

123.
Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISQUALIFICATION OF DIRECTORS
124.
The office of any Director shall be vacated, if the Director:

(a)
becomes bankrupt or makes any arrangement or composition with his creditors generally;

(b)
dies or is found to be of unsound mind;

(c)
resigns his office by notice in writing to the Company;

(d)
without special leave of absence from the Board, is absent from meetings of the Board for three consecutive meetings and the Board resolves that his office be vacated; or

(e)
is removed from office pursuant to any other provision of these Articles.

PROCEEDINGS OF DIRECTORS
125.
The Directors may meet together (either within or without the Cayman Islands) for the ~~despatch~~dispatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a simple majority of votes. At any meeting of the Directors, each Director present shall be entitled to one vote. In case of an equality of votes the chairman of the meeting shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

126.
A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

127.
The quorum necessary for the transaction of the business of the Directors may be fixed by the Board, and unless so fixed at another number, the quorum shall be a simple majority of the Directors then in office. An alternate Director shall, if his appointor is not present, be counted in the quorum. A Director who also acts as an alternate Director shall, if his appointor is not present, count twice towards the quorum.

128.
An Interested Director shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Interested Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the Designated Stock Exchange Rules and disqualification by the chairman of the relevant Board meeting, an Interested Director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

129.
Subject to any corporate governance policies adopted by the Board, a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. Subject to any corporate governance policies adopted by the Board, a Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

130.
The Directors shall cause minutes to be made for the purpose of recording:

(a)
all appointments of officers made by the Directors;

(b)
the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)
all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

131.
When the Chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings, provided always that a proper notice of the meeting (i) has been given to all Directors or (ii) has been waived or the Directors have consented to holding the meeting, or minutes thereof have been approved, by such Director(s).

132.
A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be, shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors.

133.
The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

134.
The Directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected, or if at any meeting the chairman is not present within 15 minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

135.
The Board shall designate a chairman of any committee established by Board. If no such is elected, or if at any meeting the chairman is not present within 15 minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairman of the meeting.

136.
A committee established by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a simple majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

137.
All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.
138.
A Director but not an alternate Director may be represented at any meetings of the Board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

PRESUMPTION OF ASSENT
139.
A Director of the Company who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

DIVIDENDS
140.
Subject to any rights and restrictions ~~for the time being attached~~then applicable to any Shares~~,~~ the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

141.
Subject to any rights and restrictions ~~for the time being attached~~then applicable to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

142.
The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may in the absolute discretion of the Directors, either be employed in the business of the Company or be invested in such investments (other than Shares of the Company) as the Directors may from time to time think fit.

143.
Any dividend payable in cash to the holder of Shares may be paid in any manner determined by the Directors. If paid by cheque it shall be sent by mail addressed to the holder at his address in the Register of Members, or addressed to such Person and at such addresses as the holder may direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register of Members in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company.

144.
The Directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the generality of the foregoing, the Directors may fix the value of such specific assets, may determine that cash payment shall be made to some Members in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

145.
Subject to any rights and restrictions ~~for the time being attached~~then applicable to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares. No amount paid on a Share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the Share.

146.
If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

147.
No dividend shall bear interest against the Company.

148.
Any dividend unclaimed after a period of six years from the date of declaration of such dividend may be forfeited by the Board and, if so forfeited, shall revert to the Company.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION
149.
The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

150.
The books of account shall be kept at the Registered Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

151.
The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as authorised by the Directors or by Ordinary Resolution.

152.
The accounts relating to the Company’s affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Directors or failing any determination as aforesaid shall not be audited.

153.
The Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration.

154.
Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditors.

155.
Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment, and at any time during their term of office, upon request of the Directors or any general meeting of the Members.

156.
The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Law and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALISATION
157.
Subject to the Law, the Directors may:

(a)
resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)
appropriate the sum resolved to be capitalised to the Members in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)
paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)
paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Members (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Members credited as fully paid;

(c)
make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)
authorise a Person to enter (on behalf of all the Members concerned) into an agreement with the Company providing for either:

(i)
the allotment to the Members respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)
the payment by the Company on behalf of the Members (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Members; and
(e)
generally do all acts and things required to give effect to the resolution.

SHARE PREMIUM ACCOUNT
158.
The Directors shall in accordance with the Law establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

159.
There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Law, out of capital.

NOTICES
160.
Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the person entitled to give notice to any Member either personally, by facsimile or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid addressed to the Member at his address as appearing in the Register of Members or by electronic means by transmitting it to any electronic number or address or website supplied by the Member to the Company or by placing it on the Company’s Website. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

161.
Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

162.
Any notice or other document, if served by:

(a)
post, shall be deemed to have been served five days after the time when the letter containing the same is posted;

(b)
facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)
recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service;

(d)
electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail; or

(e)
placing it on the Company’s Website, shall be deemed to have been served 12 hours after the notice or document is placed on the Company’s Website.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.
163.
Any notice or document delivered or sent by post to or left at the registered address of any Member in accordance with the terms of these Articles shall notwithstanding that such Member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Member as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

164.
Notice of every general meeting of the Company shall be given to:

(a)
all Members holding Shares with the right to receive notice and who have supplied to the Company an address, facsimile number or e-mail address for the giving of notices to them; and

(b)
every Person entitled to a Share in consequence of the death or bankruptcy of a Member, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

165.
No other Person shall be entitled to receive notices of general meetings.

INFORMATION
166.
No Member shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Members of the Company to communicate to the public.

167.
The Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its Members including, without limitation, information contained in the Register of Members and transfer books of the Company.

INDEMNITY
168.
Each Indemnified Person shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

169.
No Indemnified Person shall be liable:

(a)
for the acts, receipts, neglects, defaults or omissions of any other Director or officer or agent of the Company;

(b)
for any loss on account of defect of title to any property of the Company;

(c)
on account of the insufficiency of any security in or upon which any money of the Company shall be invested;

(d)
for any loss incurred through any bank, broker or other similar Person;

(e)
for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)
for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s position or in relation thereto;
unless the same shall happen through such Indemnified Person’s own dishonesty, willful default or fraud.
170.
The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

FINANCIAL YEAR
171.
Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31 in each year and shall begin on January 1 in each year.

NON-RECOGNITION OF TRUSTS
172.
No Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Law requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Member registered in the Register of Members.

WINDING UP
173.
The Company may be wound up only as follows:

(a)
if the winding up is initiated by the Board, by a Special Resolution; or

(b)
if the Company is unable to pay its debts as they fall due, by an Ordinary Resolution; or

(c)
in any other case, by a Special Resolution, and, for the purposes of any such Special Resolution, the requisite majority shall be 100%.

174.
If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the sanction of a Special Resolution of the Company and any other sanction required by the Law, divide among the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

AMENDMENT OF ARTICLES OF ASSOCIATION
175.
Subject to the Law, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

MERGERS AND CONSOLIDATIONS
176.
The Company shall, with the approval of a Special Resolution, have the power to merge or consolidate with one or more constituent companies (as defined in the Law), upon such terms as the Directors may determine.

177.
In connection with any distribution, dividend or other payment in respect of Shares upon a merger, consolidation, change of control, or sale, transfer, lease, exclusive license or other disposition of all or substantially all of the assets of the Company, such distribution, dividend or payment shall be made ratably on a per share basis to the Shares.

CLOSING OF REGISTER OR FIXING RECORD DATE
178.
For the purpose of determining those Members that are entitled to receive notice of, attend or vote at any meeting of Members or any adjournment thereof, or those Members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Member for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not exceed in any case 40 calendar days. If the Register of Members shall be so closed for the purpose of determining those Members that are entitled to receive notice of, attend or vote at a meeting of Members, the Register of Members shall be so closed for at least 10 days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

179.
In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Members that are entitled to receive notice of, attend or vote at a meeting of the Members, and for the purpose of determining those Members that are entitled to receive payment of any dividend, the Directors may, at or within 90 days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

180.
If the Register of Members is not so closed and no record date is fixed for the determination of those Members entitled to receive notice of, attend or vote at a meeting of Members or those Members that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

CLAIMS AGAINST THE COMPANY
181.
Unless otherwise determined by a simple majority of the Board, in the event that (i) any Member (the Claiming Party) initiates or asserts any claim or counterclaim (Claim) or joins, offers substantial assistance to or has a direct financial interest in any Claim against the Company and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits in which the Claiming Party prevails, then each Claiming Party shall, to the fullest extent permissible by law, be obligated jointly and severally to reimburse the Company for all fees, costs and expenses (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that the Company may incur in connection with such Claim.

REGISTRATION BY WAY OF CONTINUATION
182.
The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

DISCLOSURE
183.
The Directors, or any service providers (including the officers, the Secretary and the registered office agent of the Company) specifically authorised by the Directors, shall be entitled to disclose to any regulatory or judicial authority any information regarding the affairs of the Company including without limitation information contained in the Register of Members and books of the Company.

EXCLUSIVE JURISDICTION OF CAYMAN ISLANDS COURTS
184.
Unless the Company consents in writing to the selection of an alternative forum, the courts of Cayman Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Company to the Company or the Company’s Members, (iii) any action asserting a claim arising pursuant to any provision of the Law or these Articles, or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine (as such concept is recognised under the laws of the United States of America). Any person or entity purchasing or otherwise acquiring any Share in the Company shall be deemed to have notice of and consented to the provisions of this Article.

EXCLUSIVE FORUM FOR CERTAIN LITIGATION
185.
Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any Share, ADS or other types of securities of the Company shall be deemed to have notice of and consented to the provisions of this Article.

Cayman Islands Company No. 247127

BEIGENE, LTD.
百濟神州有限公司
(Stock Code: NASDAQ:BGNE | HKEX:06160)

(the "**Company**")

FORM OF PROXY

I/We ____
Please Print Name(s)

of ____
Please Print Address(es)

being (a) shareholder(s) of the Company, hereby appoint the Chairman of the meeting or

______________________ of ______________________
Please Print Name *Please Print Address*

as my/our proxy to vote all of my/our ordinary shares or __________ ordinary shares for me/us and on my/our behalf at the annual general meeting of the shareholders of the Company (the "**Annual Meeting**") to be held on June 16, 2021 at 6:00 p.m. local time at the offices of Mourant Governance Services (Cayman) Limited, at 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands and at any adjournment of the Annual Meeting.

The Board of Directors of the Company (the "Board of Directors") recommends a vote FOR resolutions 1 through 17.

My/Our proxy is instructed to vote on the resolutions specified below:

	For	Against	Abstain
Resolution 1 — Ordinary Resolution **THAT** Donald W. Glazer be and is hereby re-elected to serve as a Class II director of the Company until the 2024 annual general meeting of the shareholders of the Company and until his successor is duly elected and qualified, subject to his earlier resignation or removal.	☐	☐	☐
Resolution 2 — Ordinary Resolution **THAT** Michael Goller be and is hereby re-elected to serve as a Class II director of the Company until the 2024 annual general meeting of the shareholders of the Company and until his successor is duly elected and qualified, subject to his earlier resignation or removal.	☐	☐	☐
Resolution 3 — Ordinary Resolution **THAT** Thomas Malley be and is hereby re-elected to serve as a Class II director of the Company until the 2024 annual general meeting of the shareholders of the Company and until his successor is duly elected and qualified, subject to his earlier resignation or removal.	☐	☐	☐
Resolution 4 — Ordinary Resolution **THAT** Corazon (Corsee) D. Sanders be and is hereby re-elected to serve as a Class II director until the 2024 annual general meeting of shareholders and until her successor is duly elected and qualified, subject to her earlier resignation or removal	☐	☐	☐

i

NOTES
1.
This proxy is solicited by the Board of Directors. A proxy need not be a shareholder of the Company. A member may appoint a proxy of his/her own choice. If you wish to appoint someone else, please delete the words “the Chairman of the meeting” and insert the name of the person whom you wish to appoint in the space provided. The Chairman of the meeting will act as your proxy, whether or not such deletion is made, if no other name is inserted. If you wish to vote less than all of the ordinary shares held by you, please delete the words “all of my/our ordinary shares” and insert the number of the ordinary shares that you wish to vote. If you wish to use less than all your votes, or to cast some of your votes “FOR” and some of your votes “AGAINST” a particular resolution and some of your votes “ABSTAIN” from voting on a particular resolution, you must write the number of votes in the relevant box(es).

2.
If this form is returned without an indication as to how the proxy shall vote, the proxy will (i) vote in the manner recommended by the Board of Directors on the above matters presented in the Proxy Statement and (ii) vote or abstain at his/her discretion with respect to any other matters properly presented at the Annual Meeting.

3.
If you mark the box “abstain”, it will mean that your proxy will abstain from voting and, accordingly, your vote will not be counted either for or against the relevant resolution. Abstentions will be counted for the purpose of determining the presence or absence of a quorum.

4.
This form of proxy is for use by shareholders only. If the appointor is a corporate entity this form of proxy must either be under its seal or under the hand of an officer or attorney duly authorized for that purpose.

5.
To be valid, this form must be properly executed, dated and lodged (together with a duly signed and dated power of attorney or other authority (if any) under which it is executed (or a notarized certified copy of such power of attorney or other authority)) as follows:

a.
Persons who hold our ordinary shares directly on our Cayman Islands register of members at 5:00 a.m. Cayman Islands Time / 6:00 a.m. New York Time / 6:00 p.m. Hong Kong Time on April 19, 2021 (the “Record Date”) must return a form of proxy (i) by mail or by hand to the offices of our registrar in the Cayman Islands (the “Cayman Registrar”): Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands, or (ii) by email at BeiGene@mourant.com

b.
Persons who hold our ordinary shares directly on our Hong Kong register of members on the Record Date must return a form of proxy by mail or by hand to the offices of our registrar in Hong Kong (the “HK Registrar”): Computershare Hong Kong Investor Services Limited, 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong so as to be received before 4:00 a.m. Cayman Islands Time / 5:00 a.m. New York Time / 5:00 p.m. Hong Kong Time on June 13, 2021.

6.
Any alterations made to this form must be initialed by you.

7.
You may revoke a previously submitted proxy by (i) re-submitting this form of proxy by mail or email or by hand before 4:00 a.m. Cayman Islands Time / 5:00 a.m. New York Time / 5:00 p.m. Hong Kong Time on June 13, 2021 or (ii) attending the Annual Meeting and voting in person. Any written notice of revocation or subsequent form of proxy must be received by the Cayman Registrar or the HK Registrar, as applicable, prior to 4:00 a.m. Cayman Islands Time / 5:00 a.m. New York Time / 5:00 p.m. Hong Kong Time on June 13, 2021. Such written notice of revocation or subsequent form of proxy should be sent to the Cayman Registrar or the Hong Kong Registrar, as applicable, by mail or email or by hand.

8.
The completion and return of this form will not prevent you from attending the Annual Meeting and voting in person should you so wish, although attendance at the Annual Meeting will not in and of itself revoke this proxy.

9.
In the case of joint holders, signature of any one holder will be sufficient, but the names of all the joint holders should be stated. The vote of the senior holder (according to the order in which the names stand in the register of members in respect of the holding) who tenders a vote in person or by proxy will be accepted to the exclusion of the vote(s) of the other joint holder(s).

10.
In the event that it is not possible or advisable for you to travel to the Cayman Islands to attend the Annual Meeting in person due to the COVID-19 pandemic, you must vote your shares prior to the Annual Meeting by returning an executed form of proxy as described above. Additionally, you may revoke a previously submitted form of proxy at any time by re-submitting this form of proxy by mail or email or by hand before 4:00 a.m. Cayman Islands Time / 5:00 a.m. New York Time / 5:00 p.m. Hong Kong Time on June 13, 2021.

PERSONAL INFORMATION COLLECTION STATEMENT
Your supply of your and your proxy’s (or proxies’) name(s) and address(es) is on a voluntary basis for the purpose of processing your request for the appointment of a proxy (or proxies) and your voting instructions for the Annual Meeting of the Company (the “Purposes”). We may transfer your and your proxy’s (or proxies’) name(s) and address(es) to our agent, contractor, or third-party service provider who provides administrative, computer and other services to us for use in connection with the Purposes and to such parties who are authorized by law to request the information or are otherwise relevant for the Purposes and need to receive the information. Your and your proxy’s (or proxies’) name(s) and address(es) will be retained for such period as may be necessary to fulfill the Purposes. Request for access to and/or correction of the relevant personal data can be made in accordance with the provisions of the Personal Data (Privacy) Ordinance and any such request should be in writing by mail to Computershare Hong Kong Investor Services Limited at the above address.